                                              Filed Pursuant to Rule 424(a)
                                              Registration File No.: 33-96378


    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





                 SUBJECT TO COMPLETION, DATED OCTOBER 3, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 29, 1996)

                          $351,749,135 (APPROXIMATE)
                   LB COMMERCIAL CONDUIT MORTGAGE TRUST II
             MULTICLASS PASS-THROUGH CERTIFICATES, SERIES 1996-C2

   Structured Asset Securities Corporation (the "Depositor") is forming a trust (the "Trust"), designated as LB Commercial Conduit Mortgage Trust II, which will issue Multiclass Pass-Through Certificates, Series 1996-C2 (the "Certificates") in the aggregate principal amount of approximately $404,309,353. The Certificates will consist of thirteen classes (each, a "Class"): the Class A and Class IO Certificates (collectively, the "Senior Certificates"); the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the "Subordinate Certificates"; and collectively with the Senior Certificates, the "Regular Interest Certificates"); and the Class R-I, Class R-II and Class R-III Certificates (collectively, the "Residual Interest Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are being offered hereby. It is a condition to their issuance that the Class A Certificates and the Class IO Certificates each be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by each of Fitch Investors Service, L.P. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR", and together with Moody's and Fitch, the "Rating Agencies "), that the Class B Certificates be rated "Aa2" by Moody's and "AA" by each of Fitch and DCR, that the Class C Certificates be rated "A2" by Moody's and "A" by each of Fitch and DCR, that the Class D Certificates be rated "Baa2" by Moody's and "BBB" by each of Fitch and DCR, and that the Class E Certificates be rated "Baa3" by Moody's and "BBB-" by each of Fitch and DCR.

   The Certificates will evidence beneficial ownership interests in the Trust, which will be established by the Depositor pursuant to the Trust Agreement, to be dated as of October 1, 1996, among the Depositor, LaSalle National Bank as trustee (the "Trustee"), ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent"), GMAC Commercial Mortgage Corporation as servicer (the "Servicer"), and CRIIMI MAE Services Limited Partnership as special servicer (the "Special Servicer"). The Certificates will be payable solely from amounts received with respect to the assets of the Trust. The Certificates will not constitute obligations of the Depositor or any of its affiliates and will not be insured or guaranteed by any governmental agency or instrumentality or by Lehman Brothers Inc. ("Lehman Brothers" or the "Underwriter") or any affiliate thereof or by any other person or entity. SEE "RISK FACTORS" BEGINNING AT PAGE S-40 IN THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS" BEGINNING AT PAGE 26 IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

   The primary assets of the Trust will be a segregated pool (the "Mortgage Pool") of 111 conventional, fixed rate, first lien, monthly-pay, commercial and multifamily mortgage loans (the "Mortgage Loans"), exclusive of any Retained Yield (as defined herein) collected thereon, and certain Collection and Custodial Accounts (collectively, the "Trust Fund"). The Mortgage Loans had an aggregate principal balance as of October 1, 1996 (the "Cut-off Date") of $404,309,352.93 (the "Initial Pool Balance"). On or before the date of initial issuance of the Certificates, the Mortgage Loans will be acquired by the Depositor from an affiliate of the Depositor and Lehman Brothers (such affiliate, the "Seller"), which originated or acquired the Mortgage Loans through the operation of its commercial and multifamily mortgage loan conduit program.






THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                                 AND EXCHANGE
  COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                 INITIAL AGGREGATE                               ASSUMED FINAL
              CERTIFICATE PRINCIPAL OR  INITIAL CERTIFICATE      DISTRIBUTION
CLASS            NOTIONAL AMOUNT(1)       INTEREST RATE(2)        DATE(3)(4)        CUSIP NUMBER
-----------  ------------------------  --------------------  -------------------  --------------
Class A ....       $  274,930,359      %                                          501773 AM 7
Class B ....       $   28,301,654      %                                          501773 AN 5
Class C ....       $   24,258,561      %                                          501773 AP 0
Class D ....       $   16,172,374      %                                          501773 AQ 8
Class E ....       $    8,086,187      %                                          501773 AR 6
Class IO  ..       $404,309,353(5)     %                                          501773 AS 4

------------

   (Footnotes to table on next page)

   The Offered Certificates will be offered by Lehman Brothers from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the Offered Certificates will be
approximately $    , before deduction of expenses payable by the Depositor.

   The Offered Certificates will be offered by Lehman Brothers subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and certain further conditions. It is expected that the Class A, Class B, Class C, Class D and Class E Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company and that the Class IO Certificates will be delivered in definitive form at the offices of Lehman Brothers, New York, New York on or about October 30, 1996 (the "Closing Date").

                               LEHMAN BROTHERS

OCTOBER   , 1996

The footnotes to the table on the previous page are as follows:
------------

   (1) The initial aggregate principal amount ("Certificate Principal Amount") or notional amount ("Certificate Notional Amount") of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%, depending on the Mortgage Loans actually delivered to the Trustee.

   (2) The per annum rates shown above are the approximate Certificate
       Interest Rates for the Distribution Date (as defined below) in November 1996. The Certificate Interest Rates for the Class A, Class B, Class C, Class D and Class E Certificates will be variable and, subsequent to the Distribution Date in November 1996, will in each such case equal the weighted average of the Net Mortgage Rates (as defined herein) on
       the Mortgage Loans from time to time, minus     basis points, in the
       case of the Class A Certificates,    basis points, in the case of the
       Class B Certificates,    basis points, in the case of the Class C
       Certificates,    basis points, in the case of the Class D Certificates,
       and    basis points, in the case of the Class E Certificates. The
       Certificate Interest Rate for the Class IO Certificates will also be variable and for each subsequent Distribution Date will be calculated as provided herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions-- Certificate Interest Rates" herein.

   (3) Determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" herein and a 0% CPR.

   (4) The "Rated Final Distribution Date" is October 25, 2026, the first Distribution Date that follows the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "CERTIFICATE RATING" herein.

   (5) The Class IO Certificates will not have Certificate Principal Amounts or entitle their holders to distributions of principal. The Class IO Certificates will bear interest on an aggregate Certificate Notional Amount equal to the aggregate Certificate Principal Amount of the other nine Classes of Regular Interest Certificates outstanding from time to time.

   THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME, AND BY OTHER FACTORS SET FORTH HEREIN, INCLUDING LOSSES ON THE MORTGAGE LOANS ALLOCATED IN REDUCTION OF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE REGULAR INTEREST CERTIFICATES WITH CERTIFICATE PRINCIPAL AMOUNTS. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT AN EXTREMELY RAPID RATE OF PRINCIPAL PAYMENTS ON AND/OR LIQUIDATIONS OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS IO CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS. THE CREDIT RATING THEREON DOES NOT ADDRESS THE POSSIBILITY THAT INVESTORS IN THE CLASS IO CERTIFICATES MIGHT SUFFER A LOWER THAN ANTICIPATED YIELD OR, IN THE EVENT OF AN EXTREMELY RAPID RATE OF PRINCIPAL PAYMENTS ON AND/OR LIQUIDATIONS OF THE MORTGAGE LOANS, COULD FAIL TO RECOVER THEIR INITIAL INVESTMENT. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

   Lehman Brothers, directly or through one or more of its affiliates, currently intends to make a secondary market in the Offered Certificates but is under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See "RISK FACTORS" herein.

   The Offered Certificates will bear interest at the respective rates per annum set forth above and/or described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Certificate Interest Rates" herein. Interest on the Regular Interest Certificates will be payable on the 25th day of each month (or, if any such 25th day is not a Business Day, then on the next succeeding Business Day) (each such date, a "Distribution Date"), commencing in November 1996. Principal payments on each Class of Regular Interest Certificates (other than the Class IO Certificates) will be made sequentially, in the order and amounts described herein, on a pro rata basis among the Certificates of any particular Class. If and to the extent collected, Prepayment Premiums (as defined herein), exclusive of any portion thereof that constitutes Retained Yield, will be distributed among the holders of the respective Classes of Certificates, in the amounts and in accordance with the priorities described herein. As and to the extent described herein, Realized Losses (as defined herein) with respect to the Mortgage Loans and Additional Expense Losses (as defined herein) will be allocated to the Subordinate Certificates prior to allocation thereof to the Senior Certificates and will be allocated to the respective Classes of Subordinate Certificates sequentially in reverse alphabetical order of Class designation.

   As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust for federal income tax purposes (the REMICs formed thereby, "REMIC I", "REMIC II" and "REMIC III", respectively). As described more fully herein and in the Prospectus, the Offered Certificates will evidence "regular interests" in the related REMIC. See "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

   This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors must read both the Prospectus and this Prospectus Supplement to obtain material information about the offering. Sales of Offered Certificates may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.

   Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and the Prospectus with respect to their unsold allotments or subscriptions.

                              TABLE OF CONTENTS

                                                                                    PAGE
                                                                                 ---------
EXECUTIVE SUMMARY .............................................................. S-6
SUMMARY OF TERMS ............................................................... S-20
RISK FACTORS ................................................................... S-40
 The Certificates .............................................................. S-40
 The Mortgage Loans ............................................................ S-41
DESCRIPTION OF THE CERTIFICATES ................................................ S-47
 General ....................................................................... S-47
 Certificate Principal Amounts and Certificate Notional Amounts  ............... S-47
 Registration; Denominations ................................................... S-48
 Certificate Interest Rates .................................................... S-49
 Distributions ................................................................. S-50
 Subordination; Allocation of Losses and Certain Expenses ...................... S-59
 Prepayment Interest Shortfalls and Excess Prepayment Interest ................. S-61
 Advances ...................................................................... S-62
 Appraisal Reductions .......................................................... S-63
 Reports to Certificateholders; Available Information .......................... S-64
 Assumed Final Distribution Date; Rated Final Distribution Date  ............... S-67
 Optional Termination .......................................................... S-68
 Voting Rights; Lists of Certificateholders .................................... S-68
 Amendment ..................................................................... S-69
 The Trustee ................................................................... S-69
 The Fiscal Agent .............................................................. S-71
 The Custodial and Collection Accounts ......................................... S-72
DESCRIPTION OF THE MORTGAGE POOL ............................................... S-74
 General ....................................................................... S-74
 Mortgage Loan History ......................................................... S-75
 Certain Terms and Conditions of the Mortgage Loans ............................ S-75
 Assessments of Property Condition ............................................. S-78
 Retained Yield ................................................................ S-79
 Secondary Financing ........................................................... S-80
 Additional Mortgage Loan Information .......................................... S-80
 Assignment of the Mortgage Loans; Repurchases ................................. S-95
 Representations and Warranties; Repurchases ................................... S-96
 Changes in Mortgage Pool Characteristics ...................................... S-97
SERVICING OF MORTGAGE LOANS .................................................... S-98
 General ....................................................................... S-98
 The Servicer .................................................................. S-99
 The Special Servicer .......................................................... S-101
 The Operating Adviser ......................................................... S-102
 Due-on-Sale and Due-on-Encumbrance Provisions ................................. S-104
 Maintenance of Insurance ...................................................... S-104
 Mortgage Loan Modifications ................................................... S-106
 Sale of Defaulted Mortgage Loans and REO Properties ........................... S-107
 Foreclosures .................................................................. S-107
 Certain Matters Regarding the Servicer and the Special Servicer  .............. S-109
 Events of Default ............................................................. S-111

                               S-4





                                                                                    PAGE
                                                                                 ---------
 Termination of the Servicer or Special Servicer ............................... S-111
 Appointment of a Successor Servicer or Special Servicer ....................... S-112
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .................................. S-112
 General ....................................................................... S-112
 Effects of Losses on the Mortgage Loans, Additional Trust Fund Expenses and
  Other Matters ................................................................ S-114
 Weighted Average Life ......................................................... S-114
 Yield Sensitivity of the Class IO Certificates ................................ S-124
LEGAL INVESTMENT CONSIDERATIONS ................................................ S-124
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN GEORGIA ..................... S-124
USE OF PROCEEDS ................................................................ S-124
ERISA CONSIDERATIONS ........................................................... S-124
FEDERAL INCOME TAX CONSIDERATIONS .............................................. S-127
UNDERWRITING ................................................................... S-129
LEGAL MATTERS .................................................................. S-129
CERTIFICATE RATING ............................................................. S-129
INDEX OF PRINCIPAL TERMS ....................................................... S-131
Annex A


                              EXECUTIVE SUMMARY

                          $351,749,135 (APPROXIMATE)

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the securities referred to herein in making their investment decision. The following Executive Summary does not include all relevant information relating to the Offered Certificates or Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should fully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.


   CREDIT
   SUPPORT                                                                   % OF DEAL
-----------  -------------  -----------  ------------  --------------------
    32.0%                   CLASS A      $  274.9 MM   (Aaa/AAA/AAA)         68.0%
             CLASS I/O      -----------  ------------  --------------------  ---------
    25.0%                   CLASS B      $   28.3 MM   (Aa2/AA/AA)            7.0%
                            -----------  ------------  --------------------  ---------
    19.0%                   CLASS C      $   24.3 MM   (A2/A/A)               6.0%
                            -----------  ------------  --------------------  ---------
    15.0%                   CLASS D      $   16.2 MM   (Baa2/BBB/BBB)         4.0%
                            -----------  ------------  --------------------  ---------
    13.0%                   CLASS E      $    8.1 MM   (Baa3/BBB-/BBB-)       2.0%
                            -----------  ------------  --------------------
     7.5%                   CLASS F      $   22.2 MM   -- NOT OFFERED         5.5%
                            -----------  ------------  --------------------
     4.0%                   CLASS G      $   14.2 MM   -- NOT OFFERED         3.5%
                            -----------  ------------  --------------------
     2.5%                   CLASS H      $    6.1 MM   -- NOT OFFERED         1.5%
                            ------------  ------------  --------------------
     0.0%                   CLASS J      $   10.1 MM   -- NOT OFFERED         2.5%
                            -----------  ------------  --------------------
                                Ratings: Moody's/Fitch/DCR

                               S-6


                                 INITIAL AGGREGATE                       INITIAL
                                    CERTIFICATE       CERTIFICATE      CERTIFICATE       WEIGHTED
            RATINGS MOODY'S /      PRINCIPAL OR      INTEREST RATE    INTEREST RATE   AVERAGE LIFE**    PRINCIPAL**
 CLASS         FITCH / DCR        NOTIONAL AMOUNT    DESCRIPTION*       (APPROX.)       (APPROX.)         WINDOW
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
Senior Classes
--------------------------------------------------------------------------------------------------------------------
A        Aaa/AAA/AAA               $274,930,359    Variable                 %               7.0         11/96  -6/06
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
IO       Aaa/AAA/AAA               $404,309,353    Variable I/O             %               8.5         11/96  -4/19
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
Subordinate Classes
-------------------------------------------------------------------------------------------------------------------
B        Aa2/AA/AA                 $ 28,301,654    Variable                 %               9.7          6/06  -8/06
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
C        A2/A/A                    $ 24,258,561    Variable                 %               9.8          8/06  -8/06
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
D        Baa2/BBB/BBB              $ 16,172,374    Variable                 %               9.9          8/06  -9/06
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
E        Baa3/BBB-/BBB-            $  8,086,187    Variable                 %               9.9          9/06  -9/06
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
F        Not Offered               $ 22,237,014    Variable                 %              11.0          9/06 -11/10
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
G        Not Offered               $ 14,150,827    Variable                 %              14.6         11/10 -12/12
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
H        Not Offered               $  6,064,640    Variable                 %              17.3         12/12  -2/15
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------
J        Not Offered               $ 10,107,733    Variable                 %              20.1          2/15  -4/19
-------  ---------------------  -----------------  ---------------  ---------------  --------------  ---------------

* The Certificate Interest Rate for each Class of Regular Interest Certificates (other than the Class IO Certificates) is the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time, minus a specified number of basis points (which specified number of basis points may vary from Class to Class). The Certificate Interest Rate for the Class IO Certificates will also be variable and will be calculated as described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Certificate Interest Rates" herein.

** The weighted average life and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Regular Interest Certificates is based on the assumptions that there are no prepayments or losses on the Mortgage Loans and no extensions of maturity dates and otherwise on the basis of the Mortgage Loan Assumptions (as defined herein).

PARTIES:

DEPOSITOR ..............         Structured Asset Securities Corporation. See
                                 "THE ISSUER--The Company" in the Prospectus.

SERVICER ...............         GMAC Commercial Mortgage Corporation. See
                                 "SERVICING OF THE MORTGAGE LOANS--The
                                 Servicer" herein.

SPECIAL SERVICER .......         CRIIMI MAE Services Limited Partnership. See
                                 "SERVICING OF THE MORTGAGE LOANS--The
                                 Special Servicer" herein.

TRUSTEE ................         LaSalle National Bank. See "DESCRIPTION OF
                                 THE CERTIFICATES--The Trustee" herein.

FISCAL AGENT ...........         ABN AMRO Bank, N.V. See "DESCRIPTION OF THE
                                 CERTIFICATES--The Fiscal Agent" herein.

OFFERED SECURITIES .....         Class A, Class IO, Class B, Class C, Class D
                                 and Class E Certificates are publicly
                                 registered securities, and are the only
                                 securities offered hereby. No other Class of
                                 Certificates is offered hereby. See also
                                 "LEGAL INVESTMENT CONSIDERATIONS" herein.

DISTRIBUTION DATES .....         Distributions on the Certificates will be
                                 made monthly on the 25th day of the month,
                                 or, if such day is not a Business Day, the
                                 next succeeding Business Day commencing in
                                 November, 1996. The "Record Date" for each
                                 such distribution is the last Business Day
                                 of the preceding calendar month. All Classes
                                 of Regular Interest Certificates have a
                                 "24-day delay", and all such Classes accrue
                                 interest on the basis of a year deemed to
                                 consist of twelve 30-day months. "See
                                 DESCRIPTION OF THE CERTIFICATES--Distributions"
                                 herein.

RATED FINAL
 DISTRIBUTION DATE .....         October 25, 2026, the first Distribution
                                 Date following the end of the amortization
                                 term of the Mortgage Loan that, as of the
                                 Cut-Off Date, has the longest remaining
                                 amortization term. See "DESCRIPTION OF THE
                                 CERTIFICATES--Assumed Final Distribution
                                 Date; Rated Final Distribution Date" and
                                 "CERTIFICATE RATING" herein.

ASSUMED FINAL
 DISTRIBUTION DATE .....CLASS DESIGNATION   ASSUMED FINAL DISTRIBUTION DATE
---------------------  ------------------   -------------------------------
                             Class A
                            Class IO
                             Class B
                             Class C
                             Class D
                             Class E

                                 Determined on the basis of the assumptions set forth in "DESCRIPTION OF THE
                                 CERTIFICATES--Assumed Final

                               S-8





                                 Distribution Date; Rated Final Distribution
                                 Date" herein.

TERMINATION RIGHTS .....         5% optional termination. See "DESCRIPTION OF
                                 THE CERTIFICATES--Optional Termination"
                                 herein.

FEDERAL TAX STATUS .....         Elections will be made to treat the
                                 segregated pool of assets comprising the
                                 Trust as three separate REMICs. See "FEDERAL
                                 INCOME TAX CONSEQUENCES" herein.

ERISA ..................         The Class A and Class IO Certificates should
                                 qualify for an exemption from the prohibited
                                 transaction provisions of ERISA described
                                 herein. No Class B, Class C, Class D or
                                 Class E Certificate or interest therein
                                 should be acquired by, on behalf of or with
                                 assets of any employee benefit plan or other
                                 retirement arrangement subject to ERISA,
                                 unless the purchase and holding of such
                                 Certificate or interest therein is exempt
                                 from prohibited transaction provisions of
                                 Section 406 of ERISA and Section 4975 of the
                                 Code under Prohibited Transaction Class
                                 Exemption 95-60, which provides an exemption
                                 from the prohibited transaction rules for
                                 certain transactions involving an insurance
                                 company general account. See "ERISA
                                 CONSIDERATIONS" herein.

SMMEA ..................         None of the Offered Certificates are
                                 mortgage-related securities pursuant to the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

DENOMINATIONS ..........         $100,000 in Certificate Principal Amount and
                                 integral multiples of $1 in excess thereof,
                                 with respect to the Class A, Class B, Class
                                 C, Class D and Class E Certificates; and
                                 $1,000,000 in Certificate Notional Amount
                                 and integral multiples of $1 in excess
                                 thereof, with respect to the Class IO
                                 Certificates.

DTC ELIGIBILITY ........         The Class A, Class B, Class C, Class D and
                                 Class E Certificates will be offered in
                                 book-entry form through DTC. The Class IO
                                 Certificates will be issued in fully
                                 registered certificated form.

CLOSING DATE ...........         On or about October 30, 1996.

DISTRIBUTIONS OF
 INTEREST
 AND PRINCIPAL .........         Distributions of interest and principal on
                                 the respective Classes of Regular Interest
                                 Certificates will be made in the amounts
                                 described herein in the following order:

                                 1)      Interest on the Class A and Class IO
                                         Certificates on a pro rata basis;

                                 2)      Principal on the Class A
                                         Certificates;

                                 3)      Interest on the Class B
                                         Certificates, then, if the aggregate
                                         Certificate Principal Amount of the
                                         Class A Certificates has been
                                         reduced to zero, principal on the
                                         Class B Certificates;

                               S-9





                                  4)     Interest on the Class C
                                         Certificates, then, if the aggregate
                                         Certificate Principal Amount of the
                                         Class B Certificates has been
                                         reduced to zero, principal on the
                                         Class C Certificates;

                                 5)      Interest on the Class D
                                         Certificates, then, if the aggregate
                                         Certificate Principal Amount of the
                                         Class C Certificates has been
                                         reduced to zero, principal on the
                                         Class D Certificates;

                                 6)      Interest on the Class E
                                         Certificates, then, if the aggregate
                                         Certificate Principal Amount of the
                                         Class D Certificates has been
                                         reduced to zero, principal on the
                                         Class E Certificates; and

                                 7)      Interest and principal on the
                                         remaining Classes of Subordinate
                                         Certificates, sequentially.

                                 See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of
                                 the Available Distribution Amount" herein.

CREDIT ENHANCEMENT .....         Credit enhancement for the Senior
                                 Certificates will be provided by the
                                 subordination of the respective Classes of
                                 Subordinate Certificates with respect to
                                 distributions of interest and principal.
                                 Credit enhancement for each of the other
                                 Classes of Offered Certificates will be
                                 provided by the subordination of each Class
                                 of Subordinate Certificates with a later
                                 alphabetical Class designation, with respect
                                 to distributions of interest and principal.
                                 The initial amount of credit enhancement
                                 provided to each Class of Offered
                                 Certificates is summarized below:

                                                         CREDIT ENHANCEMENT*
                                                     -------------------------
                                 INITIAL AGGREGATE
 OFFERED         RATINGS       CERTIFICATE PRINCIPAL
   CLASS    MOODY'S/FITCH/DCR         AMOUNT              AMOUNT       SUPPORT
---------  -----------------  ---------------------  --------------  ---------
  A** .... Aaa/AAA/AAA             $274,930,359        $129,378,993     32.0%
  B   .... Aa2/AA/AA               $ 28,301,654        $101,077,338     25.0%
  C   .... A2/A/A                  $ 24,258,561        $ 76,818,777     19.0%
  D   .... Baa2/BBB/BBB            $ 16,172,374        $ 60,646,403     15.0%
  E   .... Baa3/BBB-/BBB-          $  8,086,187        $ 52,560,216     13.0%

                                 *       Reflects the aggregate Certificate
                                         Principal Amount of all Classes of
                                         Subordinate Certificates (in the
                                         case of the Class A Certificates) or
                                         all Classes of Subordinate
                                         Certificates with a later
                                         alphabetical Class designation (in
                                         the case of the Class B, Class C,
                                         Class D and Class E Certificates),
                                         in each case expressed as a dollar
                                         amount and the percent of the
                                         Initial Pool Balance.

                                 **      The Class IO Certificates do not
                                         have Certificate Principal Balances.
                                         Interest accrued on the Certificate
                                         Notional Amounts of such
                                         Certificates is payable on a pro
                                         rata basis with interest accrued in
                                         respect of the Class A Certificates.

                                 As and to the extent described herein,
                                 Realized Losses (as defined herein) with respect to the Mortgage Loans and Additional
                                 Trust Fund Expenses (as defined herein) will be allocated to the Subordinate Certificates prior to allocation thereof to the

                              S-10





                                 Senior Certificates and will be allocated to the respective Classes of Subordinate
                                 Certificates in reverse alphabetical order of Class designation. See "DESCRIPTION OF
                                 THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein.

ALLOCATION OF
 PREPAYMENT PREMIUMS ...         As and to the extent collected, Prepayment
                                 Premiums (as defined herein), net of any
                                 portion thereof constituting Retained Yield
                                 (as defined herein), are to be distributed
                                 among the holders of the Class IO
                                 Certificates and the holders of each other
                                 Class of Regular Interest Certificates in
                                 respect of which the related prepayment of
                                 principal was distributed, up to an amount
                                 equal to, and pro rata in accordance with,
                                 the related PV Yield Loss Amount (as defined
                                 herein) for each such Class of Certificates
                                 in connection with such prepayment of
                                 principal. In general, the PV Yield Loss
                                 Amount will be calculated with respect to
                                 each such Class of Certificates in
                                 accordance with a formula intended to
                                 reflect the yield loss to the holders
                                 thereof resulting from the particular
                                 prepayment of principal being distributed in
                                 reduction of the aggregate Certificate
                                 Principal Amount or Certificate Notional
                                 Amount, as the case may be, of such Class of
                                 Certificates. Any remaining portion of such
                                 Prepayment Premium will be distributed among
                                 the Certificateholders as described herein.
                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Distributions of Prepayment
                                 Premiums" herein.

ADVANCES ...............         The Servicer will be obligated to make
                                 advances (each, an "Advance") of delinquent
                                 interest and, except for the principal
                                 portion of a Balloon Payment, principal on
                                 the Mortgage Loans and to cover certain
                                 servicing expenses, in any event under the
                                 circumstances and subject to the limitations
                                 described herein. In general, the Trustee
                                 will be obligated to make any Advance that
                                 the Servicer is required but fails to make;
                                 and, if the Servicer and the Trustee both
                                 fail to make any required Advance, the
                                 Fiscal Agent will be required to make such
                                 Advance.

                                 Each Advance will bear interest on the
                                 amount thereof for the period during which it is outstanding, such interest accruing at the rate and payable to the Servicer, the Trustee or the Fiscal Agent, as the case may be, under the circumstances described herein. See "DESCRIPTION OF THE CERTIFICATES
                                 --Advances" herein.

OPERATING ADVISER ......         The majority holder (or holders) of the
                                 outstanding Class of Regular Interest
                                 Certificates (other than the Class IO
                                 Certificates) with the latest alphabetical
                                 Class designation will have the right,
                                 subject to certain conditions described
                                 herein, to elect an adviser (the "Operating
                                 Adviser") from whom the Special Servicer
                                 will seek advice and approval and take
                                 direction under the various circumstances
                                 described herein. See "SERVICING

                              S-11





                                 OF MORTGAGE LOANS--The Operating Adviser" herein.

SERVICER MODIFICATION,
 WAIVER AND
 AMENDMENT RIGHTS ......         The Servicer will, at the direction of the
                                 Special Servicer, agree to extend the
                                 maturity date of a balloon loan for one year
                                 or less from or after the maturity date of
                                 such balloon loan if certain conditions
                                 described herein are met. No such extension
                                 by the Servicer may be for a period of more
                                 than one year from the maturity date of such
                                 Mortgage Loan or extend the maturity date
                                 beyond two years prior to the Rated Final
                                 Distribution Date. No more than one such
                                 extension may be granted by the Servicer
                                 with respect to any particular Mortgage
                                 Loan. Further extensions may be granted by
                                 the Special Servicer as described below. See
                                 "SERVICING OF THE MORTGAGE LOANS--Mortgage
                                 Loan Modifications" herein.

SPECIAL SERVICER
MODIFICATION, WAIVER
 AND AMENDMENT RIGHTS ..         If the Special Servicer determines, after
                                 consultation with the Operating Advisor,
                                 that a modification, waiver or amendment
                                 (including the substitution or release of
                                 collateral or the pledge of additional
                                 collateral) of the terms of a Specially
                                 Serviced Mortgage Loan with respect to which
                                 a payment default or other material default
                                 has occurred or a payment default is, in the
                                 Special Servicers judgment, reasonably
                                 foreseeable, is reasonably likely to produce
                                 a greater recovery of net collections on a
                                 present value basis (the relevant
                                 discounting to be performed at the related
                                 Net Mortgage Rate) than liquidation of such
                                 Specially Serviced Mortgage Loan, then the
                                 Special Servicer may, but is not required
                                 to, with the approval of the Operating
                                 Advisor, agree to a modification, waiver or
                                 amendment of such Specially Serviced
                                 Mortgage Loan, subject to the limitations
                                 and restrictions described herein. The
                                 Special Servicer may not agree to a
                                 modification, waiver or amendment of any
                                 term of any Specially Serviced Mortgage Loan
                                 if such modification, waiver or amendment
                                 would: (i) extend the maturity date of any
                                 Specially Serviced Mortgage Loan to a date
                                 occurring later than two years prior to the
                                 Rated Final Distribution Date; (ii) extend
                                 the maturity date of any such Specially
                                 Serviced Mortgage Loan, unless, if the
                                 related Mortgage Rate (as defined herein) is
                                 below the then prevailing interest rate as
                                 determined by the Special Servicer, such
                                 Mortgage Rate is modified to equal such then
                                 prevailing interest rate; (iii) provide for
                                 the deferral of interest unless (A) interest
                                 accrues thereon at the related Mortgage Rate
                                 and (B) the aggregate amount of such
                                 deferred interest does not exceed 5% of the
                                 unpaid principal balance of the Specially
                                 Serviced Mortgage Loan; (iv) reduce the
                                 Mortgage Rate on any such Specially Serviced
                                 Mortgage Loan to less than the then
                                 prevailing interest rate as determined by
                                 the Special Servicer; or (v) result in a
                                 prepayment (other than from liquidation
                                 proceeds, insurance proceeds or condemnation
                                 proceeds) on a date other than the Mortgage
                                 Loans due date. With limited exception

                              S-12





                                 described herein, the Special Servicer may not agree to any modification, waiver or amendment of a Mortgage Loan that is not a Specially Serviced Mortgage Loan. See
                                 "SERVICING OF THE MORTGAGE LOANS--Mortgage
                                 Loan Modifications" herein.

INVESTOR REPORTING .....         Several reports will be available to
                                 Certificateholders. These reports include:

                                 (1)     A monthly Distribution Date
                                         Statement that provides, among other
                                         things, standard information as to
                                         principal and interest
                                         distributions, Certificate Principal
                                         Amounts, Certificate Interest Rates,
                                         Advances and certain information as
                                         to the Mortgage Loans.

                                 (2)     A monthly report containing
                                         substantially the categories of
                                         information regarding the Mortgage
                                         Loans set forth in this Prospectus
                                         Supplement in the tables under the
                                         caption "DESCRIPTION OF THE MORTGAGE
                                         POOL--Additional Mortgage Loan
                                         Information" (calculated where
                                         applicable on the basis of the most
                                         recent relevant information provided
                                         by the borrowers to the Servicer or
                                         the Special Servicer and by the
                                         Servicer or the Special Servicer, as
                                         the case may be, to the Trustee),
                                         such information to be presented in
                                         a tabular format substantially
                                         similar to the format utilized in
                                         this Prospectus Supplement under
                                         such caption and a loan-by-loan
                                         listing showing loan number,
                                         property type, location, unpaid
                                         principal balance, Mortgage Rate,
                                         paid through date, and maturity
                                         date.

                                 (3)     A quarterly report which provides,
                                         among other things, a debt service
                                         coverage ratio for each of the
                                         Mortgage Loans for which the Special
                                         Servicer obtains operating
                                         statements and the occupancy rate
                                         with respect to each Mortgaged
                                         Property for which the Special
                                         Servicer obtains rent rolls.

                                 (4)     A monthly Portfolio Performance
                                         Report which will set forth detailed
                                         information with respect to the
                                         delinquency status of the Mortgage
                                         Loans, including, among other
                                         things, the following: (i) number of
                                         days delinquent (ranging from less
                                         than one month to over two years)
                                         and causes of servicing transfers,
                                         (ii) delinquency status by state,
                                         including the five states with the
                                         largest delinquency concentrations,
                                         (iii) delinquency status by property
                                         type, (iv) Mortgage Loans returned
                                         to the Servicer, with and without
                                         modifications, (v) Mortgage Loans
                                         liquidated, including by payment in
                                         full, discounted pay-off, sale of
                                         the Mortgage Loan, repurchase and
                                         sale of REO Property and (vi) REO
                                         property by state and property type.

                              S-13





                                  (5)    With respect to Specially Serviced
                                         Mortgage Loans and REO Properties:
                                         (i) a report showing loan-by-loan
                                         detail on each Specially Serviced
                                         Mortgage Loan that is 60 days
                                         delinquent, 90 days delinquent, or
                                         in the process of foreclosure, (ii)
                                         a status report for each REO
                                         Property and (iii) a modification
                                         report showing loan-by-loan detail
                                         for each modification closed during
                                         the most recent reporting period.
                                         See "DESCRIPTION OF THE
                                         CERTIFICATES--Reports to
                                         Certificateholders; Available
                                         Information" herein.

MORTGAGE POOL:
 MORTGAGE LOANS ........         The collateral consists of 111 Mortgage
                                 Loans with an Initial Pool Balance of
                                 approximately $404,309,353. Seven Mortgage
                                 Loans (representing approximately 14.3% of
                                 the Initial Pool Balance) were originated
                                 directly by the Seller; 81 Mortgage Loans
                                 (representing approximately 65.8% of the
                                 Initial Pool Balance) were originated by
                                 Seller approved conduit originators
                                 utilizing the Seller's commercial conduit
                                 program guidelines; and 23 Mortgage Loans
                                 (representing approximately 19.9% of the
                                 Initial Pool Balance) were purchased from
                                 unaffiliated third-party originators in the
                                 secondary mortgage market. The purchased
                                 loans were reunderwritten by the Seller to
                                 confirm substantial compliance with the
                                 Seller's underwriting guidelines.
                                 Ninety-five Mortgage Loans (representing
                                 approximately 85.5% of the Initial Pool
                                 Balance) were originated subsequent to
                                 October 1, 1995. The remaining 16 Mortgage
                                 Loans were originated prior to September 30,
                                 1995 but subsequent to November 4, 1994.

PREPAYMENT RESTRICTIONS
 ........................         As of the Cut-off Date, all of the Mortgage
                                 Loans restrict or, with limited exception
                                 described herein, prohibit voluntary
                                 principal prepayments. In general, as of the
                                 Cut-off Date, the Mortgage Loans either (i)
                                 permit voluntary prepayments of principal
                                 provided that the prepayment is accompanied
                                 by an additional amount (a "Prepayment
                                 Premium") in excess of the amount prepaid
                                 (83 Mortgage Loans, representing 76.1% of
                                 the Initial Pool Balance), or (ii) with
                                 limited exception described herein, prohibit
                                 voluntary prepayments of principal for a
                                 period (a "Lock-out Period") ending on a
                                 specified date and impose Prepayment
                                 Premiums in connection with prepayments made
                                 thereafter (28 Mortgage Loans, representing
                                 23.9% of the Initial Pool Balance). When a
                                 Prepayment Premium is required to be paid in
                                 connection with the prepayment of any
                                 Mortgage Loan, such Prepayment Premium will
                                 generally be calculated either: (a) as the
                                 greater of (i) 1.0% of the amount prepaid
                                 and (ii) the result of a "treasury" yield
                                 maintenance formula; or (b) in the case of
                                 certain Mortgage Loans, after the expiration
                                 of a period during which the calculations
                                 described in clause (a) is in effect, as a
                                 specified percentage (which will decline
                                 over time) of the amount prepaid. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Prepayment Provisions" herein.

    The following table sets forth the prepayment restrictions that will be in effect for the Mortgage Pool at the specified dates based on the Mortgage Loan Assumptions and a 0% CPR (expressed as a percentage of the Initial Pool Balance).

                % OF    % OF    % OF    % OF    % OF    % OF    % OF    % OF    % OF    % OF    % OF    % OF
                POOL    POOL    POOL    POOL    POOL    POOL    POOL    POOL    POOL    POOL    POOL    POOL
PREPAYMENT     NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1,
POSITION        1996    1997    1998    1999    2000    2001    2002    2003    2004    2005    2006    2007
--------       ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
LOP (1).......  23.9%   10.6%    7.4%    3.6%   1.5%    0.8%    0.8%     --      --      --      --      --
TYM (2).......  76.1%   89.4%   92.6%   96.4%  98.5%   94.7%   78.6%   56.0%   55.9%   39.0%   11.5%   11.5%
5% of PP(3)...    --      --      --      --     --      --      --      --      --      --     1.9%     --
4% of PP......    --      --      --      --     --      --      --      --      --      --      --     1.9%
3% of PP......    --      --      --      --     --      --      --     3.3%     --      --      --      --
2% of PP......    --      --      --      --     --      --      --      --     3.3%     --      --      --
1% of PP......    --      --      --      --     --     3.3%    3.3%    3.3%    3.3%    1.8%     --      --
None (4)......    --      --      --      --     --     1.2%   10.9%     --     0.1%   16.4%     --      --
Loans Matured.    --      --      --      --     --      --     6.4%   37.4%   37.4%   42.8%   86.6%    86.6%
                -----   -----   ----    -----   -----  -----  ------  ------   -----   -----   -----   ------
Total.........   100%    100%    100%    100%    100%   100%    100%    100%    100%    100%    100%     100%
                =====   =====   =====   =====   =====  =====  ======  ======   =====   =====   =====   ======

--------------
 (1)    LOP: Lock-out Period

 (2) TYM: Prepayment Premium based on a "treasury" yield maintenance formula.

 (3)    PP: Principal Prepayment

 (4)    None: No prepayment restriction

  LOAN DETAILS  .........        See Annex A hereto for certain
                                 characteristics of Mortgage Loans on a
                                 loan-by-loan basis. See also "DESCRIPTION OF
                                 THE MORTGAGE LOANS--Additional Mortgage Loan
                                 Information" for additional statistical
                                 information regarding the Mortgage Loans.

                           SUMMARY OF MORTGAGE POOL

 CHARACTERISTICS                                                                            TOTAL DEAL
--------------------------------------------------------------------------------------  ----------------
Initial Pool Balance ..................................................................    $404,309,353
Number of Mortgage Loans ..............................................................        111
Average Cut-off Date Balance ..........................................................     $3,642,427
Weighted Average Mortgage Rate ........................................................       9.13%
Weighted Average
 Original Term to Maturity ............................................................     122 Months
Weighted Average
 Remaining Term to Maturity ...........................................................     116 Months
Weighted Average Original
 Amortization Term ....................................................................     321 Months
Weighted Average Cut-off Date DSC Ratio ...............................................       1.46x
Weighted Average Cut-off Date LTV Ratio ...............................................       65.3%
Balloon Loans as a Percentage of the Initial Pool Balance .............................       90.2%
Mortgage Loans Secured by California Properties as a Percentage of the Initial Pool
 Balance ..............................................................................        9.3%

   The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance of such Mortgage as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. "Cut-off Date LTV Ratios," "Cut-off Date DSC Ratios" and "Occupancy Rates" are calculated as described under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein.

                  SUMMARY OF MORTGAGE POOL BY PROPERTY TYPE

                                                                                  ASSISTED
                                                                                   LIVING/
                                                                                 CONGREGATE     MOBILE         SELF
CHARACTERISTICS             MULTIFAMILY     HOTEL         RETAIL        OFFICE      CARE       HOME PARK      STORAGE
---------------            -------------  -----------  ------------  ----------- -----------   ---------     ---------     - -
Aggregate
 Cut-off Date
 Balance .................. $136,525,092  $126,335,695  $122,410,871  $6,208,496  $5,006,988   $4,609,831    $3,212,380
% of Initial Pool Balance .     33.8%         31.3%         30.3%         1.5%       1.2%        1.1%           0.8%
Number of
 Mortgages Loans ..........       49            33            23           2          2           1              1
Average Cut-off Date
 Balance ..................  $2,786,226    $3,828,354    $5,322,212   $3,104,248   $2,503,494  $4,609,831    $3,212,380
Weighted Average
 Mortgage Rate ............     8.57%         9.67%          9.11%        9.50%      9.44%       10.50%         9.54%
Weighted Average
 Original Term to              127            139            103           97         84          84             120
 Stated Maturity ..........   Months         Months         Months       Months     Months      Months          Months
Weighted Average
 Remaining Term to             118            133            100           85         81          64             119
 Stated Maturity ..........   Months         Months         Months       Months     Months      Months          Months
Weighted Average
 Original Amortization         330            286            347           272        360         360            300
 Term .....................   Months         Months         Months       Months     Months      Months          Months
Weighted Average
 Cut-off Date
 DSC Ratio ................   1.38x          1.60x          1.40x         1.62x     1.40x       1.24x           1.42x
Weighted Average
 Cut-off Date
 LTV Ratio ................    69.6%         60.1%          66.5%         56.5%     63.8%        63.2%          70.6%
Weighted Average
 Occupancy Rate ...........    96.0%         70.1%          95.0%         93.0%     91.9%        83.0%          81.0%
Mortgage Loans
 Secured by
 California Properties
 as a Percentage of
 the Initial Pool Balance .     3.6%         14.4%           6.9%          0.0%     53.9%         0.0%         100.0%
Balloon Loans as a Percentage
 of Mortgage Loans secured by
 such Property Type* .....     91.8%         80.1%          99.0%         63.2%    100.0%       100.0%         100.0%
------------

   *   Determined in accordance with Cut-off Date Balances.


                        RANGE OF CUT-OFF DATE BALANCES
                   Average Cut-off Date Balance: $3,642,427
     Minimum Cut-off Date Balance: $466,744 Maximum Cut-off Date Balance:
                                 $16,940,106

                                                     AGGREGATE       PERCENT OF
 RANGE OF CUT-OFF DATE BALANCES      NUMBER OF      CUT-OFF DATE    INITIAL POOL
($)                                MORTGAGE LOANS   BALANCE (MM)      BALANCE
--------------------------------  --------------  --------------  --------------
0 -2,000,000 .................... 44                   $ 57.2     14.2%
2,000,001 -4,000,000 ............ 31                   $ 87.1     21.5%
4,000,001 -6,000,000 ............ 19                   $ 95.3     23.6%
6,000,001 -8,000,000 ............ 7                    $ 48.3     11.9%
8,000,001 -10,000,000 ........... 4                    $ 34.8     8.6%
10,000,001 -12,000,000 .......... 2                    $ 21.3     5.3%
12,000,001 -14,000,000 .......... 1                    $ 12.3     3.1%
14,000,001 -16,000,000 .......... 1                    $ 14.9     3.7%
16,000,001 -18,000,000 .......... 2                    $ 33.2     8.2%
                                  --------------  --------------  --------------
  Total ......................... 111                  $404.3     100.0%
                                  ==============  ==============  ==============

                           RANGE OF MORTGAGE RATES
                      Weighted Avg. Mortgage Rate: 9.13%
          Minimum Mortgage Rate: 7.90% Maximum Mortgage Rate: 10.68%

                                              AGGREGATE       PERCENT OF
 RANGE OF MORTGAGE RATES      NUMBER OF      CUT-OFF DATE    INITIAL POOL
(%)                         MORTGAGE LOANS   BALANCE (MM)      BALANCE
-------------------------  --------------  --------------  --------------
7.500 -8.000 ............. 2                    $  9.6            2.4%
8.001 -8.500 ............. 26                   $ 65.0           16.1%
8.501 -9.000 ............. 30                   $107.1           26.5%
9.001 -9.500 ............. 26                   $116.9           28.9%
9.501 -10.000 ............ 17                   $ 61.8           15.3%
10.001 -10.500 ........... 7                    $ 38.5            9.5%
10.501 -11.000 ........... 3                    $  5.6            1.4%
                           --------------  --------------  --------------
  Total .................. 111                  $404.3          100.0%
                           ==============  ==============  ==============

                                PROPERTY TYPES

                                      AGGREGATE       PERCENT OF
                      NUMBER OF      CUT-OFF DATE    INITIAL POOL
PROPERTY TYPES      MORTGAGE LOANS   BALANCE (MM)      BALANCE
-----------------  --------------  --------------  --------------
Multifamily ...... 49                   $136.5     33.8%
Hotel ............ 33                   $126.3     31.3%
Retail ........... 23                   $122.4     30.3%
Office ........... 2                    $  6.2     1.5%
AL/CC ............ 2                    $  5.0     1.2%
Mobile Home Park   1                    $  4.6     1.1%
Self Storage ..... 1                    $  3.2     0.8%
                   --------------  --------------  --------------
  Total .......... 111                  $404.3     100.0%
                   ==============  ==============  ==============

                     RANGE OF REMAINING TERMS TO MATURITY
           Weighted Average Remaining Term to Maturity: 116 Months
Min. Rem. Term to Maturity: 64 Months  Max. Rem. Term to Maturity: 270 Months

                                             AGGREGATE       PERCENT OF
RANGE OF REMAINING TERMS     NUMBER OF      CUT-OFF DATE    INITIAL POOL
TO MATURITY (MONTHS)       MORTGAGE LOANS   BALANCE (MM)      BALANCE
------------------------  --------------  --------------  --------------
61 -90 .................. 31                   $151.5           37.5%
91 -120 ................. 57                   $198.5           49.1%
151 -180 ................ 9                    $ 17.3            4.3%
211 -240 ................ 9                    $ 15.7            3.9%
241 -270 ................ 5                    $ 21.3            5.3%
                          --------------  --------------  --------------
  Total ................. 111                  $404.3          100.0%
                          ==============  ==============  ==============

                    RANGE OF REMAINING AMORTIZATION TERMS
              Weighted Average Remaining Amort. Term: 315 Months
     Min. Rem. Amort. Term: 103 Months  Max. Rem. Amort. Term: 360 Months

 RANGE OF REMAINING                           AGGREGATE       PERCENT OF
    AMORTIZATION TERMS        NUMBER OF      CUT-OFF DATE    INITIAL POOL
(MONTHS)                    MORTGAGE LOANS   BALANCE (MM)      BALANCE
-------------------------  --------------  --------------  --------------
91 -120 .................. 1                    $  2.3     0.6%
151 -180 ................. 2                    $  3.3     0.8%
211 -240 ................. 8                    $ 12.9     3.2%
241 -270 ................. 19                   $ 56.3     13.9%
271 -300 ................. 36                   $126.4     31.3%
301 -330 ................. 2                    $ 17.7     4.4%
331 -360 ................. 43                   $185.5     45.9%
                           --------------  --------------  --------------
  Total .................. 111                  $404.3     100.0%
                           ==============  ==============  ==============

                       RANGE OF CUT-OFF DATE DSC RATIOS
                Weighted Average Cut-off Date DSC Ratio: 1.46x
 Minimum Cut-off Date DSC Ratio: 1.15x Maximum Cut-off Date DSC Ratio: 2.49x

                                                      AGGREGATE       PERCENT OF
 RANGE OF CUT-OFF DATE DSC RATIOS     NUMBER OF      CUT-OFF DATE    INITIAL POOL
(X)                                 MORTGAGE LOANS   BALANCE (MM)      BALANCE
---------------------------------  --------------  --------------  --------------
1.101 -1.200 ..................... 3                    $  9.9     2.4%
1.201 -1.300 ..................... 17                   $ 80.5     19.9%
1.301 -1.400 ..................... 29                   $120.7     29.9%
1.401 -1.500 ..................... 28                   $103.2     25.5%
1.501 -1.600 ..................... 11                   $ 28.6     7.1%
1.601 -1.700 ..................... 6                    $ 11.7     2.9%
1.701 -1.800 ..................... 2                    $ 11.0     2.7%
1.801 -1.900 ..................... 5                    $ 16.6     4.1%
1.901 -2.000 ..................... 3                    $  5.5     1.4%
Above 2.001 ...................... 7                    $ 16.7     4.2%
                                   --------------  --------------  --------------
  Total .......................... 111                  $404.3     100.0%
                                   ==============  ==============  ==============

                              S-18





                       RANGE OF CUT-OFF DATE LTV RATIOS
                Weighted Average Cut-off Date LTV Ratio: 65.3%
 Minimum Cut-off Date LTV Ratio: 34.7% Maximum Cut-off Date LTV Ratio: 76.3%

                                                     AGGREGATE       PERCENT OF
                                     NUMBER OF      CUT-OFF DATE    INITIAL POOL
RANGE OF CUT-OFF DATE LTV RATIOS   MORTGAGE LOANS   BALANCE (MM)      BALANCE
--------------------------------  --------------  --------------  --------------
30.00 -50.00% ................... 7                    $ 18.7     4.6%
50.01 -55.00% ................... 5                    $ 16.8     4.1%
55.01 -60.00% ................... 15                   $ 38.3     9.5%
60.01 -65.00% ................... 26                   $104.9     26.0%
65.01 -70.00% ................... 28                   $105.6     26.1%
70.01 -75.00% ................... 28                   $110.3     27.3%
75.01 -80.00% ................... 2                    $  9.7     2.4%
                                  --------------  --------------  --------------
  Total ......................... 111                  $404.3     100.0%
                                  ==============  ==============  ==============

                           GEOGRAPHIC DISTRIBUTION

                                                AGGREGATE       PERCENT OF
                                NUMBER OF      CUT-OFF DATE    INITIAL POOL
STATE                         MORTGAGE LOANS   BALANCE (MM)      BALANCE
---------------------------  --------------  --------------  --------------
Georgia .................... 15                   $ 50.0     12.4%
Florida .................... 11                   $ 40.0     9.9%
California ................. 7                    $ 37.5     9.3%
New Jersey ................. 7                    $ 35.8     8.8%
Texas ...................... 13                   $ 31.9     7.9%
Illinois ................... 4                    $ 18.9     4.7%
Virginia ................... 2                    $ 17.4     4.3%
Maryland ................... 1                    $ 16.9     4.2%
Nebraska ................... 3                    $ 16.5     4.1%
Michigan ................... 2                    $ 14.4     3.6%
Other (23 States and D.C.)   46                   $125.0     30.8%
                             --------------  --------------  --------------
  Total .................... 111                  $404.3     100.0%
                             ==============  ==============  ==============


                               SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. An "Index of
Principal Terms" is included at the end of this Prospectus Supplement and a
"Glossary" is included at the end of the Prospectus.
DEPOSITOR ..............         Structured Asset Securities Corporation (the
                                 "Depositor"). The Depositor's principal
                                 offices are located at 200 Vesey Street, New
                                 York, New York 10285, telephone (212)
                                 526-4428. See "THE ISSUER--The Company" in
                                 the Prospectus.

TITLE OF CERTIFICATES
 AND DESIGNATION OF
 CLASSES ...............         Multiclass Pass-Through Certificates, Series
                                 1996-C2 (the "Certificates") to be issued in
                                 the aggregate Certificate Principal Amount
                                 of approximately $404,309,353 and to consist
                                 of thirteen classes (each, a "Class"): the
                                 Class A and Class IO Certificates
                                 (collectively, the "Senior Certificates");
                                 the Class B, Class C, Class D, Class E,
                                 Class F, Class G, Class H and Class J
                                 Certificates (collectively, the "Subordinate
                                 Certificates"; and collectively with the
                                 Senior Certificates, the "Regular Interest
                                 Certificates"); and the Class R-I, Class
                                 R-II and Class R-III Certificates
                                 (collectively, the "Residual Interest
                                 Certificates"). See "DESCRIPTION OF THE
                                 CERTIFICATES" herein.

OFFERED CERTIFICATES ...         Only the Senior Certificates and the Class
                                 B, Class C, Class D and Class E Certificates
                                 (collectively, the "Offered Certificates")
                                 are offered hereby. The respective Classes
                                 of Offered Certificates will, in each case,
                                 be issued in the initial aggregate
                                 Certificate Principal Amount or Certificate
                                 Notional Amount set forth on the cover page
                                 of this Prospectus Supplement. The initial
                                 aggregate Certificate Principal Amount or
                                 Certificate Notional Amount of any Class of
                                 Offered Certificates is subject to a
                                 permitted variance of plus or minus 5%,
                                 depending on the actual Mortgage Loans
                                 delivered to the Trustee.

CERTIFICATES NOT OFFERED
 ........................         The Class F, Class G, Class H, Class J,
                                 Class R-I, Class R-II and Class R-III
                                 Certificates (collectively, the "Non-Offered
                                 Certificates") have not been registered
                                 under the Securities Act of 1933, as amended
                                 (the "Securities Act"), and are not offered
                                 hereby. The initial aggregate Certificate
                                 Principal Amount of the Non-Offered
                                 Certificates is approximately $52,560,216
                                 (subject to a permitted variance of plus or
                                 minus 5%), representing approximately 13.0%
                                 of the Initial Pool Balance.

REGISTRATION;
DENOMINATIONS ..........         The Class A, Class B, Class C, Class D and
                                 Class E Certificates will be issued in
                                 book-entry form in original denominations of
                                 $100,000 Certificate Principal Amount and in
                                 integral multiples of $1 in excess thereof.
                                 The Class IO Certificates will be issued in
                                 fully registered, certificated form in
                                 original denominations of $1,000,000
                                 Certificate Notional Amount and in integral
                                 mul-

                              S-20





                                 tiples of $1 in excess thereof. One
                                 Certificate of each of the foregoing Classes may be issued in a different Certificate
                                 Principal Amount or Certificate Notional
                                 Amount, as the case may be, to accommodate the remainder of the initial aggregate
                                 Certificate Principal Amount or Certificate
                                 Notional Amount, as the case may be, of the Certificates of such Class. See "DESCRIPTION
                                 OF THE CERTIFICATES--Registration;
                                 Denominations" herein and "DESCRIPTION OF
                                 THE SECURITIES--Book-Entry Registration" in the Prospectus.

SELLER .................         On or before the Closing Date, the Depositor
                                 will acquire the Mortgage Loans from an
                                 affiliate of the Depositor and the
                                 Underwriter (such affiliate, the "Seller"),
                                 which either (i) originated the Mortgage
                                 Loans or (ii) acquired them from various
                                 sources (including participants in the
                                 Seller's commercial and multifamily mortgage
                                 loan conduit program) as part of its ongoing
                                 business of purchasing and selling mortgage
                                 loans and other mortgage related assets. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Mortgage
                                 Loan History" herein.

TRUSTEE ................         LaSalle National Bank (the "Trustee"), a
                                 nationally chartered bank, will act as
                                 trustee for the Trust and will also be
                                 obligated to make any Advance (as defined
                                 herein) which the Servicer is required, but
                                 fails, to make. See "DESCRIPTION OF THE
                                 CERTIFICATES--Advances" and "--The Trustee"
                                 herein.

SERVICER ...............         GMAC Commercial Mortgage Corporation (the
                                 "Servicer"), a California corporation, will
                                 (with limited exception) be responsible for
                                 servicing the Mortgage Loans other than the
                                 Specially Serviced Mortgage Loans (as
                                 defined below). See "SERVICING OF MORTGAGE
                                 LOANS--The Servicer" herein.

SPECIAL SERVICER .......         CRIIMI MAE Services Limited Partnership (the
                                 "Special Servicer"), a Maryland limited
                                 partnership, will be responsible for
                                 performing certain servicing functions with
                                 respect to all the Mortgage Loans and most
                                 servicing functions with respect to Mortgage
                                 Loans ("Specially Serviced Mortgage Loan")
                                 that, in general, are in default (and,
                                 depending on the default, have been so for a
                                 specified period of time) or as to which
                                 such a default is reasonably foreseeable or
                                 as to which certain bankruptcy or insolvency
                                 events have occurred with respect to the
                                 related borrower. The Special Servicer will
                                 also be responsible for the management and
                                 disposition of REO Properties (as defined
                                 herein) acquired on behalf of the Trust. See
                                 "SERVICING OF MORTGAGE LOANS--The Special
                                 Servicer" herein.

FISCAL AGENT ...........         ABN AMRO Bank N.V. (the "Fiscal Agent"), a
                                 Netherlands banking corporation and the
                                 parent of the Trustee, will be obligated to
                                 make any Advance which the Servicer is
                                 required to make and which both the Servicer
                                 and the Trustee fail to make. See
                                 "DESCRIPTION OF THE CERTIFICATES--Advances"
                                 and "--The Fiscal Agent" herein.

                              S-21





 OPERATING ADVISER .....         The majority holder (or holders) of the
                                 outstanding Class of Regular Interest
                                 Certificates (other than the Class IO
                                 Certificates) with the latest alphabetical
                                 Class designation will have the right,
                                 subject to certain conditions described
                                 herein, to elect an adviser (the "Operating
                                 Adviser") from whom the Special Servicer
                                 will seek advice and approval and take
                                 direction under the various circumstances
                                 described herein. See "SERVICING OF MORTGAGE
                                 LOANS--The Operating Adviser" herein.

CLOSING DATE ...........         On or about October 30, 1996.

CUT-OFF DATE ...........         October 1, 1996.

RECORD DATE ............         The record date (the "Record Date") for each
                                 Class of Offered Certificates for each
                                 Distribution Date will be the last day of
                                 the month immediately preceding the month in
                                 which such Distribution Date occurs or, if
                                 such day is not a Business Day (as defined
                                 in the Prospectus), the Business Day
                                 immediately preceding such day.

DISTRIBUTION DATE ......         The 25th day of each month or, if any such
                                 25th day is not a Business Day, then the
                                 next succeeding Business Day, commencing in
                                 November 1996.

DESCRIPTION OF THE
CERTIFICATES ...........         The Certificates will be issued, and the
                                 trust (the "Trust") designated as LB
                                 Commercial Conduit Mortgage Trust II will be
                                 created, pursuant to a trust agreement to be
                                 dated as of the Cut-off Date (the "Trust
                                 Agreement"), among the Depositor, the
                                 Trustee, the Fiscal Agent, the Servicer and
                                 the Special Servicer. See "DESCRIPTION OF
                                 THE CERTIFICATES" herein.

A. CERTIFICATE PRINCIPAL
   AMOUNTS AND
   CERTIFICATE NOTIONAL
   AMOUNTS .............         Upon initial issuance, and in each case
                                 subject to a permitted variance of plus or
                                 minus 5%,

                                 (i)     the Class A Certificates will have
                                         an aggregate Certificate Principal
                                         Amount of $274,930,359, which will
                                         represent approximately 68.0% of the
                                         Initial Pool Balance;

                                 (ii)    the Class B Certificates will have
                                         an aggregate Certificate Principal
                                         Amount of $28,301,654, which will
                                         represent approximately 7.0% of the
                                         Initial Pool Balance;

                                 (iii)   the Class C Certificates will have
                                         an aggregate Certificate Principal
                                         Amount of $24,258,561, which will
                                         represent approximately 6.0% of the
                                         Initial Pool Balance;

                                 (iv)    the Class D Certificates will have
                                         an aggregate Certificate Principal
                                         Amount of $16,172,374, which will
                                         represent approximately 4.0% of the
                                         Initial Pool Balance;

                              S-22





                                  (v)    the Class E Certificates will have
                                         an aggregate Certificate Principal
                                         Amount of $8,086,187, which will
                                         represent approximately 2.0% of the
                                         Initial Pool Balance; and

                                 (vi)    the Class F, Class G, Class H and
                                         Class J Certificates (collectively
                                         with the Class A, Class B, Class C,
                                         Class D and Class E Certificates,
                                         the "Sequential Pay Certificates")
                                         will have an aggregate Certificate
                                         Principal Amount of $52,560,216,
                                         which will represent approximately
                                         13.0% of the Initial Pool Balance.

                                 The "Certificate Principal Amount" of any
                                 Sequential Pay Certificate, as of any date of determination, represents the maximum specified dollar amount of principal to which the holder thereof is then entitled pursuant to the Trust Agreement, such amount being equal to the initial principal amount set forth on the face of such Certificate less the amount of all principal distributions previously made with respect to such Certificate and less all Realized
                                 Losses and Additional Expense Losses (each as defined herein) previously allocated to such Certificate pursuant to the Trust
                                 Agreement.

                                 The Class IO Certificates will not have
                                 Certificate Principal Amounts or entitle their holders to distributions of principal.
                                 Each such Certificate will, however,
                                 represent the right to receive distributions of interest accrued as described herein on a notional amount (a "Certificate Notional
                                 Amount ") equal to the product of the
                                 Percentage Interest (as defined herein)
                                 represented by such Certificate in such
                                 Class, multiplied by the aggregate
                                 Certificate Notional Amount of the Class IO
                                 Certificates. The aggregate Certificate
                                 Notional Amount of the Class IO Certificates will equal the aggregate Certificate
                                 Principal Amount of the Sequential Pay
                                 Certificates outstanding from time to time.
                                 The aggregate Certificate Principal Amount of each particular Class of Sequential Pay
                                 Certificates will constitute a separate
                                 component (each, a "Component") of the
                                 aggregate Certificate Notional Amount of the Class IO Certificates and, for purposes hereof, will have the same letter designation as such Class of Sequential Pay
                                 Certificates (for example, the aggregate
                                 Certificate Principal Amount of the Class A
                                 Certificates will constitute Component A of the aggregate Certificate Notional Amount of the Class IO Certificates).

                                 The Residual Interest Certificates will not
                                 have Certificate Principal Amounts or
                                 Certificate Notional Amounts. See
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate Principal Amounts
                                 and Certificate Notional Amounts" herein.

B. CERTIFICATE INTEREST
RATES ..................         The per annum rate at which any Regular
                                 Interest Certificate accrues interest from
                                 time to time is herein referred to as its
                                 "Certificate Interest Rate." The Certificate
                                 Interest Rate applicable to the Class A
                                 Certificates for each Distribution Date will
                                 be a per annum rate equal to the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date minus     basis

                              S-23





                                 points. The Certificate Interest Rate
                                 applicable to the Class B Certificates for
                                 each Distribution Date will be a per annum
                                 rate equal to the Weighted Average Net
                                 Mortgage Rate for such Distribution Date
                                 minus    basis points. The Certificate
                                 Interest Rate applicable to the Class C
                                 Certificates for each Distribution Date will
                                 be a per annum rate equal to the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date minus     basis points.
                                 The Certificate Interest Rate applicable to
                                 the Class D Certificates for each
                                 Distribution Date will be a per annum rate
                                 equal to the Weighted Average Net Mortgage
                                 Rate for such Distribution Date minus
                                 basis points. The Certificate Interest Rate
                                 applicable to the Class E Certificates for
                                 each Distribution Date will be a per annum
                                 rate equal to the Weighted Average Net
                                 Mortgage Rate for such Distribution Date
                                 minus     basis points. The Certificate
                                 Interest Rate applicable to the Class F,
                                 Class G, Class H and Class J Certificates
                                 for each Distribution Date will be a per
                                 annum rate equal to the Weighted Average Net
                                 Mortgage Rate for such Distribution Date,
                                 minus     basis points.

                                 The "Weighted Average Net Mortgage Rate " for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances
                                 (as defined herein) outstanding immediately prior to such Distribution Date. For purposes of the foregoing, the "Net Mortgage
                                 Rate" on each Mortgage Loan is a fixed rate per annum equal to the related Mortgage Rate as of the Cut-Off Date minus the Administrative Cost Rate and any Retained
                                 Yield Rate (each as defined herein)
                                 applicable to such Mortgage Loan as of the Cut-Off Date.

                                 The Certificate Interest Rate applicable to the Class IO Certificates with respect to each Distribution Date will equal the weighted average of the Component A Rate
                                   (  % per annum), the Component B Rate (  %
                                 per annum), the Component C Rate ( % per annum), the Component D Rate ( % per annum), the Component E Rate ( % per annum), the Component F Rate ( % per annum), the Component G Rate ( % per annum), the Component H Rate ( % per annum) and the Component J Rate ( % per annum), each weighted on the basis of the proportion that the amount of the related Component
                                 (that is, the Component with the same letter designation) outstanding immediately prior to such Distribution Date bears to the aggregate Certificate Notional Amount of the Class IO Certificates outstanding immediately prior to such Distribution Date.

C. DISTRIBUTIONS .......         As more particularly described herein, the
                                 total of all payments or other collections
                                 (or advances in lieu thereof) on or in
                                 respect of the Mortgage Loans that are
                                 available for distribution to
                                 Certificateholders on any Distribution Date
                                 (exclusive of Prepayment Premiums) is herein
                                 referred to as the "Available Distribution
                                 Amount" for such Distribution Date. See "DE-

                              S-24





                                 SCRIPTION OF THE CERTIFICATES--Distributions--The Available
                                 Distribution Amount" herein.

                                 On each Distribution Date, the Trustee or a Paying Agent (as defined in the Prospectus) will (except as otherwise described under "DESCRIPTION OF THE CERTIFICATES--Optional
                                 Termination" herein) apply the Available
                                 Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                 (i)     to distributions of interest to the
                                         holders of the Class A Certificates
                                         and the holders of the Class IO
                                         Certificates, pro rata in accordance
                                         with the respective amounts of
                                         interest distributable on such
                                         Classes of Certificates on such
                                         Distribution Date as described in
                                         this clause (i), in an amount equal
                                         to all Distributable Certificate
                                         Interest in respect of each such
                                         Class of Certificates for such
                                         Distribution Date and, to the extent
                                         not previously paid, for all prior
                                         Distribution Dates;

                                 (ii)    to distributions of principal to the
                                         holders of the Class A Certificates,
                                         in an amount (not to exceed the then
                                         outstanding aggregate Certificate
                                         Principal Amount of such Class of
                                         Certificates) equal to the entire
                                         Principal Payment Amount for such
                                         Distribution Date;

                                 (iii)   to distributions to the holders of
                                         the Class A Certificates, to
                                         reimburse such holders for all
                                         Realized Losses and Additional
                                         Expense Losses, if any, previously
                                         allocated to such Class of
                                         Certificates and for which no
                                         reimbursement has previously been
                                         received;

                                 (iv)    to distributions of interest to the
                                         holders of the Class B Certificates,
                                         in an amount equal to all
                                         Distributable Certificate Interest
                                         in respect of such Class of
                                         Certificates for such Distribution
                                         Date and, to the extent not
                                         previously paid, for all prior
                                         Distribution Dates;

                                 (v)     if the Class A Certificates have
                                         been retired, to distributions of
                                         principal to the holders of the
                                         Class B Certificates in an amount
                                         (not to exceed the then outstanding
                                         aggregate Certificate Principal
                                         Amount of such Class of
                                         Certificates) equal to the Principal
                                         Payment Amount for such Distribution
                                         Date, less any portion thereof
                                         distributed in retirement of the
                                         Class A Certificates;

                                 (vi)    to distributions to the holders of
                                         the Class B Certificates to
                                         reimburse such holders for all
                                         Realized Losses and Additional
                                         Expense Losses, if any, previously
                                         allocated to such Class of
                                         Certificates and for which no
                                         reimbursement has previously been
                                         received;

                                 (vii)   to distributions of interest to the
                                         holders of the Class C Certificates,
                                         in an amount equal to all
                                         Distributable Certificate Interest
                                         in respect of such Class of
                                         Certificates for

                              S-25




                                         such Distribution Date and, to the
                                         extent not previously paid, for all
                                         prior Distribution Dates;

                                 (viii)  if the Class A and Class B
                                         Certificates have been retired, to
                                         distributions of principal to the
                                         holders of the Class C Certificates
                                         in an amount (not to exceed the then
                                         outstanding aggregate Certificate
                                         Principal Amount of such Class of
                                         Certificates) equal to the Principal
                                         Payment Amount for such Distribution
                                         Date, less any portion thereof
                                         distributed in retirement of the
                                         Class A and/or Class B Certificates;

                                 (ix)    to distributions to the holders of
                                         the Class C Certificates to
                                         reimburse such holders for all
                                         Realized Losses and Additional
                                         Expense Losses, if any, previously
                                         allocated to such Class of
                                         Certificates and for which no
                                         reimbursement has previously been
                                         received;

                                 (x)     to distributions of interest to the
                                         holders of the Class D Certificates,
                                         in an amount equal to all
                                         Distributable Certificate Interest
                                         in respect of such Class of
                                         Certificates for such Distribution
                                         Date and, to the extent not
                                         previously paid, for all prior
                                         Distribution Dates;

                                 (xi)    if the Class A, Class B and Class C
                                         Certificates have been retired, to
                                         distributions of principal to the
                                         holders of the Class D Certificates
                                         in an amount (not to exceed the then
                                         outstanding aggregate Certificate
                                         Principal Amount of such Class of
                                         Certificates) equal to the Principal
                                         Payment Amount for such Distribution
                                         Date, less any portion thereof
                                         distributed in retirement of the
                                         Class A, Class B and/or Class C
                                         Certificates;

                                 (xii)   to distributions to the holders of
                                         the Class D Certificates to
                                         reimburse such holders for all
                                         Realized Losses and Additional
                                         Expense Losses, if any, previously
                                         allocated to such Class of
                                         Certificates and for which no
                                         reimbursement has previously been
                                         received;

                                 (xiii)  to distributions of interest to the
                                         holders of the Class E Certificates,
                                         in an amount equal to all
                                         Distributable Certificate Interest
                                         in respect of such Class of
                                         Certificates for such Distribution
                                         Date and, to the extent not
                                         previously paid, for all prior
                                         Distribution Dates;

                                 (xiv)   if the Class A, Class B, Class C and
                                         Class D Certificates have been
                                         retired, to distributions of
                                         principal to the holders of the
                                         Class E Certificates in an amount
                                         (not to exceed the then outstanding
                                         aggregate Certificate Principal
                                         Amount of such Class of
                                         Certificates) equal to the Principal
                                         Payment Amount for such Distribution
                                         Date, less any portion thereof
                                         distributed in retirement of the
                                         Class A, Class B, Class C and/or
                                         Class D Certificates;

                                 (xv)    to distributions to the holders of
                                         the Class E Certificates to
                                         reimburse such holders for all
                                         Realized Losses and Additional
                                         Expense Losses, if any, previously
                                         allocated to such
                              S-26





                                         Class of Certificates and for which
                                         no reimbursement has previously been
                                         received; and

                                 (xvi)   to distributions to the holders of
                                         the respective Classes of
                                         Non-Offered Certificates as
                                         described herein (provided that no
                                         distributions of principal will be
                                         made in respect of any Class of
                                         Non-Offered Certificates until the
                                         aggregate Certificate Principal
                                         Amount of the Class A, Class B,
                                         Class C, Class D and Class E
                                         Certificates has been reduced to
                                         zero).

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" herein.

                                 The "Distributable Certificate Interest " in respect of any Class of Offered Certificates for any Distribution Date generally will equal one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) accrued at the applicable Certificate Interest Rate on the aggregate Certificate Principal Amount or
                                 Certificate Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such
                                 Distribution Date, reduced (to not less than zero) by such Class's allocable share (in each case, calculated as described herein) of any Net Aggregate Prepayment Interest
                                 Shortfall (as defined herein) for such
                                 Distribution Date. See "SERVICING OF
                                 MORTGAGE LOANS--The Servicer--Adjustment to
                                 Servicer's Fee in Connection with Pre paid
                                 Mortgage Loans" and "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--Distributable
                                 Certificate Interest" and "--Prepayment
                                 Interest Shortfalls and Excess Prepayment
                                 Interest" herein.

                                 As more particularly described herein, the "Principal Payment Amount" for any
                                 Distribution Date will generally equal that portion of the Available Distribution Amount for such Distribution Date allocable to principal of the Mortgage Loans. See
                                 "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions--Principal
                                 Payment Amount" herein.

                                 On each Distribution Date, except as
                                 otherwise described below, any Prepayment
                                 Premium collected on a Mortgage Loan during the one month period that constitutes the "Collection Period" (as specified herein) for such Distribution Date, exclusive of any portion thereof that constitutes Retained
                                 Yield, will be distributed, separate from the Available Distribution Amount for such date, to the holders of the Class IO
                                 Certificates and the holders of the
                                 respective Classes of Regular Interest
                                 Certificates then entitled to distributions of principal, pro rata, up to an amount equal to the PV Yield Loss Amount for each such Class of Certificates in respect of the particular prepayment of principal as to which such Prepayment Premium was received.

                              S-27





                                  If the amount of any such Prepayment
                                 Premium (exclusive of any portion thereof that constitutes Retained Yield) that would be distributed in accordance with the preceding paragraph on any Distribution Date exceeds the aggregate PV Yield Loss Amount for the Regular Interest Certificates in respect of the prepayment of principal in connection with which such Prepayment
                                 Premium was received, then the Trustee or a Paying Agent shall distribute 70% of such excess to the holders of the Class of Sequential Pay Certificates with the earliest alphabetical Class designation that had an aggregate Certificate Principal
                                 Amount greater than zero immediately prior to such Distribution Date, but which was not entitled to any distributions of principal on such Distribution Date, and the Trustee or a Paying Agent shall distribute the remaining 30% of such excess to the Holders of the Class of Sequential Pay Certificates with the second earliest alphabetical Class designation that had an aggregate
                                 Certificate Principal Amount greater than zero immediately prior to such Distribution
                                 Date, but which was not entitled to any
                                 distributions of principal on such
                                 Distribution Date; provided that, if only one Class of Sequential Pay Certificates with an aggregate Certificate Principal
                                 Amount greater than zero immediately prior to such Distribution Date was not entitled to any distributions of principal on such Distribution Date, then the entire amount of such excess shall be distributed to the Holders of such Class; and provided, further, that, if every Class of Sequential
                                 Pay Certificates with an aggregate
                                 Certificate Principal Amount greater than zero immediately prior to such Distribution
                                 Date was entitled to distributions of
                                 principal on such Distribution Date, then the entire amount of such excess shall be distributed to the Holders of the Class R-II
                                 Certificates.

                                 Notwithstanding the foregoing, on each
                                 Distribution Date, provided that the
                                 aggregate Certificate Notional Amount of the Class IO Certificates was greater than zero immediately prior to such Distribution Date, the Trustee or a Paying Agent shall distribute entirely to the holders of the Class IO Certificates any Prepayment Premium
                                 (net of the portion thereof, if any, that constitutes Retained Yield) that was collected during the related Collection
                                 Period and as to which each of the following conditions apply: (i) the related prepaid
                                 Mortgage Loan provides that the amount of such Prepayment Premium was to be calculated as the greater of (x) 1.0% of the related prepayment of principal and (y) the result of a specified "treasury" yield maintenance formula; and (ii) such Prepayment Premium was calculated in accordance with the foregoing to equal 1.0% of the related prepayment of principal.

                                 A PV Yield Loss Amount will be calculated as described herein with respect to each Class of Regular Interest Certificates in connection with each Principal Prepayment;
                                 however, unless the aggregate Certificate
                                 Principal Amount or Certificate Notional
                                 Amount, as the case may be, of such Class of Regular Interest

                              S-28





                                 Certificates is to be reduced in connection with the distribution of such Principal
                                 Prepayment, the related PV Yield Loss Amount for such Class of Regular Interest
                                 Certificates will be zero. Accordingly, the PV Yield Loss Amount for any Class of
                                 Sequential Pay Certificates in respect of any Principal Prepayment will be zero if such Class is not then entitled to distributions of principal. The portion of any Prepayment Premium actually distributed in respect of any Class of Regular Interest
                                 Certificates may not equal the corresponding
                                 PV Yield Loss Amount and/or may be
                                 insufficient to offset any adverse effect on such Class's yield to maturity resulting from the related Principal Prepayment. See
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Distributions of Prepayment
                                 Premiums" and "RISK FACTORS--The Mortgage
                                 Loans--Prepayment Premiums" herein.

ALLOCATION OF LOSSES AND
 CERTAIN EXPENSES ......         On each Distribution Date, following all
                                 distributions on the Certificates to be made
                                 on such date, the aggregate of all losses on
                                 the Mortgage Loans (as more particularly
                                 described herein, "Realized Losses") and
                                 shortfalls (as more particularly described
                                 herein, "Additional Expense Loss") resulting
                                 from certain Trust Fund expenses (as more
                                 particularly described herein, "Additional
                                 Trust Fund Expenses") that, in each case,
                                 have been incurred since the Cut-off Date
                                 through the end of the related Collection
                                 Period, but have not previously been
                                 allocated as described below, will be
                                 allocated (subject to certain limitations
                                 described herein): first, sequentially to
                                 the respective Classes of Subordinate
                                 Certificates, in reverse alphabetical order
                                 of Class designation, until, in the case of
                                 any such Class, the aggregate Certificate
                                 Principal Amount thereof is reduced to zero;
                                 and then, to the Class A Certificates, until
                                 the aggregate Certificate Principal Amount
                                 of such Class is reduced to zero. See
                                 "DESCRIPTION OF THE CERTIFICATES--Subordination;
                                 Allocation of Losses and Certain Expenses" herein.

PREPAYMENT INTEREST
 SHORTFALLS
 AND EXCESS PREPAYMENT
 INTEREST ..............         A "Prepayment Interest Shortfall" is a
                                 shortfall in the collection of a full
                                 month's interest (exclusive of any portion
                                 thereof constituting Retained Yield) on any
                                 Mortgage Loan by reason of a full or partial
                                 Principal Prepayment or a Balloon Payment
                                 (as defined below) made during any
                                 Collection Period prior to the Due Date for
                                 such Mortgage Loan in such Collection
                                 Period. In any case in which a full or
                                 partial Principal Prepayment or a Balloon
                                 Payment is made during any Collection Period
                                 but after the Due Date for such Mortgage
                                 Loan in such Collection Period, then "Excess
                                 Prepayment Interest" will arise. The amount
                                 of Excess Prepayment Interest in any such
                                 case will equal, to the extent collected,
                                 the interest (exclusive of any portion
                                 thereof constituting Retained Yield) that
                                 accrues on such Principal Prepayment or the
                                 principal portion of such

                              S-29





                                 Balloon Payment from the last Due Date for such Mortgage Loan to the date such payment was made. To the extent that the aggregate of all Prepayment Interest Shortfalls for any Collection Period exceeds the aggregate of all Excess Prepayment Interest for such Collection Period, the Servicer's servicing fee (but not the compensation of the Special
                                 Servicer or the Trustee) for the
                                 corresponding period will be reduced in an amount necessary to offset such additional remaining Prepayment Interest Shortfalls.
                                 See "SERVICING OF MORTGAGE LOANS--The
                                 Servicer--Adjustment to Servicer's Fee in
                                 Connection with Prepaid Mortgage Loans"
                                 herein. To the extent that the aggregate of all Prepayment Interest Shortfalls for any Collection Period exceeds the aggregate of all Excess Prepayment Interest for such Collection Period and the Servicer's servicing fees (prior to reduction as described above) for the corresponding period, such excess (the "Net Aggregate
                                 Prepayment Interest Shortfall" for the
                                 related Distribution Date) generally will be allocated to each Class of Regular Interest
                                 Certificates (in reduction of its
                                 Distributable Certificate Interest for the related Distribution Date) in the ratio that the interest otherwise payable with respect to such Class of Certificates on the related
                                 Distribution Date, if there had been no Net
                                 Aggregate Prepayment Interest Shortfall, bears to the total of the interest payable with respect to all the Classes of Regular
                                 Interest Certificates on the related
                                 Distribution Date, if there had been no Net
                                 Aggregate Prepayment Interest Shortfall.

TREATMENT OF REO
PROPERTIES .............         Notwithstanding that a Mortgaged Property
                                 may be acquired on behalf of the
                                 Certificateholders through foreclosure, deed
                                 in lieu of foreclosure or otherwise (upon
                                 acquisition, an "REO Property"), the related
                                 Mortgage Loan will be treated, for purposes
                                 of, among other things, determining
                                 distributions on the Certificates,
                                 allocations of Realized Losses and
                                 Additional Expense Losses to the
                                 Certificates and the amount of fees payable
                                 to the Servicer, the Special Servicer and
                                 the Trustee, as having remained outstanding
                                 until such REO Property is liquidated. In
                                 connection therewith, operating revenues and
                                 other proceeds derived from such REO
                                 Property (exclusive of related operating
                                 costs, including certain reimbursements
                                 payable to the Servicer, the Trustee or the
                                 Fiscal Agent in connection with the
                                 operation and disposition of such REO
                                 Property) will be "applied" by the Servicer
                                 as principal, interest and other amounts
                                 "due" on such Mortgage Loan, and the
                                 Servicer, the Trustee and the Fiscal Agent
                                 will be obligated to make Advances in
                                 respect of such Mortgage Loan, in all cases
                                 as if such Mortgage Loan had remained
                                 outstanding.

OPTIONAL TERMINATION ...         The holders of the Class R-III Certificates
                                 and the Servicer will each have the option
                                 to purchase, in whole but not in part, the
                                 Mortgage Loans and any REO Properties
                                 remaining in the Trust Fund, and thereby
                                 effect a termination of the Trust and early
                                 retirement of the then outstanding
                                 Certificates, on any

                              S-30





                                 date on which the aggregate Certificate
                                 Principal Amount of the Sequential Pay
                                 Certificates then outstanding is less than or equal to 5% of the initial aggregate
                                 Certificate Principal Amount thereof. See
                                 "DESCRIPTION OF THE CERTIFICATES--Optional
                                 Termination" herein.

THE MORTGAGE POOL ......         The Mortgage Pool will consist of 111
                                 conventional, fixed rate Mortgage Loans
                                 (exclusive of any Retained Yield) with an
                                 aggregate Cut-off Date Balance of
                                 $404,309,352.93 (the "Initial Pool
                                 Balance"), subject to a variance of plus or
                                 minus 5%. The "Cut-off Date Balance" of any
                                 Mortgage Loan is its unpaid principal
                                 balance as of the Cut-off Date, after
                                 application of all payments of principal due
                                 on or before such date, whether or not
                                 received. All percentages of the Mortgage
                                 Loans, or of any specified group of Mortgage
                                 Loans, referred to herein without further
                                 description are approximate percentages by
                                 aggregate Cut-off Date Balance. References
                                 to percentages of Mortgaged Properties are
                                 references to the percentages of the Initial
                                 Pool Balance represented by the aggregate
                                 Cut-off Date Balance of the related Mortgage
                                 Loans. All numerical information provided
                                 herein and in Annex A hereto with respect to
                                 the Mortgage Loans is provided on an
                                 approximate basis.

                                 The Mortgage Loans are generally
                                 non-recourse obligations of the related
                                 borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer or by any other person.

                                 Each Mortgage Loan is secured by a first mortgage lien on the borrower's fee simple estate in an income producing real property
                                 (each, a "Mortgaged Property"). Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial
                                 Pool Balance represented by such Mortgage
                                 Loans, that are secured by Mortgaged
                                 Properties operated for each indicated
                                 purpose:


                                                                    NUMBER OF    PERCENTAGE OF
                                                                    MORTGAGE     INITIAL POOL
                                 PROPERTY TYPE                        LOANS         BALANCE
                                 -------------------------------  -----------  ---------------
                                 Multifamily .................... 49                 33.77%
                                 Hotel .......................... 33                 31.25%
                                 Retail ......................... 23                 30.28%
                                 Office ......................... 2                   1.54%
                                 Assisted Living/Congregate Care  2                   1.24%
                                 Mobile Home Park ............... 1                   1.14%
                                 Self-Storage Facility .......... 1                   0.79%

                                 The Mortgaged Properties are located
                                 throughout 33 states and the District of Columbia. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the four states with the highest concentrations:

                                                  NUMBER OF    PERCENTAGE OF
                                                  MORTGAGE     INITIAL POOL
                                 STATE              LOANS         BALANCE
                                 -------------  -----------  ---------------
                                 Georgia ......      15            12.37%
                                 Florida ......      11             9.90%
                                 California  ..       7             9.27%
                                 New Jersey  ..       7             8.84%

                                 Three groups (each, a "Group") of Mortgage
                                 Loans (the "Cross-Collateralized Mortgage
                                 Loans"), representing 4.16%, 3.16% and
                                 1.16%, respectively, of the Initial Pool
                                 Balance, are, solely as among the Mortgage
                                 Loans in each such particular Group,
                                 cross-defaulted and cross-collateralized. In the case of two of the three Groups of Cross-Collateralized Mortgage Loans, the aggregate unpaid principal amount of the entire Group is evidenced by a single Mortgage Note (as defined herein) and secured by first mortgage liens on the borrowers' respective fee simple interests in three or more Mortgaged Properties. In such cases, a portion of such aggregate unpaid principal amount has been allocated to each such Mortgaged Property and such allocated portion is for purposes of this Prospectus Supplement and the Trust Agreement deemed to be a separate Mortgage Loan. See "RISK FACTORS--The Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" and "DESCRIPTION OF THE MORTGAGE POOL--General" herein. For purposes of this Prospectus Supplement, each Mortgaged Property securing a Group of Cross-Collateralized Mortgage Loans will be designated as the "Primary Mortgaged Property" for one of the Mortgage Loans in such Group. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "Related REO Property") are, in the case of a Cross-Collateralized Mortgage Loan, references to the Mortgaged Property that is (or the REO Property that was) designated as the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgage Loan" or "related
                                 Cross-Collateralized Mortgage Loan" are, in the case of a Mortgaged Property that secures (or an REO Property that secured) a Group of Cross-Collateralized Mortgage Loans, references to the Mortgage Loan as to which such Mortgaged Property has (or such REO Property had) been designated as the Primary Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein and in Annex A hereto with respect to the Cross-Collateralized Mortgage Loans is so provided without regard to the cross-collateralization, and each
                                 Cross-Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the related Primary Mortgaged Property.

                                 All of the Mortgage Loans bear interest at annualized rates (each, a "Mortgage Rate") that will remain fixed for their respective remaining loan terms. Scheduled payments of principal and interest on the mortgage loans ("Monthly Payments") are due monthly on the first day of each month (each such day, as to any Mortgage Loan, its "Due Date"). Interest on each Mortgage Loan will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                 Ninety-five of the Mortgage Loans,
                                 representing 90.15% of the Initial Pool
                                 Balance, provide for Monthly Payments based on amortization schedules significantly longer than their terms to maturity. As a result, such Mortgage Loans ("Balloon Loans") will have substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Balloon Loans generally involve a greater risk of default than self-amortizing loans. See "RISK FACTORS--The Mortgage Loans--Balloon Payment at Maturity and Extension of Maturity" herein and "RISK FACTORS--Certain Mortgage Loans and Mortgaged Property; Obligor Default" in the Prospectus.

                                 As of the Cut-off Date, all of the Mortgage
                                 Loans restrict or, with limited exception, prohibit voluntary principal prepayments. In general, as of the Cut-off Date, the Mortgage Loans either (i) permit voluntary prepayments of principal provided that the prepayment is accompanied by an additional amount (a "Prepayment Premium") in excess of the amount prepaid (83 Mortgage Loans, representing 76.1% of the Initial Pool Balance), or (ii) with limited exception described herein, prohibit voluntary prepayments of principal for a period (a "Lock-out Period") ending on a specified date and impose Prepayment Premiums in connection with prepayments made thereafter (28 Mortgage Loans, representing 23.9% of the Initial Pool Balance). When a Prepayment Premium is required to be paid in connection with the prepayment of any Mortgage Loan, such Prepayment Premium will generally be calculated either: (a) as the greater of (i) 1.0% of the amount prepaid and (ii) the result of a "treasury" yield maintenance formula; or (b) in the case of certain Mortgage Loans, after the expiration of a period during which the calculation described in clause (a) is in effect, as a specified percentage (which will decline over time) of the amount prepaid. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. If and to the extent collected, Prepayment Premiums, exclusive of any portion thereof that constitutes Retained Yield, will be distributed to Certificateholders as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums". The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Loans--Prepayment Premiums" herein.

                                  Mortgage Loans representing 99.86% of the
                                 Initial Pool Balance were originated during either the year 1995 or 1996.

                                 Set forth below is certain information
                                 regarding the Mortgage Loans and the
                                 Mortgaged Properties as of the Cut-off Date
                                 (all weighted averages set forth below are based on the Cut-off Date Balances of the respective Mortgage Loans). Such information is more fully described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, in the tables under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein and in Annex A hereto:

                                 Number of Mortgage Loans ...........             111
                                 Initial Pool Balance ...............  $404,309,352.93
                                 Minimum Cut-off Date Balance  ......  $    466,743.63
                                 Maximum Cut-off Date Balance  ......  $ 16,940,105.79
                                 Average Cut-off Date Balance  ......  $  3,642,426.60
                                 Minimum Mortgage Rate ..............            7.900%
                                 Maximum Mortgage Rate ..............           10.680%
                                 Weighted Average Mortgage Rate  ....            9.132%
                                 Minimum Net Mortgage Rate ..........            7.603%
                                 Maximum Net Mortgage Rate ..........           10.330%
                                 Weighted Average Net Mortgage Rate              8.802%
                                 Minimum Original Term to Maturity
                                  (months) ..........................               84
                                 Maximum Original Term to Maturity
                                  (months) ..........................              276
                                 Weighted Average Original Term to
                                  Maturity (months) .................              122
                                 Minimum Remaining Term to Maturity
                                  (months) ..........................               64
                                 Maximum Remaining Term to Maturity
                                  (months) ..........................              270
                                 Weighted Average Remaining Term to
                                  Maturity (months) .................              116
                                 Minimum Occupancy Rate .............            45.30%
                                 Maximum Occupancy Rate .............           100.00%
                                 Weighted Average Occupancy Rate  ...            87.23%
                                 Minimum Cut-off Date DSC Ratio  ....            1.15x
                                 Maximum Cut-off Date DSC Ratio  ....            2.49x
                                 Weighted Average Cut-off Date DSC
                                  Ratio .............................            1.46x
                                 Minimum Cut-off Date LTV Ratio  ....            34.73%
                                 Maximum Cut-off Date LTV Ratio  ....            76.31%
                                 Weighted Average Cut-off Date LTV
                                  Ratio .............................            65.34%

                                  "Cut-off Date LTV Ratios," "Cut-off Date
                                 DSC Ratios" and "Occupancy Rates" are
                                 calculated as described under "DESCRIPTION
                                 OF THE MORTGAGE POOL--Additional Mortgage
                                 Loan Information" herein.

                                 On or prior to the Closing Date, the Seller will assign the Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment by it, the Depositor will make certain representations and warranties regarding the characteristics of the Mortgage Loans and, as more particularly described herein, will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase the affected Mortgage Loan. See "DESCRIPTION OF
                                 THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases" herein.

RETAINED YIELD .........         Four Mortgage Loans, representing 4.74% of
                                 the Initial Pool Balance, are being
                                 transferred to the Trustee subject to a
                                 prior holder's right to receive any Retained
                                 Yield collected thereon. With respect to any
                                 such Mortgage Loan, "Retained Yield" will
                                 generally consist of (i) interest accrued at
                                 the related Retained Yield Rate on the
                                 outstanding principal balance from time to
                                 time of such Mortgage Loan calculated and
                                 payable monthly from interest received on
                                 such Mortgage Loan, whether in the form of
                                 scheduled payments of interest, Insurance
                                 Proceeds, Condemnation Proceeds or
                                 Liquidation Proceeds (each as defined in the
                                 Prospectus), or otherwise and (ii) a pro
                                 rata share of Prepayment Premiums received
                                 in respect of such Mortgage Loan generally
                                 based on the proportionate relationship
                                 between (A) the applicable Retained Yield
                                 Rate and (B) the sum of the applicable Net
                                 Mortgage Rate and the Trustee Fee Rate. The
                                 Retained Yield Rates for such Mortgage Loans
                                 range from 0.28% per annum to 1.18% per
                                 annum. As of the Cut-off Date, such Mortgage
                                 Loans had a weighted average Retained Yield
                                 Rate (based on the respective Cut-off Date
                                 Balances thereof) of 0.706% per annum. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Retained
                                 Yield" herein.

ADMINISTRATIVE COST RATE
 ........................         The administrative costs on each Mortgage
                                 Loan will, as of any date of determination,
                                 equal the aggregate of the then applicable
                                 Servicing Fee for such loan, the Trustee Fee
                                 and the Special Servicing Basic Fee
                                 (collectively, expressed as a per annum rate
                                 on the Scheduled Principal Balance of each
                                 Mortgage Loan, the "Administrative Cost
                                 Rate"), all as described herein. The initial
                                 Administrative Cost Rates for the Mortgage
                                 Loans range from 0.287% per annum to 0.297%
                                 per annum, and the weighted average of the
                                 initial Administrative Cost Rates for the
                                 Mortgage Loans (based on the respective
                                 Cut-off Date Balances thereof) was 0.296%
                                 per annum. See "SERVICING OF MORTGAGE
                                 LOANS--The Servicer--Servicer Compensation
                                 and Payment of Expenses" and "--The Special
                                 Servicer--Special Servicer Com-

                              S-35





                                 pensation and Payment of Expenses" and
                                 "DESCRIPTION OF THE CERTIFICATES--The
                                 Trustee" herein.

ADVANCES ...............         The Servicer will be obligated to make
                                 advances (each, an "Advance") of delinquent
                                 interest and, except for the principal
                                 portion of a Balloon Payment, principal on
                                 the Mortgage Loans and to cover certain
                                 servicing expenses, in any event under the
                                 circumstances and subject to the limitations
                                 described herein. In general, the Trustee
                                 will be obligated to make any Advance that
                                 the Servicer is required but fails to make;
                                 and, if the Servicer and the Trustee both
                                 fail to make any required Advance, the
                                 Fiscal Agent will be required to make such
                                 Advance.

                                 The Servicer, the Trustee and the Fiscal
                                 Agent will be obligated to make Advances only to the extent that such Advances are, in the reasonable business judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, ultimately recoverable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation
                                 Proceeds, on or in respect of the related
                                 Mortgage Loan or REO Property.

                                 Each Advance will bear interest on the
                                 amount thereof for the period during which it is outstanding, such interest accruing at the rate and payable to the Servicer, the Trustee or the Fiscal Agent, as the case may be, under the circumstances described herein. See "DESCRIPTION OF THE CERTIFICATES
                                 --Advances" herein.

CERTAIN INVESTMENT
CONSIDERATIONS .........         The yield to maturity of a Class A, Class B,
                                 Class C, Class D or Class E Certificate
                                 purchased at a discount or premium will be
                                 affected by the rate of prepayments and
                                 other unscheduled collections of principal
                                 on or in respect of the Mortgage Loans and
                                 the allocation thereof to reduce the
                                 Certificate Principal Amount of such
                                 Certificate. An investor should consider, in
                                 the case of any such Certificate purchased
                                 at a discount, the risk that a slower than
                                 anticipated rate of prepayments could result
                                 in a lower than anticipated yield and, in
                                 the case of any such Certificate purchased
                                 at a premium, the risk that a faster than
                                 anticipated rate of prepayments could result
                                 in a lower than anticipated yield. In
                                 addition, the yield to maturity on a Class
                                 IO Certificate will be highly sensitive to
                                 the rate and timing of principal payments
                                 (in particular as affected by prepayments,
                                 defaults and liquidations) and losses on the
                                 Mortgage Loans that are applied in reduction
                                 of the Certificate Notional Amount of such
                                 Certificate, and an investor in the Class IO
                                 Certificates should fully consider the
                                 associated risks, including the risk that an
                                 extremely rapid rate of prepayments and/or
                                 liquidations (with a corresponding reduction
                                 of the aggregate Certificate Notional Amount
                                 of the Class IO Certificates, including by
                                 reason of the allocation of liquidation
                                 losses) could result in the failure of such
                                 investor to recoup its initial investment.
                                 See "YIELD, PREPAYMENT AND MATURITY
                                 CONSIDERATIONS" herein.

                              S-36





                                  In addition, insofar as an investor's
                                 initial investment in any Offered
                                 Certificate is returned in the form of
                                 payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields.
                                 Investors in the Offered Certificates should consider that the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

USE OF PROCEEDS ........         The Depositor will use substantially all of
                                 the net proceeds from the sale of the
                                 Certificates to purchase the Mortgage Loans
                                 from the Seller and to pay certain expenses
                                 in connection with the issuance of the
                                 Certificates. See "USE OF PROCEEDS" herein.

FEDERAL INCOME TAX
CONSIDERATIONS .........         Three separate "real estate mortgage
                                 investment conduit" ("REMIC") elections will
                                 be made with respect to the Trust for
                                 federal income tax purposes. The assets of
                                 "REMIC I" will consist of the Mortgage
                                 Loans, any REO Properties acquired on behalf
                                 of the Certificateholders and the Collection
                                 and Custodial Accounts (see "DESCRIPTION OF
                                 THE CERTIFICATES--The Custodial and
                                 Collection Accounts" herein). For federal
                                 income tax purposes, (a) the Class R-I
                                 Certificates will be the sole class of
                                 "residual interests" in REMIC I, (b) the
                                 separate non-certificated regular interests
                                 in REMIC I will be the "regular interests"
                                 in REMIC I and will constitute the assets of
                                 "REMIC II," (c) the Class R-II Certificates
                                 will be the sole class of "residual
                                 interests" in REMIC II, (d) the separate
                                 non-certificated regular interests in REMIC
                                 II will be the "regular interests" in REMIC
                                 II and will constitute the assets of "REMIC
                                 III," (e) the Regular Interest Certificates
                                 will evidence the "regular interests" in,
                                 and generally will be treated as debt
                                 obligations of, REMIC III, and (f) the Class
                                 R-III Certificates will be the sole class of
                                 "residual interests" in REMIC III.

                                 The Class A, Class B, Class C and Class D
                                 Certificates will not, and the Class E and Class IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a CPR of 0%. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate.

                                 If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a Certificateholder will be permitted to offset such amount only against the future original issue discount (if any) from such Certificate. See "FEDERAL INCOME TAX
                                 CONSIDER-

                              S-37





                                 ATIONS" herein and "FEDERAL INCOME TAX
                                 CONSIDERATIONS--Taxation of Regular Interest
                                 Securities--Interest and Acquisition
                                 Discount" in the Prospectus. For further information regarding the federal income tax consequences of investing in the Offered
                                 Certificates, see "FEDERAL INCOME TAX
                                 CONSIDERATIONS" herein and in the
                                 Prospectus.

CERTIFICATE RATING .....         It is a condition of the issuance of the
                                 Offered Certificates that they receive the
                                 following credit ratings from Moody's
                                 Investors Service, Inc. ("Moody's"), Fitch
                                 Investors Service, L.P. ("Fitch") and Duff &
                                 Phelps Credit Rating Co. ("DCR," and
                                 together with Moody's and Fitch, the "Rating
                                 Agencies"):

                                 CLASS            MOODY'S      FITCH      DCR
                                 -------------  -----------  ---------  -------
                                 Class A ...... Aaa          AAA        AAA
                                 Class IO ..... Aaa          AAA        AAA
                                 Class B ...... Aa2          AA         AA
                                 Class C ...... A2           A          A
                                 Class D ...... Baa2         BBB        BBB
                                 Class E ...... Baa3         BBB-       BBB-

                                 The ratings on the Offered Certificates
                                 address the likelihood of the timely receipt by the holders thereof of all payments of interest to which they are entitled and, in the case of Class A, Class B, Class C, Class
                                 D and Class E Certificates, the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before the Rated Final
                                 Distribution Date. The ratings take into consideration the characteristics of the
                                 Mortgage Loans and the structural and legal aspects associated with the Certificates.
                                 The ratings do not address the likelihood of receipt of Prepayment Premiums or Default
                                 Interest, nor the possibility that
                                 Certificateholders might suffer a lower than anticipated yield or that, if there is a rapid rate of principal payments (including both voluntary and involuntary prepayments) on and/or liquidations of the Mortgage
                                 Loans, investors in the Class IO
                                 Certificates could fail to recover their initial investments. Each security rating assigned to the Offered Certificates should be evaluated independently of any other security rating.

                                 A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a credit rating does not address the likelihood or frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See
                                 "CERTIFICATE RATING" herein.

LEGAL INVESTMENT .......         The Offered Certificates will not constitute
                                 "mortgage related securities" for purposes
                                 of the Secondary Mortgage Market Enhancement
                                 Act of 1984. As a result, the appropriate
                                 characterization of the Offered Certificates
                                 under various legal invest-

                              S-38





                                 ment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class thereof, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine the extent to which the Certificates may be purchased by such investors. See "LEGAL INVESTMENT
                                 CONSIDERATIONS" herein and "LEGAL
                                 INVESTMENT" in the Prospectus.

ERISA CONSIDERATIONS ...         A fiduciary of any employee benefit plan or
                                 other retirement arrangement subject to the
                                 Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), or Section 4975
                                 of the Code (a "Plan") should review
                                 carefully with its legal advisors whether
                                 the purchase or holding of Offered
                                 Certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permitted either under ERISA or
                                 Section 4975 of the Code or whether there
                                 exists any statutory or administrative
                                 exemption applicable to an investment
                                 therein.

                                 The U.S. Department of Labor has issued to the Underwriter an individual exemption,
                                 Prohibited Transaction Exemption 91-14,
                                 which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                 The Depositor expects that Prohibited
                                 Transaction Exemption 91-14 will generally apply to the Senior Certificates, but it will not apply to the other Classes of Offered Certificates.

                                 ACCORDINGLY, THE CLASS B, CLASS C, CLASS D
                                 AND CLASS E CERTIFICATES SHOULD NOT BE
                                 ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF
                                 A PLAN, UNLESS THE PURCHASE AND HOLDING OF
                                 SUCH CERTIFICATE OR INTEREST THEREIN IS
                                 EXEMPT FROM THE PROHIBITED TRANSACTION
                                 PROVISIONS OF SECTION 406 OF ERISA AND
                                 SECTION 4975 OF THE CODE UNDER PROHIBITED
                                 TRANSACTION CLASS EXEMPTION 95-60, WHICH
                                 PROVIDES AN EXEMPTION FROM THE PROHIBITED
                                 TRANSACTION RULES FOR CERTAIN TRANSACTIONS
                                 INVOLVING AN INSURANCE COMPANY GENERAL
                                 ACCOUNT. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment in the Offered Certificates.

THE CERTIFICATES

 Limited Liquidity

   There is currently no secondary market for the Offered Certificates, and no listing on any securities exchange or other arrangement for secondary market trading of the Offered Certificates is being made. While the Underwriter has advised the Depositor that it (or its affiliates) currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of such Certificates.

 Certain Yield and Maturity Considerations

   The yield on any Offered Certificate will depend on the price paid for such Certificate and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the rate, timing and amount of principal payments and other collections on the Mortgage Loans attributable to principal (including Principal Prepayments and proceeds from liquidations of Mortgage Loans or as a result of repurchases of Mortgage Loans from the Trust by the Depositor) and (ii) by the order of priority of distributions of principal in respect of the Certificates.

   The Certificate Interest Rate for each Class of Offered Certificates for any Distribution Date will be variable. The Certificate Interest Rates for the respective Classes of Offered Certificates (other than the Class IO Certificates) will, in each case, equal the Weighted Average Net Mortgage Rate for such date, minus a fixed number of basis points. Accordingly, the yields on the Class A, Class B, Class C, Class D and Class E Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Certificate Interest Rate for the Class IO Certificates will vary as the relative sizes of the various Components of the aggregate Certificate Notional Amount of such Class of Certificates (that is, the aggregate Certificate Principal Amounts of the other Classes of Regular Interest Certificates) change. The sizes of such various Components will be affected by the rate and timing at which payments of principal are made, and Realized Losses and Additional Expense Losses are allocated, in reduction of the aggregate Certificate Principal Amounts of the other Classes of Regular Interest Certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Certificate Interest Rates" and "DESCRIPTION OF THE MORTGAGE POOL" herein.

   Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Mortgage Notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the Mortgage Rates on the Mortgage Loans and prevailing mortgage rates (giving consideration to limitations imposed by lock-out provisions and the cost of refinancing, including the payment of a Prepayment Premium) and the availability of refinancing. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the Mortgage Rates, the rate of prepayment on the Mortgage Loans would be expected to decrease. All of the Mortgage Loans permit voluntary principal prepayments, but (with limited exception described herein) only after the expiration of a Lock-out Period and/or upon payment of a Prepayment Premium. The Depositor makes no representations as to the effect of such Lock-out Periods or Prepayment Premiums on the rate of prepayment of the related Mortgage Loans. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time, and by other factors set forth herein, including losses on the Mortgage Loans allocated in reduction of the aggregate Certificate Principal Amount of the Sequential Pay Certificates.

    Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because approximately 90.15% of the Initial Pool Balance is constituted by Balloon Loans and because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that, following such a default, the Servicer or the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with working them out. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the Mortgaged Property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer, with the approval of the Operating Adviser, is given considerable flexibility under the Special Servicing Agreement (as defined herein) to modify Mortgage Loans as to which a payment or other material default has occurred. See "SERVICING OF MORTGAGE LOANS--Mortgage Loan Modifications" herein.

 Limited Obligations

   The Certificates will represent beneficial ownership interests solely in the assets of the Trust and will not represent an interest in or obligation of Lehman Brothers, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Seller, the Depositor or any of their respective affiliates or any other person. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable in respect of the Non-Offered Certificates on any Distribution Date will be available to make distributions on the Offered Certificates, in the event that Realized Losses and/or Additional Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on the Offered Certificates.

 Subordination of Subordinate Certificates

   As and to the extent described herein, the rights of the holders of the respective Classes of Subordinate Certificates (including the Class B, Class C, Class D and Class E Certificates) to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

 Special Servicer Actions at Direction of the Operating Adviser

   In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Operating Adviser, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. As described under "SERVICING OF MORTGAGE LOANS--The Operating Adviser," the Operating Adviser will, in the absence of significant losses, be controlled by the holders of the Class J Certificates or another Class of Non-Offered Certificates, which may have interests in conflict with those of the holders of the Offered Certificates. As a result, it is possible that the Operating Adviser may direct the Special Servicer to take actions which conflict with the interests of certain Classes of Offered Certificates.

THE MORTGAGE LOANS

 Limited Recourse

   The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. Although certain of the Mortgage Loans may be guaranteed by, or provide for recourse to, the partners, shareholders or affiliates of the related borrowers (certain of which may also be limited recourse entities), there can be no assurance that any such guaranty or recourse will add significantly to the recoveries of the Trust if a default occurs on the related Mortgage Loan. As a result, it should be assumed that recourse in the case of a default will be limited to the related Mortgaged Property or, in the case of a Group of Cross-Collateralized Mortgage Loans, the related Mortgaged Properties.

 Commercial and Multifamily Lending Generally

   Each Mortgage Loan is secured by a first lien on a fee simple interest in a multifamily property or a commercial property. The ability of the borrowers to repay their respective Mortgage Loans and meet their obligations in a timely manner will depend on a number of factors that typically affect such types of properties, including the successful operation of the related property and the value of such property. Various factors, many of which are beyond the control of the borrower or the manager of a Mortgaged Property, may affect the economic viability of the Mortgaged Properties, including but not limited to the national, regional and local economic conditions (which may be adversely affected by industry slowdowns, company relocations, prevailing employment conditions and levels of employment and other factors); local real estate conditions (such as an oversupply of facilities having the same businesses as the Mortgaged Properties); changes or weaknesses in specific industry segments; perceptions by prospective tenants of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect a property's value without affecting its then current net operating income, including changes in government regulations, zoning or tax laws; potential environmental liabilities or other legal liabilities; the availability of refinancing; and changes in prevailing market rates of interest.

   Multifamily and commercial lending is generally viewed as exposing the lender to a greater risk of loss than one-to-four-family residential lending. Multifamily and commercial lending typically involves larger loans to a single obligor, or group of related obligors, than residential one-to-four-family mortgage loans. Pools consisting of mortgage loans secured by multifamily apartment buildings and commercial structures may be more likely to be affected by natural disasters, including earthquakes, fires and floods (the effects of which may not in all cases be wholly recoverable from insurance) than pools secured by one-to-four-family residential mortgage loans. Such events may also have adverse effects on the long-term occupancy rates of the affected buildings.

   Additionally, a Mortgaged Property may not readily be converted to an alternative use in the event that the operation of such Mortgaged Property for its original purpose becomes unprofitable for any reason. In such cases, the conversion of the Mortgaged Property to an alternative use would generally require substantial capital expenditures. Thus, if the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount outstanding on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

 Dependence on Management

   Each Mortgaged Property is managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. Accordingly, concentration of property management of the Mortgaged Properties increases the risk that the poor performance of a single property manager will have a widespread effect on the Mortgage Pool. Nine Mortgage Loans (the "Servico Mortgage Loans"), representing 8.72% of the Initial Pool Balance, have been made to borrowers that are corporations or limited partnerships directly or indirectly controlled by Servico, Inc. The property manager for each of the Mortgaged Properties securing the Servico Mortgage Loans is an affiliate of Servico, Inc. Eight Mortgage Loans (the "Blanchard Loans"), representing 6.17% of the Initial Pool Balance, have been made to borrowers that are limited liability companies which are, in each case, controlled by a managing member which is, in turn, controlled by John Blanchard or by John Blanchard and Sam Miller. The property manager for each of the Mortgaged Properties securing the Blanchard Loans is also controlled by John Blanchard and Sam Miller.

 Dependence on Tenants

   The borrower under a mortgage loan secured by income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the mortgage loan and any other debt or obligations it may have outstanding. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The income of borrowers under the Mortgage Loans would be adversely affected if tenants were unable to pay rent or if space was unable to be rented on favorable terms or at all. For example, if any borrower under a Mortgage Loan were unable to relet or renew the existing leases for a significant amount of space or were to do so at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases, the borrower under a Mortgage Loan secured by commercial property will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There will be existing leases that expire during the term of a Mortgage Loan and there can be no assurance that such leases will be renewed or that the corresponding space will otherwise be relet at current market rental rates, if at all. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

   In the case of retail, office and industrial properties, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a relatively small number of tenants may account for a disproportionately large share of the rentable space or rental income of such property. Accordingly, a decline in the financial condition of a significant tenant, or other adverse circumstances in respect of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among the tenants at such property.

 Risks Particular to Retail and Office Properties

   With respect to Mortgage Loans secured by retail properties or office buildings, in addition to risks generally associated with real estate, such Mortgage Loans are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail or office space or the existence or construction of new competitive shopping centers, shopping malls or office buildings), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail shopping space), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at retail properties, and the need to make major repairs or improvements to satisfy the needs of significant tenants. In addition, significant tenants at or near a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants of the retail property. A retail property may be adversely affected if a significant tenant ceases operations at or near such location (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons), even if such tenant is not a tenant in such property. Certain tenants at retail properties may be entitled to have their rent reduced or to terminate their leases if an anchor tenant ceases operations at such property.

 Risks Particular to Multifamily Properties

   In the case of multifamily lending in particular, adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national, state and local legislation, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under a Mortgage Loan secured by a multifamily property.

 Risks Particular to Hotel Properties

   Various factors, including location, quality and franchise affiliation, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

 Competition

   Other multifamily residences, hotels, self-storage facilities, retail shopping facilities, office buildings, mobile home parks and assisted living or congregate care facilities located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, guests, tenants and customers, as applicable. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

 Environmental Law Considerations

   Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. See "RISK FACTORS--Environmental Risks" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters" in the Prospectus. A "phase I" environmental site assessment was performed at each of the Mortgaged Properties in connection with the origination of the related Mortgage Loan. In some cases, environmental testing in addition to the "phase I" assessment was performed. In all cases, the environmental reports were prepared in respect of the Mortgaged Properties less than 18 months prior to the Cut-off Date. In three cases, on the basis of such environmental assessments, reserves were established to address certain environmental conditions. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" herein.

   The Special Servicer will be required to obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken) but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Special Servicing Agreement (as described herein) will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

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

  Concentrations of Mortgage Loans and Borrowers

   Several of the Mortgage Loans have Cut-off Date Balances that are substantially higher than the $3,642,426.60 average Cut-off Date Balance of the Mortgage Loans. Without regard to the cross-collateralization of certain of the Mortgage Loans, the largest Mortgage Loan represents approximately 4.19% of the Initial Pool Balance, and the three largest Mortgage Loans represent approximately 11.87% of the Initial Pool Balance. In addition, the Mortgage Pool includes three Groups of Cross-Collateralized Mortgage Loans, which represent 4.16%, 3.16% and 1.16%, respectively, of the Initial Pool Balance. Each Group of Cross-Collateralized Mortgage Loans involves commonly controlled, affiliated borrowers.

   With respect to nine of the Mortgage Loans (eight of which comprise two of the three Groups of Cross-Collateralized Mortgage Loans), representing 8.72% of the Initial Pool Balance, the related borrower is, in each case, a special purpose corporation or limited partnership directly or indirectly controlled by Servico, Inc.

   With respect to eight of the Mortgage Loans, representing 6.17% of the Initial Pool Balance, the related borrower is, in each case, a limited liability company which is controlled by a managing member which is, in turn, controlled by John Blanchard or by John Blanchard and Sam Miller.

   In general, concentrations in a mortgage pool of loans with larger than average principal balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of borrower representation in a mortgage pool can pose similar risks because each Mortgage Loan group can be viewed in some respects as a single loan. Thus, the commonly owned borrowers whose Mortgage Loans are cross-defaulted and cross-collateralized with one another, under certain circumstances, could determine that it was in their collective interest to file bankruptcy petitions that would stay the enforcement of all those Mortgage Loans and that might result in the interruption of related Scheduled Payments for an indefinite period.

 Limitations on Enforceability of Cross-Collateralization

   The Mortgage Pool includes three Groups of Cross-Collateralized Mortgage Loans, which represent 4.16%, 3.16% and 1.16%, respectively, of the Initial Pool Balance. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing each such Group to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, certain Groups of the Cross-Collateralized Mortgage Loans are secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

 Geographic Concentration

   Repayments by borrowers and the market value of the Mortgaged Properties can be affected by economic conditions generally or in the regions or specific real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors that are beyond the control of the borrowers.

   Forty Mortgage Loans, representing 40.38% of the Initial Pool Balance, are secured by Mortgaged Properties located in one of four states: Georgia (15 Mortgage Loans, representing 12.37% of the Initial Pool Balance); Florida (11 Mortgage Loans, representing 9.90% of the Initial Pool Balance); California (seven Mortgage Loans, representing 9.27% of the Initial Pool Balance) and New Jersey (seven Mortgage Loans, representing 8.84% of the Initial Pool Balance). In general, that concentration increases the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature that may occur in those states.

  Balloon Payments at Maturity and Extension of Maturity

   Ninety-five Mortgage Loans, representing 90.15% of the Initial Pool Balance, do not fully amortize over their terms to maturity and thus, in each case will have a substantial payment (that is, a Balloon Payment) due at scheduled maturity, unless previously prepaid. Mortgage loans with Balloon Payments involve a greater risk to a lender than self-amortizing loans because the ability of a borrower to make a Balloon Payment will normally depend on its ability to fully refinance the loan or sell the mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to effect such a refinancing or sale will be affected by a number of factors including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates is under any obligation to refinance any Mortgage Loan.

   The Servicer and the Special Servicer are permitted to extend and modify a defaulted Mortgage Loan (or one as to which default is reasonably foreseeable) under certain circumstances and subject to certain limitations. See "SERVICING OF MORTGAGE LOANS--Mortgage Loan Modifications" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether due to default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates.

 Prepayment Premiums

   Each Mortgage Loan requires for a specified period following the related date of origination or, if applicable, the end of the related Lock-out Period that any Principal Prepayment (as defined in the Prospectus) be accompanied by a Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   If and to the extent received, Prepayment Premiums, exclusive of any portion thereof that constitutes Retained Yield, will be distributed among the holders of the respective Classes of Certificates, in the amounts and in accordance with the priorities described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums" herein. The Depositor, however, makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium.

   The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Enforceability of Prepayment and Late Payment Fees" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Depositor for a material breach of representation or warranty on the part of the Depositor or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all the Mortgage Loans and any REO Properties by the Servicer or the Class R-III Certificateholders in connection with the termination of the Trust Fund. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases" and "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Multiclass Pass-Through Certificates, Series 1996-C2 (the "Certificates") will be issued, and the trust (the "Trust") designated as LB Commercial Conduit Mortgage Trust II will be created, on or about October 30, 1996 (the "Closing Date"), pursuant to a trust agreement (the "Trust Agreement"), to be dated as of the Cut-off Date, among the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer. The following summaries describe certain provisions relating to the Certificates. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference. Reference is made to the Prospectus for additional information regarding the terms of the Trust Agreement, provided that the information contained herein supersedes any contrary information set forth in the Prospectus. See "DESCRIPTION OF THE SECURITIES" and "THE TRUST AGREEMENT" in the Prospectus.

   The Certificates will represent beneficial ownership interests in the assets of the Trust (collectively, the "Trust Fund"), consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date and exclusive of Retained Yield); (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); and (iii) such funds or assets as from time to time are deposited in the Collection and Custodial Accounts hereinafter described.

   The Certificates will consist of thirteen Classes: the Class A and Class IO Certificates (collectively, the "Senior Certificates"); the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the "Subordinate Certificates"; and collectively with the Senior Certificates, the "Regular Interest Certificates"); and the Class R-I, Class R-II and Class R-III Certificates (collectively, the "Residual Interest Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are being offered hereby. The Class F, Class G, Class H, Class J, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Accordingly, information herein regarding the terms of the Non-Offered Certificates is provided primarily because of its potential relevance to a prospective purchaser of an Offered Certificate.

CERTIFICATE PRINCIPAL AMOUNTS AND CERTIFICATE NOTIONAL AMOUNTS

   Upon initial issuance, the Class A, Class B, Class C, Class D and Class E Certificates will have the respective aggregate Certificate Principal Amounts set forth in the following table, in each case subject to a permitted variance of plus or minus 5%.

                        INITIAL AGGREGATE CERTIFICATE  APPROXIMATE % OF INITIAL
CLASS OF CERTIFICATES         PRINCIPAL AMOUNT               POOL BALANCE
---------------------  -----------------------------  ------------------------
Class A Certificates            $274,930,359          68%
Class B Certificates            $ 28,301,654          7%
Class C Certificates            $ 24,258,561          6%
Class D Certificates            $ 16,172,374          4%
Class E Certificates            $  8,086,187          2%
                       -----------------------------  ------------------------
  Total ..............          $351,749,135          87%
                       =============================  ========================

   Upon initial issuance, the Class F, Class G, Class H and Class J Certificates will have an aggregate Certificate Principal Amount of approximately $52,560,216 (subject to a permitted variance of plus or minus 5%), representing approximately 13.0% of the Initial Pool Balance. The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates are herein collectively referred to as the "Sequential Pay Certificates."

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

    The "Certificate Principal Amount" of any Sequential Pay Certificate, as of any date of determination, represents the maximum specified dollar amount of principal to which the holder thereof is then entitled pursuant to the Trust Agreement, such amount being equal to the initial principal amount set forth on the face of such Certificate less the amount of all principal distributions previously made with respect to such Certificate and less all Realized Losses and Additional Expense Losses previously allocated to such Certificate pursuant to the Trust Agreement.

   The Class IO Certificates will not have Certificate Principal Amounts or entitle their holders to distributions of principal. Each such Certificate will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (a "Certificate Notional Amount") equal to the product of the Percentage Interest represented by such Certificate in such Class, multiplied by the aggregate Certificate Notional Amount of the Class IO Certificates. The aggregate Certificate Notional Amount of the Class IO Certificates will consist of the following nine components (each, a "Component"): (a) the aggregate Certificate Principal Amount of the Class A Certificates outstanding from time to time ("Component A"); (b) the aggregate Certificate Principal Amount of the Class B Certificates outstanding from time to time ("Component B"); (c) the aggregate Certificate Principal Amount of the Class C Certificates outstanding from time to time ("Component C"); (d) the aggregate Certificate Principal Amount of the Class D Certificates outstanding from time to time ("Component D");
(e) the aggregate Certificate Principal Amount of the Class E Certificates outstanding from time to time ("Component E"); (f) the aggregate Certificate Principal Amount of the Class F Certificates outstanding from time to time ("Component F"); (g) the aggregate Certificate Principal Amount of the Class G Certificates outstanding from time to time ("Component G"); (h) the aggregate Certificate Principal Amount of the Class H Certificates outstanding from time to time ("Component H"); and (i) the aggregate Certificate Principal Amount of the Class J Certificates outstanding from time to time ("Component J").

   The Residual Interest Certificates will not have Certificate Principal Amounts or Certificate Notional Amounts.

REGISTRATION; DENOMINATIONS

   The Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Book-Entry Certificates") will be issued in book-entry form through the facilities of The Depository Trust Company ("DTC") in denominations of $100,000 Certificate Principal Amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be issued in fully registered, certificated form in denominations of $1,000,000 Certificate Notional Amount and in integral multiples of $1 in excess thereof. One Certificate of each of the foregoing Classes may be issued in a different principal amount to accommodate the remainder of the initial aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, of the Certificates of such Class.

   Each Class of Book-Entry Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book-Entry Certificate of any Class thereof (each, a "Certificate Owner") will be entitled to receive a fully registered, physical Certificate (a "Definitive Certificate") representing its interest in such Class except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE SECURITIES--Book-Entry Registration." Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with

DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "DESCRIPTION OF THE
SECURITIES--Book-Entry Registration" in the Prospectus.

   The Class IO Certificates may be transferred or exchanged at the offices of the Trustee, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. The Trustee initially will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Class IO Certificates and, if Definitive Certificates are issued in respect thereof, the other Classes of Offered Certificates.

CERTIFICATE INTEREST RATES

   The per annum rate at which any Regular Interest Certificate accrues interest from time to time is herein referred to as its "Certificate Interest Rate." The approximate Certificate Interest Rates applicable to the respective Classes of Offered Certificates for the initial Distribution Date are set forth on the cover page hereof. The Certificate Interest Rates applicable to the respective Classes of Offered Certificates (other than the Class IO Certificates) for each Distribution Date subsequent to the initial Distribution Date will, in each such case, be a per annum rate equal to the
Weighted Average Net Mortgage Rate for such Distribution Date, minus    basis
points, in the case of the Class A Certificates,    basis points, in the case
of the Class B Certificates,    basis points, in the case of the Class C
Certificates,    basis points, in the case of the Class D Certificates, and basis points, in the case of the Class E Certificates. The Certificate Interest Rate applicable to the Class IO Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the Component A Rate ( % per annum), the Component B Rate ( % per annum), the Component C Rate ( % per annum), the Component D Rate ( % per annum), the Component E Rate ( % per annum), the Component F Rate ( % per annum), the Component G Rate ( % per annum), the Component H Rate ( % per annum) and the Component J Rate ( % per annum) (the Component A Rate, Component B Rate, Component C Rate, Component D Rate, Component E Rate, Component F Rate, Component G Rate, Component H Rate and Component J Rate, collectively, the "Component Rates"), each weighted on the basis of the proportion that the amount of the related Component (that is, the Component with the same letter designation) outstanding immediately prior to such Distribution Date bears to the aggregate Certificate Notional Amount of the Class IO Certificates outstanding immediately prior to such Distribution Date.

   The Certificate Interest Rate applicable to each Class of Non-Offered Certificates (other than the Residual Interest Certificates) for each Distribution Date will be a per annum rate equal to the Weighted Average Net
Mortgage Rate for such Distribution Date, minus    basis points. The Residual
Interest Certificates will not bear interest.

   The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. For purposes of the foregoing, the "Net Mortgage Rate" for each Mortgage Loan will be a fixed rate per annum equal to the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus the Administrative Cost Rate and any Retained Yield Rate applicable to such Mortgage Loan as of the Cut-off Date.

   The "Stated Principal Balance" of any Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), as of any date of determination coinciding with or following the Cut-off Date, will generally be equal to the Cut-off Date Balance of such Mortgage Loan, reduced on each Distribution Date (to not less than zero) by:
(i) that portion of the Principal Payment Amount for such Distribution Date (calculated without regard to clause (f) of the definition of "Principal Payment Amount" set forth under "--Distributions--Principal Payment Amount" below) that is attributable to such Mortgage Loan; and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if any Mortgage Loan or, if acquired in respect thereof, the related Mortgaged Property is liquidated, purchased out of the Trust Fund or otherwise disposed of by the Trust, the "Stated Principal Balance" of such Mortgage Loan will be zero commencing as of the Distribution Date on which amounts received in connection with such payment in full, liquidation, purchase or other disposition would be distributed on the Certificates.

   The "Due Period" and the "Collection Period" for any Distribution Date will, in each case, end at the close of business on the Determination Date for such Distribution Date and commence immediately following the end of the prior such period (or, in the case of the initial Due Period and Collection Period, commence immediately following the Cut-off Date). The "Determination Date" for each Distribution Date will be the 12th day of the month in which such Distribution Date occurs or, if such 12th day is not a Business Day, then the next preceding Business Day. For purposes of the Prospectus, the Collection Period is the "Prepayment Period" for the related Distribution Date.

DISTRIBUTIONS

 General

   Distributions of principal and interest on the Certificates will be made by the Trustee or a Paying Agent (as defined in the Prospectus) out of the related Available Distribution Amount on the 25th day of each month (or, if such 25th day is not a Business Day, then on the next succeeding Business
Day) (each such date, a "Distribution Date"), commencing in November 1996. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests in such Class. The "Percentage Interest" in any Class (other than a Class of Residual Interest Certificates) evidenced by a Certificate thereof will equal a fraction (expressed as a percentage), the numerator of which is the initial Certificate Principal Amount or Certificate Notional Amount, as the case may be, of such Certificate as specified on the face thereof, and the denominator of which is the initial aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, of such Class.

   The Trustee or a Paying Agent will make payments on the Class IO Certificates by check mailed to the registered holders thereof as of the close of business on the related Record Date at their addresses appearing on the books and records of the Certificate Registrar or, upon written request to the Trustee of any holder of a Class IO Certificate delivered five Business Days prior to the related Record Date, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request and at the expense of such Certificateholder. Notwithstanding the above, the final payment in retirement of any Class IO Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee.

   The "Record Date" for each Class of Offered Certificates for each Distribution Date will be the last day of the month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.

 The Available Distribution Amount

   The aggregate amount available for distribution of principal and/or interest to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

     (a) the aggregate of all cash amounts received on or in respect of the Mortgage Loans and any REO Properties that is on deposit in the Collection and Custodial Accounts as of the commencement of business on the Business Day preceding such Distribution Date (the "Servicer Remittance Date") (which cash amounts will generally include all Monthly Payments, including Balloon Payments, received on the Mortgage Loans and any other payments of principal and/or interest received on a delinquent Balloon Loan; any Principal Prepayments (together with the corresponding interest payment and Prepayment Premium), Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds (each as defined in the Prospectus) received on the Mortgage Loans and any REO Properties; any other income collected with respect to any REO Property, net of related expenses ("Net REO Income"); any proceeds from the purchase of any Mortgage Loan required to be repurchased by the Depositor ("Repurchase Proceeds "); and any other amounts required to be deposited in the Collection and/or Custodial Accounts under the Trust Agreement, the Servicing Agreement (as defined herein) or the Special Servicing Agreement (as defined herein)), exclusive of any portion thereof that represents one or more of the following:

        (i) Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

        (ii) all payments of principal, including Principal Prepayments, and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Net REO Income received after the end of the related Collection Period;

        (iii) Prepayment Premiums;

        (iv) Retained Yield;

        (v) amounts that are currently payable or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent (including as compensation or to reimburse the Servicer, the Trustee or the Fiscal Agent, as the case may be, for outstanding Advances, together with interest thereon, or to indemnify or reimburse the Trustee and certain related persons as contemplated under "--The Trustee" below, or to indemnify or reimburse the Fiscal Agent and certain related persons as contemplated under "--The Fiscal Agent" below, or to indemnify or reimburse the Servicer, the Special Servicer and certain related persons as contemplated under "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Servicer and the Special Servicer" herein) or used to pay certain unanticipated expenses of the Trust Fund, including certain Additional Trust Fund Expenses not previously referenced;

        (vi) amounts received on Mortgage Loans and REO Properties previously repurchased by the Depositor or otherwise removed from the Trust Fund; and

        (vii) amounts deposited in the Collection Account or Custodial Account in error; and

     (b) all P&I Advances made by the Servicer, the Trustee and/or the Fiscal Agent with respect to such Distribution Date (see "--Advances" below).

   With respect to the final Distribution Date, any Termination Price paid as contemplated under "--Optional Termination" would constitute part of the related Available Distribution Amount, subject to any withdrawals therefrom to cover the items described in clause (a)(v) above.

 Application of the Available Distribution Amount

   On each Distribution Date, the Trustee or a Paying Agent will (except as otherwise described under "--Optional Termination" below) apply amounts on deposit in the Collection Account, to the extent of the Available
Distribution Amount for such Distribution Date, in the following order of priority, in each case to the extent of remaining funds:

      (1) to distributions of interest to the holders of the Class A Certificates and the holders of the Class IO Certificates, pro rata in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date as described in this clause (1), in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

      (2) to distributions of principal to the holders of the Class A Certificates, in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class A Certificates) equal to the Principal Payment Amount for such Distribution Date;

      (3) to distributions to the holders of the Class A Certificates, to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

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

       (4) to distributions of interest to the holders of the Class B Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

      (5) if the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class B Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A Certificates on such Distribution Date;

      (6) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

      (7) to distributions of interest to the holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

      (8) if the Class A and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class C Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A and/or Class B Certificates on such Distribution Date;

      (9) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (10) to distributions of interest to the holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (11) if the Class A, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class D Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B and/or Class C Certificates on such Distribution Date;

     (12) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (13) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (14) if the Class A, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class E Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C and/or Class D Certificates on such Distribution Date;

     (15) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (16) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

      (17) if the Class A, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class F Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D and/or Class E Certificates on such Distribution Date;

     (18) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (19) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (20) if the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class G Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates on such Distribution Date;

     (21) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (22) to distributions of interest to the holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (23) if the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class H Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

     (24) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (25) to distributions of interest to the holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (26) if the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding aggregate Certificate Principal Amount of the Class J Certificates) equal to the Principal Payment Amount for such Distribution Date, less any portion thereof distributed in retirement of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

     (27) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (28) to distributions to the holders of the Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (27) above.

    Distributions of the Principal Payment Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Expense Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Principal Amounts of the Sequential Pay Certificates in respect of which any such reimbursements are made. No distributions of principal will be made in respect of the Non-Offered Certificates until the aggregate Certificate Principal Amount of the Class A, Class B, Class C, Class D and Class E Certificates is reduced to zero.

 Distributable Certificate Interest

   The "Distributable Certificate Interest" in respect of each Class of Regular Interest Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class's allocable share (calculated as described below) of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of Regular Interest Certificates for each Distribution Date is equal to one month's interest at the Certificate Interest Rate applicable to such Class of Certificates for such Distribution Date accrued on the related aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   The Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of Regular Interest Certificates, pro rata in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

 Principal Payment Amount

   The "Principal Payment Amount" for each Distribution Date will generally equal the aggregate of the following:

     (a) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on a Due Date subsequent to the related Due Period;

     (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Due Period that were received prior to the related Collection Period;

     (c) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

     (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Proceeds and Net REO Income received on or in respect of the Mortgage Loans and any REO Properties during the related Collection Period, to the extent identified and applied by the Servicer as recoveries of principal thereof (or, in the case of an REO Property, of the related Mortgage Loan), in each case net of any portion of such amounts that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

     (e) the aggregate of the principal portions of any P&I Advances made by the Servicer, the Trustee and/or the Fiscal Agent for such Distribution Date; and

     (f) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Payment Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

  Treatment of REO Properties

   Notwithstanding that any Mortgaged Property may be acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan (which, if such Mortgaged Property secures a Group of Cross-Collateralized Mortgage Loans, will for purposes of this Prospectus Supplement be the Mortgage Loan as to which such Mortgaged Property was the related Primary Mortgaged Property) will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Expense Losses to the Certificates, and the amount of fees payable to the Servicer, the Special Servicer and the Trustee, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, including certain reimbursements payable to the Servicer, the Trustee or the Fiscal Agent in connection with the operation or disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and the Servicer, the Trustee and Fiscal Agent will be obligated to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

 Distributions of Prepayment Premiums

   On each Distribution Date, except as otherwise discussed below, any Prepayment Premium collected on a Mortgage Loan during the related Collection Period, exclusive of any portion thereof that constitutes Retained Yield, will be distributed, separate from but in the same manner as the Available Distribution Amount for such date, to the holders of the Class IO Certificates and the holders of the respective Classes of Regular Interest Certificates then entitled to distributions of principal, pro rata, in an amount equal to the PV Yield Loss Amount for each such Class of Certificates in respect of the particular prepayment of principal as to which such Prepayment Premium was received.

   If the amount of any such Prepayment Premium (exclusive of any portion thereof that constitutes Retained Yield) distributed in accordance with the preceding paragraph on any Distribution Date exceeds the aggregate PV Yield Loss Amount for the Regular Interest Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received, then the Trustee or a Paying Agent shall distribute 70% of such excess to the holders of the Class of Sequential Pay Certificates with the earliest alphabetical Class designation that had an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date, but which was not entitled to any distribution of principal on such Distribution Date, and the Trustee or a Paying Agent shall distribute the remaining 30% of such excess to the Holders of the Class of Sequential Pay Certificates with the second earliest alphabetical Class designation that had an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date, but which was not entitled to any distribution of principal on such Distribution Date; provided that, if only one Class of Sequential Pay Certificates with an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date was not entitled to any distribution of principal on such Distribution Date, then the entire amount of such excess shall be distributed to the Holders of such Class; and provided, further, that, if every Class of Sequential Pay Certificates with an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date was entitled to distributions of principal on such Distribution Date, then the entire amount of such excess shall be distributed to the Holders of the Class R-II Certificates.

   Notwithstanding the foregoing, on each Distribution Date, provided that the aggregate Certificate Notional Amount of the Class IO Certificates was greater than zero immediately prior to such Distribution Date, the Trustee or a Paying Agent shall distribute entirely to the Holders of the Class IO Certificates any Prepayment Premium (net of the portion thereof, if any, that constitutes Retained Yield) that was collected during the related Collection Period and as to which each of the following conditions apply: (i) the related prepaid Mortgage Loan provides that the amount of such Prepayment Premium was to be calculated as the greater of (x) 1.0% of the related prepayment of principal and (y) the result of a specified "treasury" yield maintenance formula; and (ii) such related Prepayment Premium was calculated in accordance with the foregoing to equal 1.0% of the related prepayment of principal.

    The "PV Yield Loss Amount" means: (a) with respect to any Class of Sequential Pay Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan that is payable, in whole or in part, in reduction of the aggregate Certificate Principal Amount of such Class of Certificates on such Distribution Date, an amount equal to the present value of a series of monthly payments, each equal to the related Fixed Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the earlier of (i) the Assumed Final Distribution Date for such Class of Certificates and (ii) the Distribution Date immediately following the stated maturity date for such Mortgage Loan (such period following the then current Distribution Date to and including the earlier of the two Distribution Dates referred to in clauses (a)(i) and
(a)(ii), the "Interest Payment Adjustment Period" for such Class of Certificates), and each discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date; and
(b) with respect to the Class IO Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan that is payable, in whole or in part, in reduction of the aggregate Certificate Principal Amount of the Sequential Pay Certificates (i.e., the aggregate Certificate Notional Amount of the Class IO Certificates) on such Distribution Date, the present value of a series of monthly payments, which may vary over time, each equal to the applicable related Variable Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the Distribution Date immediately following the stated maturity date for such Mortgage Loan (such period following the then current Distribution Date to and including the Distribution Date immediately following the stated maturity for such Mortgage Loan, the "Interest Payment Adjustment Period " for the Class IO Certificates), and each discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date. With respect to any Class of Sequential Pay Certificates and any prepayment of principal of a Mortgage Loan that is payable, in whole or in part, in reduction of the aggregate Certificate Principal Amount of such Class of Certificates on any Distribution Date, the "Fixed Interest Payment Adjustment" deemed payable on each subsequent Distribution Date during the relevant Interest Payment Adjustment Period, shall equal one-twelfth of the product of (a) the amount, if any, by which the Certificate Interest Rate for such Class of Certificates for the then current Distribution Date exceeds the applicable Reinvestment Yield, multiplied by (b) the amount of such prepayment that is payable in reduction of the aggregate Certificate Principal Amount of such Class of Certificates on the then current Distribution Date. With respect to the Class IO Certificates and any prepayment of principal of a Mortgage Loan that is payable, in whole or in part, in reduction of the aggregate Certificate Principal Amount of the Sequential Pay Certificates on any Distribution Date, the "Variable Interest Payment Adjustment" deemed payable on any particular subsequent Distribution Date during the relevant Interest Payment Adjustment Period shall depend on when such subsequent Distribution Date occurs, shall change with the occurrence of each Assumed Final Distribution Date (up to and including the Assumed Final Distribution Date for the Class E Certificates) that occurs during the relevant Interest Payment Adjustment Period and shall equal one-twelfth of (a) a specified percentage, multiplied by (b) the amount of the particular prepayment of principal that is payable in reduction of the aggregate Certificate Principal Amount of the Sequential Pay Certificates on the then current Distribution Date. The specified percentage referred to in
clause (a) of the prior sentence shall be: (u)   % for Variable Interest
Payment Adjustments deemed due on or prior to the Assumed Final Distribution
Date for the Class A Certificates; (v)   % for Variable Interest Payment
Adjustments deemed due on or prior to the Assumed Final Distribution Date for the Class B Certificates but after the Assumed Final Distribution Date for
the Class A Certificates; (w)   % for Variable Interest Payment Adjustments
deemed due on or prior to the Assumed Final Distribution Date for the Class C Certificates but after the Assumed Final Distribution Date for the Class B
Certificates; (x)   % for Variable Interest Payment Adjustments deemed due on
or prior to the Assumed Final Distribution Date for the Class D Certificates but after the Assumed Final Distribution Date for the Class C Certificates;
(y) % for Variable Interest Payment Adjustments deemed due on or prior to the Assumed Final Distribution Date for the Class E Certificates but after
the Assumed Final Distribution Date for the Class D Certificates; and (z)   %
for Variable Interest Payment Adjustments deemed due after the Assumed Final Distribution Date for the Class E Certificates. For purposes of the foregoing, the "Reinvestment Yield" applicable to any Class of Regular Interest Certificates will be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the final Distribution Date during the relevant Interest Payment Adjustment Period. Also for purposes of the foregoing, the amount of any prepayment of principal payable in reduction of the aggregate Certificate Principal Amount of any Class or Classes of Sequential Pay Certificates on any Distribution Date shall be deemed to equal the product of
(x) the full amount of such prepayment of principal, multiplied by (y) a fraction, the numerator of which is the portion of the Principal Payment Amount for such Distribution Date that is payable in respect of such Class or Classes of Sequential Pay Certificates, and the denominator of which is the entire Principal Payment Amount for such Distribution Date.

   The following is an example of the foregoing allocation of Prepayment Premiums, and is based on the assumptions that (i) a Mortgage Loan with a $10,000,000 unpaid principal balance, a Mortgage Rate of 9.0% per annum, no Retained Yield and a stated maturity date of November 1, 2007, prepays in full on its Due Date during the initial Collection Period, (ii) such Mortgage Loan provides for the payment of a Prepayment Premium calculated in accordance with the "treasury" yield maintenance formula described under "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein, (iii) no other prepayment of principal is received on any Mortgage Loan during the initial Collection Period, and (iv) the Assumed Final Distribution Dates for the respective Classes of Regular Interest Certificates are as set forth herein, and is otherwise based on the "Mortgage Loan Assumptions" set forth under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life" herein:

                 TREASURY YIELD MAINTENANCE ALLOCATION TABLE

                                   MORTGAGE LOAN   CLASS A CERTIFICATES  CLASS IO CERTIFICATES
-------------------------------  ---------------  --------------------  ---------------------
Amount of Principal
 Prepayment(1)                      $10,000,000        $10,000,000            $10,000,000
Maturity Date/End of Relevant
 Interest Payment
 Adjustment Period(2)                   11/1/07            6/25/06               11/25/07
Number of Payments(3)                       132                115                    132
-------------------------------  ---------------  --------------------  ---------------------
Treasury Note Used for                7.875%/
 Discounting(4)                    November 2007     6.875%/ May 2006    7.875%/ November 2007
Treasury Yield (CBE)                      6.750%             6.600%                 6.750%
Reinvestment Yield                        6.657%             6.511%                 6.657%
-------------------------------  ---------------  --------------------  ---------------------
Mortgage Rate                             9.000%
Payment Differential
 ($ per month)                      $  19,525(5)
-------------------------------  ---------------  --------------------  ---------------------
Certificate Interest Rate
 for initial Distribution Date                               7.550%
Fixed Interest Payment
 Adjustment ($ per month)                              $     8,658(6)
-------------------------------  ---------------  --------------------  ---------------------
Variable Interest Payment
 Adjustment ($ per month)
 12/25/96 to 6/25/06                                                          $    10,417(7)
 7/25/06 to 8/25/06                                                           $    10,000(8)
 9/25/06 to 9/25/06                                                           $     8,333(9)
 10/25/06 to 11/25/07                                                         $     7,500(10)
-------------------------------  ---------------  --------------------  ---------------------
Total Prepayment Premium            $ 1,823,901
-------------------------------  ---------------  --------------------  ---------------------
PV Yield Loss Amount                                   $   739,260            $   951,134
-------------------------------  ---------------  --------------------  ---------------------
Remainder of Prepayment Premium     $133,507(11)
-------------------------------  ---------------  --------------------

 Remainder Allocated:
Class B = 70% $93,455
Class C = 30% $40,052

    (1) The entire amount of the prepayment is payable in reduction of the aggregate Certificate Principal Amount of the Class A Certificates and the aggregate Certificate Notional Amount of the Class IO Certificates.

    (2) For the Mortgage Loan, the maturity date thereof; for the Class A Certificates, the earlier of the Assumed Final Distribution Date for such Class and the first Distribution Date following the maturity date of the Mortgage Loan; and for the Class IO Certificates, the first Distribution Date following the maturity date of the Mortgage Loan.

    (3) For the Mortgage Loan, same as the number of months from the date of prepayment to the maturity date; and for the Class A and Class IO Certificates, same as the number of months from the Distribution Date in November 1996 to the end of the relevant Interest Payment Adjustment Period.

    (4) The treasury note with a maturity date closest to the date used in footnote (2) above.

    (5) (Mortgage Rate -Reinvestment Yield) x (amount of Principal Prepayment)/12 for 132 payments.

    (6) (Certificate Interest Rate for Class A Certificates for initial Distribution Date -Reinvestment Yield) x (amount of Principal Prepayment)/12 for 115 payments.

    (7) (1.25%) x (amount of Principal Prepayment)/12 for 115 payments; relates to Component A of aggregate Certificate Notional Amount of Class IO Certificates.

    (8) (1.20%) x (amount of Principal Prepayment)/12 for two payments; relates to Component B of aggregate Certificate Notional Amount of Class IO Certificates.

    (9) (1.00%) x (amount of Principal Prepayment)/12 for one payment; relates to Component C of aggregate Certificate Notional Amount of Class IO Certificates.

   (10) (0.90%) x (amount of Principal Prepayment)/12 for 14 payments; relates to Component F of aggregate Certificate Notional Amount of Class IO Certificates; no Variable Interest Payment Adjustments relate to Component D or Component E of the aggregate Certificate Notional Amount of the Class IO Certificates because, based on the Mortgage Loan Assumptions and a 0% CPR, the Class D and Class E Certificates would be retired on the same date as the Class C Certificates.

   (11) Excess of Prepayment Premium over aggregate PV Yield Loss Amount for Class A and Class IO Certificates. Remainder allocated: 70% to Class B ($93,455) and 30% to Class C ($40,052).

   The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Loans--Prepayment Premiums" and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   The rights of holders of the Non-Offered Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Offered Certificates; the rights of holders of the Class E Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the other Classes of Offered Certificates; the rights of holders of the Class D Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, the Class B Certificates and the Class C Certificates; the rights of holders of the Class C Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of the holders of the Senior Certificates and the Class B Certificates; and the rights of the holders of the Class B Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to the entire aggregate Certificate Principal Amount of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Classes of Certificates of principal equal to, in each such case, the entire aggregate Certificate Principal Amount of such Class of Certificates. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Non-Offered Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Non-Offered Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Non-Offered Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

   Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Payment Amount for each Distribution Date will generally have the effect of reducing the aggregate Certificate Principal Amount of such Class at a faster rate than the aggregate Stated Principal Balance of the Mortgage Loans. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will generally be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their aggregate Certificate Principal Amount, the subordination afforded the Class A Certificates (and, correspondingly, to the Class IO Certificates) by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, of the entire Principal Payment Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by each other outstanding Class of Subordinate Certificates, if any, with a later alphabetical Class designation.

   On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Expense Losses that, in each case, have been incurred since the Cut-off Date through the end of the related Collection Period, but have not previously been allocated as described below, will be allocated among the respective Classes of Sequential Pay Certificates (in each such case, in reduction of the aggregate Certificate Principal Amount of the particular Class) as follows, but in the aggregate only to the extent that the aggregate Certificate Principal Amount of all the Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date (but before giving effect to the allocations below) exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class J Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component J of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; second, to the Class H Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component H of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; third, to the Class G Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component G of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; fourth, to the Class F Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component F of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; fifth, to the Class E Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component E of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; sixth, to the Class D Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component D of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; seventh, to the Class C Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component C of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; eighth, to the Class B Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component B of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero; and last, to the Class A Certificates, until the remaining aggregate Certificate Principal Amount of such Certificates (and, correspondingly, Component A of the aggregate Certificate Notional Amount of the Class IO Certificates) is reduced to zero. Any Realized Loss or Additional Expense Loss allocated as described above to a Class of Sequential Pay Certificates will be allocated among the respective Certificates of such Class pro rata based on their respective Percentage Interests.

   "Realized Losses" are losses arising from the inability of the Servicer and/or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate (net of any related Retained Yield Rate) to but not including the Due Date in the Collection Period in which the liquidation occurred, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that constitutes Retained Yield or that is payable or reimbursable in respect of related liquidation and other servicing expenses). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven (to the extent not allocable to Retained Yield) also will be treated as a Realized Loss.

   An "Additional Expense Loss" is any loss realized upon payment by the Trust of an Additional Trust Fund Expense.

   "Additional Trust Fund Expenses" include, among other things: (i) any interest paid to the Servicer, Trustee and/or Fiscal Agent in respect of unreimbursed Advances; (ii) certain additional compensation payable to the Special Servicer in connection with a Mortgage Loan becoming a Specially Serviced Mortgage Loan or an REO Property; (iii) any outstanding and unreimbursed Servicing Advance that is determined to be a Nonrecoverable Advance as described under "--Advances" below; and (iv) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification to the Trustee and certain related persons described

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under "--The Trustee" below, certain reimbursements and indemnification to the Fiscal Agent and certain related persons described under "--The Fiscal Agent" below, certain reimbursements and indemnification to the Servicer, the Special Servicer and certain related persons described under "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Servicer and the Special Servicer" herein, certain taxes payable from the assets of the Trust Fund as described under "SERVICING OF MORTGAGE LOANS--Foreclosures" and "FEDERAL INCOME TAX CONSEQUENCES" herein, certain tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust.

PREPAYMENT INTEREST SHORTFALLS AND EXCESS PREPAYMENT INTEREST

   For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a borrower makes a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, the date such payment was made occurred prior to the Due Date for such Mortgage Loan in such Collection Period and interest on such Principal Prepayment or the principal portion of such Balloon Payment was not paid through such Due Date. Such a shortfall arises because the amount of interest (exclusive of any portion thereof that constitutes Retained Yield) which accrues on the amount of such Principal Prepayment or the principal portion of such Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Servicer, the Special Servicer and the Trustee. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (exclusive of any portion thereof that constitutes Retained Yield) which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over (b) the aggregate interest (exclusive of any portion thereof that constitutes Retained Yield) that did so accrue during such period taking into account such payment.

   In any case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for the related Mortgage Loan, "Excess Prepayment Interest" will arise since the amount of interest (exclusive of any portion thereof that constitutes Retained Yield) which accrues on the amount of such Principal Prepayment or the principal portion of such Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Servicer, the Special Servicer and the Trustee. The amount of Excess Prepayment Interest in any such case will equal, to the extent collected, the interest (exclusive of any portion thereof that constitutes Retained Yield) that accrues on such Principal Prepayment or the principal portion of such Balloon Payment from such Due Date to the date such payment was made.

   To the extent that the aggregate of all such Prepayment Interest Shortfalls for all Mortgage Loans for any Collection Period exceeds the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for such Collection Period, the Servicing Fee (but not the compensation of the Special Servicer or the Trustee) for the corresponding period will be reduced in an amount necessary to offset such additional remaining Prepayment Interest Shortfalls. See "SERVICING OF MORTGAGE LOANS--The Servicer--Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans" herein. To the extent that the aggregate of all such Prepayment Interest Shortfalls for all Mortgage Loans for any Collection Period exceeds the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for such Collection Period and the Servicing Fee (prior to reduction as described above) for the corresponding period, such excess (the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date) will generally be allocated among the respective Classes of Regular Interest Certificates (in reduction of the respective amounts of Distributable Certificate Interest for such Classes of Certificates for the related Distribution Date) pro rata in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for the related Distribution Date.

   To the extent that the aggregate of all such Excess Prepayment Interest for all Mortgage Loans for any Collection Period exceeds the aggregate of all such Prepayment Interest Shortfalls for all Mortgage Loans for such Collection Period, such excess amount (the "Net Aggregate Excess Prepayment Interest" for such Collection Period) will be payable to the Servicer as additional compensation.

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    The "Scheduled Principal Balance" of any Mortgage Loan (including any
Mortgage Loan as to which the related Mortgaged Property has become an REO Property) will generally be equal to: (i) as of the Cut-off Date, the Cut-off Date Balance of such Mortgage Loan; and (ii) as of any date subsequent to the Cut-off Date, an amount generally equal to the Cut-off Date Balance of such Mortgage Loan, reduced (to not less than zero) by the aggregate of the following:

     (a) the aggregate of the principal portions of all Monthly Payments (other than any Balloon Payment) due, and of any Assumed Payments deemed due, in respect of such Mortgage Loan on all Due Dates subsequent to the Cut-off Date through and including such date of determination, whether or not received or advanced;

     (b) the aggregate of all payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Repurchase Proceeds and other amounts received on or in respect of such Mortgage Loan (or any related REO Property) during the period subsequent to the Cut-off Date through and including such date of determination that were applied by the Servicer as recoveries of principal of such Mortgage Loan, in each case net of any portion of the particular payment or other collection which represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Payment deemed due, in respect of such Mortgage Loan on a Due Date on or prior to such date of determination; and

     (c) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the period subsequent to the Cut-off Date through and including such date of determination.

   Notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if any Mortgage Loan or, if acquired in respect thereof, the related Mortgaged Property is liquidated, purchased out of the Trust Fund or otherwise disposed of by the Trust Fund, the "Scheduled Principal Balance" of such Mortgage Loan will be zero as of the date which such payment in full, liquidation, purchase or other disposition occurred and as of each date thereafter.

   The "Assumed Payment" is an amount deemed due in respect of (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its maturity date occurred and (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. With respect to any such delinquent Balloon Loan, the Assumed Payment will generally equal an amount which when paid monthly would be sufficient to fully amortize the Scheduled Principal Balance of such Balloon Loan outstanding immediately prior to its stated maturity date over the then remaining amortization term of such Balloon Loan (without regard to the occurrence of such maturity date) and to pay one month's interest at the related Mortgage Rate. With respect to any such Mortgage Loan described in clause (ii) of the second preceding sentence, the Assumed Payment will generally equal an amount which when paid monthly would be sufficient to fully amortize the Scheduled Principal Balance of such Mortgage Loan outstanding immediately prior to the date on which the related Mortgaged Property became an REO Property over the then remaining amortization term of such Mortgage Loan (without regard to the occurrence of its maturity date) and to pay one month's interest at the related Mortgage Rate.

ADVANCES

   The Servicer, subject to the limitations described herein, and the Trustee, if the Servicer fails to do so (or the Fiscal Agent, if both the Servicer and the Trustee fail to do so), will be obligated to make cash advances ("P&I Advances"), with respect to each Distribution Date, of: (i) with respect to all Mortgage Loans other than those described in clause (ii) of this sentence, all delinquent Monthly Payments due during the related Due Period (exclusive of any portion thereof that constitutes Retained Yield); and (ii) in the case of a Balloon Loan delinquent in respect of its Balloon Payment or a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the excess, if any, of the Assumed Payment deemed due in respect such Mortgage Loan during the related Due Period (exclusive of any portion thereof that constitutes Retained Yield), over any amounts collected on or in respect of such Mortgage Loan or any related REO Property during the related Collection Period and applied as previously unadvanced principal of and/or interest (exclusive of any portion thereof that constitutes

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Retained Yield) on such Mortgage Loan. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

   The Servicer, subject to the limitations described herein, and the Trustee, if the Servicer fails to do so (or the Fiscal Agent, if both the Servicer and the Trustee fail to do so), will also be obligated to make certain cash advances ("Servicing Advances," and together with P&I Advances, "Advances") with respect to any Mortgaged Property to the extent necessary to pay taxes and insurance premiums that the related borrower failed to pay and to cover certain other servicing expenses.

   The Servicer, the Trustee and the Fiscal Agent will not be obligated to make any such Advances to the extent that such Advances, in the reasonable business judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, are ultimately not recoverable from future payments and other collections including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on or in respect of the related Mortgage Loans and REO Properties (any Advance, whether previously made or proposed to be made, that is not so recoverable, a "Nonrecoverable Advance"). Any determination of non-recoverability by the Servicer, the Trustee or the Fiscal Agent is to be supported by an analysis by the Servicer, the Trustee or the Fiscal Agent, as appropriate, of the possibility for repayment of such Advance giving full consideration to the cash flow generated by and the value of the related Mortgaged Property or Properties. To the extent such proceeds are not available in respect of any Mortgage Loan or REO Property in an amount sufficient to reimburse such Advances made thereon (or, in the case of an REO Property, the related Mortgage Loan), the Servicer, the Trustee and/or the Fiscal Agent, as applicable, may be reimbursed from collections with respect to other Mortgage Loans. With respect to any Advance, the Trustee and the Fiscal Agent are entitled to conclusively rely on the non-recoverability determination made by the Servicer.

   The Servicer, the Trustee and the Fiscal Agent are each entitled to interest on the aggregate amount of Advances made thereby with respect to a Mortgage Loan or REO Property. Interest will accrue on each such Advance at a per annum rate equal to the "Prime Rate" (as published in the "Money Rates" section of The Wall Street Journal or such other publication as determined by the Trustee in its reasonable discretion) until repaid and will generally be payable out of late payment charges and/or default interest, if any, collected in respect of the related Mortgage Loan or, if such amounts are insufficient, out of any amounts on deposit in the Custodial Account at the time such Advance is reimbursed. Pursuant to the terms of the Trust Agreement, with respect to Advances made on all Mortgage Loans, the Fiscal Agent will be entitled to recover all of its Advances (and interest accrued thereon) before either the Trustee or the Servicer is entitled to recover any of its aggregate Advances (and interest accrued thereon), and the Trustee will be entitled to recover all of its Advances (and interest accrued thereon) before the Servicer is entitled to recover any of its aggregate Advances (and interest accrued thereon).

APPRAISAL REDUCTIONS

   Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 120th day (or, in the case of a Modified Mortgage Loan, the 30th day) following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and
(iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"),

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the Special Servicer will be required to promptly obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be paid, or reimbursed to the Special Servicer, by a Servicing Advance of the Servicer. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan. The Appraisal Reduction Amount for any Required Appraisal Loan will, in general, be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate (net of any applicable Retained Yield Rate), (iii) all related unreimbursed Advances made by or on behalf of the Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Prime Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) or REO Property, net of any escrow reserves held by the Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to the appraised value (as is) of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, of the related Primary Mortgaged Property) or REO Property as determined by such appraisal (net of any liens that are prior to the lien of such Mortgage Loan and that do not relate to an item considered in clause (a)(iv) of this definition).

   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Rehabilitated Mortgage Loan (as defined herein) and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event (as defined herein) has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be paid, or reimbursed to the Special Servicer, by a Servicing Advance of the Servicer). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

 Trustee Reports

   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions if any, made on such Distribution Date to the holders of each Class of Offered Certificates (other than the Class IO Certificates) applied to reduce the respective Certificate Principal Amounts thereof; (ii) the amount of distributions, if any, made on such Distribution Date to holders of each Class of Offered Certificates allocable to (A) Distributable Certificate Interest and/or
    (B) Prepayment Premiums (net of any portion thereof constituting Retained Yield); (iii) the

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    aggregate Scheduled Principal Balance of the Mortgage Pool at the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool at the close of business on such Distribution Date; (iv) the number and aggregate principal balance of Mortgage Loans (a) delinquent one month, (b) delinquent two or more months or (c) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the Scheduled Principal Balance, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Depositor or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of Repurchase Proceeds, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of Net REO Income and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;
    (ix) the aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, of each Class of Offered Certificates before and after giving effect to the distributions made on such Distribution Date; (x) the aggregate amount of Principal Prepayments made during the related Collection Period; (xi) the Certificate Interest Rate applicable to each Class of Offered Certificates for such Distribution Date; (xii) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance thereof at the close of business on the related Determination Date; (xiii) the aggregate amount of servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period; (xiv) the amount of Realized Losses and/or Additional Expense Losses, if any, incurred with respect to the Mortgage Loans during the related Collection Period; and (xv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Trustee and the Fiscal Agent as of the close of business on the related Determination Date. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Due Period and Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" (calculated where applicable on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, and maturity date.

   On a quarterly basis, the Special Servicer is to deliver to the Trustee, and the Trustee is to deliver to Certificateholders, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Special Servicer obtains operating statements and the occupancy rate with respect to each Mortgaged Property for which the Special Servicer obtains rent rolls. On a quarterly basis, the Servicer is to deliver to the Trustee, and the Trustee is to deliver to Certificateholders, a report setting forth certain information regarding any repair and replacement, capital improvements and other reserve funds maintained with respect to the Mortgage Loans.

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    In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) above described items 1.(i), 1.(ii) and 1.(xiii) provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Offered Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

 Portfolio Performance Reports

   The Servicer will prepare a monthly "Portfolio Performance Report" with respect to the Mortgage Loans and deliver each such report to the Trustee. The Trustee will make such report available to Certificateholders. Such report will be prepared in part based on information provided to the Servicer each month by the Special Servicer with respect to Specially Serviced Mortgage Loans. Such report will set forth detailed information with respect to the delinquency status of the Mortgage Loans, including, among other things, the following: (i) number of days delinquent (ranging from less than one month to over two years) and causes of servicing transfers, (ii) delinquency status by state, including the five states with the largest delinquency concentrations, (iii) delinquency status by property type, (iv) delinquency status by state and property type, (v) Mortgage Loans returned to the Servicer, with and without modifications, (vi) Mortgage Loans liquidated, including by payment in full, discounted pay-off, sale of the Mortgage Loan, repurchase for breach of representations and warranties and sale of REO Property and (vii) REO Property by state and property type.

 Special Servicer Reports

   With respect to each Determination Date, the Special Servicer shall prepare the following reports with respect to Specially Serviced Mortgage Loans and REO Properties (collectively, the "Special Servicer Reports"): (i) a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent or in the process of foreclosure, (ii) a status report for each REO Property and (iii) a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. The Special Servicer Reports will be delivered to the Servicer, who will in turn deliver such reports to the Trustee, who will distribute such reports to the Certificateholders.

 Book-Entry Certificates

   Until such time as Definitive Certificates are issued in respect of the Book-Entry Certificates, the foregoing information and access thereto will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. Any Certificate Owner that does not receive information through DTC or its Participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by verification of such Certificate Owner's ownership interest) at the Trustee's corporate trust office.

   For those who have obtained an account number on the Trustee's Automatic Statements Accessed by Phone ("ASAP") System, Distribution Date Statements or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "Statement No. 207". Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, factor information may be obtained from the Trustee by placing a telephone call to (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms

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agreeable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board can be reached at (714) 282-3990. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory.

 Other Information

   The Trust Agreement requires that the Trustee make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder of an Offered Certificate, any Certificate Owner in respect of an Offered Certificate (provided that such Certificate Owner provides verification of its ownership interest), or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Loan documents) that are in the Trustee's possession: (i) the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date,
(iii) all annual officer's certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements (see "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" in the Prospectus), (iv) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property, (v) the most recent quarterly and annual operating statements and most recent rent rolls, if any, collected by the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Servicer's, Trustee's or Fiscal Agent's determination that any Advance was or, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

   The "Assumed Final Distribution Date" with respect to any Class of Regular Interest Certificates is the Distribution Date on which the aggregate Certificate Principal Amount or aggregate Certificate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Mortgage Loan Assumptions" set forth under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

  CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
---------------------  -----------------------------------
Class A ..............
Class IO .............
Class B ..............
Class C ..............
Class D ..............
Class E ..............
Class F ..............
Class G ..............
Class H ..............
Class J ..............

   The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

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    In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

   The "Rated Final Distribution Date" with respect to each Class of Offered Certificates (other than the Class IO Certificates) is October 25, 2026, the first Distribution Date that follows the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "CERTIFICATE RATING" herein.

OPTIONAL TERMINATION

   The holders of the Class R-III Certificates and the Servicer will each have the option to purchase, in whole but not in part, the Mortgage Loans and any REO Properties remaining in the Trust Fund on any date on which the aggregate Certificate Principal Amount of the Sequential Pay Certificates then outstanding is less than or equal to 5% of the initial aggregate Certificate Principal Amount thereof. Such purchase will be at a price (the "Termination Price") generally equal to the greater of (i) 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate (net of any applicable Retained Yield Rate) to the Due Date for such Mortgage Loan in the Collection Period of purchase and all related unreimbursed Servicing Advances, and the fair market value of any REO Property remaining in the Trust Fund, and (ii) the fair market value of all such Mortgage Loans and REO Properties remaining in the Trust Fund. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of the Trust under Section 860F of the Code. Upon any such termination, the purchase price for the Mortgage Loans and any REO Properties remaining in the Trust Fund (net of any portion of such purchase price that is allocable to cover the items described in clause (a)(v) of the definition of "Available Distribution Amount" set forth under "--Distributions--The Available Distribution Amount" above) will be applied to pay the outstanding Classes of Offered Certificates generally in the manner provided under "--Distributions--Application of the Available Distribution Amount" above, except that, subject to available funds, distributions of principal on the respective Classes of Sequential Pay Certificates will be made, in each such case, until the aggregate Certificate Principal Amount of such Class is reduced to zero and without regard to any Principal Payment Amount. Notice of any optional termination must be mailed by the Trustee at least ten days prior to the date set for optional termination.

   ANY SUCH TERMINATION WOULD RESULT IN RETIREMENT OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING CLASS IO CERTIFICATES AND ANY OTHER OUTSTANDING CERTIFICATES PURCHASED AT A PREMIUM, BECAUSE A TERMINATION WOULD HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE MORTGAGE LOANS. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

VOTING RIGHTS; LISTS OF CERTIFICATEHOLDERS

   At all times during the term of the Trust Agreement, 100% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the various Classes of Sequential Pay Certificates in proportion to the respective aggregate Certificate Principal Amounts of those Classes, and none of the Voting Rights will be allocated among the Class IO Certificates and Residual Interest Certificates. Voting

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Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

   If three or more Certificateholders (hereinafter referred to as "applicants," with a single person which (together with its affiliates) is the holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee is required, within five Business Days after the receipt of such application, to send, at the applicants' expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

AMENDMENT

   The Trust Agreement may be amended from time to time by the parties thereto (and the Trustee may agree to any amendment of the Servicing Agreement or the Special Servicing Agreement), without notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement), (ii) to cause the provisions in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement) to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or the Trust Agreement (or with respect to the Servicing Agreement or the Special Servicing Agreement) in this Prospectus Supplement or the Prospectus, or to correct or supplement any provision in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement) which may be inconsistent with any other provisions in the Trust Agreement (or in the Servicing Agreement or the Special Servicing Agreement),
(iii) to amend any provision of the Trust Agreement (or of the Servicing Agreement or the Special Servicing Agreement) to the extent necessary or desirable to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC for the purposes of federal income tax law or comparable provisions of state income tax law, or (iv) to make any other provisions with respect to matters or questions arising under or with respect to the Trust Agreement (or under or with respect to the Servicing Agreement or the Special Servicing Agreement); provided that no such amendment effected (or agreed to by the Trustee) pursuant to clause (iv) of the preceding sentence shall (i) adversely affect in any material respect the interests of any Certificateholder not consenting thereto or (ii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC. Any such amendment will be deemed not to adversely affect in any material respect any holder of a rated Certificate of any particular Class if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to such Class.

   The Trust Agreement may also be amended from time to time by the parties thereto (and the Trustee may agree to any amendment of the Servicing Agreement or the Special Servicing Agreement) with the consent of the holders of Certificates entitled to not less than 66 2/3% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement (or of the Servicing Agreement or the Special Servicing Agreement) or of modifying in any manner the rights of the Certificateholders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment, without the consent of all the Certificateholders, or (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC for federal income tax purposes.

THE TRUSTEE

   LaSalle National Bank ("LaSalle") will act as Trustee of the Trust. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a

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combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated either (A) if a fiscal agent is then currently in place, not less than (1) if ABN AMRO Bank, N.V. ("ABN AMRO") is the Fiscal Agent, (a) "Baa2" by Moody's and (b) "A-" by Fitch or another nationally recognized statistical rating organization (other than Moody's), or (2) if ABN AMRO and LaSalle are then no longer the Fiscal Agent and Trustee, respectively, (a) "Baa2" by Moody's, (b) "BBB" by DCR and
(c) "A-" by Fitch or (B) if a fiscal agent is not then in place, not less than "Aa2" by Moody's and "AA" by each of Fitch and DCR (or, in the case of each of clause (iii)(A) and (iii)(B), such other lower rating by any Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107 Attention: Asset-Backed Securities Trust Services--LB Mortgage Trust II, Series 1996-C2. As of December 31, 1995, the Trustee had assets of approximately $15 billion.

   The Trustee may be removed by the holders of Certificates entitled to more than 50% of the Voting Rights, for cause, upon 30 days' written notice to the Trustee and the Depositor. However, (i) removal of the initial Trustee will automatically result in the simultaneous removal of the initial Fiscal Agent and (ii) upon the resignation or removal of any subsequent Trustee, the Depositor may in its sole discretion remove the then current Fiscal Agent without cause.

   As compensation for the performance of its duties, the Trustee will be paid a monthly fee (the "Trustee Fee"), out of general collections on the Mortgage Loans, equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.01% per annum (the "Trustee Fee Rate") accrued on the aggregate Scheduled Principal Balance of the Mortgage Pool as of the commencement of each Due Period. The Trustee shall also be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and for all persons not regularly in its employ), but not including expenses incurred in the ordinary course of performing its duties as Trustee under such agreements, and except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct or which is the specific responsibility of the Trustee under such agreements.

   The Trustee and each of its directors, officers, employees or agents shall be entitled to indemnification from the Trust Fund out of the Custodial Account for any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement in accordance with the terms thereof (including, without limitation, any loss, liability or expense incurred in connection with any action or inaction of the Servicer pursuant to the Trust Agreement or the Servicing Agreement or of the Special Servicer pursuant to the Trust Agreement or the Special Servicing Agreement), including the costs and expenses of defending themselves against any related claims; provided that:

     (i) with respect to any such claim, the Trustee shall have given the Depositor and the holders of the Certificates written notice thereof promptly after the Trustee shall have knowledge thereof (except that failure to give such notice will not affect the Trustee's rights to indemnification unless the Depositor's or Certificateholders' defense of such claim is materially prejudiced thereby);

     (ii) while maintaining control over its own defense, the Trustee is to cooperate and consult fully with the Depositor in preparing such defense; and

     (iii) the Trust Fund will not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent is not to be unreasonably withheld.

   The Trustee will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee in accordance with the Trust Agreement, the Servicing Agreement and/or the Special Servicing Agreement (and, if it does, all legal expenses and costs of such action will be

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expenses and costs of the Trust). The Trustee will not be required to expend its own funds or otherwise incur any financial liability in the performance of its duties if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it.

   The Trustee will be responsible for various tax-related administrative duties in respect of the Trust.

   See "THE TRUST AGREEMENT--The Trustee", "--Duties of the Trustee" and "--Resignation of the Trustee" in the Prospectus.

THE FISCAL AGENT

   ABN AMRO Bank, N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trust and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Servicer and the Trustee. The Trust Agreement will provide that, in the event that the Fiscal Agent fails to make a required Advance or upon the occurrence of certain other events of default specified in the Trust Agreement, the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing aggregate Voting Rights of at least 25% the Trustee shall, remove the Fiscal Agent. See "--Advances" above.

   The Fiscal Agent may not resign its obligations and duties under the Trust Agreement except upon determination that it may no longer perform such obligations and duties under applicable law or such obligations and duties are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. The Fiscal Agent may also resign from its obligations and duties under the Trust Agreement at any time after October 31, 1997, upon reasonable notice to the Trustee, provided that (i) a successor fiscal agent is (A) available, and (B) willing to assume the obligations, responsibilities, and covenants to be performed by the Fiscal Agent on substantially the same terms and conditions, and for not more than equivalent compensation, (ii) the Fiscal Agent bears all costs associated with such resignation, (iii) the successor fiscal agent has a long-term debt rating of at least "Aa2" from Moody's and "AA" from each of Fitch and DCR, (iv) the successor fiscal agent is approved by the Depositor and the Trustee, and (v) the Rating Agencies shall have confirmed in writing that the appointment of such successor fiscal agent will not adversely affect the ratings on the Certificates that are then rated.

   Upon any resignation or removal of the Fiscal Agent, the Trustee will be required to designate a successor thereto whose appointment will not adversely affect the ratings on the Certificates then rated, unless (i) there is a successor fiscal agent already provided for in accordance with the proviso to the last sentence of the preceding paragraph or (ii) the long-term senior unsecured debt of the Trustee is rated at least "Aa2" by Moody's and "AA" by each of Fitch and DCR (or such other lower rating by any Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates). Except under the circumstances described in clause (ii) of the preceding sentence, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing, shall have assumed the Fiscal Agent's obligations and duties under the Trust Agreement.

   The Trustee will be responsible for payment of the compensation of the Fiscal Agent. In addition, the Fiscal Agent will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Fiscal Agent in accordance with any of the provisions of the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and for all persons not regularly in its employ), but not including expenses incurred in the ordinary course of performing its

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duties as Fiscal Agent under such agreements, and except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct or which is the specific responsibility of the Fiscal Agent under such agreements.

   Neither the Fiscal Agent nor any of the directors, officers, employees or agents of the Fiscal Agent will be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement, or for errors in judgment; provided that neither the Fiscal Agent nor any such person will be protected against any breach of a representation or warranty contained in the Trust Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the Trust Agreement. The Fiscal Agent will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties with respect to the Mortgage Loans and any REO Properties in accordance with the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement.

   The Fiscal Agent and each of its directors, officers, employees or agents shall be entitled to indemnification from the Trust Fund out of the Custodial Account for any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of, or in connection with, the performance of their duties under the Trust Agreement, the Servicing Agreement or the Special Servicing Agreement, including the costs and expenses of defending themselves against any related claims; provided that:

     (i) with respect to any such claim, the Fiscal Agent shall have given the Depositor and the holders of the Certificates written notice thereof promptly after the Fiscal Agent shall have knowledge thereof (except that failure to give such notice will not affect the Fiscal Agent's rights to indemnification unless the Depositor's or the Certificateholders' defense of such claim is materially prejudiced thereby);

     (ii) while maintaining control over its own defense, the Fiscal Agent is to cooperate and consult fully with the Depositor in preparing such defense; and

     (iii) the Trust Fund will not be liable for settlement of any such claim by the Fiscal Agent entered into without the prior consent of the Depositor, which consent is not to be unreasonably withheld.

   As of December 31, 1995, the Fiscal Agent had assets of approximately $340 billion.

THE CUSTODIAL AND COLLECTION ACCOUNTS

   The "Custodial Account" for the Trust will be established by the Servicer in the name of the Trustee in an account or accounts as described in the Trust Agreement (each, an "Eligible Account") that are either (i) maintained with a depository institution, under terms and conditions which will not adversely affect the ratings of the Certificates by any Rating Agency or (ii) a segregated trust account. The Servicer will deposit in the Custodial Account on the Business Day following the day of receipt or identification thereof all payments and other collections received with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date and other than Retained Yield), and will be permitted to make withdrawals therefrom as set forth in the Servicing Agreement. See "SERVICING OF MORTGAGE LOANS" in the Prospectus. Funds in the Custodial Account may be invested and, if invested, will be invested in the name of the Trustee (in its capacity as such) in Eligible Investments specified in the Trust Agreement and generally described in the Prospectus that mature not later than the Business Day preceding each Distribution Date and may not be sold or disposed of prior to its maturity. All income and gain realized from any such investments will accrue to the benefit of the Servicer, as additional servicing compensation, and will be subject to withdrawal from time to time. Likewise, all losses realized from any such investments will be borne by the Servicer.

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    The "Collection Account" for the Trust will be established by the Trustee in an Eligible Account or Accounts. No later than the Business Day preceding each Distribution Date (the "Servicer Remittance Date"), the net collections and P&I Advances on or in respect of the Mortgage Loans and any REO
Properties then on deposit in the Custodial Account that constitute part of the Available Distribution Amount for such Distribution Date, together with certain other limited amounts then payable to the Trustee and any Prepayment Premiums, net of any portion thereof constituting Retained Yield, collected during the related Collection Period, are to be remitted by the Servicer to the Trustee for deposit into the Collection Account. On each Distribution Date, the Trustee will withdraw all amounts in the Collection Account and, after paying fees and expenses described in the Trust Agreement, will make the payments on the Certificates described herein. Funds in the Collection Account may not be invested.

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                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 111 conventional, fixed rate, first lien, monthly-pay commercial and multifamily mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $404,309,352.93 (the "Initial Pool Balance"). The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of October 1, 1996 (the "Cut-off Date"), after application of all payments due on such Mortgage Loan on or before such date, whether or not received. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All statistical information provided herein with respect to the Mortgage Pool is provided on an approximate basis.

   Except as otherwise described below with respect to Cross-Collateralized Mortgage Loans, each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate in an income-producing real property (each, a "Mortgaged Property"). Forty-nine Mortgage Loans, representing 33.77% of the Initial Pool Balance, are secured by multifamily apartment properties; 33 Mortgage Loans, representing 31.25% of the Initial Pool Balance, are secured by hotel properties; 23 Mortgage Loans, representing 30.28% of the Initial Pool Balance, are secured by retail properties; two Mortgage Loans, representing 1.54% of the Initial Pool Balance, are secured by office properties; two Mortgage Loans, representing 1.24% of the Initial Pool Balance, are secured by assisted living/congregate care properties; one Mortgage Loan, representing 1.14% of the Initial Pool Balance, is secured by a mobile home park; and one Mortgage Loan, representing 0.79% of the Initial Pool Balance, is secured by a self-storage facility.

   The Mortgage Loans are secured by mortgage liens on Mortgaged Properties located throughout 33 states and the District of Columbia, including Georgia (15 Mortgage Loans, representing 12.37% of the Initial Pool Balance), Florida (11 Mortgage Loans, representing 9.90% of the Initial Pool Balance), California (seven Mortgage Loans, representing 9.27% of the Initial Pool Balance) and New Jersey (seven Mortgage Loans, representing 8.84% of the Initial Pool Balance).

   Three groups (each, a "Group") of Mortgage Loans (the "Cross-Collateralized Mortgage Loans"), representing 4.16%, 3.16% and 1.16%, respectively, of the Initial Pool Balance, are, solely as among the Mortgage Loans in each such particular Group, cross-defaulted and cross-collateralized. In the case of two of the three Groups of Cross-Collateralized Mortgage Loans, the aggregate unpaid principal amount of the entire Group is evidenced by a single Mortgage Note and secured by first mortgage liens on the borrowers' respective fee simple interests in three or more Mortgaged Properties. In such cases, a portion of such aggregate unpaid principal amount has been allocated to each such Mortgaged Property (as to such allocated portion, the "Primary Mortgaged Property"), and such allocated portion is for purposes of this Prospectus Supplement and the Trust Agreement deemed to be a separate Mortgage Loan. In the case of the third Group of Cross-Collateralized Mortgage Loans, each Mortgage Loan in such Group is evidenced by a separate Mortgage Note, and the Mortgage on each related Mortgaged Property reflects that it is intended as security for each of the Mortgage Loans in such Group; provided that for purposes of this Prospectus Supplement and the Trust Fund, each of the related Mortgaged Properties has been designated as the "Primary Mortgaged Property" for one of the Mortgage Loans in such Group. See "RISK FACTORS--The Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" herein. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "related REO Property") are, in the case of a Cross-Collateralized Mortgaged Loan, references to the Mortgaged Property that is (or the REO Property that was) designated as the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgage Loan" or "related Cross-Collateralize Mortgage Loan" are, in the case of a Mortgaged Property that secures (or an REO Property that secured) a Group of Cross-Collateralized Mortgage Loans, references to the Mortgage Loan as to which such Mortgaged Property has (or such REO Property had) been designated as the Primary

Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein and in Annex A hereto with respect to the Cross-Collateralized Mortgage Loans is so provided without regard to the cross-collateralization, and each Cross-Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the related Primary Mortgaged Property.

   None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date or, if originated during such 12-month period, since origination.

MORTGAGE LOAN HISTORY

   Seven Mortgage Loans, representing 14.33% of the Initial Pool Balance, were originated by the Seller; 81 Mortgage Loans, representing 65.82% of the Initial Pool Balance, were originated by Seller-approved conduit originators utilizing the Seller's commercial conduit program guidelines; and 23 Mortgage Loans, representing 19.85% of the Initial Pool Balance, were purchased from unaffiliated third-party originators in the secondary mortgage market. Ninety-five Mortgage Loans, representing 85.45% of the Initial Pool Balance, were originated subsequent to October 1, 1995. The remaining 16 Mortgage Loans were originated prior to September 30, 1995 but subsequent to November 4, 1994. The Mortgage Loans purchased by the Seller in the secondary mortgage market were re-underwritten by the Seller to confirm substantial compliance with the Seller's underwriting guidelines.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms. All of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

   Due Dates. The Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.

   Amortization. Sixteen of the Mortgage Loans, representing 9.85% of the Initial Pool Balance, are self-amortizing. The remaining Mortgage Loans provide for Monthly Payments based on amortization schedules significantly longer than their terms to maturity, thereby leaving Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. See "RISK FACTORS--The Mortgage Loans--Balloon Payments at Maturity and Extension of Maturity" herein.

   Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans, restrict or prohibit voluntary principal prepayment. In general, as of the Cut-off Date those Mortgage Loans either (i) permit voluntary prepayments of principal provided that the prepayment is accompanied by an additional amount (a "Prepayment Premium") in excess of the amount prepaid (83 Mortgage Loans, representing approximately 76.1% of the Initial Pool Balance) or (ii) prohibit voluntary prepayments of principal for a period (a "Lock-out Period") ending on a date specified in the related Mortgage Note and require that prepayments made thereafter be accompanied by a Prepayment Premium (28 Mortgage Loans, representing approximately 23.9% of the Initial Pool Balance). Prepayment Premiums are generally calculated either: (a) as the greater of (x) 1.0% of the amount prepaid and (y) the result of a "treasury" yield maintenance formula (99 Mortgage Loans, representing approximately 87.0% of the Initial Pool Balance); or (b) in the case of certain Mortgage Loans, after the expiration of a period during which the calculation described in clause (a) is in effect, as a specified percentage (which generally declines to 1% over the remaining loan term) of the amount prepaid (12 Mortgage Loans, representing approximately 13.0% of the Initial Pool Balance). In general, each Mortgage Loan permits a Principal Prepayment in full (and, in certain cases, in part) to be made without payment of any Prepayment Premium during the six-month period preceding its stated maturity date (except in the case of eight Mortgage Loans secured by hotel properties, representing 9.56% of the Initial Pool Balance, each of which has an original term to maturity of seven, 15, 20 or 23 years, and which generally require for the first six, 12 or 15 years of the loan term that permitted Principal Prepayments be accompanied by a Prepayment Premium based on a "treasury" yield maintenance formula and do not require any Prepayment Premium for the remainder of the loan term).

    In the case of two of the three Groups of Cross-Collateralized Mortgage Loans, representing 4.16% and 3.16% of the Initial Pool Balance, respectively, the related Mortgage Loan documents provide that any one or more of the individual hotels constituting the Mortgaged Properties for each such Group may be released from the lien of the related Mortgage provided that certain specified conditions are met, including the payment by the related borrower to the lender of, among other specified amounts, an amount equal to 125% of the portion of the aggregate unpaid principal amount of the related debt that has been allocated to each of the Mortgaged Properties to be released, together with the applicable Prepayment Premium.

   One Mortgage Loan, which represents 1.88% of the Initial Pool Balance, in addition to having one of the versions of prepayment provisions described above, provides for the deposit in escrow of $600,000 of the Mortgage Loan proceeds in connection with three leases of space at the related Mortgaged Property. As certain leasing criteria are met with respect to each such lease, a specified percentage of the escrowed funds is to be disbursed to the borrower. In the event that such criteria are not met with respect to one or more of such leases by July 31, 1997, the remaining undisbursed escrowed proceeds are to be applied as a partial Principal Prepayment of the Mortgage Loan during what would otherwise be the related Lockout Period; provided that such Principal Prepayment is required to be accompanied by the applicable Prepayment Premium, for which funds have not been escrowed.

   The "treasury" yield maintenance formula referred to in the preceding paragraph as being used in the calculation of Prepayment Premiums will generally be equal to the present value of a series of payments each equal to the Payment Differential (hereinafter defined) and payable on each monthly payment date over the remaining original term of the Mortgage Loan being prepaid discounted at the Treasury Yield (hereinafter defined) for the number of months remaining from the date of prepayment to each such monthly payment date through the maturity date. The term "Treasury Yield" as used herein will generally be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date of the Mortgage Loan being prepaid, with such yield being based on the bid price for such issue as published in or otherwise made available from a specified source) on the date that is a specified number of days prior to the date of prepayment and converted to a monthly compounded nominal yield. The term "Payment Differential" as used herein will generally be equal to (x) the Mortgage Rate minus the Treasury Yield, divided by (y) 12 and multiplied by (z) the amount being prepaid.

   The table set forth below indicates for each of the specified prepayment provisions the portion of the Mortgage Pool (expressed as a percentage of the Initial Pool Balance) to which such provision is applicable as of the first day of each of the specified months based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Mortgage Loan Assumptions" set forth under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life" herein.

                            PREPAYMENT PROVISIONS


                % OF      % OF        % OF         % OF     % OF    % OF     % OF    % OF    % OF    % OF    % OF     % OF
                POOL      POOL        POOL         POOL     POOL    POOL     POOL    POOL    POOL    POOL    POOL     POOL
               NOV. 1,   NOV. 1,     NOV. 1,      NOV. 1,  NOV. 1  NOV. 1,  NOV. 1, NOV. 1, NOV. 1, NOV. 1, NOV. 1,  NOV. 1,
                1996      1997         1998        1999     2000    2001     2002    2003    2004    2005    2006     2007
               ------    ------      ------       ------   ------  ------   ------  ------  ------  ------  ------   ------
LOP (1) .......  23.9%   10.6%         7.4%         3.6%     1.5%    0.8%     0.8%     --      --      --      --       --
TYM (2) .......  76.1%   89.4%        92.6%        96.4%    98.5%   94.7%    78.6%   56.0%   55.9%   39.0%   11.5%    11.5%
5% of PP(3) ...    --      --           --           --       --      --       --      --      --      --     1.9%      --
4% of PP ......    --      --           --           --       --      --       --      --      --      --      --      1.9%
3% of PP ......    --      --           --           --       --      --       --     3.3%     --      --      --       --
2% of PP ......    --      --           --           --       --      --       --      --     3.3%     --      --       --
1% of PP ......    --      --           --           --       --     3.3%     3.3%    3.3%    3.3%    1.8%     --       --
None (4) ......    --      --           --           --       --     1.2%    10.9%     --     0.1%   16.4%     --       --
Loans Matured .    --      --           --           --       --      --      6.4%   37.4%   37.4%   42.8%   86.6%    86.6%
                -------  ------       -------       ------  ------  ------   ------  -----   -----   -----   -----   ------
Total .........   100%    100%         100%          100     100%    100%     100%    100%    100%    100%    100%     100%
                =======  ======       =======       ======  ======  ======   ======  =====   =====   =====   =====   ======

------------

   (1) LOP: Lock-out Period

   (2) TYM: Prepayment Premium based on a "treasury" yield maintenance formula.

   (3) PP: Principal Prepayment

   (4) None: No prepayment restriction

    If and to the extent collected, Prepayment Premiums, net of any portion thereof constituting Retained Yield, will be distributed among the holders of the respective Classes of Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums". The Depositor makes no representation as to the enforceability of the terms of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Loans--Prepayment Premiums" herein.

   Non-recourse Obligations. Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the Mortgaged Property or Properties securing such loan for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person (which in some cases may itself be a limited recourse entity), and prospective investors should thus consider all of the Mortgage Loans to be non-recourse.

   Servico Cash Management System. In the case of six of the Servico Mortgage Loans (the "Servico Cash Management Mortgage Loans"), which represent in the aggregate approximately 5.56% of the Initial Pool Balance, the related borrowers (each, a "Servico Participating Borrower") participate in a single centralized "cash management" system (the "System") that is maintained by Servico, Inc. ("Servico"), which wholly owns each of the Servico Participating Borrowers. Pursuant to the terms of a cash management agreement (as amended, the "Cash Management Agreement"), the manager (the "Servico Manager") of the related Mortgaged Properties is required to deposit cash receipts and credit card receivables from the operation of such Mortgaged Properties into one or more accounts (each, a "Servico Account") in the name of Servico. Under the System, cash receipts and credit card receivables from the operation of properties that are owned by affiliates of Servico other than the Servico Participating Borrowers (each, a "Non-Borrower Participant") also are deposited into the Servico Accounts, together with other receipts of the Servico Manager and Servico. The Cash Management Agreement provides for the pooling of net income from all participating entities and the payment of operating expenses on a collective basis (although property specific accounting is to be maintained). Accordingly, at any given time, a participant in the System may have paid more or less into the System than it has withdrawn or had paid on its behalf, thereby being entitled to or owing, as the case may be, the difference.

   Such commingling could cause the lien of the Trust Fund on cash and credit card receivables belonging to a Servico Participating Borrower and held under the System to become unperfected. In addition, the filing of a bankruptcy petition with respect to any participant in the System could result in the imposition of an automatic stay against attempts to enforce rights to collect funds flowing through the accounts established under the Cash Management Agreement, resulting in uncertainty as to the timing and amount of recovery of funds and credit card receivables of the Servico Participating Borrowers then in the System. The Cash Management Agreement does provide, however, that upon the occurrence of a default under any Servico Cash Management Mortgage Loan or certain other loans (or, upon written notice from the lender, that an insolvency event has occurred in respect of Servico or certain of its participating affiliates), each Servico Participating Borrower will immediately cease to participate in the System and any underpayments due from, or overpayments due to, a participant in the System existing at that time are required to be paid in cash, provided that any payment obligation of a Servico Participating Borrower is required to be paid only from available net income of such entity after payment of debt service, the funding of any required reserves and the payment of other amounts required by the terms of its Servico Cash Management Mortgage Loan.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "SERVICING OF MORTGAGE LOANS--Due-on-Sale and Due-on-Encumbrance Provisions" herein.

 ASSESSMENTS OF PROPERTY CONDITION

 Appraisals

   An appraisal of each of the Mortgaged Properties was performed by an independent MAI or state-certified appraiser to establish the value of such Mortgaged Property at the time of origination of the related Mortgage Loan (the "Original Value" of such Mortgaged Property). In the case of each of the 111 Mortgaged Properties, the related appraiser certified that such appraisal was conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the related Mortgage Loans, have not been updated following origination and are not guarantees of, and may not be indicative of, present or future value. One appraisal was conducted with respect to each Mortgaged Property, and there can be no assurance that another appraiser would not have arrived at a different valuation, even if such other appraiser used the same general approach to and same method of appraising the property.

   Appraised values of income-producing properties, like the Mortgaged Properties, are generally based on one of three approaches or upon a selection from or interpolation of the values derived from such methods: (a) the market comparison method (recent resale value of comparable properties at the date of the appraisal), (b) the replacement cost method (the cost of replacing the property at such date), and (c) the income capitalization method (a projection of value based upon the property's projected net cash flow). Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a Mortgaged Property, the value thereof will in all cases be affected by property performance. Accordingly, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

 Environmental Assessments

   A "phase I" environmental site assessment was performed with respect to each of the Mortgaged Properties in connection with the origination of the related Mortgage Loan. In certain cases, additional environmental testing, as recommended by such "phase I" assessment, was performed. In each case where environmental assessments revealed violations, the originator was required to determine that necessary remediation was being undertaken in a satisfactory manner or that it would be addressed post-closing and, in some instances, the originator required that reserves be established to cover the estimated cost of such remediation.

   The most common recommendation in the resulting environmental reports related to the establishment of an Operations and Maintenance ("O&M") Program in respect of asbestos-containing materials ("ACMs"). In several cases, O&M Programs and/or repainting were also recommended with respect to lead-based paint. Other significant recommendations included: (i) quarterly monitoring of groundwater contamination resulting from the removal of a leaking underground storage tank (a "UST") (one Mortgaged Property securing 2.08% of the Initial Pool Balance); (ii) asbestos abatement, together with the closing of a "UST" (one Mortgaged Property securing 0.77% of the Initial Pool Balance); and (iii) the venting of crawl spaces and the testing for radon gas (one Mortgaged Property securing 0.31% of the Initial Pool Balance). In the case of items (ii) and (iii) of the preceding sentence, reserves were established at the closings of the related Mortgage Loans to address the identified problems in the amounts of $40,813 and $3,000, respectively.

   With respect to item (i) above, the Depositor has been advised of the following by a certified environmental engineering consultant. Petroleum-contaminated soil was identified at the related Mort-gaged Property in 1985. In January 1986, four UST's were removed, the soil was excavated to a depth of 15 feet below surface grade and four new double-walled USTs with leak-detection monitors between the walls were installed with appropriate permits. In July 1996, the system was certified to be operating properly. The California Regional Water Quality Control Board ("CRWQCB"), Los Angeles Region, has overseen the monitoring of the related Mortgaged Property since June 1986. In a June 29, 1994 letter to the related borrower, the CRWQCB approved a workplan for the installation of monitoring wells and a quarterly groundwater monitoring program. Sampling of on-site monitoring wells from August 1994 through July 1996 have identified the presence of petroleum contamination beneath the Mortgaged Property from both on-and off-site sources. The related Mortgage Loan documents require the borrower to establish an environmental reserve, into which monthly payments of $2,500 are required to be made, for the reimbursement to such borrower of the costs incurred by it in connection with above-described monitoring and/or remediation, if necessary, of groundwater contamination as disclosed or referred to in the related environmental site assessment report. In addition, the Underground Storage Tank Cleanup Fund ("UST Fund") was created pursuant to Chapter 6.75 of the California Health and Safety Code to assist qualified UST system owners with the cleanup of petroleum contamination. The UST Fund provides up to $990,000 per occurrence for expenditures approved by California's State Water Resources Control Board. The related Mortgaged Property has been accepted into this state reimbursement program, and over $21,000 has been reimbursed to the related borrower as of June 1996 for costs associated with the approved workplan.

 Engineering Assessments

   In connection with the origination of each of the Mortgage Loans, an architectural and/or engineering firm inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports (the "A&E Report") indicated a variety of deferred maintenance items that required attention generally in the first six months or year of the Mortgage Loan. With respect to 82 of such Mortgaged Properties, securing 72.43% of the Initial Pool Balance, escrows were established by the related borrowers to cover the estimated cost of the recommended repairs or replacements in an amount ranging from 100% to 150% of such estimated cost to assure completion of the repairs or replacements.

 Property Inspections

   Each of the Mortgaged Properties was inspected by or on behalf of the Seller or the originator of the Mortgage Loan in connection with the origination of the related Mortgage Loan to assess its general condition. No such inspection revealed any patent structural deficiency that the Depositor considers material and adverse or any material deferred maintenance for which adequate reserves have not been established.

 Product Improvement Plans

   In addition to the reserves established pursuant to the A&E Reports, certain Mortgage Loans secured by hotel properties provide for escrows to address franchisor required upgrades to the hotel. The cost of such upgrade is generally escrowed at between 100% and 150% of the estimated cost of such repair.

RETAINED YIELD

   Four Mortgage Loans, representing 4.74% of the Initial Pool Balance, are being transferred to the Trustee subject to a prior holder's right to receive any Retained Yield collected thereon. With respect to any such Mortgage Loan, "Retained Yield" will generally consist of (i) interest accrued at the related Retained Yield Rate on the outstanding principal balance from time to time of such Mortgage Loan calculated and payable monthly from interest received on such Mortgage Loan, whether in the form of scheduled payments of interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or otherwise, and (ii) a pro rata share of any Prepayment Premiums received in respect of such Mortgage Loan (in each case, generally equal to the product of (i) the amount of the particular Prepayment Premium, multiplied by
(ii) a fraction, the numerator of which is the Retained Yield Rate, and the denominator of which is the sum of the Retained Yield Rate, the Net Mortgage Rate and the Trustee Fee Rate). The Retained Yield Rates for such Mortgage Loans range from 0.28% per annum to 1.18% per annum. As of the Cut-off Date, such Mortgage Loans had a weighted average Retained Yield Rate (based on their respective Cut-off Date Balances) of 0.71% per annum.

   The holder of the Retained Yield (the "Retained Yield Holder") with respect to any Mortgage Loan will have the right to assign any or all of its rights in and to such Retained Yield without the consent of the Trustee or any Certificateholder. Any sale by the Trust of a Mortgage Loan as to which there is Retained Yield will be subject to the related Retained Yield Holder's interest in and right to such Retained Yield.

   Payments or other collections of interest received in respect of any Mortgage Loan as to which there is Retained Yield, if less than the full amount of interest then due and owing on such Mortgage Loan, will be applied first to certain unpaid servicing fees, and second, as between interest at the related Retained Yield Rate and interest at the sum of the related Net Mortgage Rate, plus the Trustee Fee Rate, in the same proportion as the related Retained Yield Rate bears to the sum of the related Net Mortgage Rate, plus the Trustee Fee Rate.

SECONDARY FINANCING

   One of the Mortgaged Properties, which represents security for 1.05% of the Initial Pool Balance, is encumbered by subordinated debt. With limited exception, all of the Mortgage Loans either prohibit the related mortgagor from encumbering the Mortgaged Property with additional secured debt or require the lender's prior consent prior to so encumbering such property. See "Certain Terms and Conditions of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" above. Other than as indicated above, the Depositor is unable to confirm if any other subordinate financing currently encumbers any Mortgaged Property.

   The existence of subordinated indebtedness encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

   In addition, five of the borrowers under the Mortgage Loans are the obligors on various unsecured debt.

ADDITIONAL MORTGAGE LOAN INFORMATION

   The tables appearing on the following pages set forth certain information with respect to the entire Mortgage Pool and with respect to the Mortgage Loans secured by mortgage liens on the various types of Mortgaged Properties and, in each such case, certain information with respect to the related Mortgaged Properties. The statistics in certain of such tables were derived primarily from unaudited information furnished by or on behalf of the related borrowers and/or property managers, and such information has not been independently verified by the Depositor, the Seller or the Underwriter. In preparing such tables, each Cross-Collateralized Mortgage Loan was treated as an individual Mortgage Loan secured only by a mortgage lien on the related Primary Mortgaged Property. For purposes of this Prospectus Supplement, and in particular the following tables and in Annex A hereto:

   1. "Underwriting NOI" as used herein with respect to any Mortgaged Property means the Annual Gross Operating Revenues minus the Annual Gross Operating Expenses, each of which was derived as of year end 1995 or first quarter 1996 (depending on available information), generally in the following manner:

     (a) Multifamily, Mobile Home Park, Assisted Living/Congregate Care and Self-Storage Properties. For Mortgaged Properties that are multifamily rental properties, mobile home parks and assisted living/congregate care facilities ("AL/CC"), the Annual Gross Operating Revenues are an annualized number based upon actual property performance for the three month period preceding the calculation thereof. For self-storage facilities, the Annual Gross Operating Revenues are based upon the actual property performance for the 12-month period preceding the calculation thereof.

     In determining the Annual Gross Operating Expenses for such Mortgaged Properties, variable expenses were based on the actual trailing 12 months or, if the actual trailing 12 months' expenses are not available, on the most recent fiscal year's expenses and a 3% to 4% growth factor. In addition, multifamily rental properties, mobile home parks and assisted living/congregate care facilities are assumed to have minimum management fees equal to 5% of the effective gross income (although, in the case of certain larger properties, a 4% to 4.5% management fee is assumed due to economies of scale). Self-storage properties are assumed to have a minimum management fee equal to 6% of the effective gross income. Repairs and maintenance expenses are adjusted to remove non-recurring capital expenditure items and to reflect, among other things, the age and condition of the properties.

     Also in determining the Annual Gross Operating Expenses for such Mortgaged Properties, fixed expenses such as real estate taxes and insurance premiums are based on (i) the tax bill for the next 12 months or, if not available, the current tax bill increased by 3% to 4% and (ii) the actual insurance premiums for the borrower's policy as adjusted to reflect the Seller's insurance requirements, if necessary.

     Annual Gross Operating Expenses for such Mortgaged Properties also generally reflect replacement reserves based on the greater of: (i) the actual amount set forth in the related architectural and engineering report; and (ii) $150/unit/year for multifamily rental properties that are less than 10 years old, $200/unit/year for multifamily rental properties that are between 10 and 20 years old, $250/unit/year for multifamily rental properties that are more than 20 years old, approximately $.17 to $.25/sq. ft./year for self-storage facilities, $250 to $300/unit/year for assisted living/congregate care facilities and $0 to $40/pad/year for mobile home park properties.

     (b) Hotels. The Annual Gross Operating Revenues and Annual Gross Operating Expenses for Mortgaged Properties that are hotels are based on the actual operating performance for the trailing 12 months; provided that the following adjustments are made with respect to the indicated expense items: (i) management fees are assumed to equal the greater of actual and 4% of gross revenues; (ii) franchise fees are assumed to equal the greater of actual and 4% of room revenues; (iii) furniture, fixtures and equipment ("FF&E") reserves are set between 3% and 5% of gross revenues depending on the related A&E Report and the franchisor's report, prior capital expenditures and the age of the hotel; (iv) in cases where the operating margins of the hotel are well below the industry norm, an adjustment is made to decrease the operating margin; (v) in cases where the occupancy is adjusted downward, only management fees, franchise fees and FF&E reserves based solely on revenues are adjusted; (vi) if an increase in the tax rate is expected, real estate taxes are adjusted to reflect the increase; and
    (vii) insurance premiums are adjusted to reflect an estimate of the coverage that is required by the Seller.

     (c) Retail and Office. The Annual Gross Operating Revenues for Mortgaged Properties that constitute retail and office properties are determined by analyzing the current rent roll and comparing the results to historical collections. The Seller only underwrites rents in place and therefore does not consider speculative lease-up of vacant space in its underwriting. Expense recoveries are based on leases in place and compared to historical trends. Generally, expense reimbursements cover common area maintenance, real estate taxes and insurance. The Seller typically does not underwrite management fees as a recoverable expense.

     Annual Gross Operating Expenses for such Mortgaged Properties are calculated based on operating expenses determined utilizing the same methodology as that used for multifamily rental properties. In addition, operating expenses are compared to market expenses and adjusted upward if below market. Structural replacement reserves are calculated at approximately $.15 to $.25/sq. ft./year in the case of office properties, $.10 to $.15/sq. ft./year in the case of properties with flex space and warehouses, and $.10 to $.25/sq. ft./year for retail properties. Such ranges depend on the quality of the property, age and location, among other things.

      Tenant improvements, leasing commissions and downtime between leases, collectively known as "Leasing Costs," are taken into consideration when calculating Underwriting NOI for retail and office properties. A normalized amount of annual Leasing Costs is determined for each retail and office property based on the contractual lease expirations that are scheduled to occur during the term of the Mortgage Loan plus one additional year. Such Leasing Costs are quantified and deducted as an expense in deriving Underwriting NOI. In many cases, depending on the amount of the Leasing Costs and the specific arrangement with the borrower, monthly escrows are required in order to fund the anticipated Leasing Costs. As a matter of underwriting policy, vacant space at the time a loan is underwritten is assumed to remain unoccupied for the term of the Mortgage Loan. Therefore, Underwriting NOI does not contain any speculative income from leases that are not currently in place.

   No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwriting NOI set forth herein intended to represent such future cash flow.

   Underwriting NOI and the revenues and expenses used to determine Underwriting NOI for each Mortgaged Property are derived from unaudited information provided by the respective borrowers and/or property managers. Net income for a Mortgaged Property as determined under Generally Accepted Accounting Procedures ("GAAP") would not be the same as the Underwriting NOI for such Mortgaged Property set forth in Annex A hereto and used in calculating the Cut-off Date DSC Ratio for the related Mortgage Loan set forth in the tables herein or in Annex A hereto. Underwriting NOI is not a substitute for or comparable to net operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

    2. "Annual Debt Service" means, for any Mortgage Loan, 12 times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

    3. "Cut-off Date DSC Ratio" or "Cut-off Date Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the Underwriting NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

    4. "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the ratio, expressed as a percentage, of the Cut-off Date Balance of such Mortgage Loan to the Original Value of the related Mortgaged Property.

    5. "Maturity Date LTV Ratio" means, with respect to any Mortgage Loan, the ratio, expressed as a percentage, of the Scheduled Principal Balance of such Mortgage Loan that will be outstanding immediately prior to its maturity (based on the assumption that no prepayments are made with respect to such Mortgage Loan, and otherwise based on the Mortgage Loan Assumptions set forth under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life" herein) to the Original Value of the related Mortgaged Property.

    6. "Units" means (in each case, without regard to the size thereof) (a) in the case of a multifamily property, apartments, (b) in the case of a hotel, guest rooms or suites, (c) in the case of a self-storage facility, self-storage units, (d) in the case of an assisted living/congregate care facility, dwelling units and (d) in the case of a mobile home park, pads.

    7. "Occupancy Rate" means, with respect to any Mortgaged Property, (a) in the case of multifamily properties, mobile home parks and the assisted living/congregate care facility, the percentage of units rented, (b) in the case of hotel properties, the average annual occupancy rate (that is, for a specified year, the percentage obtained by dividing the number of rooms actually rented for all nights in such year by the number of rooms available to be rented for all nights in such year), (c) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (d) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting). See the column headed "Occupancy % as of Date" on Annex A for the date as of which (or the end of the period for which) the Occupancy Rate set forth herein or in Annex A with respect to any Mortgaged Property was determined.

     8. References to "weighted average" or "wtd avg" are references to an average weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

    9. "Cap Imp Rsv" means, with respect to any Mortgaged Property, the capital improvements reserve required to be established with respect to such Mortgaged Property under the terms of the related Mortgage.

   10. "Replacement Reserve" or "Replacement Rsv" means, with respect to any Mortgaged Property, the repair and replacement reserve required to be established with respect to such Mortgaged Property under the terms of the related Mortgage.

 The Mortgage Pool

   The following tables under this "--Additional Mortgage Loan
Information--The Mortgage Pool" section set forth the indicated information as of the Cut-Off Date with respect to all the Mortgage Loans and Mortgaged Properties. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                           MORTGAGE LOANS BY STATE
                             (ALL MORTGAGE LOANS)

                              AGGREGATE     % BY AGGREGATE     AVERAGE
                  NUMBER    CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
STATE            OF LOANS      BALANCE         BALANCE         BALANCE
--------------  --------  ---------------  --------------  -------------
GA ............ 15         $ 50,025,967.36       12.37%    $ 3,335,064.49
FL ............ 11           40,015,649.58        9.90       3,637,786.33
CA ............ 7            37,462,124.30        9.27       5,351,732.04
NJ ............ 7            35,759,427.16        8.84       5,108,489.59
TX ............ 13           31,949,476.35        7.90       2,457,652.03
IL ............ 4            18,890,074.14        4.67       4,722,518.54
VA ............ 2            17,387,832.39        4.30       8,693,916.20
MD ............ 1            16,940,105.79        4.19      16,940,105.79
NE ............ 3            16,533,954.97        4.09       5,511,318.32
MI ............ 2            14,401,308.54        3.56       7,200,654.27
RI ............ 2            13,573,158.77        3.36       6,786,579.39
IA ............ 3            10,452,149.50        2.59       3,484,049.83
CT ............ 3             9,894,327.81        2.45       3,298,109.27
NY ............ 5             8,582,451.74        2.12       1,716,490.35
OH ............ 5             7,385,002.00        1.83       1,477,000.40
SC ............ 2             6,399,734.26        1.58       3,199,867.13
NV ............ 1             6,192,068.01        1.53       6,192,068.01
MA ............ 2             5,984,321.76        1.48       2,992,160.88
PA ............ 2             5,938,179.10        1.47       2,969,089.55
IN ............ 4             5,529,051.61        1.37       1,382,262.90
MO ............ 1             5,463,306.15        1.35       5,463,306.15
KS ............ 1             4,867,462.85        1.20       4,867,462.85
DC ............ 2             4,675,801.20        1.16       2,337,900.60
AZ ............ 2             4,622,663.80        1.14       2,311,331.90
ME ............ 1             4,609,831.43        1.14       4,609,831.43
KY ............ 1             4,232,088.11        1.05       4,232,088.11
MS ............ 2             3,839,728.29        0.95       1,919,864.15
AL ............ 1             3,342,454.19        0.83       3,342,454.19
NH ............ 1             3,186,194.95        0.79       3,186,194.95
UT ............ 1             1,648,087.69        0.41       1,648,087.69
NC ............ 1             1,533,725.93        0.38       1,533,725.93
AR ............ 1             1,184,354.51        0.29       1,184,354.51
NM ............ 1             1,143,012.09        0.28       1,143,012.09
MN ............ 1               664,276.60        0.16         664,276.60
                --------  ---------------  --------------  -------------
Total/Wtd Avg/
 Min/Max ...... 111        $404,309,352.93      100.00%    $ 3,642,426.60
                ========  ===============  ==============  =============





                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVTG
                  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
STATE               BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
--------------  --------------  ------------  ------------  ------------  ---------  --------
GA ............  $10,658,824.36     69.59%         1.48x      1.26-2.49x     91.85%     8.861%
FL ............   12,323,243.60     61.97          1.48       1.26-2.18      90.12      9.438
CA ............   16,215,977.95     64.19          1.41       1.26-1.65      85.92      9.678
NJ ............    8,449,863.59     68.50          1.52       1.35-1.77      94.59      8.964
TX ............    6,116,543.79     68.85          1.46       1.20-1.67      95.91      8.460
IL ............   10,595,473.27     65.95          1.35       1.30-1.56      92.70      9.359
VA ............   14,852,557.78     63.25          1.47       1.38-1.97      69.43      9.568
MD ............   16,940,105.79     60.07          1.34            1.34      93.20      8.680
NE ............    9,205,303.21     62.11          1.33       1.27-1.41      81.78      9.527
MI ............    8,732,038.98     64.68          1.35       1.28-1.46      77.13      9.041
RI ............    7,443,589.39     60.69          1.64       1.40-1.84      66.30      9.702
IA ............    5,834,300.13     60.49          1.47       1.39-1.90      72.11      9.177
CT ............    7,693,390.66     64.90          1.46       1.33-1.85      93.75      9.238
NY ............    2,497,792.27     62.89          1.46       1.30-1.82      96.48      8.775
OH ............    3,021,104.72     59.43          1.53       1.27-2.09      70.67      8.821
SC ............    4,099,145.33     60.34          2.08       1.65-2.33      81.43      9.260
NV ............    6,192,068.01     67.49          1.38            1.38      94.00      8.650
MA ............    3,213,797.31     61.39          1.40       1.38-1.43      81.59      9.118
PA ............    3,199,561.61     68.87          1.35       1.25-1.43      95.10      8.621
IN ............    1,721,028.61     56.41          2.09       1.67-2.27      72.52      8.500
MO ............    5,463,306.15     68.81          1.16            1.16      87.50      8.100
KS ............    4,867,462.85     74.88          1.48            1.48      76.20      9.875
DC ............    3,132,820.70     71.19          1.33       1.21-1.39      93.40      9.000
AZ ............    4,057,174.50     70.49          1.53       1.33-1.56      93.56      8.234
ME ............    4,609,831.43     63.15          1.24            1.24      83.00     10.500
KY ............    4,232,088.11     75.57          1.33            1.33     100.00      8.290
MS ............    2,700,428.12     67.22          1.41       1.28-1.47      75.06      9.986
AL ............    3,342,454.19     61.67          1.15            1.15      97.00      9.164
NH ............    3,186,194.95     74.10          1.30            1.30      94.60      9.570
UT ............    1,648,087.69     61.04          1.83            1.83      83.00     10.375
NC ............    1,533,725.93     63.91          1.46            1.46      72.72      9.500
AR ............    1,184,354.51     69.67          1.54            1.54      66.00      9.500
NM ............    1,143,012.09     67.24          1.39            1.39      73.84      9.625
MN ............      664,276.60     65.13          1.28            1.28     100.00      8.050
                --------------  ------------  ------------  ------------  ---------  --------
Total/Wtd Avg/
 Min/Max ......  $16,940,105.79     65.34%         1.46x      1.15-2.49x     87.23%     9.132%
                ==============  ============  ============  ============  =========  ========

                              S-84

                        MORTGAGE LOANS BY PROPERTY TYPE
                             (ALL MORTGAGE LOANS)

CAPTION>
                                       AGGREGATE       % BY AGG       AVERAGE
                           NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
PROPERTY TYPE             OF LOANS      BALANCE        BALANCE        BALANCE
-----------------------  --------  ---------------  ------------  -------------
Multifamily ............ 49         $136,525,091.87      33.77%    $2,786,226.36
Hotel .................. 33          126,335,694.68      31.25      3,828,354.38
Retail ................. 23          122,410,871.00      30.28      5,322,211.78
Office ................. 2             6,208,495.76       1.54      3,104,247.88
Assisted Living/
 Congregate Care ....... 2             5,006,987.73       1.24      2,503,493.87
Mobile Home Park ....... 1             4,609,831.43       1.14      4,609,831.43
Self Storage ........... 1             3,212,380.46       0.79      3,212,380.46
                         --------  ---------------  ------------  -------------
  Total/Wtd Avg/Min/Max  111        $404,309,352.93     100.00%    $3,642,426.60
                         ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
                           CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
PROPERTY TYPE                BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
-----------------------  --------------  ------------  ------------  ------------  ---------  --------
Multifamily ............  $ 9,205,303.21     69.61%         1.38x      1.15-1.85x     96.04%     8.573%
Hotel ..................   16,215,977.95     60.08          1.60       1.38-2.49      70.05      9.666
Retail .................   16,940,105.79     66.46          1.40       1.21-1.87      94.99      9.110
Office .................    3,922,869.33     56.52          1.62       1.38-2.03      92.96      9.505
Assisted Living/
 Congregate Care .......    2,697,230.63     63.82          1.40       1.39-1.40      91.88      9.442
Mobile Home Park .......    4,609,831.43     63.15          1.24            1.24      83.00     10.500
Self Storage ...........    3,212,380.46     70.60          1.42            1.42      81.00      9.540
                         --------------  ------------  ------------  ------------  ---------  --------
  Total/Wtd Avg/Min/Max   $16,940,105.79     65.34%         1.46x      1.15-2.49x     87.23%     9.132%
                         ==============  ============  ============  ============  =========  ========

                           CUT-OFF DATE DSC RATIOS
                             (ALL MORTGAGE LOANS)

        RANGE OF                       AGGREGATE       % BY AGG
      CUT-OFF DATE         NUMBER    CUT-OFF DATE    CUT-OFF DATE
     DSC RATIOS (X)       OF LOANS      BALANCE        BALANCE
-----------------------  --------  ---------------  ------------
1.151 -1.200 ........... 3          $  9,875,729.74       2.44%
1.201 -1.300 ........... 17           80,480,323.38      19.91
1.301 -1.400 ........... 29          120,687,063.93      29.85
1.401 -1.500 ........... 28          103,173,062.70      25.52
1.501 -1.750 ........... 17           40,292,458.74       9.97
1.751 -2.000 ........... 10           33,021,707.59       8.17
2.001 -2.500 ........... 7            16,779,006.85       4.15
                         --------  ---------------  ------------
  Total/Wtd Avg/Min/Max  111        $404,309,352.93     100.00%
                         ========  ===============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

        RANGE OF             AVERGE         HIGHEST        WTD AVG       WTD AVG      WTD AVG   WTD AVG
      CUT-OFF DATE        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
     DSC RATIOS (X)          BALANCE        BALANCE       LTV RATIO     DSC RATIO      RATE       RATE
-----------------------  -------------  --------------  ------------  ------------  ---------  --------
1.151 -1.200 ...........  $3,291,909.91  $ 5,463,306.15     65.38%         1.16x       91.09%    8.548%
1.201 -1.300 ...........   4,734,136.67   12,323,243.60     69.83          1.27        93.87     9.058
1.301 -1.400 ...........   4,161,622.89   16,940,105.79     67.35          1.36        91.01     8.926
1.401 -1.500 ...........   3,684,752.24   16,215,977.95     63.29          1.44        79.73     9.548
1.501 -1.750 ...........   2,370,144.63    5,456,360.68     64.95          1.58        85.90     8.834
1.751 -2.000 ...........   3,302,170.76    8,449,863.59     59.30          1.83        85.40     9.145
2.001 -2.500 ...........   2,397,000.98    4,099,145.33     54.80          2.26        78.95     9.432
                         -------------  --------------  ------------  ------------  ---------  --------
  Total/Wtd Avg/Min/Max   $3,642,426.60  $16,940,105.79     65.34%         1.46x       87.23%    9.132%
                         =============  ==============  ============  ============  =========  ========

                            CUT-OFF DATE LTV RATIOS
                             (ALL MORTGAGE LOANS)

 RANGE OF                             AGGREGATE       % BY AGG       AVERAGE
CUT-OFF DATE              NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
LTV RATIOS (%)           OF LOANS      BALANCE        BALANCE        BALANCE
----------------------  --------  ---------------  ------------  -------------
30.000-34.999 ......... 1          $  2,431,235.29       0.60%    $2,431,235.29
35.000-39.999 ......... 2             1,374,508.44       0.34        687,254.22
40.000-44.999 ......... 1             3,932,457.30       0.97      3,932,457.30
45.000-49.999 ......... 3            10,924,545.00       2.70      3,641,515.00
50.000-54.999 ......... 5            16,750,252.28       4.14      3,350,050.46
55.000-59.999 ......... 15           38,299,832.02       9.47      2,553,322.13
60.000-64.999 ......... 26          104,919,944.64      25.95      4,035,382.49
65.000-69.999 ......... 28          105,626,841.71      26.13      3,772,387.20
70.000-74.999 ......... 28          110,323,619.41      27.29      3,940,129.26
75.000-77.499 ......... 2             9,726,116.84       2.41      4,863,058.42
                        --------  ---------------  ------------  -------------
 Total/Wtd Avg/Min/Max  111        $404,309,352.93     100.00%    $3,642,426.60
                        ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 RANGE OF                   HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
CUT-OFF DATE              CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
LTV RATIOS (%)              BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
----------------------  --------------  ------------  ------------  ------------  ---------  --------
30.000-34.999 .........  $ 2,431,235.29     34.73%         1.41x           1.41x     61.00%     9.875%
35.000-39.999 .........      791,277.47     38.24          1.53       1.35-1.67      81.49      8.445
40.000-44.999 .........    3,932,457.30     43.21          1.51            1.51      50.31      8.625
45.000-49.999 .........    5,991,515.88     47.77          1.98       1.87-2.18      93.34     10.060
50.000-54.999 .........    4,897,416.47     52.70          1.65       1.41-2.33      72.32      9.237
55.000-59.999 .........    7,443,589.39     57.77          1.65       1.20-2.27      71.99      9.405
60.000-64.999 .........   16,940,105.79     62.28          1.44       1.15-2.49      84.20      9.366
65.000-69.999 .........   10,595,473.27     67.58          1.43       1.16-1.77      91.38      9.050
70.000-74.999 .........   12,323,243.60     73.24          1.36       1.25-1.67      94.19      8.888
75.000-77.499 .........    5,494,028.73     75.99          1.37       1.33-1.39      97.18      8.070
                        --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/Min/Max   $16,940,105.79     65.34%         1.46x      1.15-2.49x     87.23%     9.132%
                        ==============  ============  ============  ============  =========  ========





                           MATURITY DATE LTV RATIOS
                             (ALL BALLOON LOANS)

 RANGE OF                             AGGREGATE       % BY AGG       AVERAGE
MATURITY DATE             NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
LTV RATIOS (%)           OF LOANS      BALANCE        BALANCE        BALANCE
----------------------  --------  ---------------  ------------  -------------
15.000-19.999 ......... 1          $  2,771,675.03      0.76%     $2,771,675.03
20.000-24.999 ......... 1               791,277.47      0.22         791,277.47
30.000-34.999 ......... 6             9,344,686.38      2.56       1,557,447.73
35.000-39.999 ......... 1             3,932,457.30      1.08       3,932,457.30
40.000-44.999 ......... 1             3,021,104.72      0.83       3,021,104.72
45.000-49.999 ......... 8            26,322,832.29      7.22       3,290,354.04
50.000-54.999 ......... 15           54,577,344.49     14.97       3,638,489.63
55.000-59.999 ......... 20           84,647,120.00     23.22       4,232,356.00
60.000-64.999 ......... 24           94,157,489.91     25.83       3,923,228.75
65.000-69.999 ......... 17           82,683,706.61     22.68       4,863,747.45
70.000-74.999 ......... 1             2,248,698.38      0.62       2,248,698.38
                        --------  ---------------  ------------  -------------
 Total/Wtd Avg/Min/Max  95         $364,498,392.58     90.15%     $3,836,825.19
                        ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 RANGE OF                   HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
MATURITY DATE             CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
LTV RATIOS (%)              BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
----------------------  --------------  ------------  ------------  ------------  ---------  --------
15.000-19.999 .........  $ 2,771,675.03     64.46%         2.49x           2.49x     76.00%    9.750%
20.000-24.999 .........      791,277.47     39.56          1.67            1.67      70.80     8.500
30.000-34.999 .........    2,431,235.29     51.03          1.91       1.35-2.27      70.21     8.850
35.000-39.999 .........    3,932,457.30     43.21          1.51            1.51      50.31     8.625
40.000-44.999 .........    3,021,104.72     50.35          1.41            1.41      51.72     8.625
45.000-49.999 .........    5,991,515.88     56.81          1.53       1.15-1.87      87.68     9.312
50.000-54.999 .........   16,215,977.95     61.32          1.48       1.21-1.97      76.58     9.685
55.000-59.999 .........   16,940,105.79     64.36          1.36       1.16-1.61      86.22     9.064
60.000-64.999 .........    8,732,038.98     68.86          1.43       1.24-1.77      94.47     9.003
65.000-69.999 .........   12,323,243.60     73.88          1.35       1.26-1.49      94.57     8.846
70.000-74.999 .........    2,248,698.38     74.96          1.27            1.27     100.00     8.725
                        --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/Min/Max   $16,940,105.79     66.01%         1.43x      1.15-2.49x     87.80%    9.098%
                        ==============  ============  ============  ============  =========  ========

                                MORTGAGE RATES
                             (ALL MORTGAGE LOANS)

                                      AGGREGATE       % BY AGG       AVERAGE
RANGE OF                  NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
MORTGAGE RATES (%)       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------  --------  ---------------  ------------  -------------
7.500-7.999 ........... 2          $  9,551,203.23       2.36%    $4,775,601.62
8.000-8.499 ........... 17           44,677,662.67      11.05      2,628,097.80
8.500-8.999 ........... 35          119,726,316.19      29.61      3,420,751.89
9.000-9.499 ........... 27          119,508,462.74      29.56      4,426,239.36
9.500-9.999 ........... 20           66,816,605.94      16.53      3,340,830.30
10.000-10.499 ......... 5            17,651,748.93       4.37      3,530,349.79
10.500-10.999 ......... 5            26,377,353.23       6.52      5,275,470.65
                        --------  ---------------  ------------  -------------
 Total/Wtd Avg/Min/Max  111        $404,309,352.93     100.00%    $3,642,426.60
                        ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
RANGE OF                  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
MORTGAGE RATES (%)          BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
----------------------  --------------  ------------  ------------  ------------  ---------  --------
7.500-7.999 ...........  $ 5,494,028.73     74.29%         1.46x      1.39-1.56x     94.15%     7.904%
8.000-8.499 ...........    6,116,543.79     69.44          1.38       1.16-1.67      95.80      8.205
8.500-8.999 ...........   16,940,105.79     65.26          1.47       1.20-2.27      90.64      8.678
9.000-9.499 ...........   12,323,243.60     66.94          1.42       1.15-2.33      91.52      9.210
9.500-9.999 ...........   14,852,557.78     61.41          1.52       1.30-2.49      74.02      9.739
10.000-10.499 .........    6,129,569.38     59.87          1.59       1.40-2.18      72.24     10.295
10.500-10.999 .........   16,215,977.95     61.86          1.46       1.24-2.03      78.87     10.530
                        --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/Min/Max   $16,940,105.79     65.34%         1.46x      1.15-2.49x     87.23%     9.132%
                        ==============  ============  ============  ============  =========  ========

                          ORIGINAL TERMS TO MATURITY
                             (ALL MORTGAGE LOANS)

 ORIGINAL TERM                    AGGREGATE       % BY AGG       AVERAGE
    TO MATURITY       NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
(MONTHS)             OF LOANS      BALANCE        BALANCE        BALANCE
------------------  --------  ---------------  ------------  -------------
84 ................ 31         $151,484,456.10      37.47%    $4,886,595.36
120 ............... 57          198,497,991.23      49.10      3,482,420.90
166 ............... 1               640,249.08       0.16        640,249.08
180 ............... 8            16,677,299.34       4.12      2,084,662.42
240 ............... 9            15,701,583.28       3.88      1,744,620.36
276 ............... 5            21,307,773.90       5.27      4,261,554.78
                    --------  ---------------  ------------  -------------
 Total/Wtd Avg/
   Min/Max ........ 111        $404,309,352.93     100.00%    $3,642,426.60
                    ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 ORIGINAL TERM          HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
    TO MATURITY       CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
(MONTHS)                BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
------------------  --------------  ------------  ------------  ------------  ---------  --------
84 ................  $16,940,105.79     63.22%         1.43x      1.20 -1.97x    83.87%    9.210%
120 ...............   16,215,977.95     68.20          1.39       1.16 -2.03     91.26     9.058
166 ...............      640,249.08     60.98          1.56       1.56          100.00     8.750
180 ...............    3,565,944.87     60.02          1.83       1.15 -2.27     83.53     8.840
240 ...............    2,843,735.26     63.40          1.66       1.32 -2.49     92.65     8.979
276 ...............    7,443,589.39     59.47          1.79       1.40 -2.33     72.23     9.612
                    --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/
   Min/Max ........  $16,940,105.79     65.34%        1.46x       1.15 -2.49x    87.23%    9.132%
                    ==============  ============  ============  ============  =========  ========






                         REMAINING TERMS TO MATURITY
                             (ALL MORTGAGE LOANS)

 RANGE OF
REMAINING TERMS                   AGGREGATE       % BY AGG       AVERAGE
    TO MATURITY       NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
(MONTHS)             OF LOANS      BALANCE        BALANCE        BALANCE
------------------  --------  ---------------  ------------  -------------
61-72 ............. 5          $ 26,034,907.73       6.44%    $5,206,981.55
73-84 ............. 26          125,449,548.37      31.03      4,824,982.63
97-108 ............ 7            21,540,621.01       5.33      3,077,231.57
109-120 ........... 50          176,957,370.22      43.77      3,539,147.40
145-156 ........... 1               640,249.08       0.16        640,249.08
169-180 ........... 8            16,677,299.34       4.12      2,084,662.42
217-228 ........... 1             2,843,735.26       0.70      2,843,735.26
229-240 ........... 8            12,857,848.02       3.18      1,607,231.00
253-264 ........... 2             7,777,657.07       1.92      3,888,828.54
265-276 ........... 3            13,530,116.83       3.35      4,510,038.94
                    --------  ---------------  ------------  -------------
 Total/Wtd Avg/
   Min/Max ........ 111        $404,309,352.93     100.00%    $3,642,426.60
                    ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 RANGE OF
REMAINING TERMS         HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
    TO MATURITY       CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
(MONTHS)                BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
------------------  --------------  ------------  ------------  ------------  ---------  --------
61-72 .............  $ 9,205,303.21     69.67%         1.38x      1.24 -1.75x    94.52%     9.218%
73-84 .............   16,940,105.79     61.88          1.44       1.20 -1.97     81.66      9.208
97-108 ............    7,106,674.42     65.89          1.45       1.28 -2.03     94.87      8.942
109-120 ...........   16,215,977.95     68.48          1.39       1.16 -1.85     90.82      9.072
145-156 ...........      640,249.08     60.98          1.56       1.56          100.00      8.750
169-180 ...........    3,565,944.87     60.02          1.83       1.15 -2.27     83.53      8.840
217-228 ...........    2,843,735.26     64.78          1.57       1.57          100.00      8.710
229-240 ...........    2,771,675.03     63.10          1.68       1.32 -2.49     91.02      9.039
253-264 ...........    6,129,569.38     64.88          1.49       1.40 -1.83     71.51     10.276
265-276 ...........    7,443,589.39     56.36          1.96       1.65 -2.33     72.64      9.230
                    --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/
   Min/Max ........  $16,940,105.79     65.34%         1.46x      1.15 -2.49x    87.23%     9.132%
                    ==============  ============  ============  ============  =========  ========

                             CUT-OFF DATE BALANCES
                             (ALL MORTGAGE LOANS)

                                           AGGREGATE       % BY AGG       AVERAGE
RANGE OF                       NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
CUT-OFF DATE BALANCES ($)     OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------  --------  ---------------  ------------  -------------
0.01- 999,999.99 ........... 10         $  6,672,113.96       1.65%   $   667,211.40
1,000,000.00-1,999,999.99  . 34           50,568,189.19      12.51      1,487,299.68
2,000,000.00-2,999,999.99  . 20           50,321,296.44      12.45      2,516,064.82
3,000,000.00-3,999,999.99  . 11           36,784,854.43       9.10      3,344,077.68
4,000,000.00-4,999,999.99  . 9            39,914,422.39       9.87      4,434,935.82
5,000,000.00-5,999,999.99  . 10           55,390,551.89      13.70      5,539,055.19
6,000,000.00-6,999,999.99  . 3            18,438,181.18       4.56      6,146,060.39
7,000,000.00-7,999,999.99  . 4            29,850,727.95       7.38      7,462,681.99
8,000,000.00-8,999,999.99  . 3            25,577,529.54       6.33      8,525,843.18
9,000,000.00-9,999,999.99  . 1             9,205,303.21       2.28      9,205,303.21
10,000,000.00-10,999,999.99  2            21,254,297.63       5.26     10,627,148.82
12,000,000.00-12,999,999.99  1            12,323,243.60       3.05     12,323,243.60
14,000,000.00-14,999,999.99  1            14,852,557.78       3.67     14,852,557.78
16,000,000.00-16,999,999.99  2            33,156,083.74       8.20     16,578,041.87
                             --------  ---------------  ------------  -------------
 Total/Wtd Avg/Min/Max  .... 111        $404,309,352.93     100.00%   $ 3,642,426.60
                             ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
RANGE OF                       CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
CUT-OFF DATE BALANCES ($)        BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
---------------------------  --------------  ------------  ------------  ------------  ---------  --------
0.01- 999,999.99 ...........  $   894,928.47     59.31%         1.48x      1.28-1.85x     94.64%    8.975%
1,000,000.00-1,999,999.99  .    1,996,936.96     64.56          1.54       1.20-2.27      88.29     9.002
2,000,000.00-2,999,999.99  .    2,950,000.00     63.25          1.59       1.25-2.49      87.34     9.157
3,000,000.00-3,999,999.99  .    3,932,457.30     63.92          1.41       1.15-1.67      83.75     8.964
4,000,000.00-4,999,999.99  .    4,897,416.47     65.74          1.50       1.24-2.33      85.66     9.169
5,000,000.00-5,999,999.99  .    5,991,515.88     65.33          1.43       1.16-1.87      85.47     9.016
6,000,000.00-6,999,999.99  .    6,192,068.01     69.32          1.42       1.38-1.49      86.16     8.983
7,000,000.00-7,999,999.99  .    7,693,390.66     64.86          1.51       1.35-1.84      87.72     9.123
8,000,000.00-8,999,999.99  .    8,732,038.98     68.19          1.46       1.28-1.77      96.94     8.835
9,000,000.00-9,999,999.99  .    9,205,303.21     73.76          1.27            1.27      94.60     9.250
10,000,000.00-10,999,999.99    10,658,824.36     70.52          1.29       1.28-1.30      93.66     9.300
12,000,000.00-12,999,999.99    12,323,243.60     70.42          1.29            1.29      93.00     9.095
14,000,000.00-14,999,999.99    14,852,557.78     63.74          1.38            1.38      67.80     9.750
16,000,000.00-16,999,999.99    16,940,105.79     61.19          1.40       1.34-1.45      85.77     9.570
                             --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/Min/Max  ....  $16,940,105.79     65.34%         1.46x      1.15-2.49x     87.23%    9.132%
                             ==============  ============  ============  ============  =========  ========





                         ORIGINAL AMORTIZATION TERMS
                             (ALL MORTGAGE LOANS)

                                      AGGREGATE       % BY AGG       AVERAGE
ORIGINAL AMORTIZATION     NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
TERMS (MONTHS)           OF LOANS      BALANCE        BALANCE        BALANCE
----------------------  --------  ---------------  ------------  -------------
120 ................... 1          $  2,285,626.43       0.57%    $2,285,626.43
166 ................... 1               640,249.08       0.16        640,249.08
180 ................... 1             2,647,402.69       0.65      2,647,402.69
240 ................... 8            12,929,908.25       3.20      1,616,238.53
276 ................... 19           56,254,526.47      13.91      2,960,764.55
300 ................... 36          126,362,023.37      31.25      3,510,056.20
324 ................... 2            17,702,147.69       4.38      8,851,073.84
336 ................... 1             3,186,194.95       0.79      3,186,194.95
360 ................... 42          182,301,274.00      45.09      4,340,506.52
                        --------  ---------------  ------------  -------------
 Total/Wtd Avg/Min/Max  111        $404,309,352.93     100.00%    $3,642,426.60
                        ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
ORIGINAL AMORTIZATION     CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
TERMS (MONTHS)              BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
----------------------  --------------  ------------  ------------  ------------  ---------  --------
120 ...................  $ 2,285,626.43     46.65%         2.03x           2.03x     87.25%    10.680%
166 ...................      640,249.08     60.98          1.56            1.56     100.00      8.750
180 ...................    2,647,402.69     48.13          2.18            2.18      83.53     10.250
240 ...................    2,843,735.26     63.17          1.48       1.32-1.61      96.21      8.814
276 ...................    7,443,589.39     59.63          1.75       1.39-2.49      71.04      9.166
300 ...................   16,215,977.95     64.81          1.41       1.16-1.90      80.53      9.506
324 ...................   10,595,473.27     68.17          1.32       1.30-1.35      93.21      9.123
336 ...................    3,186,194.95     74.10          1.30            1.30      94.60      9.570
360 ...................   16,940,105.79     67.69          1.40       1.15-1.87      95.54      8.843
                        --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/Min/Max   $16,940,105.79     65.34%         1.46x      1.15-2.49x     87.23%     9.132%
                        ==============  ============  ============  ============  =========  ========

                                OCCUPANCY RATES
                             (ALL MORTGAGE LOANS)

                                      AGGREGATE       % BY AGG       AVERAGE
RANGE OF                  NUMBER    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
OCCUPANCY RATES (%)      OF LOANS      BALANCE        BALANCE        BALANCE
----------------------  --------  ---------------  ------------  -------------
45.000-49.999 ......... 1          $  5,669,269.56       1.40%    $5,669,269.56
50.000-54.999 ......... 2             6,953,562.02       1.72      3,476,781.01
60.000-64.999 ......... 2             9,874,824.68       2.44      4,937,412.34
65.000-69.999 ......... 11           46,397,740.99      11.48      4,217,976.45
70.000-74.999 ......... 4             4,763,138.34       1.18      1,190,784.59
75.000-79.999 ......... 9            42,295,141.27      10.46      4,699,460.14
80.000-84.999 ......... 7            19,747,210.21       4.88      2,821,030.03
85.000-89.999 ......... 3            10,446,163.21       2.58      3,482,054.40
90.000-94.999 ......... 25          106,675,887.96      26.38      4,267,035.52
95.000-99.999 ......... 25          101,302,508.46      25.06      4,052,100.34
100.000-100.000 ....... 22           50,183,906.23      12.41      2,281,086.65
                        --------  ---------------  ------------  -------------
 Total/Wtd Avg/Min/Max  111        $404,309,352.93     100.00%    $3,642,426.60
                        ========  ===============  ============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            HIGHEST        WTD AVG       WTD AVG       RANGE OF     WTD AVG   WTD AVG
RANGE OF                  CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  OCCUPANCY  MORTGAGE
OCCUPANCY RATES (%)         BALANCE       LTV RATIO     DSC RATIO     DSC RATIOS     RATE       RATE
----------------------  --------------  ------------  ------------  ------------  ---------  --------
45.000-49.999 .........  $ 5,669,269.56     56.69%         1.46x           1.46x     45.30%    9.875%
50.000-54.999 .........    3,932,457.30     46.31          1.47       1.41-1.51      50.92     8.625
60.000-64.999 .........    7,443,589.39     51.06          1.73       1.41-1.84      63.68     9.404
65.000-69.999 .........   14,852,557.78     61.42          1.49       1.38-2.26      67.68     9.869
70.000-74.999 .........    1,533,725.93     58.60          1.50       1.39-1.67      72.75     9.534
75.000-79.999 .........   16,215,977.95     64.84          1.62       1.39-2.49      77.16     9.663
80.000-84.999 .........    4,609,831.43     60.16          1.71       1.21-2.33      82.37     9.784
85.000-89.999 .........    5,463,306.15     63.61          1.41       1.16-2.03      87.88     8.980
90.000-94.999 .........   16,940,105.79     67.91          1.35       1.20-1.75      93.07     8.937
95.000-99.999 .........   10,658,824.36     68.37          1.40       1.15-1.82      96.63     8.756
100.000-100.000 .......    5,991,515.88     67.26          1.48       1.26-1.87     100.00     8.843
                        --------------  ------------  ------------  ------------  ---------  --------
 Total/Wtd Avg/Min/Max   $16,940,105.79     65.34%         1.46x      1.15-2.49x     87.23%    9.132%
                        ==============  ============  ============  ============  =========  ========

            CAPITAL IMPROVEMENTS AND REPLACEMENT RESERVE ACCOUNTS
                             (ALL MORTGAGE LOANS)

                                                                     INITIAL DEPOSIT TO  CURRENT BALANCE
PROPERTY NAME                      PROPERTY TYPE                        CAP IMP RSV        CAP IMP RSV
---------------------------------  -------------------------------  ------------------  ---------------
Candletree Apartments ............ Multifamily                         $   25,500.00      $        0.00
Country House .................... Multifamily                            169,503.00         125,385.00
Barrington Manor ................. Multifamily                             35,662.50               0.00
Evergreen Apartments ............. Multifamily                                  0.00               0.00
Bahama Glen ...................... Multifamily                             39,086.00               0.00
Cotswold Village Apartments  ..... Multifamily                            107,637.50         106,550.25
Briarwood Gardens ................ Multifamily                            231,900.00          97,327.00
Poplar Springs Apartments I & II   Multifamily                             24,937.50          24,937.50
Lakeside Townhouse ............... Multifamily                              2,562.50               0.00
Versailles Apartments ............ Multifamily                             41,100.00          41,100.00
Autumn Run Apartments ............ Multifamily                             69,375.00          69,375.00
Sandal Ridge ..................... Multifamily                              9,450.00               0.00
Ludren Park ...................... Multifamily                             72,375.00               0.00
Mc Queen Village ................. Multifamily*                            13,375.00          13,375.00
Chateau Estates .................. Multifamily                            129,338.00         202,506.82
Canal House Apartments ........... Multifamily                                  0.00               0.00
Hudson Bridge Apartments ......... Multifamily                             29,938.00          29,938.00
Lawnmont Apartments .............. Multifamily                             70,000.00          71,979.42
Hampden House Apartments ......... Multifamily                             43,650.00          43,650.00
Beckford Place Apartments ........ Multifamily                             11,700.00          11,700.00
Corder Crossing Apartments  ...... Multifamily                                  0.00               0.00
Habersham Court .................. Multifamily                                  0.00               0.00
El Presidente Apartments ......... Multifamily                             56,188.00          57,296.81
Sutton Square Apartments ......... Multifamily                              3,375.00           3,375.00
Holiday Hills Apartments ......... Multifamily                              5,754.00           7,175.00
Ridgewood Apartments ............. Multifamily                             83,530.00               0.00
Payvand Tower .................... Multifamily                             13,500.00          13,500.00
Forest Place Apartments .......... Multifamily                                  0.00               0.00
Oakley Shoals Apartments ......... Multifamily                             22,875.00          22,875.00
Poplar Springs Apartments Ph.III   Multifamily                             31,875.00          31,875.00
Pineview Apartments .............. Multifamily                            290,745.00          52,536.01
Oak Trails Apartments ............ Multifamily                             56,875.00          56,875.00
Bentwood Apartments .............. Multifamily                             48,750.00               0.00






            CAPITAL IMPROVEMENTS AND REPLACEMENT RESERVE ACCOUNTS
                       (ALL MORTGAGE LOANS) (CONTINUED)


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    ANNUAL DEPOSIT TO  CURRENT BALANCE  RESERVE ACCOUNTS
PROPERTY NAME                        REPLACEMENT RSV   REPLACEMENT RSV     AS OF DATE
---------------------------------  -----------------  ---------------  ----------------
Candletree Apartments ............ $95,880.00             $49,201.10         7/30/96
Country House ....................  49,700.00              24,850.02         6/30/96
Barrington Manor .................  81,000.00              69,462.72         7/30/96
Evergreen Apartments .............  45,600.00              16,425.04         7/30/96
Bahama Glen ......................  68,832.00              22,944.00         6/30/96
Cotswold Village Apartments  .....  84,000.00                   0.00         6/30/96
Briarwood Gardens ................  84,365.06              19,038.21         6/30/96
Poplar Springs Apartments I & II    51,840.00               8,640.00         6/30/96
Lakeside Townhouse ...............  43,500.00              13,887.50         6/30/96
Versailles Apartments ............  32,199.96              18,783.31         6/30/96
Autumn Run Apartments ............  58,500.00              58,500.00         7/30/96
Sandal Ridge .....................  53,900.04               4,681.69         6/30/96
Ludren Park ......................  56,000.04              23,333.35         6/30/96
Mc Queen Village .................  21,120.00              10,200.00         6/30/96
Chateau Estates ..................  30,000.00               6,683.62         6/30/96
Canal House Apartments ...........  15,975.00               2,662.50         7/30/96
Hudson Bridge Apartments .........  23,664.00                   0.00         8/30/96
Lawnmont Apartments ..............  47,172.00              35,786.16         7/30/96
Hampden House Apartments .........  28,800.00               7,200.00         6/30/96
Beckford Place Apartments ........  35,750.04               5,958.34         6/30/96
Corder Crossing Apartments  ......  23,400.00               4,890.66         6/30/96
Habersham Court ..................  10,800.00                   0.00         8/30/96
El Presidente Apartments .........  38,784.00              19,514.96         7/30/96
Sutton Square Apartments .........  36,189.96              12,063.32         6/30/96
Holiday Hills Apartments .........  20,799.96               6,933.32         6/30/96
Ridgewood Apartments .............  25,771.92                   0.00         7/30/96
Payvand Tower ....................  10,238.40               5,119.20         6/30/96
Forest Place Apartments ..........  41,307.00               3,442.25         7/30/96
Oakley Shoals Apartments .........  19,263.96               3,210.66         6/30/96
Poplar Springs Apartments Ph.III    17,280.00               2,880.00         6/30/96
Pineview Apartments ..............  34,503.96              14,376.65         6/30/96
Oak Trails Apartments ............  67,512.00                   0.00         7/30/96
Bentwood Apartments ..............  23,250.00                   0.00         7/30/96

                              S-91





                                                                     INITIAL DEPOSIT TO  CURRENT BALANCE
PROPERTY NAME                      PROPERTY TYPE                        CAP IMP RSV        CAP IMP RSV
---------------------------------  -------------------------------  ------------------  ---------------
Whisperwood Apartments ........... Multifamily                         $   82,067.00      $        0.00
Westchester Apartments ........... Multifamily                              8,688.00               0.00
Westpark Village Apartments  ..... Multifamily                             14,687.50          14,687.50
Ivywood Apartments ............... Multifamily                                  0.00               0.00
Granada Apartments ............... Multifamily                            145,125.00               0.00
Lakeside Villa Apts .............. Multifamily                            216,375.00           4,500.00
Spanish Main Apartments .......... Multifamily                             21,509.00           7,719.56
60 Clarkson Street ............... Multifamily                            108,520.00          75,000.00
Ashley Apartments ................ Multifamily                                  0.00               0.00
329 Main Street .................. Multifamily                             46,332.00          11,232.00
Bent Tree Apartments Phase I  .... Multifamily                                  0.00               0.00
Bent Tree Apartments Phase II  ... Multifamily                                  0.00               0.00
Aspen Oaks ....................... Multifamily                                350.00             300.00
Elmwood .......................... Multifamily                              5,565.00           5,565.00
Landmark Apartments .............. Multifamily                                  0.00               0.00
Chapin Place ..................... Multifamily                             13,080.00               0.00
Hilton Hotel Pleasanton .......... Hotel                                  115,312.50         115,312.50
Sheraton Crystal City ............ Hotel                                   35,000.00          35,037.16
Holiday Inn Providence ........... Hotel                                  161,222.00          91,691.62
Comfort Inn Warwick .............. Hotel                                  100,000.00           7,436.42
Park Central ..................... Hotel                                        0.00               0.00
Hilton Hotel Sioux City .......... Hotel                                  121,395.00         122,546.38
Holiday Inn Lansing .............. Hotel                                1,079,050.00       1,080,132.65
Best Western Omaha ............... Hotel                                  984,375.00         984,375.00
Holiday Inn Wichita .............. Hotel                                  771,250.00         771,250.00
Hampton Inn Mt. Laurel ........... Hotel                                   31,806.25               0.00
Best Western Charleston .......... Hotel                                   31,875.00          32,231.97
Holiday Inn Augusta .............. Hotel                                   22,000.00               0.00
Best Western Des Moines .......... Hotel                                  956,125.00         956,125.00
Holiday Inn Richfield ............ Hotel                                  328,450.00         328,450.00
Hampton Inn Austell .............. Hotel                                        0.00               0.00
Hawthorne Hotel .................. Hotel                                  162,531.00         162,531.00
Holiday Inn Oxford ............... Hotel                                   50,000.00               0.00






            CAPITAL IMPROVEMENTS AND REPLACEMENT RESERVE ACCOUNTS
                       (ALL MORTGAGE LOANS) (CONTINUED)

                                    ANNUAL DEPOSIT TO  CURRENT BALANCE  RESERVE ACCOUNTS
PROPERTY NAME                        REPLACEMENT RSV   REPLACEMENT RSV     AS OF DATE
---------------------------------  -----------------  ---------------  ----------------
Whisperwood Apartments ........... $ 20,000.00             $      0.00        9/30/96
Westchester Apartments ...........   17,940.00                6,531.92        6/30/96
Westpark Village Apartments  .....   14,076.00                2,346.00        6/30/96
Ivywood Apartments ...............   16,749.96                    0.00        7/30/96
Granada Apartments ...............   19,500.00                    0.00        7/30/96
Lakeside Villa Apts ..............   25,374.96               22,424.23        6/30/96
Spanish Main Apartments ..........   22,260.00                3,710.00        7/30/96
60 Clarkson Street ...............   20,750.40               13,833.36        6/30/96
Ashley Apartments ................   19,536.00                    0.00        7/30/96
329 Main Street ..................    9,450.00                    0.00        6/30/96
Bent Tree Apartments Phase I  ....   12,750.00                    0.00        7/30/96
Bent Tree Apartments Phase II  ...   12,750.00                    0.00        7/30/96
Aspen Oaks .......................   13,200.00               15,435.09        6/30/96
Elmwood ..........................    9,800.00                5,716.99        6/30/96
Landmark Apartments ..............   10,500.00                7,390.18        7/30/96
Chapin Place .....................   14,400.00                  924.00        6/30/96
Hilton Hotel Pleasanton ..........  459,474.48(1)           114,566.00        7/30/96
Sheraton Crystal City ............  265,334.40(1)            44,249.59        7/30/96
Holiday Inn Providence ...........  268,356.00(1)            28,926.84        7/30/96
Comfort Inn Warwick ..............  150,782.04(1)            23,868.08        7/30/96
Park Central .....................  133,224.48(1)            11,102.04        7/30/96
Hilton Hotel Sioux City ..........  205,597.92(1)            84,503.84        7/30/96
Holiday Inn Lansing ..............  150,232.20(1)            83,531.84        7/30/96
Best Western Omaha ...............  140,502.88(1)            11,708.57        7/30/96
Holiday Inn Wichita ..............  121,812.00(1)            10,151.00        7/30/96
Hampton Inn Mt. Laurel ...........   96,264.00(1)            56,382.97        7/30/96
Best Western Charleston ..........  148,894.20(1)           112,032.21        7/30/96
Holiday Inn Augusta ..............  138,555.12(1)            58,639.50        7/30/96
Best Western Des Moines ..........  112,200.00(1)             9,350.00        7/30/96
Holiday Inn Richfield ............  107,268.48(1)            48,320.00        7/30/96
Hampton Inn Austell ..............   60,000.00(1)            33,052.45        7/30/96
Hawthorne Hotel ..................  192,144.00(1)            16,012.00        6/30/96
Holiday Inn Oxford ...............   94,356.00(1)            15,729.98        7/30/96

                              S-92





                                                                     INITIAL DEPOSIT TO  CURRENT BALANCE
PROPERTY NAME                      PROPERTY TYPE                        CAP IMP RSV        CAP IMP RSV
---------------------------------  -------------------------------  ------------------  ---------------
Comfort Inn Pensacola ............ Hotel                               $   35,750.00      $   35,750.00
Comfort Inn Herndon .............. Hotel                                   28,968.75             167.03
Sheraton Omaha ................... Hotel                                  756,880.00         756,880.00
Comfort Inn Duncan ............... Hotel                                   10,625.00               0.00
Holiday Inn Express Barstow, CA  . Hotel                                        0.00               0.00
Amerihost Inn Plainfield ......... Hotel                                   19,100.00          19,273.22
Days Inn Plainfield .............. Hotel                                    1,400.00           1,412.70
Sleep Inn South Jordan ........... Hotel                                        0.00               0.00
Days Inn Marysville .............. Hotel                                    6,250.00           6,558.94
Best Western Council Bluff  ...... Hotel                                  171,675.00         171,675.00
Econo Lodge King ................. Hotel                                   10,000.00               0.00
Days Inn Cloverdale .............. Hotel                                    1,050.00           1,059.53
Comfort Inn Gainesville .......... Hotel                                   40,000.00          40,036.28
Comfort Inn Forrest City ......... Hotel                                    3,750.00           3,784.00
Comfort Inn Gallup ............... Hotel                                        0.00               0.00
Days Inn Crawfordsville .......... Hotel                                    5,500.00           5,549.88
Congressional Plaza .............. Retail                                       0.00               0.00
Concord Plaza Shopping Center  ... Retail                                  16,000.00          16,000.00
Village at Mableton .............. Retail                                       0.00               0.00
Arlington Plaza .................. Retail                                     0.00(3)              0.00
Doubletree Shopping Center  ...... Retail                                  34,531.00               0.00
Sunkist Plaza Shopping Center  ... Retail                                 103,563.00               0.00
Newington Plaza .................. Retail                                       0.00               0.00
Old Colony ....................... Retail                                       0.00               0.00
Tourist Plaza .................... Retail                                   1,000.00           1,000.00
Cedar Grove Shopping Center  ..... Retail                                  12,500.00               0.00
Homosassa Springs Plaza .......... Retail                                       0.00               0.00
Cherry Creek ..................... Retail                                       0.00               0.00
Second Street Shoppes ............ Retail                                       0.00               0.00
Circle Mgmt. 3414-3428 Ct. Ave.  . Retail                                  61,329.00          33,838.50
New Paltz Shopping Center ........ Retail                                  85,000.00          85,000.00
Cambridge Commons Shopping Center  Retail                                     625.00               0.00






            CAPITAL IMPROVEMENTS AND REPLACEMENT RESERVE ACCOUNTS
                       (ALL MORTGAGE LOANS) (CONTINUED)

                                    ANNUAL DEPOSIT TO  CURRENT BALANCE  RESERVE ACCOUNTS
PROPERTY NAME                        REPLACEMENT RSV   REPLACEMENT RSV     AS OF DATE
---------------------------------  -----------------  -----------------  ----------------
Comfort Inn Pensacola ............ $ 68,077.00(1)          $ 23,804.00        6/30/96
Comfort Inn Herndon ..............   83,220.00(1)            27,125.48        7/30/96
Sheraton Omaha ...................  118,464.00(1)             9,872.00        7/30/96
Comfort Inn Duncan ...............   37,176.00(2)            15,350.50        6/30/96
Holiday Inn Express Barstow, CA  .   46,993.68(1)             3,916.14        6/30/96
Amerihost Inn Plainfield .........   36,000.00(1)            16,710.47        7/30/96
Days Inn Plainfield ..............   34,902.00(1)            20,535.62        7/30/96
Sleep Inn South Jordan ...........   60,937.56(1)            12,506.79        7/30/96
Days Inn Marysville ..............   35,948.04(1)            21,060.35        7/30/96
Best Western Council Bluff  ......   41,815.00(1)             3,484.59        7/30/96
Econo Lodge King .................   28,716.00(2)            20,251.00        6/30/96
Days Inn Cloverdale ..............   29,388.00(1)            18,218.56        7/30/96
Comfort Inn Gainesville ..........   31,956.00(1)             5,329.08        7/30/96
Comfort Inn Forrest City .........  120,000.00(1)            31,473.03        7/30/96
Comfort Inn Gallup ...............   24,128.00(1)            20,542.30        7/30/96
Days Inn Crawfordsville ..........   24,096.00(1)            17,132.98        7/30/96
Congressional Plaza ..............   24,977.00                    0.00        7/30/96
Concord Plaza Shopping Center  ...   24,000.00              168,000.00        6/30/96
Village at Mableton ..............   35,369.58                2,947.47        7/30/96
Arlington Plaza ..................   56,746.20                4,728.85        7/30/96
Doubletree Shopping Center  ......   29,248.80               49,155.75        6/30/96
Sunkist Plaza Shopping Center  ...   27,065.40                    0.00        8/30/96
Newington Plaza ..................   24,837.00                    0.00        7/30/96
Old Colony .......................   13,062.48                    0.00        7/30/96
Tourist Plaza ....................   10,568.04                  880.67        7/30/96
Cedar Grove Shopping Center  .....   11,948.04               10,952.27        7/30/96
Homosassa Springs Plaza ..........   11,577.08                    0.00        7/30/96
Cherry Creek .....................   24,187.00                    0.00        7/30/96
Second Street Shoppes ............    4,476.00                    0.00        7/30/96
Circle Mgmt. 3414-3428 Ct. Ave.  .    5,571.96                    0.00        7/30/96
New Paltz Shopping Center ........    8,281.55                    0.00        8/30/96
Cambridge Commons Shopping Center     8,952.00                  746.00        7/30/96

                              S-93





                                                                     INITIAL DEPOSIT TO  CURRENT BALANCE
PROPERTY NAME                      PROPERTY TYPE                        CAP IMP RSV        CAP IMP RSV
---------------------------------  -------------------------------  ------------------  ---------------
Walmart Plaza Cobleskill ......... Retail                              $        0.00      $        0.00
Circle Mgmt. 1218-1220 Ct. Ave.  . Retail                                  15,000.00          16,976.70
Dorset Avenue Shopping Center  ... Retail                                   3,000.00               0.00
Walmart Plaza Jamestown .......... Retail                                       0.00               0.00
Tara Village ..................... Retail                                  26,062.50          26,062.50
Pleasantdale Village Shopping Ctr  Retail                                       0.00               0.00
32nd Street Shops/Denny's ........ Retail                                  18,500.00          18,500.00
Metro III Office Building ........ Office                                  37,500.00               0.00
The Citizens Trust Company Bldg.   Office                                       0.00               0.00
Franciscan Manor ................. Assisted Living/Congregate Care              0.00               0.00
Villa Rose Retirement Apartments   Assisted Living/Congregate Care         53,500.00          53,500.00
Bay Bridge Mobile Home Park  ..... Mobile Home Park                      10,750.00          8,577.81
American Self Storage ............ Self Storage                               0.00              0.00




            CAPITAL IMPROVEMENTS AND REPLACEMENT RESERVE ACCOUNTS
                       (ALL MORTGAGE LOANS) (CONTINUED)

                                    ANNUAL DEPOSIT TO  CURRENT BALANCE  RESERVE ACCOUNTS
PROPERTY NAME                        REPLACEMENT RSV   REPLACEMENT RSV     AS OF DATE
---------------------------------  -----------------  ----------------  ----------------
Walmart Plaza Cobleskill ......... $  3,675.96           $    306.33        6/30/96
Circle Mgmt. 1218-1220 Ct. Ave.  .    3,677.04                  0.00        7/30/96
Dorset Avenue Shopping Center  ...    2,049.96              8,430.85        6/30/96
Walmart Plaza Jamestown ..........    3,508.00                  0.00        7/30/96
Tara Village .....................   31,730.00              3,132.92        7/30/96
Pleasantdale Village Shopping Ctr         0.00              3,055.00        7/30/96
32nd Street Shops/Denny's ........    2,412.00                  0.00        7/30/96
Metro III Office Building ........  144,468.00             19,852.10        7/30/96
The Citizens Trust Company Bldg.     41,700.00            111,407.85        7/30/96
Franciscan Manor .................   18,852.00              1,570.83        7/30/96
Villa Rose Retirement Apartments     32,000.00              5,333.34        7/30/96
Bay Bridge Mobile Home Park  .....   14,790.00             27,093.99        6/30/96
American Self Storage ............    8,800.00                  0.00        7/30/96

------------

   *  Section 42 Multifamily Property.

   (1)Annual deposit will fluctuate during term as deposit is a percentage of prior year's gross income. Amount set forth above has been extrapolated from historical operating results and may not equal future requirements for the annual deposit.

   (2)Annual deposit will fluctuate during term as deposit is a percentage of prior month's gross income. Amount set forth above has been extrapolated from historical operating results and may not equal future requirements for the annual deposit.

   (3)Immediate repairs in the amount $52,000 were required pursuant to the A&E Report and were completed prior to closing.

 Additional Information

   For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained in the Prospectus under "SECURITY FOR THE BONDS AND
CERTIFICATES" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

   At the time of issuance of the Certificates, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal, interest and other amounts due on or before the Cut-off Date, Principal Prepayments received on or before the Cut-off Date and Retained Yield. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Trust Fund to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its Cut-off Date Balance, Mortgage Rate, current Monthly Payment and maturity date.

   In addition, the Depositor will deliver or cause to be delivered to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed without recourse to the order of Trustee;
(ii) the original or a copy of each Mortgage, together with originals or copies of any intervening assignments of such Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of each related assignment of leases (if such item exists and is a document separate from the corresponding Mortgage), together with originals or copies of any intervening assignments of such document, in each case with evidence of recording indicated thereon; (iv) an assignment of each Mortgage in favor of the Trustee and in recordable form; (v) an assignment of each related assignment of leases (if such item exists and is a document separate from the corresponding Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage Note or Mortgage have been modified or the Mortgage Loan has been assumed; and (vii) the original or copy of the lender's title insurance policy or a marked-up binder or commitment to issue such.

   The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the Depositor, if it cannot deliver or cause delivery of the document or cure or cause the cure of the defect within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Trust Agreement within such 90-day period to repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally at least equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate, net of any applicable Retained Yield Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and (iii) any related unreimbursed Servicing Advances.

   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any defect or omission in the Mortgage File for a Mortgage Loan. None of the Depositor's affiliates or any other person will be obligated to repurchase any Mortgage Loan as to which there is a material defect or omission in the related Mortgage File if the Depositor defaults on its obligation to do so. In connection with any repurchase of a Cross-Collateralized Mortgage Loan contemplated by the preceding paragraph, if other related Cross-Collateralized Mortgage Loans secured by Mortgages on the same Mortgaged Properties are to remain part of the Trust Fund, the cross-collateralization between the Cross-Collateralized Mortgage Loan to be repurchased and the other related Cross-Collateralized Mortgage Loans that are to remain in the Trust Fund, will be severed. If, however, the Servicer shall determine that such repurchase and the corresponding severance of the cross-collateralization between the Cross-Collateralized Mortgage Loan to be repurchased and the other related Cross-Collateralized Mortgage Loans that are to remain in the Trust Fund, is not in the best interests of the Certificateholders, then the Servicer may direct the Depositor not to repurchase the Cross-Collateralized Mortgage Loan that it is otherwise required to repurchase, provided that if such direction is given, the applicable defect or omission in the related Mortgage File giving rise to the repurchase obligation will be deemed to have been cured in all respects.

   The Trust Agreement will require the Trustee promptly (and in any event within 30 days of the Closing Date) to cause each of the assignments described in clauses (iv) and (v) of the third preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "THE TRUST
AGREEMENT--Assignment of Mortgage Assets" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In the Trust Agreement, the Depositor will represent and warrant with respect to each Mortgage Loan, as of the Cut-off Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (1) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule to the Trust Agreement was true and correct in all material respects as of the Cut-off Date;

     (2) To the actual knowledge of the Depositor, as of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

     (3) Except for any Retained Yield with respect to such Mortgage Loan, the Depositor owns the Mortgage Loan, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (4) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

     (5) To the actual knowledge of the Depositor, each of the related Mortgage Loan documents executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Loan document;

     (6) The assignment of each related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee;

     (7) The related Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, a related Mortgage) is a valid and enforceable first lien on the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over, or on a parity with, the first lien of the Mortgage, except for (a) liens for real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan,
    (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property, and (d) if such Mortgage secures a Cross-Collateralized Mortgage Loan, any lien securing a related Cross-Collateralized Mortgage Loan.

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      (8) All taxes and governmental assessments that prior to the Cut-off
    Date became due and owing in respect of, and affect, the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (9) To the actual knowledge of the Depositor, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage;

     (10) To the actual knowledge of the Depositor, all insurance required under the Mortgage for such Mortgage Loan is in full force and effect with respect to the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property);

     (11) As of the Cut-off Date, no Mortgage Loan is 30 days or more past due in respect of any Monthly Payment; and

     (12) One or more environmental site assessments were performed with respect to the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) during the 18-month period preceding the Cut-off Date, and the Depositor having made no independent inquiry other than to review the report(s) prepared in connection with the assessments referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

   In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the Depositor, if it cannot cure such breach within a period of 90 days following its discovery or its receipt of notice thereof, will be obligated pursuant to the Trust Agreement within such 90-day period to repurchase the affected Mortgage Loan at its applicable Purchase Price.

   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Depositor's representations and warranties regarding the Mortgage Loans. The Depositor will be the sole warranting party in respect of the Mortgage Loans, and none of its affiliates or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a material breach of the Depositor's representations and warranties if the Depositor defaults on its obligation to do so. See "THE TRUST AGREEMENT--Repurchase of Non-Conforming Loans" in the Prospectus. In connection with any repurchase of a Cross-Collateralized Mortgage Loan contemplated by the preceding paragraph, if other related Cross-Collateralized Mortgage Loans secured by Mortgages on the same Mortgaged Properties are to remain part of the Trust Fund, the cross-collateralization between the Cross-Collateralized Mortgage Loan to be repurchased and the other related Cross-Collateralized Mortgage Loans that are to remain in the Trust Fund, will be severed. If, however, the Servicer shall determine that such repurchase and the corresponding severance of the cross-collateralization between the Cross-Collateralized Mortgage Loan to be repurchased and the other related Cross-Collateralized Mortgage Loans that are to remain in the Trust Fund, is not in the best interests of the Certificateholders, then the Servicer may direct the Depositor not to repurchase the Cross-Collateralized Mortgage Loan that it is otherwise required to repurchase, provided that if such direction is given, the applicable breach giving rise to the repurchase obligation will be deemed to have been cured in all respects.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The

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Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Trust Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF MORTGAGE LOANS

GENERAL

   The servicing of the Mortgage Loans and any REO Properties will be governed by the Trust Agreement, as well as by a servicing agreement (the "Servicing Agreement") and a special servicing agreement (the "Special Servicing Agreement", and together with the Trust Agreement and the Servicing Agreement, the "Transaction Documents"), each to be dated as of the Cut-off Date, among the Trustee, the Depositor, the Servicer and the Special Servicer. The following summaries describe certain provisions of the Transaction Documents relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Transaction Documents. When particular provisions or terms used in the Transaction Documents are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference. Reference is made to the Prospectus for additional information regarding the terms of the Transaction Documents relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See "SERVICING OF MORTGAGE LOANS" and "THE TRUST AGREEMENT" in the Prospectus.

   The Servicer and the Special Servicer, either directly or, in the case of the Servicer, through Sub-Servicers, each will be required to service and administer the Mortgage Loans during the time it is responsible for such servicing and administration, for and on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law and the actual provisions of the Transaction Documents, the respective Mortgage Loans and the related Insurance Policies (as defined in the Prospectus) and, to the extent consistent with the foregoing, in accordance with the applicable Accepted Servicing Practices (as described below for each of the Servicer and the Special Servicer under "--The Servicer" and "--The Special Servicer", respectively).

   The Servicer initially will, with limited exceptions, be responsible for the servicing and administration of the entire Mortgage Pool. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer (whereupon it will become a "Specially Serviced Mortgage Loan"), but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, to make remittances to the Trustee and prepare certain reports to the Certificateholders with respect to such Mortgage Loan and to make Servicing Advances and/or to reimburse the Special Servicer for any reimbursable servicing expenses incurred thereby with respect to such Mortgage Loan. If any Mortgaged Property is acquired on behalf of the Trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof. The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans and REO Properties and in accordance with applicable Accepted Servicing Practices, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property at least once a year, (ii) collecting and making certain calculations based on, annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property, and (iii) making

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reasonable efforts to collect any delinquent Monthly Payment and any other payments required under the terms and provisions of the related Mortgage Loan upon notification by the Servicer that the related borrower is delinquent and that the Servicer has made an initial contact with such borrower in connection with such delinquency. The Servicer will have no responsibility for the Special Servicer's performance of its duties under the Transaction Documents.

   A "Servicing Transfer Event" means, with respect to any Mortgage Loan, the occurrence of any of the following: (i) if such Mortgage Loan is a Balloon Loan, a payment default occurs on such Mortgage Loan at its maturity date and the Servicer does not extend the maturity of such Mortgage Loan within 31 days following its maturity date; (ii) any Monthly Payment becomes more than 60 days delinquent; (iii) a payment default occurs or, in the judgment of the Servicer, is imminent and is not likely to be cured by the related borrower within 60 days of such occurrence (and, in the case of a Balloon Payment, the maturity of such Mortgage Loan is not likely to be extended by the Servicer within 31 days following such Mortgage Loan's maturity date); (iv) any other default occurs that, in the good faith judgment of the Servicer, materially impairs the use or marketability of any related Mortgaged Property or the value thereof as security for such Mortgage Loan; (v) the related borrower enters into or consents to bankruptcy, appointment of a receiver or conservator, or a similar insolvency or similar proceeding, or the related borrower becomes the subject of a decree or order for such a proceeding that remains in full force undischarged or unstayed for a period of 60 days; (vi) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or (vii) the Servicer receives notice of the foreclosure or proposed foreclosure of any lien on any related Mortgaged Property.

   If, in the case of any Specially Serviced Mortgage Loan as to which a Servicing Transfer Event specified in clause (i), (ii) or (iii) of the preceding paragraph has occurred, three consecutive Monthly Payments have been made, whether in accordance with such loan's original terms or its terms as modified in accordance with the Transaction Documents, or if, in the case of any Specially Serviced Mortgage Loan as to which a Servicing Transfer Event specified in clause (iv), (v), (vi) or (vii) has occurred, such event has been remedied, cured or otherwise resolved (whereupon, in either case, such Specially Serviced Mortgage Loan shall become a "Rehabilitated Mortgage Loan"), the Special Servicer will transfer back the servicing responsibilities therefor to the Servicer, and the Servicer will be required to resume servicing such Mortgage Loan pursuant to the terms of the Transaction Documents.

THE SERVICER

 General

   GMAC Commercial Mortgage Corporation, a California corporation, will act as Servicer with respect to the Mortgage Pool. As of May 31, 1996, the Servicer had a net worth of approximately $36.7 million and a total commercial and multifamily mortgage loan servicing portfolio (including mortgage loans serviced for its own account and for others) of approximately $18.3 billion. The Servicer's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044-8015, and its telephone number is
(215) 682-1000. The Servicer conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, Maryland, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin. The foregoing information concerning the Servicer has been provided by it. Accordingly, neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

   The Servicer will perform various customary functions of a servicer of mortgage loans comparable to the Mortgage Loans including the collection of Monthly Payments and, if required by the related Mortgage and/or Mortgage Note, escrow payments, the establishment and maintenance of escrow accounts (if permitted by the related Mortgage and/or Mortgage Note) for the collection of escrow payments in respect of hazard insurance premiums, real estate taxes and assessments and similar items with respect to the Mortgage Loans (including Specially Serviced Mortgage Loans), and the establishment and maintenance of any capital improvements reserve, replacement reserve or any other reserve fund with respect to any Mortgaged Property pursuant to the terms of the related Mortgage.

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    The Servicing Agreement will provide that the Servicer will comply with the REMIC Provisions.

 Accepted Servicing Practices

   "Accepted Servicing Practices" means, in the case of the Servicer, the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans for other portfolios or held in its own portfolio, whichever servicing procedure is of a higher standard, but without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related borrower; (ii) the ownership of any Certificate by the Servicer or any affiliate thereof; (iii) the Servicer's obligation to make Advances (as defined herein); and (iv) the Servicer's right to receive compensation for its services under the Servicing Agreement or with respect to any particular transaction.

 Servicer Compensation and Payment of Expenses

   The Servicer will be entitled to a monthly fee (the "Servicing Fee"), payable out collections and advances of interest on or in respect of, and equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the applicable Servicing Fee Rate on the Scheduled Principal Balance as of the first day of each Due Period of, each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has become an REO Property). The "Servicing Fee Rate" for:
(i) each Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) will vary on a loan-by-loan basis and will range from 0.227% per annum to 0.237% per annum, with a weighted average Servicing Fee Rate of 0.236% per annum as of the Cut-off Date; and (ii) each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property will equal 0.125% per annum. The Servicer will be entitled to receive, as additional compensation, default interest and late fees that are collected by the Servicer with respect to Mortgage Loans (other than Specially Serviced Mortgage Loans) and not otherwise applied to cover interest on Advances, and any interest or other income earned on any investment of the funds in the Custodial Account. See "SERVICING OF MORTGAGE LOANS--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer, and for information regarding expenses payable by the Servicer.

 Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans

   If a borrower makes a Principal Prepayment or Balloon Payment prior to the Due Date for a Mortgage Loan in any Collection Period and fails to pay interest on such Principal Prepayment or the principal portion of such Balloon Payment through such Due Date, a Prepayment Interest Shortfall will result. If a borrower makes a Principal Prepayment or Balloon Payment after the Due Date for a Mortgage Loan during any Collection Period, Excess Prepayment Interest may arise. See "DESCRIPTION OF THE CERTIFICATES-- Prepayment Interest Shortfalls and Excess Prepayment Interest" herein.
In order to mitigate any Prepayment Interest Shortfalls (not including any such shortfalls arising from Principal Prepayments due to casualty, condemnation or default) in full or in part on the Mortgage Loans, the amount of the Servicing Fee (but not the fees payable to the Special
Servicer or the Trustee) will be reduced by the amount that the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans for any Collection Period exceeds Excess Prepayment Interest for all Mortgage Loans for such Collection Period. Any remaining Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of Regular Interest Certificates as set forth under "DESCRIPTION OF THE CERTIFICATES--Prepayment Interest Shortfalls and Excess Prepayment Interest" herein. To the extent the aggregate of all Excess Prepayment Interest for all Mortgage Loans for any Collection Period exceeds the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans for such Collection Period, such excess amount will be payable to the Servicer as additional compensation.

 Servicer's Use of Sub-Servicers

   The Servicer (but not the Special Servicer) may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"), which will

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generally be the respective originators of the Mortgage Loans; provided that the Servicer will remain primarily obligated under the Transaction Documents. Each sub-servicing agreement between the Servicer and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Servicer is no longer acting in such capacity, the Trustee or any other successor to the Servicer may assume the Servicer's rights and obligations under such Sub-Servicing Agreement or terminate such agreement. The Servicer will be required to monitor the performance of Sub-Servicers retained by it, and it or the Depositor will each have the right to remove a Sub-Servicer upon the occurrence of an event of default under the related Sub-Servicing Agreement or the payment of a termination fee.

   The Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the Transaction Documents is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Servicer for certain expenditures which it makes, generally to the same extent the Servicer would be reimbursed under the Transaction Documents.

THE SPECIAL SERVICER

 General

   CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc., will act as Special Servicer with respect to the Mortgage Pool. The principal offices of the Special Servicer are located at 11200 Rockville Pike, Rockville, Maryland 20852. As of August 31, 1996, the Special Servicer was responsible for the servicing of approximately 1,000 commercial and multifamily loans with an aggregate principal balance of approximately $3.8 billion, the collateral for which is located in 47 states. The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

   The Special Servicer will, among other things, oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Servicer and the Trustee. The Special Servicer will be required, as and to the extent described herein, to seek advice and approval and take direction from the Operating Adviser. The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans and in accordance with applicable Accepted Servicing Practices, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property at least once a year, (ii) collecting and making certain calculations based on annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property, and (iii) making reasonable efforts to collect any delinquent Monthly Payment and any other payments required under the terms and provisions of the related Mortgage Loan upon notification by the Servicer that the related borrower is delinquent and that the Servicer has made an initial contact with such borrower in connection with such delinquency.

   The Special Servicing Agreement will provide that the Special Servicer will comply with the REMIC Provisions.

Accepted Servicing Practices

   "Accepted Servicing Practices" means, in the case of the Special Servicer, the same care, skill and diligence with which prudent institutional commercial mortgage lenders, loan servicers and asset managers service performing and non-performing mortgage loans comparable to the Specially Serviced Mortgage Loans and/or administer real properties comparable to the REO Properties (and, in any event, with at least the same care, skill, prudence and diligence with which the Special Servicer generally services comparable mortgage loans and real properties owned by it) and with a view to the maximization of related Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate), but without regard to: (i) any relationship that the Special Servicer or any affiliate of the Special Servicer may have with the related borrower; (ii) the ownership of any Certificate by the

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Special Servicer or any affiliate of the Special Servicer; (iii) the Special
Servicer's right to receive compensation for its services under the Transaction Documents or with respect to any particular transaction; and (iv) the servicing by the Servicer of the Mortgage Loans that are not Specially Serviced Mortgaged Loans.

   "Net Collections" will generally consist of, with respect to any Specially Serviced Mortgage Loan, Rehabilitated Mortgage Loan or REO Property, the total of (i) any payments with respect to such Mortgage Loan, (ii) net operating income with respect to the related Mortgaged Property or such REO Property, and/or (iii) net Liquidation Proceeds with respect to such Mortgage Loan or REO Property, that is, in each such case, allocable as a recovery of principal of and/or interest (adjusted to the related Net Mortgage Rate) on such Mortgage Loan or, in the case of an REO Property, the related Mortgage Loan or as a recovery of a Prepayment Premium with respect thereto, net of any portion thereof that constitutes Retained Yield.

 Special Servicer Compensation and Payment of Expenses

   The Special Servicing Agreement will provide that the Special Servicer will be entitled to certain fees, including (a) a monthly fee (the "Special Servicing Basic Fee"), payable out of collections and advances of interest on or in respect of, and equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.05% per annum (the "Special Servicing Basic Fee Rate") on the Scheduled Principal Balance as of the first day of each Due Period of, each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has become an REO Property), and (b) an additional monthly fee (the "Special Servicing Supplemental Fee"), payable out of collections and advances of interest on or in respect of the Specially Serviced Mortgage Loans and the Mortgage Loans as to which the related Mortgaged Properties have become an REO Property, equal to the excess, if any, of (i) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.25% per annum on the aggregate Scheduled Principal Balance as of the first day of each Due Period of all such Mortgage Loans, over (ii) the aggregate Special Servicing Basic Fee for the entire Mortgage Pool for such Due Period. In addition, the Special Servicer will be entitled to receive, as additional compensation, assumption fees that are collected by the Special Servicer or the Servicer with respect to the Mortgage Loans and all modification fees that are collected by the Servicer with respect to the Mortgage Loans. The Servicing Agreement permits the Servicer, at the direction of the Special Servicer, to extend the term of a Balloon Loan for a period not to exceed one year past its original maturity date upon the satisfaction of certain conditions stated in the Servicing Agreement, and the Special Servicer will be entitled to any reasonable modification fee collected in connection therewith. See "--Mortgage Loan Modifications" herein.

   With respect to any Mortgage Loan, as of any date of determination, the Special Servicing Basic Fee Rate, the then applicable Servicing Fee Rate for such loan and the Trustee Fee Rate will collectively constitute the "Administrative Cost Rate".

THE OPERATING ADVISER

 Election of the Operating Adviser

   The holder or holders of Certificates with an aggregate Certificate Principal Amount equal to more than 50% of the aggregate Certificate Principal Amount of the Controlling Class will be entitled to elect an adviser (the "Operating Adviser") from whom the Special Servicer will seek advice and approval and take direction as described below. Upon (i) the receipt by the Trustee of written requests for an election of an Operating Adviser from the holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the then Controlling Class, (ii) the resignation or removal of the person acting as Operating Adviser or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Operating Adviser will be held commencing as soon as practicable thereafter. The Operating Adviser may be removed at any time by the written vote of holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the then Controlling Class. Prior to the election of the initial Operating Adviser, and in the event that an Operating Adviser shall

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have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser; and, notwithstanding anything to the contrary described herein, the Special Servicer shall not have any right or obligation to notify, to consult with or to seek and/or obtain approval or direction from an Operating Adviser, and the Special Servicer may act in accordance with the provisions of the Transaction Documents without providing such notice, engaging in such consultation or seeking or obtaining such approval or direction, in any event during any such period that there is no Operating Adviser.

   The "Controlling Class" will be, as of any date of determination, the Class of Sequential Pay Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Principal Amount (net of any Uncovered Portion thereof) at least equal to the lesser of (i) 25% of the initial aggregate Certificate Principal Amount of such Class of Sequential Pay Certificates as of the Closing Date and (ii) 2% of the aggregate Certificate Principal Amount (net of any Uncovered Portion thereof) of all the Sequential Pay Certificates as of such date of determination.

   If, at any time, the aggregate Assigned Asset Value of the Mortgage Pool is less than the aggregate Certificate Principal Amount of the Sequential Pay Certificates, such deficit will be allocated among the respective Classes of Sequential Pay Certificates, in reverse alphabetical order of Class designation, in each case, to the extent of the aggregate Certificate Principal Amount of the particular Class of Certificates. Such allocation will not reduce the aggregate Certificate Principal Amount of any Class of Sequential Pay Certificates and is intended solely to identify the portion (the "Uncovered Portion") of the aggregate Certificate Principal Amount of each such Class for which there is at such time no corresponding aggregate Assigned Asset Value of the Mortgage Pool.

   The "Assigned Asset Value" of any Mortgage Loan (other than a Required Appraisal Loan), as of any date of determination, will be the Stated Principal Balance of such Mortgage Loan as of such date of determination. The "Assigned Asset Value" of any Required Appraisal Loan, as of any date of determination, will be (a) the Stated Principal Balance of such Required Appraisal Loan as of such date of determination, reduced (to not less than zero) by (b) any Appraisal Reduction Amount applicable to such Required Appraisal Loan as of such date of determination.

 Duties of the Operating Adviser

   Subject to the last paragraph under this "--The Operating Adviser--Duties of the Operating Adviser" subsection, the Special Servicer will not be permitted to take any of the following actions if the Operating Adviser shall have objected to such action within five Business Days of receiving written notice of the Special Servicer's intention to take such action (if such written objection has not been received by the Special Servicer within such five Business Day period, then the Operating Adviser's approval will be deemed to have been given):

     (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

     (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

     (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein);

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

     (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

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    In addition, the Operating Adviser may direct the Special Servicer to take, or to refrain from taking, such other actions as the Operating Adviser may deem advisable or as to which provision is otherwise made in the Transaction Documents. Notwithstanding the foregoing, the Special Servicer shall ignore any objection of the Operating Adviser delivered pursuant to the second preceding paragraph, and shall refuse to follow any direction of the Operating Adviser given pursuant to the preceding paragraph, if acting or refraining from acting, as the case may be, in accordance with such objection or direction would be inconsistent with Accepted Servicing Practices or, in the case of any such direction, would require or cause the Special Servicer to violate any provision of the Transaction Documents, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Servicer, the Special Servicer, the Trust or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Transaction Documents.

 Limitation on Liability of Operating Adviser

   The Operating Adviser will have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided that the Operating Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Operating Adviser may have special relationships and interests that conflict with those of holders of some Classes of the Certificates, and further each Certificateholder agrees to take no action against the Operating Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" provisions, that, in general, entitle the holder thereof to accelerate the maturity of the related Mortgage Loan upon any sale or other transfer of, or upon the creation of any lien or other encumbrance upon, a related Mortgaged Property or prohibit the borrower from doing so without the consent of the lender. The Special Servicer (in the case of any Mortgage Loan) will determine whether to exercise any right the Trustee may have under any such due-on-sale or due-on-encumbrance provision in a manner consistent with the applicable Accepted Servicing Practices; provided that, in the case of Mortgage Loans other than Specially Serviced Mortgage Loans, the enforcement of such rights shall be performed by the Servicer at the direction of the Special Servicer. See "--The Operating Adviser" above regarding the Operating Adviser's rights to direct or object to the Special Servicer's actions in connection with respect to the foregoing. The Special Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.

MAINTENANCE OF INSURANCE

   To the extent consistent with applicable Accepted Servicing Practices, for each Mortgage Loan that requires the borrower to, or permits the mortgagee to require the borrower to, maintain such insurance, the Servicer is to cause the related borrower to maintain fire and casualty insurance with extended coverage in an amount which is not less than the lesser of (i) the full replacement cost of the improvements securing such Mortgage Loan or (ii) the unpaid principal balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, unless otherwise specified by the related Mortgage Loan. If the borrower fails to maintain the fire and casualty insurance required by the related Mortgage Loan, the Servicer will be obligated to obtain such insurance (which may be through a master or single interest blanket insurance policy). The cost (including any deductible relating to such insurance) of such insurance (or, in the case of a master or single interest blanket insurance policy, the incremental cost (including any deductible relating to such insurance) of such insurance related to the specific Mortgaged Property), will be a Servicing Advance reimbursable to

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the Servicer as described herein. See "DESCRIPTION OF THE
CERTIFICATES--Advances" herein. If, at any time, a Mortgaged Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will be obligated, if and to the extent the Mortgage Loan requires the borrower or permits the mortgagee to require the borrower to do so, cause the related borrower to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan. If the borrower is required, pursuant to the terms of the Mortgage Loan, to maintain such insurance but fails to maintain such flood insurance, the Servicer will be obligated to obtain such insurance, the cost of which shall be a Servicing Advance reimbursable to the Servicer as described herein. The Servicer is also to cause to be maintained with respect to each Mortgaged Property all other insurance coverage required by the related Mortgage Loan documents, and to the extent that such Mortgage Loan documents provide that the insurance coverage required with respect to such Mortgaged Property shall be within the discretion of the mortgagee, the Servicer is to require all such coverage required by law and consistent with applicable Accepted Servicing Practices, including insurance relating to vandalism and malicious mischief, business interruption, loss of rental value, business automobile liability, liquor liability, personal and advertising liability, false arrest, libel and slander, as applicable. If the borrower fails to maintain such other insurance coverage, the Servicer will be obligated to obtain such insurance, the cost of which shall be a Servicing Advance reimbursable to the Servicer as described herein. All such policies are to name the Servicer on behalf of the Trust as loss payee and to be endorsed with a standard mortgagee clause.

   For each REO Property, to the extent consistent with applicable Accepted Servicing Practices, the Special Servicer will be required to maintain fire and casualty insurance with extended coverage in an amount which is not less than the full replacement cost of the improvements of such REO Property, with a deductible not to exceed a customary amount for the risk insured. If, at any time, any REO Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer is to cause a flood insurance policy to be maintained for such REO Property meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance coverage required under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. The Special Servicer will be obligated to cause to be maintained with respect to each REO Property all other insurance coverage required by law and consistent with applicable Accepted Servicing Practices, including insurance relating to vandalism and malicious mischief, business interruption, loss of rental value, business automobile liability, liquor liability, personal and advertising liability, false arrest, libel and slander, as applicable. All such policies are to name the Trustee on behalf of the Trust as loss payee and to be endorsed with a standard mortgagee clause. The cost of maintaining all such insurance coverage (whether through direct payment or reimbursement to the Special Servicer) shall constitute a Servicing Advance reimbursable to the Servicer as described herein.

   In the event that the Servicer or Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the related Mortgaged Properties (in the case of the Servicer) or the REO Properties (in the case of the Special Servicer), it will conclusively be deemed to have satisfied its obligation to maintain fire and casualty insurance as set forth above. However, such policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as the case may be, will, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a fire and casualty insurance policy complying with the requirements described above and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to cover out of its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The cost of any such blanket policy shall be an expense of the Servicer or the Special Servicer, as

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the case may be, and not of the Trust, except that any incremental cost attributable to a particular Mortgage Loan or REO Property shall be paid, or reimbursed to the Special Servicer, as the case may be, by a Servicing Advance reimbursable to the Servicer as described herein.

   Consistent with Accepted Servicing Practices, the Servicer and the Special Servicer will each be required to prepare and present, or cause to be prepared and presented, on behalf of the Trustee, all claims under the insurance policies described above with respect to, as applicable, each Mortgage Loan (in the case of the Servicer) and REO Property (in the case of the Special Servicer), and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any extraordinary costs (but not ordinary, routine costs) of taking the actions required by the preceding sentence shall be paid, or reimbursed to the Special Servicer, as the case may be, by a Servicing Advance reimbursable to the Servicer as described herein.

MORTGAGE LOAN MODIFICATIONS

   The Servicer will, at the direction of the Special Servicer, agree to extend the maturity date of a Balloon Loan for one year or less from or after the maturity date of such Balloon Loan if: (i) the Special Servicer determines (such determination to be documented to the Trustee) that such extension is likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than liquidation of such Balloon Loan; (ii) a payment default has occurred at maturity of such Balloon Loan or, in the good faith judgment of the Servicer, is reasonably foreseeable at maturity of the Mortgage Loan and will not be cured within sixty days from the maturity date;
(iii) the debt service coverage ratio of such Mortgage Loan (or, if such Mortgage Loan is part of a Group of Cross-Collateralized Mortgage Loans, of such Group) is greater than or equal to 125%; and (iv) except as contemplated in clause (ii) above, no payment due from the related borrower on such Mortgage Loan has been 30 or more days delinquent within the past twelve months. However, no extension entered into by the Servicer may be for a period of more than one year from the maturity date of such Mortgage Loan or shall extend the maturity date beyond two years prior to the Rated Final Distribution Date. No more than one such extension may be granted by the Servicer with respect to any particular Mortgage Loan. The Servicer may not otherwise agree to any modification, waiver or amendment of a Mortgage Loan, except as described under "--Due-on-Sale and Due-on-Encumbrance Provisions" above.

   If, but (except as otherwise described under "--Due-on-Sale and Due-on-Encumbrance Provisions" above) only if, the Special Servicer determines (such determination to be documented to the Trustee), after consultation with the Operating Adviser, that a modification, waiver or amendment (including the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer, may, but is not required to, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. See "--The Operating Adviser" above regarding the Operating Adviser's rights to direct or object to the Special Servicer's actions with respect to the foregoing.

   The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

     (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than two years prior to the Rated Final Distribution Date;

     (ii) extend the maturity date of any such Specially Serviced Mortgage Loan, unless, if the related Mortgage Rate is below the then prevailing interest rate as determined by the Special Servicer, such Mortgage Rate is modified to equal such then prevailing interest rate;

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      (iii) provide for the deferral of interest unless (A) interest accrues thereon at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 5% of the unpaid principal balance of the Specially Serviced Mortgage Loan;

     (iv) reduce the Mortgage Rate on any such Specially Serviced Mortgage Loan to less than the then prevailing interest rate as determined by the Special Servicer; or

     (v) result in a prepayment (other than from Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) on a date other than the Mortgage Loan's Due Date.

   Except for consenting to an extension of the maturity of a Balloon Loan for a period of one year or less, and except as otherwise discussed under "--Due-on-Sale and Due-on-Encumbrance Provisions" above, the Special Servicer may not agree to any modification, waiver or amendment of a Mortgage Loan that is not a Specially Serviced Mortgage Loan.

   In addition, the Servicer and the Special Servicer must in certain cases receive certain opinions of counsel as to certain REMIC matters prior to any modification, waiver or amendment of any Mortgage Loan.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

   The Special Servicer may offer to sell, in accordance with the terms of the Trust Agreement, any defaulted Mortgage Loan, without recourse, or any REO Property to any person (including the Servicer, the Special Servicer or any Certificateholder, but excluding the Trustee and its affiliates) for cash, but in any event shall so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or before the date specified under "--Foreclosures" below. The Special Servicer will accept the highest bid received from any person in an amount at least equal to the unpaid principal balance of the defaulted Mortgage Loan or, in the case of an REO Property, the related Mortgage Loan, as the case may be, together with all unpaid interest accrued thereon through the date of sale and all related unreimbursed Servicing Advances. In the absence of any such bid, the Special Servicer will accept the highest bid received from any person, so long as such bid is a fair price and accepting a lower bid would not in the judgment of the Special Servicer be in the best interests of the Certificateholders. See "--The Operating Adviser" above regarding the Operating Adviser's rights to direct or object to the Special Servicer's actions with respect to the foregoing.

   If the Trustee receives any bid or bids to purchase a Mortgage Loan as to which a default has occurred and is continuing for a price at least equal to the principal balance of such Mortgage, together with all unpaid interest accrued thereon through the date of sale and all related unreimbursed Servicing Advances, the Trustee is to sell such Mortgage Loan to the highest bidder, subject to certain limitations set forth in the Trust Agreement. The Trustee is under no obligation to solicit any such bid. The Depositor, its affiliates or any other person (other than the Trustee and its affiliates) may make any such bid for a defaulted Mortgage Loan.

FORECLOSURES

   The Special Servicer, on behalf of the Trust Fund, will generally be required to institute foreclosure proceedings, exercise any power of sale contained in any Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the applicable Accepted Servicing Practices and a default on the related Mortgage Loan has occurred; provided that the Special Servicer may not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and may not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action, the Trustee would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA (as defined in the Prospectus), or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has previously determined in accordance with applicable Accepted Servicing Practices, based on an environmental site assessment which was conducted by a

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person (who may be an employee of the Servicer or the Special Servicer or of an affiliate of either) who regularly conducts such assessments and which was performed in accordance with the standards of FNMA, in the case of Specially Serviced Mortgage Loans that are multifamily mortgage loans, and applicable Accepted Servicing Practices, in the case of Specially Serviced Mortgage Loans that are commercial mortgage loans, for environmental assessments, that:

     (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery of Net Collections on a net present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than not acquiring such Mortgaged Property and not taking such actions; and

     (ii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation or, if any such circumstances or conditions are present for which any such actions could be required, that acquiring such Mortgaged Property and taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than not acquiring such Mortgaged Property and not taking such actions.

See "--The Operating Adviser" above regarding the Operating Adviser's rights to direct or object to the Special Servicer's actions with respect to the foregoing.

   The cost of any such compliance or other action contemplated by clauses
(i) and/or (ii) above, shall be paid, or reimbursed to the Special Servicer, by a Servicing Advance reimbursable to the Servicer or other appropriate person as described herein; provided that such compliance pursuant to clause
(i) above or the taking of such actions pursuant to this clause (ii) above shall only be permitted if no portion of the Servicing Advance that would be required to be made to cover the cost thereof is determined to be a Nonrecoverable Advance.

   If the Special Servicer determines that acquiring any Mortgaged Property and taking such actions as are necessary to bring such Mortgaged Property into compliance with applicable environmental laws, or taking such actions with respect to the containment, removal, cleanup or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting such Mortgaged Property, is not reasonably likely to produce a greater recovery of Net Collections on a net present value basis than not acquiring such Mortgaged Property and not taking such actions, or if the Special Servicer is prohibited (based upon the objection of the Operating Adviser) from effecting such compliance or taking such actions, then the Special Servicer shall take such action as it deems to be in the best economic interests of the Certificateholders (taken as a whole), including, without limitation, releasing the lien of the related Mortgage(s).

   The Special Servicer may maintain any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan, if it determines that such action is likely to produce a greater recovery of Net Collections on a net present value basis (the relevant discounting to be performed at the related Net Mortgage Rate) than not taking such action.

   If any Mortgaged Property is acquired as described above, the Special Servicer will, after consultation with the Operating Advisor, sell the REO Property within two years of acquisition or any applicable extension period granted by the Internal Revenue Service, unless the Special Servicer has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to two years after its acquisition or such extension period will not result in certain adverse tax consequences for the Trust Fund at any time that any Certificate is outstanding.

   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the

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Trust Fund's net after-tax proceeds from such property. After the Special
Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hotel) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any such REO Tax imposed on the Trust Fund's income from an REO Property would be an expense of the Trust and would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

   The Special Servicer may, at the expense of the Trust, employ an independent contractor to manage and operate any REO Property.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SPECIAL SERVICER

 Fidelity Bond and Errors and Omissions Insurance Policy

   The Servicer and the Special Servicer will each be required to maintain a fidelity bond and errors and omissions insurance policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors or omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted under the Transaction Documents.

Resignation

   Except as otherwise provided in the following paragraph, neither the Servicer nor the Special Servicer may resign from the obligations and duties imposed on it under the Transaction Documents unless (as evidenced by an opinion of counsel to such effect) it determines that its duties under the Transaction Documents are no longer permissible under applicable law.

   The Special Servicer or the Servicer may resign from its respective obligations and duties imposed on it under the Transaction Documents upon reasonable notice to the Trustee, provided that (i) a successor special servicer or servicer, as applicable, is (A) available, (B) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee and (C) willing to assume the obligations, responsibilities and covenants to be performed under the Transaction Documents by the Special Servicer or Servicer, as applicable, on substantially the same terms and conditions, and for not more than equivalent compensation, as therein provided, and (ii) the Rating Agencies shall have confirmed in writing that such resignation and designation of a successor special servicer or servicer, as applicable, shall not result in a qualification, downgrade or withdrawal of any rating of any of the Certificates then rated.

   No such resignation by either the Servicer or the Special Servicer will become effective unless and until a successor thereto assumes the obligations and responsibilities thereof under the Transaction Documents.

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  Limitation on Liability

   None of the Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Servicer or Special Servicer will be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to the Transaction Documents, or for errors in judgment; provided that the Servicer, the Special Servicer and such other persons will not be protected against any breach of a representation, warranty or covenant contained in any of the Transaction Documents or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under the Transaction Documents. The Servicer, the Special Servicer and any director, officer, employee or agent of the Servicer or Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the Transaction Documents. Neither the Servicer nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans serviced by it in accordance with the Transaction Documents; provided that the Servicer or the Special Servicer in its sole discretion may undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans serviced by it, and is required to undertake any such action if instructed to do so by the Depositor or Trustee (unless it reasonably believes such action would result in a material unreimbursed liability of it). All legal expenses and costs of such action will be expenses and costs of the Trust.

 Indemnification of the Servicer and Special Servicer

   The Servicer, the Special Servicer and any director, officer, employee or agent of the Servicer or the Special Servicer shall be indemnified and held harmless by the Trust out of the Custodial Account against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to (i) the Transaction Documents (unless such legal action is incidental to the performance of its obligations and duties thereunder, in which case such expenses on such items will be reimbursable to the Servicer or the Special Servicer, as the case may be, only as and to the extent otherwise provided in the Transaction Documents),
(ii) any action taken by the Servicer or the Special Servicer, as the case may be, in accordance with instructions delivered in writing to the Servicer or the Special Servicer, as the case may be, by the Trustee pursuant to any provision of the Transaction Documents, and (iii) in the case of the Servicer
(A) any defect in the Mortgage Loans and related documents as of the Cut-off Date or (B) any action taken based on information provided by the Special Servicer, in each case, other than any loss, liability or expense incurred by reason of the Servicer's or Special Servicer's, as the case may be, breach of any representation, warranty or covenant in any of the Transaction Documents, by reason of the Servicer's or Special Servicer's, as the case may be, willful misfeasance, bad faith or negligence in the performance of duties under the Transaction Documents or by reason of the Servicer's or Special Servicer's, as the case may be, reckless disregard of obligations and duties under any of the Transaction Documents. The Servicer or Special Servicer, as the case may be, is to immediately notify the Trustee if a claim is made by a third party with respect to the Transaction Documents or the Mortgage Loans entitling the Servicer or Special Servicer, as the case may be, to indemnification, whereupon the Trustee on behalf of the Trust is to assume the defense of any such claim and, subject to reimbursement out of the Collection Account, to pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim.

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 EVENTS OF DEFAULT

 The Servicer

   An "Event of Default" in respect of the Servicer will include:

     (i) any failure by the Servicer to deposit in the Custodial Account when required any amount required to be so deposited under the terms of the Transaction Documents or any failure by the Servicer to make when due any required Advances;

     (ii) any failure by the Servicer to remit to the Trustee or deposit in the Collection Account on any Servicer Remittance Date any amount required to be so remitted or deposited on such date under the terms of the Transaction Documents, which failure continues unremedied after expiration of a specified cure period;

     (iii) any failure on the part of the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in any of the Transaction Documents, or any breach of the representations and warranties of the Servicer contained in the Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders, which failure or other breach continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, except that to the extent the Trustee determines that the Servicer is in good faith attempting to remedy such failure or other breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Servicer to cure such failure (no such cure period to exceed 60 days, however, unless agreed to in writing by the Rating Agencies);

     (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of the Servicer or its assets, and certain actions on the part of the Servicer to indicate its insolvency or inability to pay its obligations; and

     (v) a change in the status of the Servicer that would result in a qualification, downgrading or withdrawal of the ratings on the Certificates that are rated.

 The Special Servicer

   An "Event of Default" in respect of the Special Servicer will include: (i) any failure by the Special Servicer to remit to the Servicer or to deposit in the Custodial Account or any account maintained with respect to an REO Property when due any amount required to be so remitted or deposited under the terms of any of the Transaction Documents; (ii) any breach on the part of the Special Servicer of any material obligation set forth in the Transaction Documents which continues unremedied for 60 days after notice of such breach given by the Trustee or the Servicer; (iii) the Special Servicer shall have made one or more false or misleading representations or warranties in the Special Servicing Agreement that materially and adversely affect the interests of the Certificateholders and shall not have remedied each such false or misleading representation or warranty within 60 days of notice thereof given by the Trustee or the Servicer; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Special Servicer or its assets, and certain actions by or on behalf of the Special Servicer indicating its insolvency or inability to pay its obligations; and (v) a change in the status of the Special Servicer that would result in a qualification, downgrading or withdrawal of the ratings on the Certificates that are rated.

TERMINATION OF THE SERVICER OR SPECIAL SERVICER

   If an Event of Default in respect of the Servicer or the Special Servicer occurs and is continuing, then either the Trustee or the Depositor may, and at the direction of the holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee is required to terminate all authority, power and rights of the defaulting party as Servicer or Special Servicer, as the case may be, under the Transaction Documents.

    The Trustee will be required to terminate the services of the Special Servicer under the Transaction Documents if (i) it receives from the Operating Adviser written notice that the Operating Adviser wishes to appoint a successor Special Servicer and (ii) such successor will, among other things, be reasonably acceptable to the Trustee and the Depositor; provided that (as confirmed in writing by the Rating Agencies) the succession of such proposed successor will not adversely affect the then current ratings on the Certificates.

APPOINTMENT OF A SUCCESSOR SERVICER OR SPECIAL SERVICER

   On or after the time the Servicer or the Special Servicer is terminated for cause or resigns as such, and provided that, in connection with the resignation of the Special Servicer or the termination thereof at the direction of the Operating Adviser, no acceptable successor has been furnished by the Special Servicer or appointed by the Operating Adviser, as applicable, as described above, the Trustee will be the successor to the Servicer or the Special Servicer, as the case may be, in all respects; provided that if the Trustee is unwilling or unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution having, solely in the case of a successor Servicer, a net worth of not less than $10,000,000, meeting such other standards for such a successor as are set forth in the Servicing Agreement in the case of the Servicer or the Special Servicing Agreement in the case of the Special Servicer and the appointment of which, as confirmed in writing by the Rating Agencies, will not adversely affect the then current ratings on the Certificates.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

   The yield to maturity on any Offered Certificate will be affected by the price paid by the holder thereof, the related Certificate Interest Rate, the rate and timing of principal payments on the Mortgage Loans (including, for this purpose, principal prepayments, which may include amounts received by virtue of voluntary prepayments, condemnation, casualty, defaults and repurchases due to breaches by the Depositor of its representations and warranties contained in the Trust Agreement) and the extent to which such principal payments are applied in reduction of the Certificate Principal Amount or Certificate Notional Amount of such Offered Certificate.

   The Certificate Interest Rate for the Class IO Certificates will vary as the relative sizes of the various Components of the aggregate Certificate Notional Amount of such Class of Certificates (that is, the aggregate Certificate Principal Amounts of the other Classes of Regular Interest Certificates) change. The sizes of the various Components will be affected by the rate and timing at which payments of principal are made, and Realized Losses and Additional Expense Losses are allocated, in reduction of the aggregate Certificate Principal Amounts of the other Classes of Regular Interest Certificates.

   The Certificate Interest Rate applicable to each other Class of Offered Certificates for any Distribution Date will also be variable and will equal the Weighted Average Net Mortgage Rate for such date, minus a fixed number of basis points. Accordingly, the yields on the Class A, Class B, Class C, Class D and Class E Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default.

   The rate of principal payments on the respective Classes of Sequential Pay Certificates (and, accordingly, in reduction of the related Component (that is, the Component with the same letter designation) of the aggregate Certificate Notional Amount of the Class IO Certificates) will be affected by the rate of principal payments (including voluntary prepayments) on the Mortgage Loans. Generally, prepayments on the Mortgage Loans (including prepayments resulting from defaults) will tend to shorten the weighted average lives of the Class A, Class B, Class C, Class D and/or Class E Certificates, whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of such Offered Certificates. Any changes in such weighted average lives may adversely affect the yield to holders of the Class A, Class B, Class C, Class

D and/or Class E Certificates. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when holders of the Class A, Class B, Class C, Class D and/or Class E Certificates may be unable to reinvest such prepayments at interest rates equal to the Certificate Interest Rates payable on their Offered Certificates, while delays and extensions resulting in the lengthening of such weighted average lives may occur at a time of high interest rates when Certificateholders may have been able to reinvest payments received by them at higher rates.

   Principal prepayments may be influenced by a variety of economic, geographic, demographic, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the Mortgage Rates on such Mortgage Loans (although it should be noted that the Mortgage Loans provide for Lock-out Periods and/or Prepayment Premiums). Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of credit for mortgage refinancing, changes in tax laws (including depreciation benefits), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale and due-on-encumbrance clauses and, as stated above, provisions imposing Lock-out Periods and Prepayment Premiums), the quality of management of the Mortgaged Properties and the availability of other opportunities for investment.

   In the cases of two of the three Groups of Cross-Collateralized Mortgage Loans, representing 3.16% and 4.16% of the Initial Pool Balance, respectively, the related Mortgage Loan documents provide that any one or more of the individual hotels constituting the Mortgaged Properties for each such Group may be released from the lien of the related Mortgage provided that certain specified conditions are met, including the payment by the related borrower to the lender of, among other specified amounts, an amount equal to 125% of the portion of the aggregate unpaid principal amount of the related debt that has been allocated to each of the Mortgaged Properties to be released, together with the applicable Prepayment Premium.

   One Mortgage Loan, which represents 1.88% of the Initial Pool Balance, in addition to having one of the versions of prepayment provisions described above, provides for the deposit in escrow of $600,000 of the Mortgage Loan proceeds in connection with three leases of space at the related Mortgaged Property. As certain leasing criteria are met with respect to each such lease, a specified percentage of the escrowed funds is to be disbursed to the borrower. In the event that such criteria are not met with respect to one or more of such leases by July 31, 1997, the remaining undisbursed escrowed proceeds are to be applied as a partial Principal Prepayment of the Mortgage Loan during what would otherwise be the related Lockout Period; provided that such Principal Prepayment is required to be accompanied by the applicable Prepayment Premium, for which funds have not been escrowed.

   The Depositor makes no representation as to the particular factors that will affect the rate of prepayment of the Mortgage Loans, the relative importance of any such factors, the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or the overall rate of prepayments on the Mortgage Loans. Because the Mortgage Loans are subject to prepayment, the aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, of one or more Classes of the Offered Certificates may be reduced to zero prior to their respective Assumed Final Distribution Dates. In addition, delinquencies could result in distributions on one or more Classes of Offered Certificates occurring after their respective Assumed Final Distribution Dates. As a result, the aggregate Certificate Principal Amount or Certificate Notional Amount, as the case may be, of each Class of Offered Certificates may be reduced to zero significantly earlier or later than its Assumed Final Distribution Date.

   The effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Certificate Interest Rates and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

    If the purchaser of an Offered Certificate offered at a discount from its initial Certificate Principal Amount calculates its anticipated yield to maturity based on an assumed rate of principal payments that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Class IO Certificate or other Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of principal payments that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

   The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement ("CPR") represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

EFFECTS OF LOSSES ON THE MORTGAGE LOANS, ADDITIONAL TRUST FUND EXPENSES AND OTHER MATTERS

   The yield to maturity of any Class of Offered Certificates will be sensitive to the loss experience on the Mortgage Loans as well as the extent to which Additional Expense Losses (including shortfalls due to certain additional compensation being required to be paid to the Special Servicer as a result of Mortgage Loans becoming Specially Serviced Mortgage Loans and interest on Advances not being fully compensated by default interest and late payment charges) may be incurred from time to time. Because of the priority of payments on the Certificates and the allocation of Realized Losses and Additional Expense Losses, any shortfalls and losses realized at any time generally will be borne as described above in "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein and will, through the diminished cash distributions from the Mortgage Loans to be made in respect of the affected Class of Certificates, negatively impact the yield to maturity of any Certificateholder of such Class. In addition, because the aggregate Certificate Notional Amount used to calculate interest distributions on the Class IO Certificates is equal to the aggregate Certificate Principal Amount of the other Classes of Regular Interest Certificates, amounts otherwise distributable on the Class IO Certificates will be affected by Realized Losses and Additional Expense Losses allocated to reduce the aggregate Certificate Principal Amount of such other Classes of Regular Interest Certificates.

   In addition, to the extent that the holders of any Class of Offered Certificates experience a shortfall in the payment of any Distributable Certificate Interest to which they are entitled, such interest shortfall will be payable on subsequent Distribution Dates, but will not bear interest and would therefore adversely affect the yield to maturity of such Class of Certificates for as long as such interest shortfall is outstanding.

WEIGHTED AVERAGE LIFE

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The "weighted average life" of a Class A, Class B, Class C, Class D or Class E Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding Certificate Principal Amount of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date,
(ii) adding the results and (iii) dividing the sum by the original Certificate Principal Amount of such Certificate. The table set forth below for each of the Class A, Class B, Class C, Class D and Class E Certificates indicates the weighted average life of each such Class of Offered Certificates that would result, and the percentage of the initial aggregate Certificate Principal Amount of each such Class of Offered Certificates that would be outstanding after each of the dates shown, if the Mortgage Loans were to prepay in accordance with the assumptions set forth in the following paragraph.

   The tables below have been prepared generally on the basis of the assumptions (collectively, the "Mortgage Loan Assumptions") that (i) the aggregate Certificate Principal Amount or Certificate Notional Amount of each Class of Regular Interest Certificates is as set forth herein, (ii) the Certificate Interest Rates for the respective Classes of Sequential Pay Certificates are equal to the Weighted Average Net Mortgage Rate from time to time, minus 125 basis points, in the case of the Class A Certificates, 120 basis points, in the case of the Class B Certificates, 100 basis points, in the case of the Class C Certificates, and 90 basis points, in the case of each other Class of Sequential Pay Certificates, (iii) the Component A Rate is 1.25% per annum, the Component B Rate is 1.20% per annum, the Component C Rate is 1.00% per annum and the Component D Rate, Component E Rate, Component F Rate, Component G Rate, Component H Rate and Component J Rate are, in each case, 0.90% per annum, (iv) the settlement date for the sale of the Certificates is October 30, 1996, (v) distributions on the Certificates are made on the 25th day of each month, commencing in November 1996, (vi) except as otherwise specifically described in these assumptions, the Mortgage Loans have the characteristics set forth under "DESCRIPTION OF THE MORTGAGE POOL" herein, (vii) there are no delinquencies or defaults with respect to the Mortgage Loans, and all Monthly Payments, including all Balloon Payments, on the Mortgage Loans are timely received on their respective Due Dates commencing during the initial Collection Period, (viii) each of the Mortgage Loans prepays monthly at the specified percentages of CPR as set forth in the following tables (without regard to Lock-out Periods or provisions prohibiting partial Principal Prepayments), (ix) each Principal Prepayment is received on the related Mortgage Loan's Due Date in each month (commencing during the initial Collection Period) and is accompanied by one month's interest thereon, (x) there are no breaches of the Depositor's representations and warranties with respect to the Mortgage Loans, (xi) no Mortgage Loan is modified, (xii) no Additional Trust Fund Expense occurs,
(xiii) no Prepayment Premiums are collected, and (xiv) no optional termination of the Trust occurs.

   It is not likely that all of the Mortgage Loans will have the characteristics assumed, even if the Mortgage Loans have the weighted average characteristics set forth herein. Furthermore, it is unlikely that the Mortgage Loans will all prepay at any of the levels of CPR indicated in the tables or at any constant level.

                             CLASS A CERTIFICATES

                                                PREPAYMENT ASSUMPTION

------------------------------------------------
DISTRIBUTION DATE                   0% CPR    1% CPR    2% CPR    3% CPR    4%
CPR
--------------------------------  --------  --------  --------  --------
--------
Initial .........................     100       100       100       100
100
October 25, 1997 ................      98        97        96        94
93
October 25, 1998 ................      97        94        91        88
85
October 25, 1999 ................      95        91        87        82
79
October 25, 2000 ................      93        87        82        77
72
October 25, 2001 ................      91        84        77        71
65
October 25, 2002 ................      79        72        65        58
52
October 25, 2003 ................      35        30        24        19
15
October 25, 2004 ................      33        27        21        16
11
October 25, 2005 ................      25        19        13         8
3
October 25, 2006 and thereafter         0         0         0         0
0

Weighted Average Life (years)  ..    7.01      6.54      6.11      5.69
5.30

                             CLASS B CERTIFICATES

                                                PREPAYMENT ASSUMPTION

------------------------------------------------
DISTRIBUTION DATE                   0% CPR    1% CPR    2% CPR    3% CPR    4%
CPR
--------------------------------  --------  --------  --------  --------
--------
Initial .........................     100       100       100       100
100
October 25, 1997 ................     100       100       100       100
100
October 25, 1998 ................     100       100       100       100
100
October 25, 1999 ................     100       100       100       100
100
October 25, 2000 ................     100       100       100       100
100
October 25, 2001 ................     100       100       100       100
100
October 25, 2002 ................     100       100       100       100
100
October 25, 2003 ................     100       100       100       100
100
October 25, 2004 ................     100       100       100       100
100
October 25, 2005 ................     100       100       100       100
100
October 25, 2006 and thereafter         0         0         0         0
0

Weighted Average Life (years)  ..    9.71      9.62      9.51      9.39
9.28

                             CLASS C CERTIFICATES

                                                PREPAYMENT ASSUMPTION

------------------------------------------------
DISTRIBUTION DATE                   0% CPR    1% CPR    2% CPR    3% CPR    4%
CPR
--------------------------------  --------  --------  --------  --------
--------
Initial .........................     100       100       100       100
100
October 25, 1997 ................     100       100       100       100
100
October 25, 1998 ................     100       100       100       100
100
October 25, 1999 ................     100       100       100       100
100
October 25, 2000 ................     100       100       100       100
100
October 25, 2001 ................     100       100       100       100
100
October 25, 2002 ................     100       100       100       100
100
October 25, 2003 ................     100       100       100       100
100
October 25, 2004 ................     100       100       100       100
100
October 25, 2005 ................     100       100       100       100
100
October 25, 2006 and thereafter         0         0         0         0
0

Weighted Average Life (years)  ..    9.82      9.79      9.75      9.68
9.59

                             CLASS D CERTIFICATES

                                                PREPAYMENT ASSUMPTION

------------------------------------------------
DISTRIBUTION DATE                   0% CPR    1% CPR    2% CPR    3% CPR    4%
CPR
--------------------------------  --------  --------  --------  --------
--------
Initial .........................     100       100       100       100
100
October 25, 1997 ................     100       100       100       100
100
October 25, 1998 ................     100       100       100       100
100
October 25, 1999 ................     100       100       100       100
100
October 25, 2000 ................     100       100       100       100
100
October 25, 2001 ................     100       100       100       100
100
October 25, 2002 ................     100       100       100       100
100
October 25, 2003 ................     100       100       100       100
100
October 25, 2004 ................     100       100       100       100
100
October 25, 2005 ................     100       100       100       100
100
October 25, 2006 and thereafter         0         0         0         0
0

Weighted Average Life (years)  ..    9.85      9.82      9.82      9.82
9.78

                             CLASS E CERTIFICATES

                                                PREPAYMENT ASSUMPTION

------------------------------------------------
DISTRIBUTION DATE                   0% CPR    1% CPR    2% CPR    3% CPR    4%
CPR
--------------------------------  --------  --------  --------  --------
--------
Initial .........................     100       100       100       100
100
October 25, 1997 ................     100       100       100       100
100
October 25, 1998 ................     100       100       100       100
100
October 25, 1999 ................     100       100       100       100
100
October 25, 2000 ................     100       100       100       100
100
October 25, 2001 ................     100       100       100       100
100
October 25, 2002 ................     100       100       100       100
100
October 25, 2003 ................     100       100       100       100
100
October 25, 2004 ................     100       100       100       100
100
October 25, 2005 ................     100       100       100       100
100
October 25, 2006 and thereafter         0         0         0         0
0
Weighted Average Life (years)  ..    9.90      9.90      9.85      9.82
9.82

PRICE/YIELD TABLES

   The tables set forth below show the pre-tax corporate bond equivalent ("CBE") yield, modified duration, weighted average life, first Distribution Date on which principal is to be paid ("First Principal Distribution Date") and final Distribution Date on which principal is to be paid ("Last Principal Distribution Date") with respect to each Class of Offered Certificates (other than the Class IO Certificates) under the Mortgage Loan Assumptions and assuming the specified purchase prices. Assumed purchase prices are expressed in 32nds (i.e. 9-12 means 9 12/32%) as a percentage of the initial aggregate Certificate Principal Amount of each such Class of Offered Certificates.

   The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class IO Certificates), would cause the discounted present value of such assumed stream of cash flows as of October 30, 1996 to equal the assumed purchase prices, plus accrued interest at the applicable initial Certificate Interest Rate from and including the Cut-off Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the aggregate Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of these tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables below.

                                          THE CLASS A CERTIFICATES

                                  PREPAYMENT ASSUMPION
                  ------------------------------------------------------------------------------
                      0% CPR          1% CPR         2% CPR          3% CPR             4% CPR
                  ------------    -----------     -----------     -----------        ------------
                  CBE   MODIFIED   CBE  MODIFIED   CBE  MODIFIED   CBE  MODIFIED      CBE   MODIFIED
                  YIELD DURATION  YIELD DURATION  YIELD DURATION  YIELD DURATION     YIELD  DURATION
PRICE (32S)        (%)   (YRS.)    (%)   (YRS.)    (%)   (YRS.)    (%)    (YRS.)      (%)    (YRS.)
-----------       ----- -------   ----- -------  ------ -------   -----  -------     -----  -------
101-08            7.336   5.20    7.316   4.91    7.294   4.63    7.271   4.36       7.247   4.11
101-12            7.312   5.20    7.291   4.91    7.268   4.63    7.243   4.36       7.217   4.11
101-16            7.289   5.20    7.266   4.91    7.241   4.63    7.215   4.37       7.187   4.11
101-20            7.265   5.21    7.241   4.91    7.215   4.63    7.187   4.37       7.158   4.11
101-24            7.242   5.21    7.216   4.92    7.188   4.64    7.159   4.37       7.128   4.12
101-28            7.218   5.21    7.191   4.92    7.162   4.64    7.131   4.37       7.098   4.12
102-00            7.195   5.21    7.166   4.92    7.136   4.64    7.103   4.37       7.069   4.12
102-04            7.171   5.22    7.141   4.92    7.110   4.64    7.076   4.38       7.039   4.12
102-08            7.148   5.22    7.117   4.92    7.083   4.65    7.048   4.38       7.010   4.13
102-12            7.125   5.22    7.092   4.93    7.057   4.65    7.020   4.38       6.980   4.13
102-16            7.102   5.22    7.067   4.93    7.031   4.65    6.992   4.38       6.951   4.13
102-20            7.078   5.22    7.043   4.93    7.005   4.65    6.965   4.39       6.922   4.13
102-24            7.055   5.23    7.018   4.93    6.979   4.65    6.937   4.39       6.892   4.14

Weighted Average
Life (yrs.)       7.01            6.54            6.11            5.69               5.30

First Principal
Distribution Date Nov 25, 1996    Nov 25, 1996    Nov 25, 1996    Nov 25, 1996       Nov 25, 1996

Last Principal
Distribution Date Jun 25, 2006    Apr 25, 2006    Feb 25, 2006    Feb 25, 2006       Dec 25, 2005


                                        THE CLASS B CERTIFICATES

                                  PREPAYMENT ASSUMPION
                  ------------------------------------------------------------------------------
                      0% CPR          1% CPR         2% CPR          3% CPR             4% CPR
                  ------------    -----------     -----------     -----------        ------------
                  CBE   MODIFIED   CBE  MODIFIED   CBE  MODIFIED   CBE  MODIFIED      CBE   MODIFIED
                  YIELD DURATION  YIELD DURATION  YIELD DURATION  YIELD DURATION     YIELD  DURATION
PRICE (32S)        (%)   (YRS.)    (%)   (YRS.)    (%)   (YRS.)    (%)    (YRS.)      (%)    (YRS.)
-----------       ----- -------   ----- -------  ------ -------   -----  -------     -----  -------
100-08            7.613   6.65    7.610   6.61    7.607   6.55    7.604   6.50       7.602   6.44
100-12            7.594   6.65    7.592   6.61    7.588   6.55    7.585   6.50       7.582   6.45
100-16            7.576   6.65    7.573   6.61    7.569   6.56    7.566   6.50       7.563   6.45
100-20            7.557   6.66    7.554   6.61    7.550   6.56    7.547   6.50       7.544   6.45
100-24            7.539   6.66    7.536   6.62    7.532   6.56    7.528   6.51       7.525   6.45
100-28            7.520   6.66    7.517   6.62    7.513   6.56    7.509   6.51       7.506   6.46
101-00            7.502   6.66    7.498   6.62    7.494   6.57    7.490   6.51       7.487   6.46
101-04            7.483   6.67    7.480   6.62    7.475   6.57    7.471   6.51       7.468   6.46
101-08            7.465   6.67    7.461   6.63    7.457   6.57    7.452   6.52       7.449   6.46
101-12            7.446   6.67    7.443   6.63    7.438   6.57    7.433   6.52       7.430   6.47
101-16            7.428   6.67    7.424   6.63    7.419   6.58    7.415   6.52       7.411   6.47
101-20            7.410   6.68    7.406   6.63    7.401   6.58    7.396   6.52       7.392   6.47
101-24            7.391   6.68    7.387   6.64    7.382   6.58    7.377   6.53       7.373   6.47

Weighted Average
Life (yrs.)       9.71            9.62            9.51           9.39            9.28

First Principal
Distribution Date Jun 25, 2006   Apr 25, 2006   Feb 25, 2006  Feb 25, 2006      Dec 25, 2005

Last Principal
Distribution Date Aug 25, 2006   Jul 25, 2006   Jun 25, 2006  Apr 25, 2006      Apr 25, 2006

                                               S-120

                                        THE CLASS C CERTIFICATES

                                  PREPAYMENT ASSUMPION
                  ------------------------------------------------------------------------------
                      0% CPR          1% CPR         2% CPR          3% CPR             4% CPR
                  ------------    -----------     -----------     -----------        ------------
                  CBE   MODIFIED   CBE  MODIFIED   CBE  MODIFIED   CBE  MODIFIED      CBE   MODIFIED
                  YIELD DURATION  YIELD DURATION  YIELD DURATION  YIELD DURATION     YIELD  DURATION
PRICE (32S)        (%)   (YRS.)    (%)   (YRS.)    (%)   (YRS.)    (%)    (YRS.)      (%)    (YRS.)
-----------       ----- -------   ----- -------  ------ -------   -----  -------     -----  -------
98-00             8.160   6.59    8.160   6.58    8.160   6.56    8.160   6.53       8.159   6.48
98-16             8.083   6.60    8.083   6.59    8.083   6.57    8.083   6.54       8.081   6.49
99-00             8.007   6.61    8.007   6.60    8.007   6.58    8.006   6.55       8.004   6.51
99-16             7.931   6.62    7.931   6.61    7.930   6.59    7.929   6.56       7.927   6.52
100-00            7.856   6.63    7.856   6.62    7.855   6.60    7.853   6.57       7.851   6.53
100-16            7.782   6.64    7.781   6.63    7.780   6.61    7.778   6.58       7.775   6.54
101-00            7.707   6.65    7.707   6.64    7.705   6.62    7.703   6.59       7.699   6.55
101-16            7.634   6.66    7.633   6.65    7.631   6.63    7.629   6.60       7.625   6.56
102-00            7.560   6.67    7.559   6.66    7.558   6.64    7.555   6.61       7.550   6.57
102-16            7.488   6.68    7.486   6.67    7.485   6.65    7.481   6.62       7.476   6.58
103-00            7.415   6.69    7.414   6.68    7.412   6.66    7.408   6.63       7.403   6.59
103-16            7.343   6.70    7.342   6.69    7.340   6.67    7.336   6.64       7.330   6.60
104-00            7.272   6.71    7.270   6.70    7.268   6.68    7.263   6.65       7.257   6.60

Weighted Average
Life (yrs.)       9.82            9.79            9.75            9.68               9.59

First Principal
Distribution Date Aug 25, 2006  Jul 25, 2006     Jun 25, 2006     Apr 25, 2006    Apr 25, 2006

Last Principal
Distribution Date Aug 25, 2006  Aug 25, 2006     Aug 25, 2006     Jul 25, 2006    Jul 25, 2006

                                              S-121

                                        THE CLASS D CERTIFICATES

                                  PREPAYMENT ASSUMPION
                  ------------------------------------------------------------------------------
                      0% CPR          1% CPR         2% CPR          3% CPR             4% CPR
                  ------------    -----------     -----------     -----------        ------------
                  CBE   MODIFIED   CBE  MODIFIED   CBE  MODIFIED   CBE  MODIFIED      CBE   MODIFIED
                  YIELD DURATION  YIELD DURATION  YIELD DURATION  YIELD DURATION     YIELD  DURATION
PRICE (32S)        (%)   (YRS.)    (%)   (YRS.)    (%)   (YRS.)    (%)    (YRS.)      (%)    (YRS.)
-----------       ----- -------   ----- -------  ------ -------   -----  -------     -----  -------
97-00             8.418   6.55    8.419   6.54    8.419   6.54    8.419   6.53       8.420   6.52
97-16             8.340   6.56    8.341   6.55    8.341   6.55    8.341   6.55       8.341   6.53
98-00             8.263   6.57    8.263   6.56    8.263   6.56    8.263   6.56       8.263   6.54
98-16             8.186   6.58    8.186   6.57    8.186   6.57    8.186   6.57       8.186   6.55
99-00             8.110   6.59    8.110   6.58    8.110   6.58    8.110   6.58       8.109   6.56
99-16             8.034   6.60    8.034   6.59    8.034   6.59    8.034   6.59       8.033   6.57
100-00            7.959   6.61    7.958   6.60    7.958   6.60    7.958   6.60       7.958   6.58
100-16            7.884   6.63    7.883   6.61    7.883   6.61    7.883   6.61       7.882   6.59
101-00            7.809   6.64    7.809   6.62    7.809   6.62    7.809   6.62       7.808   6.60
101-16            7.735   6.65    7.735   6.63    7.735   6.63    7.734   6.63       7.733   6.61
102-00            7.662   6.66    7.661   6.64    7.661   6.64    7.661   6.64       7.659   6.62
102-16            7.589   6.67    7.588   6.65    7.588   6.65    7.588   6.65       7.586   6.63
103-00            7.517   6.68    7.515   6.66    7.515   6.66    7.515   6.66       7.513   6.64

Weighted Average
Life (yrs.)       9.85            9.82            9.82            9.82               9.78

First Principal
Distribution
Date             Aug 25, 2006    Aug 25, 2006    Aug 25, 2006   Jul 25, 2006        Jul 25, 2006

Last Principal
Distribution
Date             Sep 25, 2006    Sep 25, 2006    Aug 25, 2006   Aug 25, 2006        Aug 25, 2006


                                                   S-122

                                        THE CLASS E CERTIFICATES

                                  PREPAYMENT ASSUMPION
                  ------------------------------------------------------------------------------
                      0% CPR          1% CPR         2% CPR          3% CPR             4% CPR
                  ------------    -----------     -----------     -----------        ------------
                  CBE   MODIFIED   CBE  MODIFIED   CBE  MODIFIED   CBE  MODIFIED      CBE   MODIFIED
                  YIELD DURATION  YIELD DURATION  YIELD DURATION  YIELD DURATION     YIELD  DURATION
PRICE (32S)        (%)   (YRS.)    (%)   (YRS.)    (%)   (YRS.)    (%)    (YRS.)      (%)    (YRS.)
-----------       ----- -------   ----- -------  ------ -------   -----  -------     -----  -------
93-00             9.058   6.48    9.058   6.48    9.062   6.46    9.064   6.44       9.064   6.44
93-16             8.976   6.49    8.976   6.49    8.980   6.47    8.981   6.46       8.981   6.46
94-00             8.895   6.50    8.895   6.50    8.898   6.48    8.899   6.47       8.899   6.47
94-16             8.814   6.52    8.814   6.52    8.816   6.49    8.818   6.48       8.818   6.48
95-00             8.733   6.53    8.733   6.53    8.736   6.50    8.737   6.49       8.737   6.49
95-16             8.654   6.54    8.654   6.54    8.656   6.51    8.657   6.50       8.657   6.50
96-00             8.574   6.55    8.574   6.55    8.576   6.52    8.577   6.51       8.577   6.51
96-16             8.496   6.56    8.496   6.56    8.497   6.54    8.498   6.52       8.498   6.52
97-00             8.417   6.57    8.417   6.57    8.419   6.55    8.419   6.54       8.419   6.54
97-16             8.340   6.58    8.340   6.58    8.341   6.56    8.341   6.55       8.341   6.55
98-00             8.263   6.59    8.263   6.59    8.263   6.57    8.263   6.56       8.263   6.56
98-16             8.186   6.60    8.186   6.60    8.186   6.58    8.186   6.57       8.186   6.57
99-00             8.110   6.62    8.110   6.62    8.110   6.59    8.110   6.58       8.110   6.58

Weighted Average
Life (yrs.)       9.90            9.90            9.85            9.82               9.82

First Principal
Distribution Date Sep 25, 2006  Sep 25, 2006    Aug 25, 2006    Aug 25, 2006        Aug 25, 2006

Last Principal
Distribution Date Sep 25, 2006  Sep 25, 2006    Sep 25, 2006    Aug 25, 2006        Aug 25, 2006

                                             S-123

YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES

   The yield to investors on the Class IO Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT AN EXTREMELY RAPID RATE OF PREPAYMENT ON AND/OR LIQUIDATION OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO RECOUP THEIR INITIAL INVESTMENTS.

                       LEGAL INVESTMENT CONSIDERATIONS

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities.

   The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

          CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN GEORGIA

   The following discussion contains a summary of certain legal aspects of Mortgage Loans secured by real property in Georgia (approximately 12.37% of the Initial Pool Balance) which is general in nature. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

   Mortgage loans in Georgia are generally secured by deeds to secure debt and most foreclosures are accomplished by nonjudicial foreclosure under a power of sale. The procedural requirements for nonjudicial foreclosure in Georgia include four weeks of newspaper publication, notice to debtor and sale by public outcry at times and locations specified by statute. There is not a general right of redemption available to a debtor after a foreclosure sale under Georgia law. The holder of a security instrument may also foreclose in Georgia in equity or by judicial foreclosure, each by petition to the superior court. Judicial sales are conducted by the sheriff. Georgia does not have a "one action rule", however, a deficiency judgement following foreclosure by nonjudicial power of sale will not be granted unless (i) a confirmation of sale is filed with the superior court within 30 days of the sale and (ii) the court confirms that all notice and sale requirements were followed and that the purchase price was not less than the true market value of the property.

                               USE OF PROCEEDS

   Certain of the net proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans from the Seller and to pay certain expenses in connection with the issuance of the Offered Certificates.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a

"Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

   The U.S. Department of Labor issued to Lehman Brothers an individual prohibited transaction exemption, Prohibited Transaction Exemption 91-14 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Lehman Brothers, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other Certificates of the Trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services ("S&P"), DCR, Moody's or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any underwriter, the Depositor, the Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by the underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

   Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A and Class IO Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by each of DCR and Fitch; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Senior Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

   The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the Depositor, any underwriter, the Trustee, the Servicer, the Special Servicer, any sub-servicer or any mortgagor is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and
(iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Senior Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

   Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

   BECAUSE THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION, THE PURCHASE OR HOLDING OF SUCH CERTIFICATES BY A PLAN MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. IN NO EVENT MAY ANY TRANSFER OF A CLASS B, CLASS C, CLASS D OR CLASS E CERTIFICATE OR ANY INTEREST THEREIN BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION

4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PERSON TO WHOM A TRANSFER OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS MADE SHALL BE DEEMED TO HAVE REPRESENTED TO THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, ANY SUB-SERVICER AND ANY BORROWER WITH RESPECT TO THE MORTGAGE LOANS THAT EITHER (I) IT IS NOT A PLAN AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN OR (II) THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60

                      FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes, the portions of the Trust Fund designated in the Trust Agreement as "REMIC I", "REMIC II" and "REMIC III", respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (b) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of "REMIC II", (c) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (d) the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of "REMIC III", (e) the Regular Interest Certificates will evidence the "regular interests" in, and generally will be treated as debt instruments of, REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

   Notwithstanding the statement in the Prospectus that interest with respect to certain REMIC regular interests based on a weighted average of the interest rates on the underlying mortgage loans should be treated as original issue discount, the Class A, Class B, Class C, Class D and Class E Certificates will be treated as having been issued with original issue discount only to the extent that the Certificate Principal Amount of any such Offered Certificate exceeds its issue price by more than a de minimis amount. The Class A, Class B, Class C and Class D Certificates will not, and the Class E and Class IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate.

   If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

   The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

   Prepayment Premiums actually collected, exclusive of any portion thereof constituting Retained Yield, will be distributed among the holders of the respective Classes of Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums". It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of an Offered Certificate prior to the Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. Net gain on the sale of the assets of a REMIC pursuant to a qualified liquidation is not subject to a Prohibited Transactions Tax. It is not anticipated than any of REMIC I, REMIC II or REMIC III will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax").

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Because the Special Servicer in general is obligated to operate and manage any Mortgaged Property acquired as an REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property, but is authorized in appropriate circumstances to allow the Trust Fund to incur taxes in the course of such operations and management (in particular, in the case of a hotel property or a senior assisted living/congregate care facility) a tax on "net income from foreclosure property" may be imposed on the Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Foreclosures" herein. Any such tax will be charged against amounts otherwise payable on the Certificates.

   It is not anticipated that any material state or local income or franchise tax will be imposed on any of REMIC I, REMIC II or REMIC III.

   To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the Servicer, Special Servicer, Fiscal Agent or Trustee in each case out of its own funds, provided that the Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer's, Special Servicer's Fiscal Agent's or Trustee's obligations, as the case may be, under the Trust Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Servicer, Special Servicer, Fiscal Agent or Trustee will be charged against the Trust Fund resulting in a reduction in amounts payable to holders of Certificates.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX
CONSIDERATIONS" in the Prospectus.

                                   UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement dated the date hereof (the "Underwriting Agreement") relating to the Offered Certificates between the Depositor and Lehman Brothers, the Depositor has agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the Depositor, all of the Offered Certificates.

   The Underwriting Agreement provides that Lehman Brothers' obligations thereunder are subject to certain conditions precedent, and that Lehman Brothers will be obligated to purchase all of such Certificates if any are purchased.

   The distribution of such Certificates by Lehman Brothers will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. Lehman Brothers may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive from Lehman Brothers, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. Lehman Brothers and any dealers that participate with Lehman Brothers in the distribution of such Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of such Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriting Agreement provides that the Depositor will indemnify Lehman Brothers against certain liabilities, including liabilities under the Securities Act.

   Lehman Brothers is an affiliate of the Depositor. See "PLAN OF
DISTRIBUTION" in the Prospectus.

                                LEGAL MATTERS

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for Lehman Brothers by Thacher Proffitt & Wood, New York, New York.

                              CERTIFICATE RATING

   It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Moody's, Fitch and DCR:

    CLASS        MOODY'S      FITCH      DCR
------------  -----------  ---------  -------
   Class A         Aaa         AAA       AAA
   Class IO        Aaa         AAA       AAA
   Class B         Aa2         AA        AA
   Class C         A2           A         A
   Class D        Baa2        BBB       BBB
   Class E        Baa3        BBB-      BBB-

   The ratings on the Offered Certificates address the likelihood of the timely receipt by the holders thereof of all payments of interest to which they are entitled and, in the case of the Class A, Class B, Class C, Class D and Class E Certificates, the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before the Rated Final Distribution Date. The ratings on the Offered Certificates take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. The ratings on the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of prepayments on the Mortgage Loans, (ii) the degree to which the frequency of prepayments might differ from that originally anticipated, (iii) whether or to what extent Prepayment Premiums or Default Interest may be received, or (iv) in the case of the Class IO Certificates, that a holder thereof might not fully recover its investment in the event of a rapid rate of prepayments (including both voluntary and involuntary prepayments) on and/or liquidations of the Mortgage Loans. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest and, to the extent described herein, Prepayment Premiums. If the entire pool were to prepay in the initial month, with the result that the Class IO Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Holders will nevertheless have been paid, and such result is a consistent with the "Aaa" and "AAA" ratings received on the Class IO Certificates. The aggregate Certificate Notional Amount upon which interest is calculated in respect of the Class IO Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any or all of the Rating Agencies.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                           INDEX OF PRINCIPAL TERMS

ABN AMRO                                          S-70
Accepted Servicing Practices                      S-100, S-101
Accrued Certificate Interest                      S-54
ACMs                                              S-78
Additional Expense Loss                           S-29, S-60
Additional Trust Fund Expenses                    S-29, S-60
Administrative Cost Rate                          S-35, S-102
Advance                                           S-11, S-36, S-63
A&E Report                                        S-79, S-81
AL/CC                                             S-80
Annual Debt Service                               S-82
Appraisal Reduction Amount                        S-64
ASAP                                              S-66
Assigned Asset Value                              S-103
Assumed Final Distribution Date                   S-67
Assumed Payment                                   S-62
Available Distribution Amount                     S-24, S-50
Balloon Loans                                     S-33
Balloon Payment                                   S-33
Blanchard Loans                                   S-42
Book-Entry Certificates                           S-48
Cash Management Agreement                         S-77
Certificate Interest Rate                         S-23, S-49
Certificate Notional Amount                       S-2, S-23, S-48
Certificate Owner                                 S-48
Certificate Principal Amount                      S-2, S-23, S-48
Certificate Registrar                             S-49
Certificates                                      S-1, S-20, S-47
Class                                             S-1, S-20
Closing Date                                      S-1
Code                                              S-127
Collection Account                                S-73
Collection Period                                 S-27, S-50
Component                                         S-48
Component A                                       S-48
Component B                                       S-48
Component C                                       S-48
Component D                                       S-48
Component E                                       S-48
Component F                                       S-48
Component G                                       S-48
Component H                                       S-48
Component J                                       S-48
Component Rates                                   S-49
Controlling Class                                 S-103
Corporate Trust Office                            S-70
CPR                                               S-114
Cross-Collateralized Mortgage Loans               S-32, S-74
CRWQCB                                            S-79

Custodial Account                                 S-72
Custodian                                         S-95
Cut-off Date                                      S-1, S-74
Cut-off Date Balance                              S-31, S-74
Cut-off Date Debt Service Coverage Ratio          S-82
Cut-off Date DSC Ratio                            S-82
Cut-off Date LTV Ratio                            S-82
DCR                                               S-1, S-38
Definitive Certificate                            S-48
Depositor                                         S-1, S-20
Determination Date                                S-50
Distributable Certificate Interest                S-27, S-54
Distribution Date                                 S-2, S-50
Distribution Date Statement                       S-64
DTC                                               S-48
Due Date                                          S-33
Due Period                                        S-50
Eligible Account                                  S-72
ERISA                                             S-39, S-124
Event of Default                                  S-111
Excess Prepayment Interest                        S-29, S-61
Exemption                                         S-125
FF&E                                              S-81
Fiscal Agent                                      S-1, S-21
Fitch                                             S-1, S-38
Form 8-K                                          S-98
GAAP                                              S-82
Group                                             S-32, S-74
Initial Pool Balance                              S-1, S-31, S-74
Interest Payment Adjustment Period                S-56
LaSalle                                           S-69
Leasing Costs                                     S-82
Lehman Brothers                                   S-1
Lock-out Period                                   S-14, S-33
Maturity Date LTV Ratio                           S-82
Modified Mortgage Loan                            S-64
Monthly Payments                                  S-32
Moody's                                           S-1, S-38
Mortgage                                          S-74
Mortgage File                                     S-95
Mortgage Loan Assumptions                         S-115
Mortgage Loan Schedule                            S-95
Mortgage Loans                                    S-1, S-74
Mortgage Note                                     S-74
Mortgage Pool                                     S-1
Mortgage Rate                                     S-32
Mortgaged Property                                S-31, S-74
Net Aggregate Excess Prepayment Interest          S-61
Net Aggregate Prepayment Interest Shortfall       S-30, S-61
Net Collections                                   S-102
Net Mortgage Rate                                 S-24, S-49

Net REO Income                                    S-50
Non-Borrower Participant                          S-77
Non-Offered Certificates                          S-20, S-47
Nonrecoverable Advance                            S-63
Occupancy Rate                                    S-82
Offered Certificates                              S-1, S-20, S-47
O&M                                               S-78
Operating Adviser                                 S-11, S-22, S-102
Original Value                                    S-78
Participants                                      S-48
Payment Differential                              S-76
Percentage Interest                               S-50
P&I Advances                                      S-62
Plan                                              S-39, S-125
Prepayment Interest Shortfall                     S-29, S-61
Prepayment Period                                 S-50
Prepayment Premium                                S-14, S-33
Primary Mortgaged Property                        S-32, S-74
Principal Payment Amount                          S-27, S-54
Principal Window                                  S-7
Purchase Price                                    S-95
PV Yield Loss Amount                              S-56
Rated Final Distribution Date                     S-2, S-38, S-68
Rating Agencies                                   S-1, S-38
Realized Losses                                   S-29, S-60
Record Date                                       S-22, S-50
Regular Interest Certificates                     S-1, S-20, S-47
Rehabilitated Mortgage Loan                       S-99
Reinvestment Yield                                S-56
REMIC                                             S-3, S-37
REMIC I                                           S-3, S-37, S-127
REMIC II                                          S-3, S-37, S-127
REMIC III                                         S-3, S-37, S-127
REO Property                                      S-30, S-47
REO Tax                                           S-109
Repurchase Proceeds                               S-51
Required Appraisal Loan                           S-63
Residual Interest Certificates                    S-1, S-20, S-47
Restricted Group                                  S-125
Retained Yield                                    S-35, S-79
Retained Yield Holder                             S-80
Scheduled Principal Balance                       S-62
Securities Act                                    S-20, S-47
Seller                                            S-1, S-21
Senior Certificates                               S-1, S-20, S-47
Sequential Pay Certificates                       S-23, S-47
Servicer                                          S-1, S-21
Servicer Remittance Date                          S-50, S-73
Servicing Advances                                S-63
Servicing Agreement                               S-98
Servicing Fee                                     S-100

Servicing Fee Rate                                S-100
Servicing Transfer Event                          S-99
Servico                                           S-77
Servico Account                                   S-77
Servico Cash Management Mortgage Loans            S-77
Servico Manager                                   S-77
Servico Mortgage Loans                            S-42
Servico Participating Borrower                    S-77
S&P                                               S-125
Special Servicer                                  S-1, S-21
Special Servicer Reports                          S-66
Special Servicing Agreement                       S-98
Special Servicing Basic Fee                       S-102
Special Servicing Basic Fee Rate                  S-102
Special Servicing Supplemental Fee                S-102
Specially Serviced Mortgage Loan                  S-21, S-98
Stated Principal Balance                          S-49, S-50
Subordinate Certificates                          S-1, S-20, S-47
Sub-Servicer                                      S-100
Sub-Servicing Agreement                           S-101
System                                            S-77
Termination Price                                 S-68
Transaction Documents                             S-98
Treasury Yield                                    S-76
Trust                                             S-1, S-22, S-47
Trust Agreement                                   S-22, S-47
Trust Fund                                        S-1, S-47
Trustee                                           S-1, S-21
Trustee Fee                                       S-70
Trustee Fee Rate                                  S-70
Uncovered Portion                                 S-103
Underwriter                                       S-1
Underwriting Agreement                            S-129
Underwriting NOI                                  S-80
Units                                             S-82
UST                                               S-78
UST Fund                                          S-79
Voting Rights                                     S-68
Weighted Average Net Mortgage Rate                S-24, S-49

ANNEX A




LOAN                                                                                                    ZIP  PROPERTY
 NO   PROPERTY NAME                      ADDRESS                            CITY              STATE    CODE  TYPE
----  -----------------------------      -----------------------------      ---------------   -----    ----- ----------

   1  Congressional Plaza                1400 Block of Rockville Pike       Rockville          MD      20849 Retail
   2  Hilton Hotel Pleasanton            7050 Johnson Industrial Drive      Pleasanton         CA      94566 Hotel
   3  Sheraton Crystal City              1800 S. Jefferson Davis Hwy        Crystal City       VA      22202 Hotel
   4  Concord Plaza Shopping Center      11241 Southwest 40th Street        Miami              FL      33165 Retail
   5  Village at Mableton                5590 Mableton Parkway              Mableton           GA      30059 Retail
   6  Arlington Plaza                    150 East 286 West Rand Road        Arlington Heights  IL      60005 Retail
   7  Candletree Apartments              10535 Ellison Plaza                Omaha              NE      68134 Multifamily
   8  Country House                      11284 Grand Oak Drive              Grand Blanc        MI      48439 Multifamily
   9  Doubletree Shopping Center         Route 47 --North Delsea Drive      Glassboro          NJ      08028 Retail
  10  Sunkist Plaza Shopping Center      13847-13965 East Amar Road         La Puente          CA      91746 Retail
  11  Newington Plaza                    2985-3017 Berlin Turnpike          Newington          CT      06111 Retail
  12  Old Colony                         Grand & Monmouth Streets           Jersey City        NJ      07302 Retail
  13  Holiday Inn Providence             21 Atwells Avenue                  Providence         RI      02903 Hotel
  14  Barrington Manor                   126 Kent Avenue                    Haddonfield        NJ      08033 Multifamily
  15  Evergreen Apartments               5400 West Cheyenne                 Las Vegas          NV      89108 Multifamily
  16  Comfort Inn Warwick                1940 Post Road                     Warwick            RI      02886 Hotel
  17  Bahama Glen                        2540 Bahama Dr.                    Dallas             TX      75211 Multifamily
  18  Tourist Plaza                      8510-8560 International Drive      Orlando            FL      32819 Retail
  19  Park Central                       626-640-650 Ocean Drive            Miami              FL      33139 Hotel
  20  Hilton Hotel Sioux City            707 Fourth Street                  Sioux City         IA      51101 Hotel
  21  Holiday Inn Lansing                7501 W. Saginaw Highway            Lansing            MI      48917 Hotel
  22  Cotswold Village Apartments        1075 North Hairston Road           Stone Mountain     GA      30083 Multifamily
  23  Briarwood Gardens                  5209 East 126th St                 Grandview          MO      64030 Multifamily
  24  Cedar Grove Shopping Center        120 Cedar Grove Lane               Franklin Township  NJ      08873 Retail
  25  Poplar Springs Apartments I & II   6095 West Lee's Mill Road          College Park       GA      30349 Multifamily
  26  Lakeside Townhouse                 5577 Riverdale Road                College Park       GA      30349 Multifamily
  27  Homosassa Springs Plaza            3902-3956 S. Suncoast Boulevard    Homosassa Springs  FL      34448 Retail
  28  Best Western Omaha                 3650 72nd Street                   Omaha              NE      68124 Hotel
  29  Holiday Inn Wichita                5500 West Kellogg                  Wichita            KS      67209 Hotel
  30  Hampton Inn Mt. Laurel             4000 Crawford Lane                 Mt. Laurel         NJ      08054 Hotel
  31  Bay Bridge Mobile Home Park        Bay Bridge Road                    Brunswick          ME      04011 Mobile Home Park
  32  Versailles Apartments              600-620 State Street               Los Angeles        CA      90005 Multifamily
  33  Autumn Run Apartments              1 Trafalgar Square                 Louisville         KY      40218 Multifamily
  34  Best Western Charleston            237 Meeting Street                 Charleston         SC      29401 Hotel
  35  Sandal Ridge                       645 North Country Club Dr.         Mesa               AZ      85201 Multifamily
  36  Cherry Creek                       So. Governors Hwy/183rd Street     Homewood           IL      60430 Retail
  37  Holiday Inn Augusta                1075 Stevens Creek                 Augusta            GA      30907 Hotel
  38  Metro III Office Building          12200-12300 Ford Road              Farmers Branch     TX      75234 Office
  39  Ludren Park                        12101 Fondren Rd.                  Houston            TX      77071 Multifamily
  40  McQueen Village                    601 McQueen Village Road           Prattville         AL      36066 Multifamily
  41  Chateau Estates                    103 Hart Street                    Taunton            MA      02780 Multifamily
  42  American Self Storage              1985 East Bayshore Blvd.           East Palo Alto     CA      94303 Self Storage
  43  Canal House Apartments             4312 Main Street                   Philadelphia       PA      19127 Multifamily
  44  Second Street Shoppes              581 Second Street                  Manchester         NH      03102 Retail
  45  Circle Mgmt. 3414-3428 Ct. Ave.    3414-3428 Connecticut Ave. N.W.    Washington         DC      20037 Retail
  46  Best Western Des Moines            11040 Hickman Road                 Des Moines         IA      50325 Hotel
  47  Holiday Inn Richfield              4747 Brecksville                   Richfield          OH      44286 Hotel
  48  Hudson Bridge Apartments           141 Hudson Bridge Lane             Stockbridge        GA      30281 Multifamily
  49  Lawnmont Apartments                2207 Lawnmont                      Austin             TX      78756 Multifamily
  50  Hampton Inn Austell                1100 N. Blairs Bridge Rd.          Austell            GA      30001 Hotel
  51  Hawthorne Hotel                    18 Washington Square West          Salem              MA      02726 Hotel
  52  Hampden House Apartments           2001 Hampden Boulevard             Reading            PA      19604 Multifamily
  53  Holiday Inn Oxford                 400 N. Lamar                       Oxford             MS      38655 Hotel
  54  Franciscan Manor                   1420 West North Avenue             Lompoc             CA      93436 AL/CC
  55  Beckford Place Apartments          13150 Bissonet                     Houston            TX      77042 Multifamily
  56  Comfort Inn Pensacola              3 New Warrington Road              Pensacola          FL      32506 Hotel
  57  Comfort Inn Herndon                200 Elden Street                   Herndon            VA      22070 Hotel
  58  Corder Crossing Apartments         750 Corder Road                    Warner Robins      GA      31088 Multifamily
  59  New Paltz Shopping Center          263 Main Street                    New Paltz          NY      12561 Retail
  60  Sheraton Omaha                     4888 South 118th Street            Omaha              NE      68137 Hotel






  61  Villa Rose Retirement Apartments   401 South Morland Road             Bethalto           IL      62010 AL/CC
  62  Comfort Inn Duncan                 1391 East Main Street              Duncan             SC      29334 Hotel
  63  The Citizens Trust Company Bldg.   75 Piedmont Avenue                 Atlanta            GA      30303 Office
  64  Habersham Court                    15 Habersham Road                  Atlanta            GA      30325 Multifamily
  65  El Presidente Apartments           2200 West North Loop               Austin             TX      78751 Multifamily
  66  Sutton Square Apartments           601 Bellaire Drive                 Hurst              TX      76053 Multifamily
  67  Holiday Hills Apartments           811 North Plymouth Road            Dallas             TX      75211 Multifamily
  68  Ridgewood Apartments               2100 Apalachee Parkway             Tallahasse         FL      32302 Multifamily
  69  Holiday Inn Express Barstow, CA    1861 West Main Street              Barstow            CA      92311 Hotel
  70  Payvand Tower                      145-18 34th Avenue                 Flushing           NY      11354 Multifamily
  71  Cambridge Commons Shopping Center  15-45 East Dundee Road             Buffalo Grove      IL      60089 Retail
  72  Forest Place Apartments            34, 36, 44, 48 & 50 Forest Street  Hartford           CT      06105 Multifamily
  73  Amerihost Inn Plainfield           6105 Cambridge Way                 Plainfield         IN      46231 Hotel
  74  Oakley Shoals Apartments           6295 Oakley Road                   Union City         GA      30291 Multifamily
  75  Poplar Springs Apartments Ph.III   6095 West Lee's Mill Road          College Park       GA      30349 Multifamily
  76  Days Inn Plainfield                6111 Cambridge Way                 Plainfield         IN      46168 Hotel
  77  Walmart Plaza Cobleskill           Rte. 7 & 145 at Borst Noble Road   Cobleskill         NY      12043 Retail
  78  Sleep Inn South Jordan             10676 South 300 West               South Jordan       UT      84065 Hotel
  79  Pineview Apartments                3910 W. Walnut Street              Garland            TX      75042 Multifamily
  80  Oak Trails Apartments              2911 Clydedale Drive               Dallas             TX      75220 Multifamily
  81  Days Inn Marysville                16420 Allenby Drive                Marysville         OH      43040 Hotel
  82  Best Western Council Bluff         3537 West Broadway                 Council Bluffs     IA      51501 Hotel
  83  Circle Mgmt. 1218-1220 Ct. Ave.    1218-1220 Connecticut Ave. NW LLC  Washington         DC      20037 Retail
  84  Econo Lodge King                   One Vesta Street                   King               NC      27021 Hotel
  85  Bentwood Apartments                6929 West University Ave.          Gainesville        FL      32607 Multifamily
  86  Dorset Avenue Shopping Center      305-319 North Dorset Avenue        Ventnor            NJ      08406 Retail
  87  Whisperwood Apartments             4100 Northwest 28th Land           Gainesville        FL      32606 Multifamily
  88  Westchester Apartments             2905 Arrowhead Drive               Augusta            GA      30909 Multifamily
  89  Walmart Plaza Jamestown            Fairmount Avenue, Town of Busti    Jamestown          NY      14750 Retail
  90  Days Inn Cloverdale                1031 North Main Street             Cloverdale         IN      46120 Hotel
  91  Comfort Inn Gainesville            2435 Southwest 13th Street         Gainesville        FL      32608 Hotel
  92  Westpark Village Apartments        370 Westfork Boulevard             Lithia Springs     GA      30057 Multifamily
  93  Ivywood Apartments                 1556 Clough Street                 Bowling Green      OH      43402 Multifamily
  94  Granada Apartments                 4711-4757 NW 24 Court              Lauderdale Lakes   FL      33313 Multifamily
  95  Comfort Inn Forrest City           115 Barrow Hill Road               Forrest City       AR      72235 Hotel
  96  Comfort Inn Gallup                 3208 West Highway 66               Gallup             NM      87301 Hotel
  97  Lakeside Villa Apts                3665 Sykes Park Drive              Jackson            MS      39212 Multifamily
  98  Tara Village                       1009-1101 Cheek Sparger Road       Colleyville        TX      76034 Retail
  99  Spanish Main Apartments            4443 Rittiman Road                 San Antonio        TX      78218 Multifamily
 100  60 Clarkson Street                 60 Clarkson Avenue                 Brooklyn           NY      11226 Multifamily
 101  Ashley Apartments                  8330 Carvel Lane                   Houston            TX      77036 Multifamily
 102  329 Main Street                    329 Main Street                    Lodi               NJ      07644 Multifamily
 103  Days Inn Crawfordsville            1040 Corey Boulevard               Crawfordsville     IN      46933 Hotel
 104  Bent Tree Apartments Phase I       2209 Ivy Court                     Findlay            OH      45840 Multifamily
 105  Bent Tree Apartments Phase II      2209 Ivy Court                     Findlay            OH      45840 Multifamily
 106  Aspen Oaks                         1112 Village Rd                    Chaska             MN      55318 Multifamily
 107  Pleasantdale Village Shopping Ctr  3210 Tucker-Norcross Road          Tucker             GA      30084 Retail
 108  Elmwood                            326 South Normandie Avenue         Los Angeles        CA      90020 Multifamily
 109  Landmark Apartments                929 Vista Del Cerro Dr.            Tempe              AZ      85281 Multifamily
 110  32nd Street Shops/Denny's          3251 North Federal Highway         Boca Raton         FL      33432 Retail
 111  Chapin Place                       590 Wethersfield Ave               Hartford           CT      06114 Multifamily








                                                                                  ORIGINAL    REMAINING
LOAN                     YEAR    YEAR        ORIGINAL   CUT-OFF DATE AMORTIZATION TERM TO     TERM TO
 NO         SIZE         BUILT  RENOVATED    BALANCE      BALANCE      TYPE       MATURITY    MATURITY
----        ----------   -----  ---------    --------   ------------ ------------ --------    ---------

   1        166,512 SF   1986              $16,950,000   $16,940,106 Balloon           84         83
   2        294 Rooms    1985     1996      16,250,000    16,215,978 Balloon          120        117
   3        217 Rooms    1983     1996      14,900,000    14,852,558 Balloon           84         80
   4        281,952 SF   1962     1992      12,350,000    12,323,244 Balloon           84         80
   5        231,594 SF   1958     1988      10,670,000    10,658,824 Balloon          120        118
   6        269,248 SF   1970     1982      10,610,000    10,595,473 Balloon          120        118
   7        408 Units    1972                9,350,000     9,205,303 Balloon           84         67
   8        284 Units    1970                8,787,000     8,732,039 Balloon          120        110
   9        138,836 SF   1987                8,500,000     8,449,864 Balloon           84         74
  10        173,185 SF   1955     1985       8,400,000     8,395,627 Balloon          120        119
  11        171,667 SF   1987     1990       7,700,000     7,693,391 Balloon          120        119
  12        100,300 SF   1970                7,615,000     7,607,073 Balloon          120        118
  13        274 Rooms    1968     1995       7,500,000     7,443,589 Self Am          276        269
  14        324 Units    1950     1994       7,200,000     7,106,674 Balloon          120        104
  15        228 Units    1986                6,250,000     6,192,068 Balloon          120        105
  16        196 Rooms    1983     1989       6,200,000     6,129,569 Self Am          276        264
  17        288 Units    1984     1995       6,150,000     6,116,544 Balloon          120        112
  18        50,234 SF    1991                6,000,000     5,991,516 Balloon           84         81
  19        128 Rooms    1937     1987       5,940,000     5,931,566 Balloon          120        118
  20        193 Rooms    1973     1993       5,890,000     5,834,300 Balloon           84         76
  21        245 Rooms    1974     1996       5,687,000     5,669,270 Balloon           84         80
  22        280 Units    1970                5,525,000     5,494,029 Balloon          120        112
  23        359 Units    1969     1996       5,510,000     5,463,306 Balloon          120        112
  24        59,711 SF    1988                5,500,000     5,456,361 Balloon           84         70
  25        240 Units    1988                5,250,000     5,237,835 Balloon          120        116
  26        177 Units    1986                5,240,000     5,220,966 Balloon          120        114
  27        93,997 SF    1986     1995       5,100,000     5,091,404 Balloon           84         81
  28        213 Rooms    1970     1996       4,905,000     4,897,416 Balloon           84         82
  29        152 Rooms    1973     1996       4,875,000     4,867,463 Balloon           84         82
  30        127 Rooms    1989     1995       4,800,000     4,753,116 Balloon          120        111
  31        493 Pads     1961     1988       4,650,000     4,609,831 Balloon           84         64
  32        161 Units    1925     1987       4,400,000     4,370,295 Balloon          120        110
  33        204 Units    1972     1993       4,300,000     4,232,088 Balloon           84         69
  34         91 Units    1957     1996       4,150,000     4,099,145 Self Am          276        265
  35        196 Units    1979     1993       4,080,000     4,057,175 Balloon          120        112
  36        112,458 SF   1971                4,030,000     4,027,892 Balloon          120        119
  37        242 Rooms    1979     1995       3,970,000     3,932,457 Balloon           84         76
  38        168,813 SF   1981                3,946,000     3,922,869 Balloon           84         74
  39        320 Units    1981     1995       3,600,000     3,565,945 Balloon          180        171
  40        136 Units    1995                3,346,000     3,342,454 Balloon          180        177
  41        120 Units    1973     1995       3,252,000     3,213,797 Balloon          120        108
  42        49,858 SF    1978                3,215,000     3,212,380 Balloon          120        119
  43        71 Units     1840     1989       3,216,000     3,199,562 Balloon           84         79
  44        29,826 SF    1989                3,190,000     3,186,195 Balloon           84         82
  45        22,289 SF    1930     1994       3,150,000     3,132,821 Balloon          120        114
  46        161 Rooms    1973     1994       3,060,000     3,055,269 Balloon           84         82
  47        219 Rooms    1966     1996       3,050,000     3,021,105 Balloon           84         76
  48        102 Units    1987     1996       2,950,000     2,950,000 Balloon          120        120
  49        178 Units    1973                2,900,000     2,843,735 Self Am          240        228
  50         73 Rooms    1994                2,800,000     2,771,675 Balloon          240        230
  51         89 Rooms    1925     1986       2,775,000     2,770,524 Balloon           84         82
  52        144 Units    1953     1994       2,755,000     2,738,617 Balloon          120        114
  53        123 Rooms    1962     1996       2,710,000     2,700,428 Balloon          120        116
  54         65 Units    1991                2,700,000     2,697,231 Balloon           84         81
  55        143 Units    1983     1995       2,700,000     2,689,847 Balloon          120        114
  56        102 Rooms    1985     1994       2,660,000     2,647,403 Self Am          180        178
  57        103 Rooms    1984     1993       2,560,000     2,535,275 Balloon           84         76
  58        104 Units    1987     1995       2,550,000     2,531,324 Balloon           84         72
  59        48,715 SF    1974                2,500,000     2,497,792 Balloon          120        119
  60        168 Rooms    1975     1996       2,435,000     2,431,235 Balloon           84         82






  61        128 Units    1984              $2,312,000     $2,309,757 Balloon           84         81
  62         81 Rooms    1988     1995      2,325,000      2,300,589 Balloon          120        110
  63        156,419 SF   1969     1995      2,500,000      2,285,626 Self Am          120        103
  64         54 Units    1961     1994      2,250,000      2,248,698 Balloon           84         83
  65        141 Units    1973     1994      2,200,000      2,166,424 Self Am          240        231
  66        154 Units    1979     1992      2,128,000      2,116,539 Balloon          120        112
  67        104 Units    1961     1994      2,100,000      2,088,576 Balloon          120        112
  68        105 Units    1981               2,000,000      1,996,937 Self Am          240        239
  69         65 Rooms    1991               2,000,000      1,987,382 Self Am          276        270
  70         41 Units    1989               1,975,000      1,962,061 Balloon          120        110
  71        48,113 SF    1976     1992      1,960,000      1,956,952 Balloon          120        117
  72        147 Units    1870     1995      1,740,000      1,734,194 Balloon          120        116
  73         60 Rooms    1992     1992      1,740,000      1,721,029 Balloon          180        171
  74         86 Units    1986               1,695,000      1,691,073 Balloon          120        116
  75         80 Units    1989               1,672,500      1,668,625 Balloon          120        116
  76         64 Rooms    1990               1,680,000      1,661,683 Balloon          180        171
  77        24,506 SF    1995               1,660,000      1,654,612 Balloon          120        115
  78         68 Rooms    1992               1,670,000      1,648,088 Self Am          276        262
  79        152 Units    1969     1987      1,650,000      1,634,590 Balloon          120        111
  80        248 Units    1972     1996      1,610,000      1,607,281 Balloon          120        118
  81         79 Rooms    1990     1994      1,610,000      1,592,446 Balloon          180        171
  82         89 Rooms    1963     1996      1,565,000      1,562,580 Balloon           84         82
  83        14,707 SF    1912     1995      1,550,000      1,542,981 Balloon          120        114
  84         60 Rooms    1986     1993      1,550,000      1,533,726 Balloon          120        110
  85         93 Units    1982     1993      1,500,000      1,500,000 Self Am          240        240
  86        17,172 SF    1956     1988      1,500,000      1,491,410 Balloon           84         75
  87         80 Units    1981     1995      1,450,000      1,450,000 Self Am          240        240
  88         69 Units    1970     1994      1,447,500      1,437,505 Balloon          120        109
  89        29,700 SF    1968     1993      1,431,000      1,430,320 Balloon          120        119
  90        60 Rooms     1989     1994      1,370,000      1,355,063 Balloon          180        171
  91        59 Rooms     1987     1994      1,300,000      1,295,123 Balloon          120        115
  92        68 Units     1989               1,260,000      1,257,080 Balloon          120        116
  93        67 Units     1979     1996      1,256,250      1,254,026 Balloon          120        118
  94        78 Units     1972               1,250,000      1,239,965 Self Am          240        235
  95        76 Rooms     1986     1995      1,200,000      1,184,355 Self Am          240        231
  96        51 Rooms     1992               1,150,000      1,143,012 Balloon          120        114
  97        145 Units    1974     1995      1,155,800      1,139,300 Balloon          120        106
  98        37,820 SF    1987               1,100,000      1,098,272 Balloon           84         81
  99        89 Units     1970     1993      1,073,000      1,069,969 Balloon           84         79
 100        83 Units     1930               1,050,000      1,037,665 Balloon          120        108
 101        76 Units     1972     1995      1,030,000      1,028,886 Balloon          120        118
 102        28 Units     1974     1996        900,000        894,928 Balloon          120        114
 103        60 Rooms     1989     1994        800,000        791,277 Balloon          180        171
 104        51 Units     1975                 770,000        768,695 Balloon          120        118
 105        51 Units     1980                 750,000        748,730 Balloon          120        118
 106        44 Units     1971                 670,000        664,277 Balloon          120        112
 107        13,202 SF    1984                 673,716        640,249 Self Am          166        151
 108        49 Units     1930     1987        587,000        583,231 Balloon          120        110
 109        42 Units     1971     1994        575,000        565,489 Balloon          120         98
 110        9,618 SF     1973     1995        550,000        548,493 Self Am          240        238
 111        48 Units     1969                 470,000        466,744 Balloon          120        113










        ORIGINAL      REMAINING     FIRST                                                   NET                            CUT-OFF
LOAN  AMORTIZATION   AMORTIZATION  PAYMENT    MATURITY   MORTGAGE  RETAINED  ADMINISTRA-  MORTGAGE   APPRAISAL   APPRAISAL   DATE
 NO      TERM          TERM         DATE        DATE       RATE     YIELD      TIVE FEE     RATE       VALUE       DATE      LTV
----  ------------  ------------  --------  ----------  --------  --------  ------------ --------  -----------  ---------  -------
   1       360           359       10/01/96  09/01/2003    8.680%   0.000        0.297      8.383%  $28,200,000  06/28/96    60.07
   2       300           297       08/01/96  07/01/2006   10.500    0.000        0.295     10.205    26,000,000  03/12/96    62.37
   3       300           296       07/01/96  06/01/2003    9.750    0.000        0.295      9.455    23,300,000  01/01/96    63.74
   4       360           356       07/01/96  06/01/2003    9.095    0.000        0.297      8.798    17,500,000  09/29/95    70.42
   5       360           358       09/01/96  08/01/2006    9.220    0.000        0.297      8.923    14,250,000  06/10/96    74.80
   6       324           322       09/01/96  08/01/2006    9.380    0.000        0.297      9.083    16,000,000  04/19/96    66.22
   7       300           283       06/01/95  05/01/2002    9.250    0.890        0.297      8.063    12,480,000  12/04/94    73.76
   8       360           350       01/01/96  12/01/2005    8.500    0.000        0.297      8.203    12,500,000  08/07/95    69.86
   9       360           350       01/01/96  12/01/2002    8.790    0.000        0.297      8.493    12,500,000  09/15/95    67.60
  10       360           359       10/01/96  09/01/2006    9.230    0.000        0.297      8.933    12,520,000  05/20/96    67.06
  11       300           299       10/01/96  09/01/2006    9.230    0.000        0.297      8.933    12,200,000  12/01/95    63.06
  12       360           358       09/01/96  08/01/2006    9.250    0.000        0.297      8.953    11,000,000  06/12/96    69.16
  13       276           269       04/01/96  03/01/2019    9.250    0.000        0.295      8.955    13,200,000  12/01/95    56.39
  14       324           308       07/01/95  06/01/2005    8.740    0.280        0.297      8.163    10,000,000  03/15/95    71.07
  15       360           345       08/01/95  07/01/2005    8.650    0.000        0.297      8.353     9,175,000  03/22/95    67.49
  16       276           264       11/01/95  10/01/2018   10.250    0.000        0.295      9.955     9,300,000  08/01/95    65.91
  17       360           352       03/01/96  02/01/2006    8.050    0.000        0.297      7.753     8,200,000  12/04/95    74.59
  18       360           357       08/01/96  07/01/2003    9.740    0.000        0.297      9.443    12,475,000  04/12/96    48.03
  19       300           298       09/01/96  08/01/2006   10.375    0.000        0.295     10.080    10,000,000  01/01/96    59.32
  20       276           268       03/01/96  02/01/2003    8.625    0.000        0.295      8.330     9,500,000  02/21/96    61.41
  21       300           296       07/01/96  06/01/2003    9.875    0.000        0.295      9.580    10,000,000  01/01/96    56.69
  22       360           352       03/01/96  02/01/2006    7.900    0.000        0.297      7.603     7,200,000  11/29/95    76.31
  23       300           292       03/01/96  02/01/2006    8.100    0.000        0.297      7.803     7,940,000  11/17/95    68.81
  24       360           346       09/01/95  08/01/2002    9.060    0.000        0.297      8.763     8,325,000  06/29/95    65.54
  25       360           356       07/01/96  06/01/2006    8.770    0.000        0.297      8.473     7,000,000  03/23/96    74.83
  26       360           354       05/01/96  04/01/2006    8.590    0.000        0.297      8.293     7,020,000  03/04/96    74.37
  27       360           357       08/01/96  07/01/2003    8.900    0.000        0.297      8.603     7,075,000  04/20/96    71.96
  28       300           298       09/01/96  08/01/2003    9.875    0.000        0.295      9.580     9,100,000  06/01/96    53.82
  29       300           298       09/01/96  08/01/2003    9.875    0.000        0.295      9.580     6,500,000  06/13/96    74.88
  30       276           267       02/01/96  01/01/2006    9.250    0.000        0.295      8.955     6,900,000  08/16/95    68.89
  31       360           340       03/01/95  02/01/2002   10.500    0.000        0.297     10.203     7,300,000  10/17/94    63.15
  32       360           350       01/01/96  12/01/2005    8.120    0.000        0.297      7.823     7,000,000  08/17/95    62.43
  33       300           285       08/01/95  07/01/2002    8.290    0.000        0.297      7.993     5,600,000  03/07/95    75.57
  34       276           265       12/01/95  11/01/2018    9.125    0.000        0.295      8.830     7,800,000  07/01/95    52.55
  35       360           352       03/01/96  02/01/2006    7.910    0.000        0.297      7.613     5,670,000  10/26/95    71.56
  36       360           359       10/01/96  09/01/2006    9.210    0.000        0.297      8.913     5,820,000  08/01/96    69.21
  37       276           268       03/01/96  02/01/2003    8.625    0.000        0.295      8.330     9,100,000  02/21/96    43.21
  38       360           350       01/01/96  12/01/2002    8.820    0.000        0.297      8.523     6,300,000  08/22/95    62.27
  39       300           291       02/01/96  01/01/2011    8.170    0.000        0.297      7.873     4,800,000  05/23/95    74.29
  40       360           357       08/01/96  07/01/2011    9.164    0.000        0.297      8.867     5,420,000  05/31/96    61.67
  41       300           288       11/01/95  10/01/2005    8.680    0.000        0.297      8.383     4,700,000  05/25/95    68.38
  42       300           299       10/01/96  09/01/2006    9.540    0.000        0.297      9.243     4,550,000  05/07/96    70.60
  43       360           355       06/01/96  05/01/2003    8.750    0.000        0.297      8.453     4,850,000  03/15/96    65.97
  44       336           334       09/01/96  08/01/2003    9.570    0.000        0.297      9.273     4,300,000  04/09/96    74.10
  45       300           294       05/01/96  04/01/2006    9.000    0.000        0.297      8.703     4,200,000  11/09/95    74.59
  46       300           298       09/01/96  08/01/2003    9.875    0.000        0.295      9.580     5,000,000  07/11/96    61.11
  47       276           268       03/01/96  02/01/2003    8.625    0.000        0.295      8.330     6,000,000  02/21/96    50.35
  48       360           360       11/01/96  10/01/2006    8.685    0.000        0.297      8.388     4,120,000  03/25/96    71.60
  49       240           228       11/01/95  10/01/2015    8.710    0.000        0.297      8.413     4,390,000  06/21/95    64.78
  50       276           266       01/01/96  12/01/2015    9.750    0.000        0.295      9.455     4,300,000  07/01/95    64.46
  51       300           298       09/01/96  08/01/2003    9.625    0.000        0.295      9.330     5,200,000  02/28/96    53.28
  52       300           294       05/01/96  04/01/2006    8.470    0.000        0.287      8.183     3,790,000  05/02/95    72.26
  53       300           296       07/01/96  06/01/2006   10.625    0.000        0.295     10.330     3,900,000  04/04/96    69.24
  54       360           357       08/01/96  07/01/2003    9.320    0.000        0.297      9.023     4,000,000  04/05/96    67.43
  55       360           354       05/01/96  04/01/2006    8.420    0.000        0.297      8.123     3,650,000  01/10/96    73.69
  56       180           178       09/01/96  08/01/2011   10.250    0.000        0.295      9.955     5,500,000  02/28/95    48.13
  57       276           268       03/01/96  02/01/2003    8.500    0.000        0.295      8.205     4,200,000  10/01/95    60.36
  58       360           348       11/01/95  10/01/2002    8.660    0.000        0.297      8.363     3,850,000  09/05/95    65.75
  59       300           299       10/01/96  09/01/2006    9.060    0.000        0.297      8.763     4,200,000  07/16/96    59.47
  60       300           298       09/01/96  08/01/2003    9.875    0.000        0.295      9.580     7,000,000  06/01/96    34.73







  61       360           357       08/01/96  07/01/2003    9.585%   0.000        0.297      9.288%   $3,875,000  11/24/95    59.61
  62       276           266       01/01/96  12/01/2005    9.500    0.000        0.297      9.203     3,100,000  09/01/95    74.21
  63       120           103       06/01/95  05/01/2005   10.680    1.180        0.297      9.203     4,900,000  02/08/94    46.65
  64       360           359       10/01/96  09/01/2003    8.725    0.000        0.297      8.428     3,000,000  12/12/95    74.96
  65       240           231       02/01/96  01/01/2016    8.230    0.000        0.297      7.933     3,250,000  06/21/95    66.66
  66       360           352       03/01/96  02/01/2006    8.100    0.000        0.297      7.803     3,375,000  10/12/95    62.71
  67       360           352       03/01/96  02/01/2006    8.050    0.000        0.297      7.753     2,800,000  11/17/95    74.59
  68       240           239       10/01/96  09/01/2016    8.820    0.000        0.297      8.523     3,000,000  04/04/96    66.56
  69       276           270       05/01/96  04/01/2019    9.375    0.000        0.295      9.080     3,100,000  08/30/95    64.11
  70       360           350       01/01/96  12/01/2005    8.270    0.000        0.297      7.973     3,700,000  08/04/95    53.03
  71       360           357       08/01/96  07/01/2006    9.290    0.000        0.297      8.993     3,000,000  04/08/96    65.23
  72       300           296       07/01/96  06/01/2006    9.470    0.000        0.297      9.173     2,350,000  10/25/95    73.80
  73       276           267       02/01/96  01/01/2011    8.500    0.000        0.295      8.205     2,900,000  09/01/95    59.35
  74       360           356       07/01/96  06/01/2006    8.770    0.000        0.297      8.473     2,260,000  03/27/96    74.83
  75       360           356       07/01/96  06/01/2006    8.770    0.000        0.297      8.473     2,230,000  03/26/96    74.83
  76       276           267       02/01/96  01/01/2011    8.500    0.000        0.295      8.205     2,800,000  09/01/95    59.35
  77       360           355       06/01/96  05/01/2006    8.230    0.000        0.297      7.933     2,225,000  04/01/96    74.36
  78       276           262       09/01/95  08/01/2018   10.375    0.000        0.295     10.080     2,700,000  06/01/95    61.04
  79       300           291       02/01/96  01/01/2006    8.250    0.000        0.297      7.953     2,250,000  09/29/95    72.65
  80       300           298       09/01/96  08/01/2006    9.350    0.000        0.297      9.053     2,650,000  01/24/96    60.65
  81       276           267       02/01/96  01/01/2011    8.500    0.000        0.295      8.205     2,800,000  09/01/95    56.87
  82       300           298       09/01/96  08/01/2003    9.875    0.000        0.295      9.580     2,800,000  06/01/96    55.81
  83       300           294       05/01/96  04/01/2006    9.000    0.000        0.297      8.703     2,400,000  11/09/95    64.29
  84       276           266       01/01/96  12/01/2005    9.500    0.000        0.297      9.203     2,400,000  09/01/95    63.91
  85       240           240       11/01/96  10/01/2016    9.000    0.000        0.297      8.703     2,610,000  03/26/96    57.47
  86       360           351       02/01/96  01/01/2003    8.400    0.000        0.297      8.103     2,175,000  11/15/95    68.57
  87       240           240       11/01/96  10/01/2016    9.000    0.000        0.297      8.703     2,600,000  03/26/96    55.77
  88       360           349       12/01/95  11/01/2005    8.500    0.000        0.297      8.203     2,100,000  08/29/95    68.45
  89       360           359       10/01/96  09/01/2006    9.670    0.000        0.297      9.373     2,030,000  04/08/96    70.46
  90       276           267       02/01/96  01/01/2011    8.500    0.000        0.295      8.205     2,300,000  09/01/95    58.92
  91       300           295       06/01/96  05/01/2006   10.125    0.000        0.295      9.830     2,300,000  01/08/96    56.31
  92       360           356       07/01/96  06/01/2006    8.770    0.000        0.297      8.473     1,680,000  03/27/96    74.83
  93       300           298       09/01/96  08/01/2006    9.070    0.000        0.297      8.773     1,675,000  06/14/96    74.87
  94       240           235       06/01/96  05/01/2016    8.560    0.000        0.297      8.263     2,150,000  01/25/96    57.67
  95       240           231       02/01/96  01/01/2016    9.500    0.000        0.295      9.205     1,700,000  09/01/95    69.67
  96       276           270       05/01/96  04/01/2006    9.625    0.000        0.295      9.330     1,700,000  10/04/95    67.24
  97       300           286       09/01/95  08/01/2005    8.470    0.000        0.297      8.173     1,825,000  05/26/95    62.43
  98       300           297       08/01/96  07/01/2003    9.780    0.000        0.297      9.483     1,700,000  04/25/96    64.60
  99       360           355       06/01/96  05/01/2003    8.910    0.000        0.297      8.613     1,800,000  03/07/96    59.44
 100       300           288       11/01/95  10/01/2005    8.680    0.000        0.297      8.383     1,700,000  08/14/95    61.04
 101       360           358       09/01/96  08/01/2006    9.070    0.000        0.297      8.773     1,550,000  05/29/96    66.38
 102       300           294       05/01/96  04/01/2006    8.800    0.000        0.297      8.503     1,340,000  02/01/96    66.79
 103       276           267       02/01/96  01/01/2011    8.500    0.000        0.295      8.205     2,000,000  09/01/95    39.56
 104       300           298       09/01/96  08/01/2006    9.340    0.000        0.297      9.043     1,150,000  06/14/96    66.84
 105       300           298       09/01/96  08/01/2006    9.340    0.000        0.297      9.043     1,100,000  06/14/96    68.07
 106       300           292       03/01/96  02/01/2006    8.050    0.000        0.297      7.753     1,020,000  08/10/95    65.13
 107       166           151       08/01/95  05/01/2009    8.750    0.000        0.297      8.453     1,050,000  01/31/94    60.98
 108       360           350       01/01/96  12/01/2005    8.370    0.000        0.297      8.073     1,600,000  08/17/95    36.45
 109       300           278       01/01/95  12/01/2004   10.560    1.160        0.297      9.103       900,000  10/10/94    62.83
 110       240           238       09/01/96  08/01/2016    9.730    0.000        0.297      9.433       880,000  06/21/96    62.33
 111       300           293       04/01/96  03/01/2006    8.500    0.000        0.297      8.203       750,000  08/08/95    62.23












         MATURITY DATE                     OCCUPANCY
LOAN        BALANCE    BALLOON  OCCUPANCY   RATE AS
 NO        (0% CPR)      LTV       RATE     OF DATE
----   --------------  -------  ---------  ---------
   1    $15,944,426.15   56.54     93.20%     Q296
   2     14,033,443.95   53.97     78.00      Q196
   3     13,629,094.77   58.49     67.80      Q495
   4     11,677,441.19   66.73     93.00      Q396
   5      9,666,862.81   67.84     97.30      Q196
   6      9,269,596.88   57.94     90.00      Q296
   7      8,489,912.59   68.03     94.60      Q495
   8      7,853,070.44   62.82     97.80      Q495
   9      8,006,985.06   64.06     96.00      Q296
  10      7,611,648.46   60.80     97.00      Q296
  11      6,470,070.14   53.03     93.20      Q196
  12      6,902,833.55   62.75     95.23      Q296
  13              0.00    0.00     64.55      Q495
  14      6,205,173.72   62.05     98.00      Q196
  15      5,602,220.59   61.06     94.00      Q196
  16              0.00    0.00     68.42      Q395
  17      5,445,951.59   66.41     96.00      Q296
  18      5,715,571.99   45.82    100.00      Q296
  19      5,116,760.40   51.17     68.00      Q296
  20      5,157,713.91   54.29     76.26      Q495
  21      5,211,151.82   52.11     45.30      Q196
  22      4,876,903.94   67.73     95.00      Q495
  23      4,504,221.25   56.73     87.50      Q296
  24      5,198,290.19   62.44    100.00      Q296
  25      4,716,787.62   67.38    100.00      Q296
  26      4,691,395.52   66.83     92.60      Q196
  27      4,810,766.53   68.00     93.70      Q296
  28      4,494,584.00   49.39     68.00      Q296
  29      4,467,094.31   68.72     76.20      Q296
  30      3,850,726.61   55.81     77.00      Q395
  31      4,465,017.79   61.16     83.00      Q296
  32      3,902,018.30   55.74     97.00      Q495
  33      3,845,220.92   68.66    100.00      Q296
  34              0.00    0.00     83.75      Q296
  35      3,602,179.66   63.53     93.00      Q296
  36      3,650,564.59   62.72     99.00      Q296
  37      3,476,422.78   38.20     50.31      Q296
  38      3,718,497.04   59.02     96.29      Q495
  39      2,334,707.72   48.64     95.30      Q495
  40      2,695,016.64   49.72     97.00      Q296
  41      2,697,283.32   57.39     93.30      Q196
  42      2,720,489.26   59.79     81.00      Q296
  43      3,027,908.85   62.43     95.70      Q196
  44      2,991,873.13   69.58     94.60      Q296
  45      2,632,751.76   62.68    100.00      Q296
  46      2,803,960.49   56.08     66.80      Q296
  47      2,670,803.84   44.51     51.72      Q395
  48      2,646,047.22   64.22    100.00      Q396
  49              0.00    0.00    100.00      Q395
  50        818,031.54   19.02     76.00      Q295
  51      2,533,746.78   48.73     68.00      Q196
  52      2,273,272.70   59.98     94.40      Q196
  53      2,346,217.49   60.16     66.00      Q495
  54      2,559,793.66   63.99     89.20      Q196
  55      2,409,177.37   66.00     94.00      Q196
  56              0.00    0.00     83.53      Q196
  57      2,236,760.12   53.26     79.00      Q495
  58      2,398,203.26   62.29     94.20      Q196
  59      2,092,405.48   49.82     95.50      Q196
  60      2,231,256.09   31.88     61.00      Q296






  61     2,198,608.92    56.74     95.00      Q296
  62     1,876,846.59    60.54     77.30      Q395
  63             0.00     0.00     87.25      Q196
  64     2,117,781.18    70.59    100.00      Q196
  65             0.00     0.00    100.00      Q495
  66     1,886,368.33    55.89     96.70      Q495
  67     1,859,593.63    66.41     94.20      Q296
  68             0.00     0.00    100.00      Q296
  69             0.00     0.00     80.00      Q196
  70     1,756,915.76    47.48     97.00      Q196
  71     1,778,042.54    59.27     91.60      Q296
  72     1,470,061.38    62.56     94.50      Q495
  73     1,013,108.04    34.93     68.00      Q395
  74     1,522,848.33    67.38    100.00      Q296
  75     1,502,633.42    67.38    100.00      Q296
  76       978,173.42    34.93     76.00      Q395
  77     1,475,486.38    66.31    100.00      Q196
  78             0.00     0.00     83.00      Q295
  79     1,353,993.74    60.18     98.60      Q196
  80     1,356,548.80    51.19     90.00      Q296
  81       937,416.26    33.48     67.10      Q395
  82     1,434,052.06    51.22     67.00      Q296
  83     1,295,511.06    53.98     80.00      Q296
  84     1,251,231.06    52.13     72.72      Q395
  85             0.00     0.00    100.00      Q196
  86     1,405,910.98    64.64    100.00      Q495
  87             0.00     0.00    100.00      Q196
  88     1,293,651.57    61.60     95.00      Q395
  89     1,306,763.42    64.37     93.00      Q296
  90       797,677.10    34.68     75.00      Q395
  91     1,114,047.78    48.44     73.00      Q495
  92     1,132,029.08    67.38    100.00      Q296
  93     1,051,710.23    62.79     92.50      Q296
  94             0.00     0.00     93.00      Q196
  95             0.00     0.00     66.00      Q295
  96       931,179.77    54.78     73.84      Q395
  97       953,701.73    52.26     96.55      Q296
  98     1,006,605.68    59.21     93.00      Q196
  99     1,012,273.44    56.24     91.00      Q196
 100       870,881.98    51.23     97.00      Q196
 101       930,668.82    60.04     96.00      Q296
 102       748,637.35    55.87    100.00      Q495
 103       465,797.20    23.29     70.80      Q395
 104       648,732.04    56.41     94.10      Q296
 105       631,837.46    57.44     94.10      Q296
 106       546,993.99    53.63    100.00      Q196
 107             0.00     0.00    100.00      Q196
 108       523,245.36    32.70     96.00      Q495
 109       497,167.18    55.24     97.60      Q196
 110             0.00     0.00    100.00      Q196
 111       388,106.49    51.75    100.00      Q495







                                                                                                           PREMIUM
                                                                    YIELD                                  PERIOD
                 ANNUAL                               LOCK OUT   MAINTENANCE                              (MONTHS)
UNDERWRITING      DEBT     UNDERWRITING              EXPIRATION  EXPIRATION                               FOLLOWING   LOAN
     NOI        SERVICE        DSCR       1995 NOI      DATE        DATE         PREPAYMENT PROVISION        YM        NO.
------------  ----------  ------------  ----------  ----------  -----------   --------------------------  ---------   ----
 $2,136,898    $1,589,991      1.34      $2,446,774   08/20/96   03/01/2003                    NO LO/TYM     0          1
  2,671,814     1,841,154      1.45       2,523,359   06/21/96   01/01/2006                    NO LO/TYM     0          2
  2,204,211     1,593,354      1.38       2,406,823   06/17/96   07/01/2002                    NO LO/TYM     0          3
  1,551,610     1,202,595      1.29       1,502,996   06/01/99   12/01/2002                   3YR LO/TYM     0          4
  1,341,511     1,050,571      1.28       1,311,843   07/31/96   08/01/2006                    NO LO/TYM     0          5
  1,406,635     1,082,039      1.30       1,322,515   07/25/96   08/01/2006                    NO LO/TYM     0          6
  1,222,117       960,860      1.27       1,105,861   04/21/95   05/01/2001                 NO LO/TYM/1%     6          7
  1,034,419       810,773      1.28       1,130,312   11/09/95   06/01/2005                    NO LO/TYM     0          8
  1,425,281       805,357      1.77       1,240,508   12/01/96   09/01/2002                   1YR LO/TYM     0          9
  1,114,194       827,796      1.35       1,215,275   09/01/00   03/01/2006                   4YR LO/TYM     0          10
  1,157,468       790,022      1.47       1,256,777   09/01/98   09/01/2006                   2YR LO/TYM     0          11
  1,029,798       751,764      1.37       1,097,728   08/01/97   02/01/2006                   1YR LO/TYM     0          12
  1,447,065       788,451      1.84       1,447,065   02/13/96   03/01/2011                    NO LO/TYM     0          13
    941,064       695,529      1.35         966,019   05/25/95   06/01/2002                 NO LO/TYM/1%     30         14
    807,765       584,677      1.38         817,241   06/12/95   07/01/2002                 NO LO/TYM/1%     30         15
    986,165       702,683      1.40               0   09/29/95   10/01/2010                    NO LO/TYM     0          16
    808,076       544,093      1.49         778,066   01/11/96   08/01/2005                    NO LO/TYM     0          17
  1,154,295       618,063      1.87       1,280,987   07/01/97   04/01/2003                   1YR LO/TYM     0          18
    974,332       666,659      1.46         974,332   07/17/96   08/01/2003               NO LO/TYM/3-1%     30         19
    818,724       589,706      1.39         818,724   01/17/96   08/01/2002                    NO LO/TYM     0          20
    894,743       614,130      1.46         969,392   05/07/96   12/01/2002                    NO LO/TYM     0          21
    669,628       481,872      1.39         813,844   01/04/96   08/01/2005                    NO LO/TYM     0          22
    595,338       514,713      1.16         546,444   01/05/96   08/01/2005                    NO LO/TYM     0          23
    811,602       533,904      1.52         726,584   08/01/96   05/01/2002                   1YR LO/TYM     0          24
    709,827       496,521      1.43         757,168   05/23/96   12/01/2005                    NO LO/TYM     0          25
    644,245       487,509      1.32         606,623   03/15/96   10/01/2005                    NO LO/TYM     0          26
    613,716       488,032      1.26         377,338   07/01/97   01/01/2003                   1YR LO/TYM     0          27
    748,936       529,683      1.41         691,563   07/18/96   02/01/2003                    NO LO/TYM     0          28
    781,494       526,444      1.48         855,693   07/18/96   02/01/2003                    NO LO/TYM     0          29
    795,999       504,609      1.58         795,999   12/15/95   01/01/2003               NO LO/TYM/3-1%     30         30
    634,166       510,461      1.24         682,842   01/13/95   08/01/2001                    NO LO/TYM     0          31
    493,473       391,854      1.26         515,630   11/08/95   06/01/2005                    NO LO/TYM     0          32
    544,784       408,220      1.33         521,727   05/24/95   06/01/2001                 NO LO/TYM/1%     6          33
  1,005,025       432,088      2.33       1,005,025   10/27/95   11/01/2005               NO LO/TYM/5-1%     153        34
    554,660       356,184      1.56         483,470   01/02/96   08/01/2005                    NO LO/TYM     0          35
    533,540       396,456      1.35         520,257   09/01/97   06/01/2006                   1YR LO/TYM     0          36
    600,602       397,476      1.51         600,602   01/17/96   08/01/2002                    NO LO/TYM     0          37
    517,959       374,888      1.38         625,377   11/17/95   06/01/2002                    NO LO/TYM     0          38
    566,295       338,304      1.67         580,276   12/08/95   01/01/2006               NO LO/TYM/5-1%     57         39
    377,399       327,821      1.15          42,824   07/01/03   01/01/2011                   7YR LO/TYM     0          40
    438,872       318,984      1.38         421,385   09/28/95   04/01/2005                    NO LO/TYM     0          41
    481,672       338,145      1.42         505,720   09/01/99   09/01/2006                   3YR LO/TYM     0          42
    433,223       303,603      1.43         408,573   05/01/97   02/01/2003                   1YR LO/TYM     0          43
    426,573       328,023      1.30         460,862   07/16/96   08/01/2003                    NO LO/TYM     0          44
    439,614       317,220      1.39         459,732   04/01/97   01/01/2006                   1YR LO/TYM     0          45
    467,570       330,445      1.42         434,132   07/18/96   02/01/2003                    NO LO/TYM     0          46
    431,106       305,366      1.41         431,106   01/17/96   08/01/2002                    NO LO/TYM     0          47
    347,968       276,850      1.26         363,095   10/01/98   04/01/2006                   2YR LO/TYM     0          48
    480,531       306,644      1.57         733,167   09/19/95   10/01/2010                 NO LO/TYM/1%     54         49
    761,065       305,766      2.49         761,065   11/10/95   12/01/2010                    NO LO/TYM     0          50
    420,039       293,840      1.43         396,475   07/08/96   02/01/2003                    NO LO/TYM     0          51
    332,118       265,540      1.25         402,319   03/07/96   10/01/2005                    NO LO/TYM     0          52
    455,266       309,956      1.47         455,266   05/14/96   12/01/2005                    NO LO/TYM     0          53
    373,339       268,192      1.39         399,294   08/01/01   01/01/2003                   5YR LO/TYM     0          54
    326,386       247,293      1.32         355,551   03/11/96   10/01/2005                    NO LO/TYM     0          55
    760,103       347,912      2.18         760,103   07/10/96   08/01/2008                    NO LO/TYM     0          56
    500,545       253,774      1.97         500,545   01/26/96   08/01/2002                    NO LO/TYM     0          57
    418,391       238,776      1.75         357,063   10/01/96   07/01/2002                   1YR LO/TYM     0          58
    360,539       252,993      1.43         491,987   08/09/96   09/01/2006                    NO LO/TYM     0          59
    372,005       262,952      1.41         428,245   07/18/96   02/01/2003                    NO LO/TYM     0          60









                                                                                                           PREMIUM
                                                                    YIELD                                  PERIOD
                 ANNUAL                               LOCK OUT   MAINTENANCE                              (MONTHS)
UNDERWRITING      DEBT     UNDERWRITING              EXPIRATION  EXPIRATION                               FOLLOWING   LOAN
     NOI        SERVICE        DSCR       1995 NOI      DATE        DATE         PREPAYMENT PROVISION        YM        NO.
------------  ----------  ------------  ----------  ----------  -----------   --------------------------  ---------   ----
    329,271       235,009      1.40         305,293    06/19/96  01/01/2003                    NO LO/TYM     0          61
    411,294       249,140      1.65         411,294    11/17/95  06/01/2005                    NO LO/TYM     0          62
    829,436       407,835      2.03         362,259    05/01/96  02/01/2005                   1YR LO/TYM     0          63
    270,040       211,932      1.27         223,552    09/01/98  03/01/2003   2YR LO/5% or TYM/1% or TYM     0          64
    361,828       224,614      1.61         378,306    12/12/95  01/01/2011                 NO LO/TYM/1%     54         65
    254,291       189,157      1.34         224,502    01/18/96  08/01/2005                    NO LO/TYM     0          66
    276,543       185,788      1.49         262,726    01/11/96  08/01/2005                    NO LO/TYM     0          67
    295,660       213,156      1.39         321,824    08/12/96  06/01/2016                    NO LO/TYM     0          68
    349,958       212,280      1.65         349,958    03/01/96  04/01/2011                    NO LO/TYM     0          69
    263,074       178,383      1.47         315,722    11/09/95  06/01/2005                    NO LO/TYM     0          70
    303,548       194,184      1.56         274,424    07/01/97  01/01/2006                   1YR LO/TYM     0          71
    242,229       181,993      1.33         291,266    06/01/97  12/01/2005                   1YR LO/TYM     0          72
    390,200       172,487      2.26         390,200    12/27/95  07/01/2010                    NO LO/TYM     0          73
    219,335       160,305      1.37         246,169    05/23/96  12/01/2005                    NO LO/TYM     0          74
    234,002       158,178      1.48         265,592    05/23/96  12/01/2005                    NO LO/TYM     0          75
    378,180       166,539      2.27         378,180    12/27/95  07/01/2010                    NO LO/TYM     0          76
    209,715       149,372      1.40               0    05/01/97  02/01/2006                   1YR LO/TYM     0          77
    349,692       191,012      1.83         349,692    07/25/95  08/01/2010                    NO LO/TYM     0          78
    208,144       156,113      1.33         170,843    12/06/95  07/01/2005                    NO LO/TYM     0          79
    208,846       166,788      1.25         219,497    07/29/96  02/01/2006                    NO LO/TYM     0          80
    333,157       159,600      2.09         333,157    12/28/95  07/01/2010                    NO LO/TYM     0          81
    321,778       169,002      1.90         347,321    07/18/96  02/01/2003                    NO LO/TYM     0          82
    188,734       156,096      1.21         120,817    04/01/97  01/01/2006                   1YR LO/TYM     0          83
    243,136       166,093      1.46         243,136    11/17/95  06/01/2005                    NO LO/TYM     0          84
    228,408       161,951      1.41         244,007    09/09/96  04/01/2016                    NO LO/TYM     0          85
    199,102       137,136      1.45         234,722    01/01/97  10/01/2002                   1YR LO/TYM     0          86
    222,462       156,552      1.42         265,706    09/09/96  04/01/2016                    NO LO/TYM     0          87
    209,390       133,560      1.57         208,489    10/12/95  05/01/2005                    NO LO/TYM     0          88
    190,532       146,532      1.30         207,679    09/01/97  03/01/2006                   1YR LO/TYM     0          89
    259,630       135,809      1.91         259,630    12/27/95  07/01/2010                    NO LO/TYM     0          90
    222,509       143,134      1.55         222,509    04/30/96  05/01/2003               NO LO/TYM/3-1%     30         91
    164,539       119,165      1.38         182,923    05/23/96  12/01/2005                    NO LO/TYM     0          92
    161,728       127,236      1.27         155,607    08/01/97  05/01/2006                   1YR LO/TYM     0          93
    174,931       130,744      1.34         164,956    05/01/97  02/01/2016                   1YR LO/TYM     0          94
    207,352       134,227      1.54         207,352    12/21/95  01/01/2011                    NO LO/TYM     0          95
    172,427       124,404      1.39               0    03/11/96  04/01/2003               NO LO/TYM/3-1%     30         96
    142,355       111,402      1.28         130,640    07/20/95  02/01/2005                    NO LO/TYM     0          97
    172,686       117,908      1.46         139,127    06/21/96  01/01/2003                    NO LO/TYM     0          98
    123,314       102,771      1.20         114,389    05/01/97  02/01/2003                   1YR LO/TYM     0          99
    187,537       102,992      1.82         149,363    09/27/95  04/01/2005                    NO LO/TYM     0          100
    151,725       100,080      1.52         142,174    08/01/97  05/01/2006                   1YR LO/TYM     0          101
    143,877        89,159      1.61         150,356    03/04/96  10/01/2005                    NO LO/TYM     0          102
    132,178        79,304      1.67         132,178    12/28/95  07/01/2010                    NO LO/TYM     0          103
    118,813        79,716      1.49         118,620    08/01/97  05/01/2006                   1YR LO/TYM     0          104
    100,932        77,640      1.30         105,867    08/01/97  05/01/2006                   1YR LO/TYM     0          105
     79,502        62,321      1.28          82,840    01/26/96  08/01/2005                    NO LO/TYM     0          106
    131,254        84,384      1.56         115,909    05/01/95  02/01/2009                    NO LO/TYM     0          107
     72,388        53,515      1.35          79,792    11/08/95  06/01/2005                    NO LO/TYM     0          108
     87,308        65,444      1.33          91,210    12/01/95  09/01/2004                   1YR LO/TYM     0          109
     82,756        62,520      1.32          88,732    08/01/97  02/01/2016                   1YR LO/TYM     0          110
     83,874        45,415      1.85          69,328    02/08/96  09/01/2005                    NO LO/TYM     0          111


                   STRUCTURED ASSET SECURITIES CORPORATION
                MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

   This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the related Prospectus Supplement ("Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

   The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement. Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.






   Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS OR CERTIFICATES."

   Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

   An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
 THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                               LEHMAN BROTHERS

January 29, 1996

                              TABLE OF CONTENTS

                                                                               PAGE
                                                                            --------
Prospectus Supplement                                                           5
Additional Information                                                          5
Incorporation of Certain Documents by Reference                                 5
Summary of Terms                                                                7
Risk Factors                                                                    26
Description of the Securities                                                   32
 General                                                                        32
 The Bonds--General                                                             32
 The Certificates--General                                                      33
 Bearer Securities and Registered Securities                                    34
 Book-Entry Registration                                                        35
 Valuation of Mortgage Assets                                                   36
 Payments and Distributions of Interest                                         36
 Payments and Distributions of Principal                                        38
 Special Redemption                                                             38
 Optional Redemption                                                            39
 Mandatory Redemption                                                           39
 Optional Termination                                                           40
 Optional Repurchase of Certificates                                            40
 Other Repurchases                                                              40
Yield and Prepayment Considerations                                             41
 Timing of Payment of Distribution of Interest and Principal                    41
 Principal Prepayments                                                          41
 Prepayments and Weighted Average Life                                          41
 Other Factors Affecting Weighted Average Life                                  43
Security for the Bonds and Certificates                                         44
 General                                                                        44
 Mortgage Loans                                                                 45
 Private Mortgage-Backed Securities                                             48
 Substitution of Mortgage Assets                                                50
 Collection Account                                                             50
 Other Funds or Accounts                                                        51
 Investment of Funds                                                            51
 Guaranteed Investment Contract                                                 51
 Enhancement                                                                    51
Servicing of Mortgage Loans                                                     52
 General                                                                        52
 Collection Procedures                                                          52
 Payments on Mortgage Loans; Deposits to Custodial Accounts                     53
 Advances                                                                       53
 Maintenance of Insurance Policies and Other Servicing Procedures               54
 Enforcement of Due-On-Sale Clauses                                             55
 Modification; Waivers                                                          55
 Servicing Compensation and Payment of Expenses                                 55
 Evidence as to Compliance                                                      55
 Certain Matters Regarding the Master Servicer and Special Servicer             56
Enhancement                                                                     56
 General                                                                        56

                                2





                                                                               PAGE
                                                                            --------
 Subordinate Securities                                                         57
 Cross-Support Features                                                         57
 Insurance on the Mortgage Loans                                                57
 Letter of Credit                                                               58
 Bond Guarantee Insurance                                                       58
 Reserve Funds                                                                  58
Description of Insurance on the Mortgage Loans                                  59
 Mortgage Insurance on the Mortgage Loans                                       59
 Hazard Insurance on the Mortgage Loans                                         59
Certain Legal Aspects of Mortgage Loans                                         61
 Mortgages                                                                      61
 Junior Mortgages; Rights of Senior Mortgages or Beneficiaries                  61
 Foreclosure of Mortgage                                                        63
 Rights of Redemption                                                           64
 Environmental Matters                                                          64
 Certain Laws and Regulations                                                   65
 Leases and Rents                                                               65
 Anti-Deficiency Legislation and Other Limitations on Lenders                   65
 Due on Sale Clauses in Mortgage Loans                                          68
 Enforceability of Prepayment and Late Payment Fees                             68
 Equitable Limitations on Remedies                                              68
 Applicability of Usur Laws                                                     69
 Alternative Mortgage Instruments                                               69
 Secondary Financing; Due-on-Encumbrance Provisions                             69
The Indenture                                                                   71
 Certain Covenants                                                              71
 Modification of Indenture                                                      71
 Events of Default                                                              72
 Authentication and Delivery of Bonds                                           74
 Satisfaction and Discharge of the Indenture                                    74
 Issuer's Annual Compliance Statement                                           74
 List of Bondholders                                                            74
 Meetings of Bondholders                                                        74
 Fiscal Year                                                                    75
 Trustee's Annual Report                                                        75
 The Trustee                                                                    75
The Trust Agreement                                                             76
 Assignment of Mortgage Assets                                                  76
 Repurchase of Non-Conforming Loans                                             76
 Reports to Certificateholders                                                  77
 Event of Default                                                               78
 Rights Upon Event of Default                                                   78
 The Trustee                                                                    79
 Duties of the Trustee                                                          80
 Resignation of Trustee                                                         80
 Amendment of Trust Agreement                                                   80
 Voting Rights                                                                  81
 List of Certificateholders                                                     81
 REMIC Administrator                                                            81
 Termination                                                                    81

                                3





                                                                               PAGE
                                                                            --------
The Issuer                                                                      82
 The Company                                                                    82
 Owner Trust                                                                    82
 Administrator                                                                  82
Use of Proceeds                                                                 83
Limitations on Issuance of Bearer Securities                                    83
Federal Income Tax Considerations                                               84
 General                                                                        84
 Characterization of Securities                                                 84
 Taxation of Regular Interest Securities                                        85
 Sale or Exchange of Regular Interest Securities                                89
 REMIC Expenses                                                                 89
 Taxation of the REMIC                                                          90
 Taxation of Holders of Residual Interest Securities                            91
 Excess Inclusion Income                                                        92
 Restrictions on Ownership and Transfer of Residual Interest Securities         93
 Administrative Matters                                                         93
 Tax Status as a Grantor Trust                                                  94
 Miscellaneous Tax Aspects                                                      97
 Tax Treatment of Foreign Investors                                             98
State and Local Tax Considerations                                              98
ERISA Considerations                                                            99
Legal Investment                                                               101
Plan of Distribution                                                           101
Legal Matters                                                                  102
Glossary                                                                       102

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series; (c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (d) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (e) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (f) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied; (g) the extent of subordination of any Subordinate Securities; (h) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (i) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (j) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (k) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (l) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (m) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (n) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series; (o) the plan of distribution of such Series; and (p) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                            ADDITIONAL INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number (212) 526-5594.

                               SUMMARY OF TERMS

   The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company and Bankers Trust Company of California, N.A., a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

SECURITIES OFFERED
 A. THE BONDS ..........         Collateralized Mortgage Obligations (the
                                    "Bonds"). The Bonds may be issued from
                                    time to time in separately secured Series pursuant to the Indenture and a related Series Supplement. Each Series will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities, Senior Securities or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, maturity date, Payment Dates and Bond Interest Rate. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Bonds with respect to the right to receive payments of principal, interest, or both, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Bonds under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Bonds of each Class will be issued in fully registered form in the minimum denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Bonds or certain Classes of such Bonds offered thereby may be available in book-entry form only. The Bonds may be issued in registered form or bearer form with coupons attached. Bonds in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "DESCRIPTION OF THE SECURITIES--The Bonds--General" and
                                    "ENHANCEMENT--Subordinated Securities."

B. THE CERTIFICATES ....         Mortgage-Backed Certificates (the
                                    "Certificates"). The Certificates are
                                    issuable from time to time in separate
                                    Series pursuant to separate Trust
                                    Agreements and a related Series
                                    Supplement. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such

                                    Series. Each Series of Certificates will consist of one or more Classes of Certificates, one or more of which may be Classes of Compound Interest Securities, PAC Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities,
                                    Subordinate Securities or Senior
                                    Securities. If a Series consists of
                                    multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions or principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain Classes of such Certificates offered thereby may be available in book-entry form only.

ISSUER .................         The Issuer with respect to a Series of Bonds
                                    will be Structured Asset Securities
                                    Corporation (the "Company") or an owner
                                    trust established by it ("Owner Trust")
                                    for the purpose of issuing one or more
                                    Series of Bonds. Each such Owner Trust
                                    will be created by an agreement (the
                                    "Deposit Trust Agreement") between the
                                    Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"). The Bonds will be non-recourse obligations of the Issuer. The Series Supplement for a particular Series of Bonds may permit the assets pledged to secure the related Bonds to be transferred by the Issuer to a trust or other limited purpose affiliate of the Company, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

                                 The Issuer with respect to a Series of
                                    Certificates will be a trust fund (the
                                    "Trust Fund") established by the Company for the purpose of issuing one or more Series of Certificates. Such Trust Fund will be created by an agreement (the "Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as trustee (the "Trustee").

                                 The Issuer will not have, nor be expected in
                                    the future to have, any significant assets available for payments on a Series of Bonds or distributions on a Series of Certificates, other than the assets pledged as security for a specific Series of Bonds issued by it, or assets deposited into a Trust Fund, the Certificates issued by such Trust Fund as Issuer representing a beneficial ownership interest in such assets. Unless otherwise specified in the related Prospectus Supplement, (i) each

                                    Series of Bonds will be separately secured and no Series of Bonds will have any claim against or security interest in the assets pledged to secure any other Series, and
                                    (ii) no Series of Certificates will have a beneficial ownership interest in any other Series.

                                 The Company, a Delaware corporation, is a
                                    limited-purpose finance subsidiary
                                    organized for the purpose of issuing one or more Series and other similar obligations directly or through one or more Trust Funds established by it. Although all of the outstanding capital stock of the Company is owned by Lehman Commercial Paper Inc. ("LCPI"), a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), neither LCPI nor Lehman Brothers nor any of their affiliates has guaranteed or is otherwise obligated with respect to any Series, except with respect to any representations and warranties given by any such affiliate as originator, seller or servicer of Mortgage Assets relating to a Series.

                                 The Company's principal office is located at
                                    200 Vesey Street, New York, New York 10285
                                    and its telephone number is (212)
                                    526-5594. See "RISK FACTORS" and "THE
                                    ISSUER."

INTEREST PAYMENTS ON THE
BONDS ..................         Each Class of a Series of Bonds (other than
                                    a Class of Zero Coupon Securities or
                                    Principal Only Securities) will accrue
                                    interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined by the method described in) the related Prospectus Supplement (the "Bond Interest Rate"). Interest on all Bonds which bear interest, other than Compound Interest Securities, will be due and payable on the Payment Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Bonds. Payments of interest on a Class of Variable Interest Securities will be made on the dates set forth in the related Prospectus Supplement (the "Variable Interest Payment Dates"). Interest on any Class of Compound Interest Securities will not be paid currently, but will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date through the Accrual Termination Date specified in the related Prospectus Supplement. Following the applicable Accrual Termination Date, interest payments on such Bonds will be made on the Compound Value thereof. Interest Only Bonds may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Bonds based on the principal balances or Bond Value of the Mortgage Loans attributable to the Bonds of a Series entitled to receive principal, and will be adjusted monthly over the life of the Bonds based upon adjustments to the Bond Value of such

                                    Mortgage Loans. Reference to the Notional
                                    Amount is solely for convenience in
                                    certain calculations and does not
                                    represent the right to receive any
                                    distributions allocable to principal. Zero
                                    Coupon Securities and Principal Only
                                    Securities will not accrue, and will not be entitled to receive, any interest.

                                 Each payment of interest on each Class of
                                    Bonds (or addition to principal of a Class of Compound Interest Securities) on a Payment Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date for such Series, the yield realized by the Holders of such Bonds may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Bonds), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding. See "YIELD AND PREPAYMENT CONSIDERATIONS."

                                 With respect to any Class of Variable
                                    Interest Securities, the related
                                    Prospectus Supplement will set forth: (a) the initial Bond Interest Rate (or the manner of determining the initial Bond Interest Rate); (b) the formula, index or other method by which the Bond Interest Rate will be determined from time to time;
                                    (c) the periodic intervals at which such determination will be made; (d) the interest rate cap (the "Maximum Variable Interest Rate") or the interest rate floor (the "Minimum Variable Interest Rate") on the Bond Interest Rate, if any, for such Variable Interest Securities; and (e) the Variable Interest Period and any other terms relevant to such Class of Bonds. See "DESCRIPTION OF THE SECURITIES--Payments and Distributions of Interest."

INTEREST DISTRIBUTIONS
ON THE CERTIFICATES ..........      Interest distributions on the Certificates
                                    of a Series (other than Certificates that are Zero Coupon Securities or Principal
                                    Only Securities) will be made from amounts available therefor on each Distribution
                                    Date at the applicable rate specified in (or determined in the manner set forth in) the related Prospectus Supplement. The interest rate on Certificates of a Series may be variable or change with changes in the mortgage rates or annual percentage rates of the Mortgage

                                    Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets. Zero Coupon Securities and Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Compound Interest
                                    Securities will not receive distributions of interest but accrued interest will be added to the principal balance thereof on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Securities will be made on the basis of their Compound Value.

PRINCIPAL PAYMENTS ON
THE BONDS ..............         All payments of principal of a Series will
                                    be allocated among the Classes of such
                                    Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Bonds of any such Class, as specified in the related Prospectus Supplement.

                                 Except with respect to Zero Coupon
                                    Securities, Compound Interest Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date principal payments will be made on the Bonds of each Series in an amount (the "Principal Payment Amount") as determined by a formula specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, if the Series of Bonds has a Class of Compound Interest Securities, additional principal payments on the Bonds will be made on each Payment Date in an amount equal to the interest accrued, but not then payable, on such Bonds for the related Interest Accrual Period. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date, as set forth in the related Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS
ON THE CERTIFICATES ..........      Principal distributions on the Certificates
                                    of a Series will be made from amounts
                                    available therefor on each Distribution
                                    Date, unless otherwise specified in the
                                    related Prospectus Supplement, in an
                                    aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective
                                    Classes of a Series of Certificates at the times, in the manner and in the priority
                                    (which may, in certain cases, include
                                    allocation by random lot) set forth in the related Prospectus Supplement.

                                 Except with respect to Zero Coupon
                                    Securities, Compound Interest Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal payments will be made on the Certificates of each Series in the Principal Payment Amount as determined by a formula specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, if the Series of Certificates has a Class of Compound Interest Securities, additional principal payments on the Certificates will be made on each Distribution Date in an amount equal to the interest accrued, but not then payable, on such Certificates for the related Interest Accrual Period. If the Series of Certificates has a Class of PAC Securities, such PAC Securities will have certain priorities of distribution with respect to principal to the extent of certain targeted amounts with respect to each Distribution Date, as set forth in the related Prospectus Supplement.

ALLOCATION OF LOSSES ...         If so specified in the related Prospectus
                                    Supplement, on any Payment Date or
                                    Distribution Date, as applicable, on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Bond or Certificate of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class. See "DESCRIPTION OF THE SECURITIES--Payments and Distributions of Principal."

STATED MATURITY OF THE
BONDS ..................         The "Stated Maturity" for each Class of a
                                    Series is the date specified in the
                                    related Prospectus Supplement no later
                                    than which all the Bonds of such Class
                                    will be fully paid, calculated on the
                                    basis of the assumptions set forth in the related Prospectus Supplement. However, the actual maturity of the Bonds is likely to occur earlier and may occur significantly earlier than their Stated Maturity. The rate of prepayments on the Mortgage Assets pledged as security for any Series will depend on a variety of factors, including the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, geographic, tax, legal and other factors. No assurance can be given as to the actual prepayment experi-ence of such Mortgage Assets. See "YIELD AND PREPAYMENT CONSIDERATIONS."

FINAL SCHEDULED
DISTRIBUTION DATE OF
THE CERTIFICATES ......          The Final Scheduled Distribution Date for
                                    each Class of Certificates of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                 The actual maturity date of the Certificates
                                    of a Series will depend primarily upon the level of prepayments with respect to the Mortgage Loans comprising the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the Mortgage Loans comprising Mortgage Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" herein.

REDEMPTION OF BONDS .....         The Bonds will be redeemable only as
                                    follows:

 A. SPECIAL REDEMPTION ..         If specified in the related Prospectus
                                    Supplement, Bonds of a Series will be
                                    subject to special redemption, in whole or in part, if, as a result of principal payments on the Mortgage Assets securing such Series or low reinvestment yields or both, the Trustee determines (based on assumptions, if any, specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account for such Series on the date specified in the related Prospectus Supplement will be insufficient to meet debt service requirements on any portion of the Bonds. Any such redemption would be limited to the aggregate amount of all scheduled principal payments and prepayments on the Mortgage Assets received since the last Payment Date or Special Redemption Date, whichever is later, and may shorten the maturity of any Bond so redeemed by no more than the period between the date of such special redemption and the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, special redemptions of Bonds of a Series will be made in the same priority and manner as principal payments are made on a Payment Date. Bonds subject to special redemption shall be redeemed on the applicable Special Redemption Date at 100% of their unpaid principal amount plus accrued interest on such principal to the date specified in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement or other agreement, and in certain other events at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Special Redemption."

 B. OPTIONAL
      REDEMPTION .......         To the extent specified in the related
                                    Prospectus Supplement, one or more Classes of any Series may be redeemed in whole, or in part, at, unless otherwise specified in the related Prospectus Supplement, the Issuer's option on any Payment Date on or after the date specified in the related Prospectus Supplement and at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Optional Redemption."

 C. MANDATORY
      REDEMPTION .......         If specified in the related Prospectus
                                    Supplement for a Series, the Bonds of one or more Classes ("Individual Investor Bonds") may be subject to mandatory redemptions by lot or by such other method set forth in the Prospectus Supplement. The related Prospectus Supplement relating to a Series of Bonds with Individual Investor Securities will set forth Class priorities, if any, and conditions with respect to redemptions. Individual Investor Securities to be redeemed shall be selected by random lot in $1,000 units, after making all permitted redemptions requested by holders of Individual Investor Securities or by such other method set forth in the Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Mandatory Redemption."

OPTIONAL TERMINATION OF
 TRUST FUND ............         If so specified in the related Prospectus
                                    Supplement, the Company, as depositor of the Primary Assets into the Trust Fund (acting in such capacity, and in such capacity in respect of an Owner Trust the "Depositor"), the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Certificates of any Class of the Series is less than the amount or percentage specified in the related Prospectus Supple-ment. See "DESCRIPTION OF THE
                                    SECURITIES--Optional Termination."

REPURCHASES OF
CERTIFICATES ...........         If so specified in the related Prospectus
                                    Supplement, one or more classes of the
                                    Certificates of such Series may be
                                    repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement and at the repurchase price set forth therein. See "DESCRIPTION OF THE SECURITIES--Optional Repurchase of Certificates" herein.

                                 If so specified in the related Prospectus
                                    Supplement, any Class of the Certificates may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor (including by random lot). See "DESCRIPTION OF THE SECURITIES--Other Repurchases" herein.

SECURITY FOR THE BONDS,
OR THE TRUST
FUND FOR THE
CERTIFICATES ...........         Each Series of Bonds will be separately
                                    secured by Primary Assets consisting of
                                    one or more of the assets described below, as specified in the Prospectus Supplement. The Trust Fund for a Series of Certificates will consist of one or more of the assets described below, as specified in the related Prospectus Supplement.

 A. MORTGAGE ASSETS ....         The Primary Assets for a Series may consist
                                    of any combination of the following, to
                                    the extent and as specified in the related
                                    Prospectus Supplement:

  (1) MORTGAGE LOANS ...         Mortgage Assets for a Series may consist, in
                                    whole or in part, of Mortgage Loans,
                                    including participation interests therein owned by the Issuer. Some Mortgage Loans or Mortgage Loans underlying such participation interests may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Mortgage Loans comprising or underlying the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loan. Payments on such Mortgage Loans will be collected by the Trustee or by the Servicer or Master Servicer with respect to a Series and remitted to the Trustee as described in the related Prospectus Supplement and will be available in the priority described in the related Prospectus Supplement to make payments on the Bonds of that Series. To the extent specified in the related Prospectus Supplement, Mortgage Loans owned by the Issuer will be serviced by Servicers, and, if applicable, a Master Servicer, either of which may be affiliates or shareholders of the Issuer.

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

                                 Mortgaged Properties securing Mortgage Loans
                                    may consist of multifamily residential
                                    rental property or cooperatively owned
                                    multifamily property consisting of five or more dwelling units, mixed multifamily/commercial property or commercial property. Mortgage Loans secured by Multifamily Property may consist of FHA Loans. Mortgage Loans may, as specified in the related Prospectus Supplement, have various payment characteristics and may consist of fixed rate loans or ARMs or Mortgage Loans having balloon or other irregular payment features. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will describe certain characteristics of the Mortgage Loans comprising the Mortgage Assets for a Series, including, without limitation, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Assets; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans;
                                    (g) any enhancement relating to the
                                    Mortgage Assets; (h) the relative
                                    percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan.

                                 If permitted by applicable law, the Mortgage
                                    Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer or the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate, by the mortgagor as debtor-in-possession or otherwise. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" and
                                    "--Maintenance
                                    of Insurance Policies and Other Servicing
                                    Procedures; Presentation of Claims;
                                    Realization Upon Defaulted Mortgage
                                    Loans."

  (2) PRIVATE
   MORTGAGE-BACKED
   SECURITIES ..........         Private Mortgage-Backed Securities may
                                    include (a) mortgage participations or
                                    pass-through certificates representing
                                    beneficial interests in certain Mortgage
                                    Loans, (b) debt obligations interest
                                    payments on which may be tax-exempt in
                                    whole or in part secured by mortgages or
                                    (c) participations or other interests in any of the foregoing. Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                    Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Unless otherwise specified in the Prospectus Supplement relating to a Series, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee (on behalf of the Trust Estate) as registered owner of such Private Mortgage-Backed Securities. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal income tax characteristics relating to the tax-exempt status of such obligations.

                                 The related Prospectus Supplement for a
                                    Series will specify, to the extent
                                    applicable, (i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund for such Series; (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed interest rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features),
                                    (B) the approximate aggregate principal
                                    amount, if known, of the underlying
                                    Mortgage Loans, participations or other
                                    interests which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
                                    (D) the stated maturities of the Mortgage
                                    Loans, participations or other interests at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities;
                                    (v) the pass-through or bond rate or
                                    ranges thereof for the Private
                                    Mortgage-Backed Securities or formula
                                    therefor; (vi) the weighted average
                                    pass-through or certificate rate of the
                                    Private Mortgage-Backed Securities or
                                    formula therefor;

                                    (vii) the issuer of the Private
                                    Mortgage-Backed Securities (the "PMBS
                                    Issuer"), the Servicer or Master Servicer of the Private Mortgage-Backed Securities and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, guarantees or overcollateralization, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or are required to, be repurchased prior to maturity; and (x) the terms on which substitute Mortgage Loans, participations or other interests may be delivered to replace those initially deposited with the PMBS Trustee.

  (3) DETERMINATION OF
   ASSET VALUE .........         If provided in the applicable Prospectus
                                    Supplement, each item of Mortgage Assets for a Series will be assigned an Asset Value. Unless otherwise specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Primary Assets securing a Series of Bonds or comprising a Trust Fund will equal not less than the original Aggregate Outstanding Principal of such Series. The Asset Value of an item of Primary Assets securing any Series of Bonds or comprising a Trust Fund is intended to represent the principal amount of Securities of such Series that, based on certain assumptions stated in the related Series Supplement, can be supported by payments on such item of Primary Assets, irrespective of prepayments thereon, together with, depending on the type of Primary Assets and method used to determine its Asset Value, reinvestment earnings at the related Assumed Reinvestment Rate, if any, and amounts in any Reserve Fund established for that Series. In such a case, the related Prospectus Supplement will set forth the method or methods and related assumptions used to determine Asset Value, if such method is used, for the Primary Assets securing the related Series. See "DESCRIPTION OF THE SECU-RITIES--Valuation of Mortgage Collateral."

 B. COLLECTION ACCOUNT ..        Unless otherwise provided in the related
                                    Prospectus Supplement, all payments on the Primary Assets pledged as security for a Series or comprising the assets of a Trust Fund will be remitted to a Collection Account to be established with the Trustee, or if the Trustee is not also the Paying Agent, with the Paying Agent, for such Series. Unless otherwise provided in the related Prospectus Supplement, such payments, together with the Reinvestment Income thereon, if any, the amount of cash, if any, initially deposited in the Collection Account by the Issuer together with Reinvestment Income thereon, if any, and any amounts withdrawn from any

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

                                    Reserve Fund established for such Series, will be available to make payments or distributions of principal of and interest on such Series on the next Payment Date or Distribution Date, as applicable. Any funds remaining in the Collection Account for a Series immediately following a Payment Date or Distribution Date, as applicable (unless required to be deposited into one or more Reserve Funds, as described below, or applied to pay certain expenses or other payments provided for in the Indenture or Trust Agreement, as applicable) will be promptly paid as provided in the Indenture or Trust Agreement to the Issuer or, in certain circumstances, to owners of residual interests and, upon such payment, will be released from the lien of the Indenture or Trust Agreement, as applicable. See "SECURITY FOR THE BONDS AND
                                    CERTIFICATES--Collection Account."

 C. GUARANTEED
  INVESTMENT CONTRACTS
  AND OTHER AGREEMENTS ...       The Issuer may obtain and deliver to the
                                    Trustee Guaranteed Investment Contracts
                                    pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate for the Series. The Issuer may also obtain and deliver to the Trustee certain other agreements such as interest rate swap agreements, interest rate cap or floor agreements or similar agreements issued by a bank, insurance company, savings bank, savings and loan association or other entity which reduce the effects of interest rate fluctuations on the Mortgage Assets or the Securities. The principal terms of any such Guaranteed Investment Contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. Additionally, the related Prospectus Supplement will provide certain information with respect to the issuer of such Guaranteed Investment Contract or other agreement.

ENHANCEMENT ............         Enhancement in the form of reserve funds,
                                    subordination, overcollateralization,
                                    insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Securities of a Series. If the Mortgage Assets are divided into separate Mortgage Groups, each securing or supporting a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities secured by one Mortgage Group prior to distributions to Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund.

                                 The type, characteristics and amount of
                                    enhancement will be determined based on
                                    the characteristics of the Mortgage

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

                                    Loans underlying or comprising the
                                    Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. If so specified in the related Prospectus Supplement, any such enhancement may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such enhancement will be limited. See "ENHANCEMENT" and "RISK FACTORS" herein.

 A. SUBORDINATE
  SECURITIES ...........         A Series of Securities may include one or
                                    more Classes of Subordinate Securities.
                                    The rights of holders of such Subordinate
                                    Securities to receive distributions on any Payment Date or Distribution Date, as applicable, will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other enhancement. Unless otherwise specified in the related Prospectus Supplement, such subordination will be in lieu of providing insurance policies or other credit support with respect to losses arising from such events. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Securities.

                                 The related Prospectus Supplement will set
                                    forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to holders of Senior Securities and/or to holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See
                                    "ENHANCEMENT--Subordinate Securities."

 B. INSURANCE ..........         If so specified in the related Prospectus
                                    Supplement, certain insurance policies
                                    will be required to be maintained with
                                    respect to the Mortgage Loans included in the Trust Estate or Trust Fund for a Series. Such insurance policies may include, but are not limited to, a standard hazard insurance policy or with respect to FHA Loans, FHA Insurance. See

                                    "ENHANCEMENT" and "DESCRIPTION OF
                                    INSURANCE ON THE MORTGAGE LOANS" herein.
                                    The Prospectus Supplement for a Series
                                    will provide information concerning any
                                    such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage and (c) conditions to payment under each. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Mortgage Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority or creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Servicer or Master Servicer, if any, provided that no rating assigned to Securities of the related Series offered hereby and by the related Prospectus Supplement is adversely affected and such insurance policies may apply only in the event of certain types of losses, all as set forth in the related Prospectus Supplement.

 C. LETTER OF CREDIT ...         If so specified in the related Prospectus
                                    Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                                 The maximum liability of an L/C Bank under
                                    its letter of credit will be an amount
                                    equal to a percentage specified in the
                                    related Prospectus Supplement of the
                                    initial aggregate outstanding principal
                                    balance of the Mortgage Loans in the Trust
                                    Estate or Trust Fund or one or more
                                    Classes of Securities of the related
                                    Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See "ENHANCEMENT--Letter of Credit."

 D. BOND GUARANTEE
  INSURANCE ..............       If so specified in the related Prospectus
                                    Supplement, credit support for a Series
                                    may be provided by an insurance policy
                                    (the "Bond Guarantee Insurance") issued by one or more insurance companies. Such Bond Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. See "ENHANCEMENT--Bond
                                    Guarantee Insurance."

 E. RESERVE FUNDS ......         The Issuer may deposit in one or more
                                    reserve funds (collectively, the "Reserve
                                    Funds") for any Series cash, Eligible
                                    Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Securities of such Series or to reduce the likelihood of a special redemption with respect to any Series. Reserve Funds may be established to provide protection against certain losses or delinquencies in addition to or in lieu of other credit support. Amounts on deposit in the Reserve Funds for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, if any, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

                                 On each Payment Date or Distribution Date,
                                    as applicable, for a Series, all amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Indenture or Trust Agreement, as applicable, and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future payments or distributions on the Securities of such Series.

                                 Additional information concerning any
                                    Reserve Funds, including whether any such Reserve Fund is a part of the Trust Estate or Trust Fund, the circumstances under which moneys therein will be applied to make distributions to Bondholders or Certificateholders, the balance required to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding any such Reserve Fund, will be set forth in the related Prospectus Supplement. See "ENHANCEMENT--Reserve
                                    Funds."

 F. OVERCOLLATERALIZATION ..     To the extent applicable and as specified in
                                    the related Prospectus Supplement, a
                                    Series may be structured such that the
                                    outstanding principal balances or
                                    Aggregate Asset Value of the Mortgage
                                    Assets securing a Series may exceed the
                                    Aggregate Outstanding Principal of such
                                    Series, thereby resulting in
                                    overcollateralization. See "DESCRIPTION OF
                                    THE SECURITIES--Valuation of Mortgage
                                    Assets."

 SERVICING AGREEMENTS ..         Various Servicers will perform certain
                                    servicing functions with respect to any
                                    Mortgage Loans comprising Mortgage Assets or Underlying Collateral for a Series. In addition, if so specified in the related Prospectus Supplement, a Master Servicer identified in the related Prospectus Supplement may service Mortgage Loans directly or administer and supervise the performance by the Servicers of their duties and responsibilities under separate servicing agreements. Each Servicer must meet the requirements of the Master Servicer, if any, and be approved by the Issuer, and, if specified in the related Prospectus Supplement, the Master Servicer and each Servicer must be approved by either FNMA or FHLMC as a seller-servicer of mortgage loans and, in the case of FHA Loans, by HUD as an FHA mortgagee. Each Servicer will be obligated under a servicing agreement to perform customary servicing functions and may be obligated to advance funds to cover certain payments not made by the Mortgagors to the extent described herein and in the related Prospectus Supplement. The Master Servicer, if any, may, if so specified in the related Prospectus Supplement, be obligated to advance funds to cover any required Advances not made by the Servicers to the extent that, in the judgment of the Master Servicer, such Advances are recoverable under the Insurance Policies, any Enhancement or from the proceeds of liquidation of the Mortgage Loans or as provided in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions to and any limitations on such Advances and the conditions under which such Advances will be recoverable. With respect to any such Series, the Issuer may (i) enter into a standby agreement with an independent standby Servicer acceptable to each Rating Agency rating such Securities providing that such standby Servicer will assume the Servicer's or Master Servicer's obligations in the event of a default by the Master Servicer or Servicer or (ii) obtain a servicer performance bond acceptable to each Rating Agency rating such Securities that will guarantee certain of the Servicer's or Master Servicer's obligations. The Issuer will assign to the Trustee its rights under any Master Servicing Agreement and any servicing agreements so provided with respect to a Series as security for the Series. See "SERVICING OF MORTGAGE LOANS" and "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" herein.

SPECIAL SERVICER .......         If so specified in the related Prospectus
                                    Supplement, to the extent a Mortgage Loan on or after the Closing Date meets certain criteria set forth in the related Prospectus Supplement, (i) all or a portion of the servicing responsibilities with respect to such Mortgage Loan may be transferred to a Special Servicer or (ii) the Special Servicer will provide advisory services with respect to the servicing of such Mortgage Loan. See "SERVICING OF MORTGAGE LOANS" herein.

FEDERAL INCOME TAX
CONSIDERATION ..........         Unless otherwise stated in the applicable
                                    Prospectus Supplement, a real estate
                                    mortgage investment conduit (a "REMIC")
                                    election will be made with respect to each Series of Securities. Securities of such Series will be designated as "regular interests" in a REMIC ("Regular Interest Securities") or as "residual interests" in a REMIC ("Residual Interest Securities").

                                 If the applicable Prospectus Supplement so
                                    specifies with respect to a Series of
                                    Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

                                 Compound Interest Securities and Zero Coupon
                                    Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Bondholder or
                                    Certificateholder will be required to
                                    include the original issue discount in
                                    gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Securities (other than interests in grantor trusts) will not qualify for such treatment.

                                 A holder of a Residual Interest Security
                                    will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the holder of a Residual Interest Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest Security (i) except in certain circumstances with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                                    (iii) for a foreign holder, may not
                                    qualify for exemption from or reduction of withholding. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See "FEDERAL INCOME TAX CONSIDERATIONS."

LEGAL INVESTMENT .......         Unless otherwise specified in the related
                                    Prospectus Supplement, Securities of each
                                    Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

USE OF PROCEEDS ........         The Issuer will use the net proceeds from
                                    the sale of each Series to (i) purchase
                                    Mortgage Loans and/or Private
                                    Mortgage-Backed Securities comprising the
                                    Mortgage Assets securing such Securities,
                                    (ii) repay indebtedness which has been
                                    incurred to acquire Mortgage Assets to be pledged by the Issuer as security for the Bonds or to be deposited into a Trust Fund, (iii) establish any Reserve Funds described in the related Prospectus Supplement, or (iv) pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the seller of such Mortgage Assets. See "USE OF PROCEEDS."

RATINGS ................         It will be a condition to the issuance of
                                    any Securities offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one Rating Agency. The rating or ratings applicable to Securities of each Series will be as set forth in the related Prospectus Supplement.

                                 A security rating should be evaluated
                                    independently of similar ratings of
                                    different types of securities. A security rating does not address the effect that the rate of prepayment on Mortgage Loans comprising or underlying the Mortgage Assets or the effect that reinvestment rates may have on the yield to investors in the Securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See "RISK FACTORS."

                                 RISK FACTORS

   Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

   Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES--General," "--The Bonds--General," and "--The Certificates--General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Shearson Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

   Limited Assets. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

   Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

   Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

   Yield and Prepayment Considerations. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

   Limited Nature of Rating. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

   The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

   Certain legal aspects of the Mortgage Loans comprising or underlying Mortgage Assets for a Series will be described in the related Prospectus Supplement.

   Certain Mortgage Loans and Mortgaged Property; Obligor Default. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and

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

foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

   Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

   Enhancement Limitations. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

   In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

   The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

   Overcollateralization and Subordination. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

   Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

   Delinquent and Non-Performing Mortgage Loans. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

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

   Remedies Following Default. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

   In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

   In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

   Enforceability. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

   As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

   Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

   ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

   Certain Federal Tax Considerations Regarding Residual Interest Bonds and Residual Interest Certificates. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Bonds, the taxable income arising in a given year on a Residual Interest Bond and Residual Interest Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

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

                        DESCRIPTION OF THE SECURITIES

GENERAL

   The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS--GENERAL

   The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

   The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

   Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

   The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

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

THE CERTIFICATES--GENERAL

   The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

   Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

   Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

   Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

   Distribution of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

   The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to Certificateholders."

BEARER SECURITY AND REGISTERED SECURITIES

   Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

   Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period' as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A),
(B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATION ON ISSUANCE OF BEARER SECURITIES."

   Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

   Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a

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

bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

   If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

   DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

   The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

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

   Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Bond owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

   If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

   With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

   There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

   The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

   Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

   To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

   Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

   If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or

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

Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

   On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

   Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

   If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or
(ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

   One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

   If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the

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

Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

   To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

   All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

   In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

OPTIONAL REDEMPTION

   The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it obtains an opinion of counsel that such redemption, or any contribution made to the REMIC in connection with such redemption, will not cause the REMIC to fail to qualify as such or cause the REMIC to be subject to tax. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

   If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

   Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the

Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

   If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

OPTIONAL REPURCHASE OF CERTIFICATES

   If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

   If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

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                     YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

   Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

   The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

   If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

   The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

   The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

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

   The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

   The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

   Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original

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principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   Type of Mortgage Loan. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid to the investor.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

   Due on Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series

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

will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

   Single Mortgage Loan or Single Obligor. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                   SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

   Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets,
(c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any, (f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account, (g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

   To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

   Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus
Supplement: (a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

   The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "Private Mortgage-Backed Securities" below.

   Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required

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

payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

   General. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

   The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--FHA Insurance."

   Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

   If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SECURITY FOR THE BONDS AND CERTIFICATES--Maintenance of Insurance Policies and Other Servicing Procedures; Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

   The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if

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

any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off
Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off
Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

   If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

   The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

   Mortgage Underwriting Standards and Procedures. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

   Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

   Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has

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

been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

   Determination of Compliance With Pool Requirements and Underwriting Procedures. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

   If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

   Repurchase and Substitution of Non-Conforming Mortgage Loans. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

   Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate ("Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more

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other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

   The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payment to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

   Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

PRIVATE MORTGAGE-BACKED SECURITIES

   General. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or (c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Underlying Mortgage Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

   Enhancement Relating to Private Mortgage-Backed Securities. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

   Additional Information. The Prospectus Supplement for a Series which includes Private Mortgage-Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination,
(iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor, (vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or

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are required to, be purchased prior to their maturity or the maturity of the
Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

   Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement,
(1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing Date) securing a Series may be substituted for,
(3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made
(1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

   If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

   Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

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

OTHER FUNDS OR ACCOUNTS

   A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "Enhancement."

INVESTMENT OF FUNDS

   The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

   Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

   If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

   Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

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                         SERVICING OF MORTGAGE LOANS

GENERAL

   The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

   If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and (iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

   To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

   The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "Servicing Compensation and Payment of Expenses" below.

COLLECTION PROCEDURES

   The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

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   Unless otherwise specified in the related Prospectus Supplement, the
Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS

   With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

   In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "Advances" below.

   If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

   The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

   With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

ADVANCES

   General. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the

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extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

   Adjustments to Servicing Fee or Advances in Connection with Prepaid Mortgage Loans. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

   General. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE."

   Presentation of Claims; Realization Upon Defaulted Mortgage Loans. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

   The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

   The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities.

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ENFORCEMENT OF DUE-ON SALE CLAUSES

   Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

   As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

   The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

   The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and (ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been

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a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and
(ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

   The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                 ENHANCEMENT

GENERAL

   For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b)

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any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and
(d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

   A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

   If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

   Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

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LETTER OF CREDIT

   The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

   Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

   One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such

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Reserve Fund. However, such income may be payable to the Master Servicer or a
Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

   The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE MORTGAGE LOANS

   General. Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

   Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified by FEMA pursuant to the Flood Disaster Protection Act of 1973, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

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   In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

   FHA Insurance. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

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                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

   Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien on title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is generally not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instruments, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage to secure the indebtedness. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

   If specified in the applicable Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage

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or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, by applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

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FORECLOSURE OF MORTGAGE

   Foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through

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contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ENVIRONMENTAL MATTERS

   Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeal for the District of Columbia Circuit in Kelley v. EPA invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. In addition, even if a new version of the EPA rule were to be adopted formally by EPA, followed informally by EPA, enacted by statute, or otherwise reinstated, the rule would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust Estate and occasion a loss to Bondholders in certain circumstances described above if such remedial costs were incurred.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

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   Unless otherwise specified in the related Prospectus Supplement, the
Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

   For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

   Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. In some instances, local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The

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purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

   In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

   Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose out the junior lien.

   In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

   The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition,
Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of such remedies in the event that the lessee becomes the subject of a proceeding under the Bankruptcy Code.

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering

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such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

   Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

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DUE ON-SALE CLAUSES IN MORTGAGE LOANS

   A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

   In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

   The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

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APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

   Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior

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lender's security may create a superior equity in favor of the junior lender.
For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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                                THE INDENTURE

   The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

   The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and
(d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

   The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

   Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

   Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding,"
(iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds

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of such Series (or Class of such Series) contained therein or in the related
Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

   The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

   Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of

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the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series. The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

   An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

   Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3% of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

   The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

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   Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

   The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

SATISFACTION AND DISCHARGE OF THE INDENTURE

   The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or
(2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

   The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

LIST OF BONDHOLDERS

   Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

   Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or (iv) take any other action authorized to be taken

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by or on behalf of the Bondholders of any specified percentage of the
Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

   The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

   The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

   Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series) will be the Trustee under the Indenture for the Bond. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If Bankers Trust Company of California, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 3 Park Plaza, 16th Floor, Irvine, California 92714, and if Marine Midland Bank, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 140 Broadway, New York, New York 10015, or at such other addresses as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which (if Bankers Trust Company of California, N.A. is the Trustee) will be Bankers Trust Company, Four Albany Street, New York, New York 10006. If another bank or trust company serves as Trustee or as the New York Presenting Agent, the address of its Corporate Trust Office or such office of the New York Presenting Agent will be specified in the related Prospectus Supplement.

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                             THE TRUST AGREEMENT

   The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

   General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

   Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

   If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

   Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

   Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately

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prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

   Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

   The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

   The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

REPORTS TO CERTIFICATEHOLDERS

   The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

     (i) with respect to a Series the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

     (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

     (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

     (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

     (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

     (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

     (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

     (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

     (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

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     (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

     (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

     (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

     (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

     (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

     (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related
    Determination Date and if the distribution to the Holders Senior Securities is less than their required distribution, the amount of the shortfall;

     (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

     (xvii) such other information as specified in the related Trust
    Agreement.

   In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

EVENT OF DEFAULT

   Events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series,
(ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Trust Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights

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and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

   In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

   During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

   No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

   The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such Trustee may be Bankers Trust or Marine Midland. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

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DUTIES OF THE TRUSTEE

   The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

   The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

   The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

   Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of

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Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

   The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

   Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

   No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

   With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

   The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "Optional Repurchase of Certificates," and "--Other Repurchases" herein.

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                                  THE ISSUER

THE COMPANY

   The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

   The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

   The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

   Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

   The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

   Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

   Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or

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Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                               USE OF PROCEEDS

   The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

                 LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

   Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the
Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

   Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

   Purchasers of bearer securities may be affected by certain limitations under United States tax laws. See "FEDERAL INCOME TAX
CONSIDERATIONS--Miscellaneous Tax Aspects."

   As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

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                      FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

   Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

   If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

   Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real

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property loans"); (ii) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . .
 . secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (iii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then Securities will qualify for the tax treatment described in (i), (ii), or (iii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . .
 . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C).

   It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

   Interest and Acquisition Discount. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

   Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). The OID Regulations do not address the treatment of instruments having contingent payments. However, Treasury regulations (the "Proposed Contingent Regulations") governing the treatment of contingent payment obligations have recently been proposed. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Proposed Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities and not yet finalized, the Proposed Contingent Regulations may represent a possible method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Proposed Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be

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considered to be zero if it is less than a de minimis amount determined under the Code. However, the amount of any de minimis OID must be included in income as principal payments are received on an Offered Certificate, in the proportion that each such payment bears to the original principal balance of the Certificate.

   The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually. See "Variable Rate Securities" below. In the case of the Compound Interest Securities, and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities"), and certain securities the interest rate on which is based on a weighted average of the rates on certain of the underlying mortgage loans, will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position that interest on the Regular Interest Securities is "unconditionally payable."

   The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

   The effect of this method is to increase the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

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   The Issuer may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Service challenges the method adopted by the Issuer, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

   Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

   Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

   A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.

   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under the proposed rules governing bonds issued with contingent principal payments or otherwise treated as contingent payment instruments. The OID Regulations do not, at the present time, include regulations governing instruments that provide for contingent payments. Under the Proposed Contingent Regulations, if they were finalized, and were applicable to Interest Weighted Securities (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the Proposed Contingent Regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Securities." Under the noncontingent bond method, however, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history or relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment could be recognized currently or would be carried forward until disposition or retirement of the debt obligation.

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   Variable Rate Regular Securities. The REMIC regulations (the "REMIC
Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or
(ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

   Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities relating to a Trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate," since the ARM Loans themselves bear interest at qualified floating rates. Under the existing OID Regulations, Weighted Average Securities relating to a Trust whose Mortgage Loans are not exclusively ARM Loans ("Non-Objective Weighted Average Securities") do not bear interest at an objective or a qualified floating rate and, consequently, are not governed by the rules applicable to VRDI Securities described above. Accordingly, absent additional regulatory guidance, it appears that Non-Objective Weighted Average Securities would be taxed under the rules applicable to contingent payment instruments. As noted above, there currently are no effective regulations governing such instruments. Under the Proposed Contingent Regulations, however, which will not be effective until 60 days after published in final form, it appears that a weighted average of fixed rates would qualify as an objective rate.

   Effect of Defaults and Delinquencies. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

   Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Market Discount and Premium. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued

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market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

   A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

   A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount included in income and reduced by any payments received (other than qualified periodic interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's

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adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $[58,975] in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "REMIC Expenses" above.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

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Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

   Income from Foreclosure Property. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "income from nonpermitted assets" at a rate of 100%. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing taxes if certain conditions are satisfied.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

   The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

   The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the

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taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

   Mark-to-Market Rules. A Residual Interest Security is not treated as a security and thus may not be marked to market under proposed Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

   Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Bond equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

   The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest." The REMIC Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Bonds is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Interest Securities is at least 20% of the anticipated weighted average life of the REMIC.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Start Up Day

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multiplied by (ii) the adjusted issue price of such Residual Interest
Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of

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the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

   General. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $[58,975] in the case of a separate return by a married individual, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Loan with original issue discount in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a

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constant yield method by reference to the initial yield to maturity of the
Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

   Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

   Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing

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percentages of both the interest and principal on each Mortgage Loan.
Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will be reported on that basis except in the case of Certificates which it determines should more appropriately be treated as contingent payment instruments. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

   A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

   Under proposed Treasury Regulations applicable to contingent payment instruments (the "Proposed Contingent Regulations"), income on Stripped Certificates would be calculated by determining a projected payment schedule and a projected yield, and reporting income accruals on that basis. If the amount payable for a period were, however, greater or less than the amount projected, the income included for that period would be increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certifi-

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cates are subject to the OID Regulations; (iii) each Interest Weighted
Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

   Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans(Trademark) secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans(Trademark) secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security
(i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

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TAX TREATMENT OF FOREIGN INVESTORS

   Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

   Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

   Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Excess Inclusion Income."

                      STATE AND LOCAL TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

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                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

   The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager;" or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

   The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

   If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether (i) one or more statutory or administrative exemptions is applicable or (ii) one or more exceptions to the Plan Asset Regulations is applicable such that the underlying assets of the Issuer will not be treated as assets of such investing Plan.

   One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part

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of an offering pursuant to (a) an effective registration statement under the
Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Issuer are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Issuer.

   Furthermore, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption, such as those described above.

   An additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption to apply are the following:

     1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

     3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

     4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

     5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

     6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The trust also must meet the following requirements:

     (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

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     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, or any affiliate of such parties (the "Restricted Group").

   There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

   Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("Enhancement Act"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                             PLAN OF DISTRIBUTION

   The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

   The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series

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may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

   The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

   If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

   If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

   The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL MATTERS

   Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Weil, Gotshal and Manges, New York, New York or Cadwalader, Wickersham & Taft, New York, New York.

                                   GLOSSARY

   The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a

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more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

   "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

   "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

   "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

   "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

   "Administration Fee" means the fee specified as such in the Administration Agreement.

   "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

   "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

   "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

   "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

   "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

   "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on which the scheduled principal and interest payments with respect to such Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

   "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

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   "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

   "Bankers Trust" means Bankers Trust Company of California, N.A., a national banking association.

   "BIF" means Bank Insurance Fund.

   "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

   "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

   "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

   "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

   "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the cities in which the Corporate Trust Office or, if applicable, the offices of the Servicer or the Special Servicer, are then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

   "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

   "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

   "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

   "Certificate Interest Rate" means the per annum interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

   "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

   "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

   "Class" means a class of Securities of a Series.

   "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

   "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

   "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

   "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

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   "Commission" means the Securities and Exchange Commission.

   "Company" means Structured Asset Securities Corporation.

   "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

   "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

   "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

   "Corporate Trust Office" means the corporate trust office of the Trustee, which, unless otherwise specified in the related Prospectus Supplement, shall be the office of Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92714, if Bankers Trust Company of California, N.A. is the Trustee, or Marine Midland Bank, N.A., 140 Broadway, New York, New York 10015, if Marine Midland Bank, N.A. is the Trustee.

   "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

   "CPR" means the Constant Prepayment Rate prepayment model.

   "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

   "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

   "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

   "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

   "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

   "Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

   "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

   "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

   "Depositor" means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

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   "Deposit Trust Agreement" means a deposit trust agreement between the
Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

   "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

   "Determination Date" means the date specified in the related Prospectus Supplement.

   "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

   "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

   "DOL" means Department of Labor.

   "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

   "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

   "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

   "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

   "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

   "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

   "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

   "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

   "Exchange Act" means the Securities Exchange Act of 1934.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

   "FNMA" means the Federal National Mortgage Association.

   "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

   "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

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

   "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

   "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

   "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

   "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

   "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

   "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

   "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

   "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

   "Holder" means a Bondholder or Certificateholder, as applicable.

   "Housing Act" means the National Housing Act of 1934, as amended.

   "HUD" means the United States Department of Housing and Urban Development.

   "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

   "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

   "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

   "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

   "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

   "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

   "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

   "Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

   "IRS" means the Internal Revenue Service.

   "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

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

   "L/C Bank" means the issuer of the letter of credit.

   "LCPI" means Lehman Commercial Paper Inc.

   "Lehman Brothers" means Lehman Brothers Inc.

   "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

   "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

   "Marine Midland" means Marine Midland Bank, N.A., a national banking association.

   "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

   "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

   "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

   "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

   "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

   "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

   "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

   "Mortgage Loan Group" means groups of Mortgage Assets.

   "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

   "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

   "Mortgage Pool" means, with respect to a Series, the pool of Mortgage
Loans.

   "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

   "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

   "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

   "New York Presenting Agent" means the Issuer's agent in the State of New York, which, unless otherwise specified in the Prospectus Supplement for a Series, will be Bankers Trust Company, Four Albany Street, New York, New York 10006.

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   "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

   "OID" means "original issue discount" within the meaning of section 1273 of the Code.

   "OTS" means the Office of the Thrift Supervision.

   "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

   "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

   "PAC" means Planned Amortization Class Securities.

   "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

   "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

   "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

   "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

   "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

   "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

   "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

   "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

   "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

   "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

   "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

   "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

   "PMBS Trustee" means the trustee of the Private Mortgage-Backed
Securities.

   "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

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   "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

   "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

   "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

   "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

   "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

   "Principal Determination Date" means the day specified in the related Prospectus Supplement.

   "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

   "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

   "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

   "Principal Only Securities" means a Security entitled to receive payments of principal only.

   "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

   "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

   "PTE" means Prohibited Transactions Exemption.

   "Rating Agency" means a nationally recognized statistical rating agency.

   "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the

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

month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

   "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

   "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

   "Regular Bondholder" means a Holder of a Regular Interest Bond.

   "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

   "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

   "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

   "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

   "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

   "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

   "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

   "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

   "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

   "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

   "Reserve Funds" means, collectively, more than one reserve fund.

   "Residual Bondholder" means the Holder of a Residual Interest Bond.

   "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

   "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

   "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

   "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

   "SAIF" means Savings Association Insurance Fund.

   "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

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   "Scheduled Principal Balance" means the principal balance of a Mortgage
Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of (a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor,
(b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

   "Securities" means Bonds of Certificates.

   "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

   "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

   "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

   "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

   "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC-approved seller and servicer.

   "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

   "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

   "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

   "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

   "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

   "SPA" means the Standard Prepayment Assumption prepayment model.

   "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

   "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

   "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

   "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

   "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans.

   "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

   "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

   "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

   "TIN" means Taxpayer Identification Number.

   "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

   "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

   "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

   "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

   "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

   "Trustee" means Bankers Trust or Marine Midland or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series as trustee or the Trustee for any series of Certificates named in the Prospectus Supplement.

   "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

   "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

   "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

   "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

   "Underlying Collateral" means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

   "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

   "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi-annual or annual.

   "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

   "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period appliable to the first Variable Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

   "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

   "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

   "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

   "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only.

   "1986 Act" means the Tax Reform Act of 1986, as amended.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR LEHMAN BROTHERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                           PAGE
                                                        ---------
Table of Contents .....................................      S-4
Executive Summary .....................................      S-6
Summary of Terms ......................................     S-20
Risk Factors ..........................................     S-40
Description of the Certificates .......................     S-47
Description of the Mortgage Pool ......................     S-74
Servicing of Mortgage Loans ...........................     S-98
Yield, Prepayment and Maturity Considerations  ........    S-112
Legal Investment Considerations .......................    S-124
Certain Legal Aspects of Mortgage Loans Located in
 Georgia ..............................................    S-124
Use of Proceeds .......................................    S-124
ERISA Considerations ..................................    S-124
Federal Income Tax Considerations .....................    S-127
Underwriting ..........................................    S-129
Legal Matters .........................................    S-129
Certificate Rating ....................................    S-129
Index of Principal Terms ..............................    S-131
Annex A ...............................................      A-1
                            PROSPECTUS
Table of Contents .....................................        2
Prospectus Supplement .................................        5
Additional Information ................................        5
Incorporation of Certain Documents by Reference  ......        5
Summary of Terms ......................................        7
Risk Factors ..........................................       26
Description of the Securities .........................       32
Yield and Prepayment Considerations ...................       41
Security for the Bonds and Certificates ...............       44
Servicing of Mortgage Loans ...........................       52
Enhancement ...........................................       56
Description of Insurance on the Mortgage Loans  .......       59
Certain Legal Aspects of Mortgage Loans ...............       61
The Indenture .........................................       71
The Trust Agreement ...................................       76
The Issuer ............................................       82
Use of Proceeds .......................................       83
Limitations on Issuance of Bearer Securities  .........       83
Federal Income Tax Considerations .....................       84
State and Local Tax Considerations ....................       98
ERISA Considerations ..................................       99
Legal Investment ......................................      101
Plan of Distribution ..................................      101
Legal Matters .........................................      102
Glossary ..............................................      102

                                 $351,749,135
                                (APPROXIMATE)

                               STRUCTURED ASSET
                            SECURITIES CORPORATION
                                 (DEPOSITOR)

                            LB COMMERCIAL CONDUIT
                              MORTGAGE TRUST II
                    MULTICLASS PASS-THROUGH CERTIFICATES,
                                SERIES 1996-C2

                            PROSPECTUS SUPPLEMENT

                               OCTOBER   , 1996

                               LEHMAN BROTHERS